RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

                                   Depositor,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                               JPMORGAN CHASE BANK

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2002




                    Mortgage-Backed Pass-Through Certificates

                                 Series 2002-SL1


                                      TABLE OF CONTENTS





                                          ARTICLE I

                                         DEFINITIONS
        Section 1.01. Definitions............................................................5
               Accrued Certificate Interest..................................................5
               Adjusted Mortgage Rate........................................................6
               Adjustment Date...............................................................6
               Advance.......................................................................6
               Affiliate.....................................................................6
               Agreement.....................................................................6
               Amount Held for Future Distribution...........................................6
               Appraised Value...............................................................7
               Assignment....................................................................7
               Assignment Agreement..........................................................7
               Assignment of Proprietary Lease...............................................7
               Available Distribution Amount.................................................7
               Balloon Loan..................................................................8
               Balloon Payment...............................................................8
               Bankruptcy Code...............................................................8
               Bankruptcy Loss...............................................................8
               Book-Entry Certificate........................................................8
               Business Day..................................................................8
               Buydown Funds.................................................................8
               Buydown Mortgage Loan.........................................................8
               Calendar Quarter..............................................................8
               Cash Liquidation..............................................................8
               Certificate...................................................................9
               Certificate Account...........................................................9
               Certificate Account Deposit Date..............................................9
               Certificateholder or Holder...................................................9
               Certificate Owner.............................................................9
               Certificate Principal Balance.................................................9
               Certificate Register and Certificate Registrar...............................10
               Class........................................................................10
               Class A Certificates.........................................................10
               Class A-I Certificates.......................................................10
               Class A-I-PO Collection Shortfall............................................10
               Class A-I-PO Principal Distribution Amount...................................10
               Class A-II Certificate.......................................................10
               Class B Certificates.........................................................10


                                              i




               Class B-1 Certificates.......................................................10
               Class B-3 Certificates.......................................................10
               Class B-I Certificates.......................................................10
               Class B-I-1 Certificate......................................................10
               Class B-I-2 Certificate......................................................11
               Class B-I-3 Certificate......................................................11
               Class B-II Certificates......................................................11
               Class B-II-1 Certificate.....................................................11
               Class B-II-2 Certificate.....................................................11
               Class B-II-3 Certificate.....................................................11
               Class M Certificates.........................................................11
               Class M-1 Certificates.......................................................11
               Class M-2 Certificates.......................................................11
               Class M-3 Certificates.......................................................11
               Class M-I Certificates.......................................................11
               Class M-I-1 Certificate......................................................11
               Class M-I-2 Certificate......................................................12
               Class M-I-3 Certificate......................................................12
               Class M-II Certificates......................................................12
               Class M-II-1 Certificate.....................................................12
               Class M-II-2 Certificate.....................................................12
               Class M-II-3 Certificate.....................................................12
               Class R Certificate..........................................................12
               Class R-I Certificate........................................................12
               Class R-II Certificate.......................................................13
               Class R-III Certificate......................................................13
               Closing Date.................................................................13
               Code.........................................................................13
               Compensating Interest........................................................13
               Cooperative..................................................................13
               Cooperative Apartment........................................................13
               Cooperative Lease............................................................13
               Cooperative Loans............................................................13
               Cooperative Stock............................................................14
               Cooperative Stock Certificate................................................14
               Corporate Trust Office.......................................................14
               Credit Support Depletion Date................................................14
               Cross-Collateralization Interest Shortfalls..................................14
               Cross-Collateralized Special Hazard Loss.....................................14
               Curtailment..................................................................14
               Custodial Account............................................................14
               Custodial Agreement..........................................................14
               Custodian....................................................................14
               Cut-off Date.................................................................14
               Cut-off Date Balance.........................................................14
               Cut-off Date Principal Balance...............................................14


                                              ii




               Debt Service Reduction.......................................................14
               Deferred Interest............................................................15
               Deficient Valuation..........................................................15
               Definitive Certificate.......................................................15
               Deleted Mortgage Loan........................................................15
               Delinquent...................................................................15
               Depository...................................................................15
               Depository Participant.......................................................15
               Destroyed Mortgage Note......................................................15
               Determination Date...........................................................16
               Discount Fraction............................................................16
               Discount Mortgage Loan.......................................................16
               Discount Net Mortgage Rate...................................................16
               Disqualified Organization....................................................16
               Distribution Date............................................................16
               Diverted Amount..............................................................16
               Due Date.....................................................................17
               Due Period...................................................................17
               Eligible Account.............................................................17
               Eligible Funds...............................................................17
               ERISA........................................................................17
               Event of Default.............................................................17
               Excess Loss..................................................................17
               Excess Subordinate Principal Amount..........................................17
               Extraordinary Events.........................................................18
               Fannie Mae...................................................................18
               FASIT........................................................................18
               FDIC.........................................................................18
               FHA..........................................................................19
               Final Distribution Date......................................................19
               Fitch........................................................................19
               Foreclosure Profits..........................................................19
               Fraud Losses.................................................................19
               Freddie Mac..................................................................19
               Gross Margin.................................................................19
               Group II Allocated Prepayment Interest Shortfall Amount......................19
               Group I Bankruptcy Amount....................................................19
               Group II Bankruptcy Amount...................................................20
               Group I Certificates.........................................................20
               Group II Certificates........................................................20
               Group I Cut-off Date Balance.................................................20
               Group II Cut-off Date Balance................................................20
               Group I Excess Bankruptcy Loss...............................................20
               Group II Excess Bankruptcy Loss..............................................20
               Group I Excess Fraud Loss....................................................20
               Group II Excess Fraud Loss...................................................20


                                             iii




               Group I Excess Loss..........................................................20
               Group II Excess Loss.........................................................20
               Group I Excess Special Hazard Loss...........................................21
               Group II Excess Special Hazard Loss..........................................21
               Group I Extraordinary Losses.................................................21
               Group II Extraordinary Losses................................................21
               Group I Fraud Loss Amount....................................................21
               Group II Fraud Loss Amount...................................................21
               Group I Loan.................................................................22
               Group II Loan................................................................22
               Group I Optional Termination Date............................................22
               Group II Optional Termination Date...........................................22
               Group I Pool Stated Principal Balance........................................22
               Group II Pool Stated Principal Balance.......................................22
               Group I Senior Accelerated Distribution Percentage...........................22
               Group II Senior Accelerated Distribution Percentage..........................24
               Group I Senior Certificates..................................................25
               Group II Senior Certificates.................................................25
               Group I Special Hazard Amount................................................26
               Group II Special Hazard Amount...............................................26
               Group I Subordinate Certificates.............................................27
               Group II Subordinate Certificates............................................27
               Group I Uncertificated Regular Interests.....................................27
               Group II Uncertificated Regular Interests....................................27
               Hazardous Materials..........................................................27
               High Cost Loan...............................................................27
               Highest Priority.............................................................27
               Independent..................................................................27
               Index........................................................................28
               Initial Certificate Principal Balance........................................28
               Initial Notional Amount......................................................28
               Initial Subordinate Class Percentage.........................................28
               Insurance Proceeds...........................................................28
               Interest Accrual Period......................................................28
               Interim Certification........................................................28
               Interested Person............................................................28
               Junior Certificateholder.....................................................28
               Junior Class of Certificates.................................................29
               Late Collections.............................................................29
               Liquidation Proceeds.........................................................29
               Loan Group...................................................................29
               Loan Group II Subgroup.......................................................29
               Loan-to-Value Ratio..........................................................29
               Lockout Certificates.........................................................29
               Lockout Percentage...........................................................29
               Lower Priority...............................................................29


                                              iv




               Lowest Priority..............................................................29
               Maturity Date................................................................29
               Maximum Mortgage Rate........................................................30
               Maximum Net Mortgage Rate....................................................30
               MERS.........................................................................30
               MERS(R)System................................................................30
               MIN..........................................................................30
               Minimum Mortgage Rate........................................................30
               Modified Mortgage Loan.......................................................30
               Modified Net Mortgage Rate...................................................30
               MOM Loan.....................................................................30
               Monthly Payment..............................................................30
               Moody's......................................................................31
               Mortgage.....................................................................31
               Mortgage File................................................................31
               Mortgage Loan Accrued Interest...............................................31
               Mortgage Loan Schedule.......................................................31
               Mortgage Loans...............................................................32
               Mortgage Note................................................................32
               Mortgage Rate................................................................32
               Mortgaged Property...........................................................33
               Mortgagor....................................................................33
               Neg Am Loan..................................................................33
               Net Collections..............................................................33
               Net Mortgage Rate............................................................33
               Net WAC Rate.................................................................33
               Non-Discount Mortgage Loan...................................................33
               Non-Primary Residence Loans..................................................33
               Non-United States Person.....................................................33
               Nonrecoverable Advance.......................................................33
               Nonsubserviced Mortgage Loan.................................................34
               Note Margin..................................................................34
               Notice.......................................................................34
               Notional Amount..............................................................34
               Officers' Certificate........................................................34
               Opinion of Counsel...........................................................34
               Outstanding Mortgage Loan....................................................34
               Overcollateralized Amount....................................................35
               Overcollateralized Subgroup..................................................35
               Ownership Interest...........................................................35
               Pass-Through Rate............................................................35
               Paying Agent.................................................................35
               Percentage Interest..........................................................35
               Periodic Cap.................................................................36
               Permitted Investments........................................................36
               Permitted Transferee.........................................................37


                                              v




               Person.......................................................................37
               Pool Strip Rate..............................................................37
               Prepayment Assumption........................................................37
               Prepayment Distribution Percentage...........................................37
               Prepayment Distribution Trigger..............................................38
               Prepayment Interest Shortfall................................................38
               Prepayment Period............................................................39
               Primary Insurance Policy.....................................................39
               Principal Prepayment.........................................................39
               Principal Prepayment in Full.................................................39
               Program Guide................................................................39
               Purchase Price...............................................................39
               Qualified Insurer............................................................39
               Qualified Substitute Mortgage Loan...........................................40
               Rating Agency................................................................40
               Realized Loss................................................................41
               Record Date..................................................................41
               Regular Certificates.........................................................41
               Regular Interest.............................................................41
               Related Classes..............................................................41
               Relief Act...................................................................41
               REMIC........................................................................42
               REMIC Administrator..........................................................42
               REMIC I......................................................................42
               REMIC I Regular Interests....................................................42
               REMIC I Regular Interest LT-I................................................42
               REMIC I Regular Interest LT-I-IO.............................................42
               REMIC I Regular Interest LT-I-PO.............................................42
               REMIC II.....................................................................42
               REMIC II Regular Interests...................................................43
               REMIC II Regular Interest LT-II-1SUB.........................................43
               REMIC II Regular Interest LT-II-1ZZ..........................................43
               REMIC II Regular Interest LT-II-2SUB.........................................43
               REMIC II Regular Interest LT-II-2ZZ..........................................43
               REMIC II Regular Interest LT-II-3SUB.........................................43
               REMIC II Regular Interest LT-II-3ZZ..........................................43
               REMIC II Regular Interest LT-II-4SUB.........................................43
               REMIC II Regular Interest LT-II-4ZZ..........................................43
               REMIC III....................................................................44
               REMIC Provisions.............................................................44
               REO Acquisition..............................................................44
               REO Disposition..............................................................44
               REO Imputed Interest.........................................................44
               REO Proceeds.................................................................44
               REO Property.................................................................45
               Repurchase Event.............................................................45


                                              vi




               Repurchase Price.............................................................45
               Request for Release..........................................................45
               Required Insurance Policy....................................................45
               Residential Funding..........................................................45
               Responsible Officer..........................................................45
               Schedule of Discount Fractions...............................................45
               Security Agreement...........................................................46
               Senior Certificates..........................................................46
               Senior Percentage............................................................46
               Senior Principal Distribution Amount.........................................46
               Servicing Accounts...........................................................46
               Servicing Advances...........................................................46
               Servicing Fee................................................................46
               Servicing Fee Rate...........................................................46
               Servicing Modification.......................................................47
               Servicing Officer............................................................47
               Special Hazard Loss..........................................................47
               Standard & Poor's............................................................47
               Startup Date.................................................................47
               Stated Principal Balance.....................................................47
               Subclass.....................................................................47
               Subordination................................................................47
               Subordinate Certificate......................................................47
               Subordinate Class Percentage.................................................48
               Subordinate Percentage.......................................................48
               Subordinate Principal Distribution Amount....................................48
               Subserviced Mortgage Loan....................................................48
               Subservicer..................................................................49
               Subservicer Advance..........................................................49
               Subservicing Account.........................................................49
               Subservicing Agreement.......................................................49
               Subservicing Fee.............................................................49
               Tax Returns..................................................................49
               Transfer.....................................................................49
               Transferee...................................................................49
               Transferor...................................................................49
               Trust Fund...................................................................49
               Uniform Single Attestation Program for Mortgage Bankers......................49
               Uncertificated Accrued Interest..............................................50
               Uncertificated Class A-I-IO REMIC III Regular Interests......................50
               Uncertificated Notional Amount...............................................50
               Uncertificated REMIC I Pass-Through Rate.....................................50
               Uncertificated REMIC II Pass-Through Rate....................................50
               Uncertificated REMIC Regular Interest Pool Strip Rate........................50
               Uncertificated REMIC Regular Interest Distribution Amount....................51
               Uncertificated REMIC Regular Interests.......................................51


                                             vii




               Undercollateralized Amount...................................................51
               Undercollateralized Group II Senior Certificates.............................51
               Undercollateralized Subgroup.................................................51
               Uninsured Cause..............................................................51
               United States Person.........................................................51
               VA...........................................................................51
               Voting Rights................................................................51



                                          ARTICLE II

                                CONVEYANCE OF MORTGAGE LOANS;
                              ORIGINAL ISSUANCE OF CERTIFICATES
        Section 2.01. Conveyance of Mortgage Loans..........................................52
        Section 2.02. Acceptance by Trustee.................................................56
        Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the
                      Depositor.............................................................57
        Section 2.04. Representations and Warranties of Residential Funding.................60
        Section 2.05. Execution and Authentication of Certificates; Conveyance of Uncertificated
                      REMIC Regular Interests...............................................61



                                         ARTICLE III

                        ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
        Section 3.01. Master Servicer to Act as Servicer....................................63
        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers;
                      Enforcement of Subservicers' Obligations..............................64
        Section 3.03. Successor Subservicers................................................65
        Section 3.04. Liability of the Master Servicer......................................66
        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                      Certificateholders....................................................66
        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.......66
        Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial
                      Account...............................................................67
        Section 3.08. Subservicing Accounts; Servicing Accounts.............................69
        Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage
                      Loans.................................................................70
        Section 3.10. Permitted Withdrawals from the Custodial Account......................70
        Section 3.11. Maintenance of Primary Insurance Coverage.............................72
        Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage
                       .....................................................................73
        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification
                      Agreements; Certain Assignments.......................................74


                                             viii




        Section 3.14. Realization Upon Defaulted Mortgage Loans.............................76
        Section 3.15. Trustee to Cooperate; Release of Mortgage Files.......................78
        Section 3.16. Servicing and Other Compensation; Compensating Interest...............80
        Section 3.17. Reports to the Trustee and the Depositor..............................81
        Section 3.18. Annual Statement as to Compliance.....................................81
        Section 3.19. Annual Independent Public Accountants' Servicing Report...............82
        Section 3.20. Right of the Depositor in Respect of the Master Servicer..............82



                                          ARTICLE IV

                                PAYMENTS TO CERTIFICATEHOLDERS
        Section 4.01. Certificate Account...................................................83
        Section 4.02. Distributions.........................................................83
        Section 4.03. Statements to Certificateholders......................................93
        Section 4.04. Distribution of Reports to the Trustee and the Depositor; Advances by the
                      Master Servicer.......................................................95
        Section 4.05. Allocation of Realized Losses.........................................96
        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.........98
        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.........................99



                                          ARTICLE V

                                       THE CERTIFICATES
        Section 5.01. The Certificates.....................................................100
        Section 5.02. Registration of Transfer and Exchange of Certificates................102
        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................107
        Section 5.04. Persons Deemed Owners................................................107
        Section 5.05. Appointment of Paying Agent..........................................108



                                          ARTICLE VI

                            THE DEPOSITOR AND THE MASTER SERVICER
        Section 6.01. Respective Liabilities of the Depositor and the Master Servicer......109
        Section 6.02. Merger or Consolidation of the Depositor or the Master Servicer; Assignment
                      of Rights and Delegation of Duties by Master Servicer................109
        Section 6.03. Limitation on Liability of the Depositor, the Master Servicer and Others
                       ....................................................................110
        Section 6.04. Depositor and Master Servicer Not to Resign..........................110




                                              ix




                                         ARTICLE VII

                                           DEFAULT
        Section 7.01. Events of Default....................................................112
        Section 7.02. Trustee or Depositor to Act; Appointment of Successor................113
        Section 7.03. Notification to Certificateholders...................................115
        Section 7.04. Waiver of Events of Default..........................................115



                                         ARTICLE VIII

                                    CONCERNING THE TRUSTEE
        Section 8.01. Duties of Trustee....................................................116
        Section 8.02. Certain Matters Affecting the Trustee................................117
        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................119
        Section 8.04. Trustee May Own Certificates.........................................119
        Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification
                       ....................................................................119
        Section 8.06. Eligibility Requirements for Trustee.................................120
        Section 8.07. Resignation and Removal of the Trustee...............................120
        Section 8.08. Successor Trustee....................................................121
        Section 8.09. Merger or Consolidation of Trustee...................................122
        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................122
        Section 8.11. Appointment of Custodians............................................123



                                          ARTICLE IX

                                         TERMINATION
        Section 9.01. Termination Upon Purchase by the Master Servicer or Liquidation of All
                      Mortgage Loans.......................................................124
        Section 9.02. Additional Termination Requirements..................................126



                                          ARTICLE X

                                       REMIC PROVISIONS
        Section 10.01.REMIC Administration.................................................128
        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification
                       ....................................................................131
        Section 10.04......................................................................132




                                              x




                                          ARTICLE XI

                                   MISCELLANEOUS PROVISIONS
        Section 11.01.Amendment............................................................133
        Section 11.02.Recordation of Agreement; Counterparts...............................135
        Section 11.03.Limitation on Rights of Certificateholders...........................135
        Section 11.04.Governing Law........................................................136
        Section 11.05. Notices.............................................................136
        Section 11.06.Notices to Rating Agencies...........................................137
        Section 11.07.Severability of Provisions...........................................138
        Section 11.08.Supplemental Provisions for Resecuritization.........................138







                                              xi




Exhibit A      Form of Class A Certificate
Exhibit B      Form of Class M Certificate
Exhibit C      Form of Class B Certificate
Exhibit D      Form of Class R Certificate
Exhibit E      Form of Custodial Agreement
Exhibit F-1    Group I Loan Schedule
Exhibit F-2    Group II Loan Schedule
Exhibit G      Forms of Request for Release
Exhibit H-1    Form of Transfer Affidavit and Agreement
Exhibit H-2    Form of Transferor Certificate
Exhibit I      Form of Investor Representation Letter
Exhibit J      Form of Transferor Representation Letter
Exhibit K      Text of Amendment to Pooling and Servicing Agreement Pursuant to Section
               11.01(e) for a Limited Guaranty
Exhibit L      Form of Limited Guaranty
Exhibit M      Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N      Form of Rule 144A Investment Representation
Exhibit O      High Cost Loans
Exhibit P      Schedule of Discount Fractions
Exhibit Q      Form of Request for Exchange


        This Pooling and Servicing Agreement, effective as of June 1, 2002, among RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as the depositor (together with its permitted successors and assigns, the "Depositor"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (together with its permitted successors and assigns, the "Trustee").

                                    PRELIMINARY STATEMENT:

        The Depositor intends to sell mortgage-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in twenty-four classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein).

                                           REMIC I

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group I Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be June 25, 2032, which is the Distribution Date eighteen months following the last scheduled monthly payment for any Mortgage Loan. None of the REMIC I Regular Interests will be certificated.


                                               UNCERTIFICATED REMIC I       LATEST POSSIBLE
    DESIGNATION         PASS-THROUGH RATE         PRINCIPAL BALANCE          MATURITY DATE

        LT-I               Variable(1)       $            137,864,883.42     June 25, 2032

      LT-I-IO              Variable(1)       $                       (2)     June 25, 2032
      LT-I-PO                 0.00%          $                96,379.00      June 25, 2032

---------------
(1)     Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.
(2)     REMIC I Regular Interest LT-I-IO does not have Uncertificated  Principal
        Balance. For the purpose of calculating interest payments, interest will accrue  on a  notional  amount  equal  to the  Uncertificated  Principal
        Balance of REMIC I Regular Interest LT-I.


                                           REMIC II

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group II Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC II Pass-Through Rate") and initial Uncertificated Principal Balance for the "regular interest" in REMIC II (the "REMIC II Regular Interest"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for the REMIC II Regular Interest shall be June 25, 2032, which is the Distribution Date eighteen months following the last scheduled monthly payment for any Mortgage Loan. The REMIC II Regular Interest will not be certificated.


                                                UNCERTIFICATED REMIC        LATEST POSSIBLE
    DESIGNATION         PASS-THROUGH RATE       II PRINCIPAL BALANCE         MATURITY DATE

     LT-II-1SUB            Variable(1)       $                      7.80     June 25, 2032

     LT-II-1ZZ             Variable(1)       $              3,897,688.20     June 25, 2032

     LT-II-2SUB            Variable(1)       $                     18.69     June 25, 2032

     LT-II-2ZZ             Variable(1)       $              9,346,654.31     June 25, 2032

     LT-II-3SUB            Variable(1)       $                     46.53     June 25, 2032

     LT-II-3ZZ             Variable(1)       $             23,265,189.47     June 25, 2032

     LT-II-4SUB            Variable(1)       $                     91.46     June 25, 2032
     LT-II-4ZZ             Variable(1)       $             45,727,566.54     June 25, 2032

---------------
(1)     Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate.


                                          REMIC III

        As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests and REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance, certain features, Maturity Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC
III. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC III Regular Certificates shall be June 25, 2032, which is the Distribution Date eighteen months following the last scheduled monthly payment for any Mortgage Loan.



                                               Aggregate Initial
                                                 Certificate
                               Pass-Through-     Principal
  Designation       Type           Rate            Balance           Features       Maturity Date     Initial Ratings(7)
                                                                                                        S&P      Fitch
  Class A-I-1      Senior          7.00%        $ 118,999,338.00      Senior        June 25, 2032       AAA       AAA
  Class A-I-2      Senior          7.00%        $   3,000,000.00      Senior        June 25, 2032       AAA       AAA
  Class A-I-3      Senior          7.00%        $  13,796,126.00  Senior/Lockout    June 25, 2032       AAA       AAA
                                                $      96,379.00 Senior/Principal
 Class A-I-PO      Senior          0.00%                               Only         June 25, 2032       AAA       AAA
                             Variable Rate(1)                    Senior/Interest
                                                                  Only/Variable
 Class A-I-IO      Senior                       $              0      Strip         June 25, 2032       AAA       AAA
                             Variable Rate(1)                        Senior/
 Class A-II-1      Senior                       $   3,819,742.00  Variable Rate     June 25, 2032       AAA       AAA
                             Variable Rate(1)                        Senior/
 Class A-II-2      Senior                       $   9,159,739.00  Variable Rate     June 25, 2032       AAA       AAA
                             Variable Rate(1)                        Senior/
 Class A-II-3      Senior                       $  22,799,932.00  Variable Rate     June 25, 2032       AAA       AAA
                             Variable Rate(1)                        Senior/
 Class A-II-4      Senior                      $   44,813,105.00  Variable Rate     June 25, 2032       AAA       AAA
  Class M-I-1    Mezzanine         7.00%       $      965,729.00    Mezzanine       June 25, 2032       AA        N/R
  Class M-I-2    Mezzanine         7.00%       $      551,845.00    Mezzanine       June 25, 2032        A        N/R
  Class M-I-3    Mezzanine         7.00%       $      137,961.00    Mezzanine       June 25, 2032       BBB       N/R
                              Variable Rate(1)                       Mezzanine/
 Class M-II-1    Mezzanine                     $      740,135.00  Variable Rate     June 25, 2032       N/R        AA
                             Variable Rate(1)                       Mezzanine/
 Class M-II-2    Mezzanine                     $      287,830.00  Variable Rate     June 25, 2032       N/R        A
                             Variable Rate(1)                       Mezzanine/
 Class M-II-3    Mezzanine                     $      246,712.00  Variable Rate     June 25, 2032       N/R       BBB
  Class B-I-1   Subordinate        7.00%       $      137,961.00   Subordinate      June 25, 2032       BB        N/R
  Class B-I-2   Subordinate        7.00%       $      137,961.00   Subordinate      June 25, 2032        B        N/R
  Class B-I-3   Subordinate        7.00%       $      137,961.00   Subordinate      June 25, 2032       N/R       N/R
                              Variable Rate(1)                      Subordinate/
 Class B-II-1   Subordinate                    $      164,475.00  Variable Rate     June 25, 2032       N/R        BB
                              Variable Rate(1)                      Subordinate/
 Class B-II-2   Subordinate                    $       82,237.00  Variable Rate     June 25, 2032       N/R        B
                              Variable Rate(1)                      Subordinate/
 Class B-II-3   Subordinate                    $      123,356.00  Variable Rate     June 25, 2032       N/R       N/R
   Class R-I      Residual          N/A                      N/A     Residual       June 25, 2032       N/R       N/R
  Class R-II      Residual          N/A                      N/A     Residual       June 25, 2032       N/R       N/R
  Class R-III     Residual          N/A                      N/A     Residual       June 25, 2032       N/R       N/R



---------------

(1)  Calculated in accordance with the definition of "Pass-Through Rate" herein.

        The Group I Loans have an aggregate Cut-off Date Principal Balance equal to approximately $137,961,263. The Group I Loans are fixed-rate, fully amortizing and balloon payment, first lien mortgage loans having terms to maturity at origination or modification of generally not more than 30 years or in the case of approximately 1.5% of the Group I Loans, not more than 15 years. The Group II Loans have an aggregate Cut-off Date Principal Balance equal to approximately $82,237,263. The Group II Loans are adjustable-rate, fully amortizing, first lien mortgage loans having terms to maturity at origination or modification of generally not more than 30 years, or in the case of 2.4% of the Group II Loans, not more than 40 years, or in the case of 0.1% of the Group II Loans, not more than 15 years.

        In  consideration  of  the  mutual  agreements  herein  contained,   the
Depositor, the Master Servicer and the Trustee agree as follows:

                                          ARTICLE I

                                         DEFINITIONS

        Section 1.01. Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class of Certificates (other than the Class A-I-PO Certificates), an amount equal to interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by interest shortfalls from the Mortgage Loans in the related Loan Group or Loan Group II Subgroup, if any, allocated to such Class of Certificates for such Distribution Date, to the extent not covered with respect to the Senior Certificates by the Subordination provided by the related Class B Certificates and Class M Certificates and, with respect to each Class of Subordinate Certificates to the extent not covered by the Subordination provided by each related Subordinate Certificate with a Lower Priority, including in each case:

        (i) Prepayment Interest Shortfalls on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in
               Section 4.01), allocated (A) among the Group I Certificates on a pro rata basis, based on the amount of Accrued Certificate Interest otherwise payable thereon, and (B) among the Group II Certificates in an amount equal to the Group II Allocated Prepayment Interest Shortfall Amount,

        (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on the Mortgage Loans in the related Loan Group (including Excess Losses from the related Loan Group) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

        (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess Losses from the related Loan Group,

        (iv) with respect to the Class A-II, Class M-II and Class B-II Certificates, any Deferred Interest allocated thereto, which shall be allocated (A) to each Class of Class A-II Certificates in an amount equal to such Deferred Interest times (x) the Certificate Principal Balance of such Class of Class A-II Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group II

               Subgroup and (B) to the Class M-II Certificates and Class B-II Certificates in an amount equal to the amount of Deferred Interest remaining after the allocation in clause (A) above, among such Class M-II Certificates and Class B-II Certificates pro rata based on their respective Certificate Principal Balances,

          (v) any Cross-Collateralization Interest Shortfall allocated to such Class of Certificates,

          (vi) with  respect  to  the  Group  II  Certificates,   any  shortfall
               allocated thereto pursuant to Section 4.02(c)(ii)(y), and

          (vii)any other interest shortfalls not covered by the subordination provided by the related Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the related Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Adjustment Date: As to each adjustable rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the Due Date in the related Due Period.

        Appraised Value: As to any Mortgaged Property, one of the following: (i) the lesser of (a) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and
(b) the sales price of the  Mortgaged  Property at such time of  origination  or
(ii) in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan, one of (1) the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified, (2) the appraised value determined in an appraisal made at the time of refinancing or modification or (3) the sales price of the Mortgaged Property.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Depositor relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and Loan Group I and each Loan Group II Subgroup, an amount equal to (a) the sum of (i) the amount relating to the related Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans that are related Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date with respect to the related Mortgage Loans,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to Section 3.12(a) in respect of the related Mortgage Loans, (iv) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account pursuant to Section 3.16(e) in respect of the related Mortgage Loans, (v) any amount deposited in the Certificate Account pursuant to Section 4.07 or 9.01 in respect of the related Mortgage Loans and
(vi) any Diverted Amount allocated to such Loan Group or Loan Group II Subgroup from the non-related Loan Group pursuant to Section 4.05(d), reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (x) the Amount Held for Future Distribution with respect to the related Mortgage Loans and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the related Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a) and (c) any Diverted Amount diverted to the non-related Loan Group in accordance with Section 4.05(d).

     Balloon Loan: Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

     Balloon Payment: With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

        Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York, Minnesota, Illinois, Texas or California (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Depositor or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Calendar Quarter: A Calendar Quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 though September 30, and October 1 through December 31.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master

Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

        Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "JPMorgan Chase Bank, as trustee, in trust for the registered holders of Residential Asset Mortgage Products, Inc., Mortgage-Backed Pass-Through Certificates, Series 2002-SL1" and which must be an Eligible Account.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for any purpose hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Depositor, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Class A-I-IO Certificate), on any date of determination, an amount equal to:

        (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus with respect to the Group II Certificates, any Deferred Interest added thereto, minus

        (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Class: Collectively, all of the Certificates or uncertificated interests bearing the same designation.

     Class A Certificates: Any one of the Class A-I or Class A-II Certificates.

        Class A-I Certificates: Any one of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-PO or Class A-I-IO Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M-I Certificates and Class B-I Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions..

        Class A-I-PO Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

     Class  A-I-PO  Principal   Distribution   Amount:  As  defined  in  Section
4.02(b)(i).

        Class A-II Certificate: Any one of the Class A-II-1, Class A-II-2, Class A-II-3 or Class A-II-4 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M-II Certificates and Class B-II Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group II as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class B Certificates: Any one of the Class B-I or Class B-II Certificates.

     Class B-1 Certificates: Any one of the Class B-I-1 or Class B-II-1 Certificates.

     Class B-2 Certificates: Any one of the Class B-I-2 or Class B-II-2 Certificates.

     Class B-3 Certificates: Any one of the Class B-I-3 or Class B-II-3 Certificates.

     Class B-I Certificates: Any one of the Class B-I-1, Class B-I-2 or Class B-I-3 Certificates.

     Class B-I-1 Certificate: Any one of the Class B-I-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, senior to the Class B-I-2 and Class B-I-3 Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class B-I-2 Certificate: Any one of the Class B-I-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, senior to the Class B-I-3 Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class B-I-3 Certificate: Any one of the Class B-I-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class B-II Certificates: Any one of the Class B-II-1, Class B-II-2 or Class B-II-3 Certificates.

        Class B-II-1 Certificate: Any one of the Class B-II-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, senior to the Class B-II-2 and Class B-II-3 Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group II as set forth in
Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class B-II-2 Certificate: Any one of the Class B-II-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, senior to the Class B-II-3 Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group II as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class B-II-3 Certificate: Any one of the Class B-II-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class M Certificates: Any one of the Class M-I or Class M-II Certificates.

     Class M-1 Certificates: Any one of the Class M-I-1 or Class M-II-1 Certificates.

     Class M-2 Certificates: Any one of the Class M-I-2 or Class M-II-2 Certificates.

     Class M-3 Certificates: Any one of the Class M-I-3 or Class M-II-3 Certificates.

     Class M-I Certificates: Any one of the Class M-I-1, Class M-I-2 or Class M-I-3 Certificates.

     Class M-I-1 Certificate: Any one of the Class M-I-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-I-2, Class M-I-3 and Class B-I Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class M-I-2 Certificate: Any one of the Class M-I-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-I-3 and Class B-I Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class M-I-3 Certificate: Any one of the Class M-I-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class B-I Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class M-II Certificates: Any one of the Class M-II-1, Class M-II-2 or Class M-II-3 Certificates.

        Class M-II-1 Certificate: Any one of the Class M-II-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-II-2, Class M-II-3 and Class B-II Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group II as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class M-II-2 Certificate: Any one of the Class M-II-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-II-3 and Class B-II Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group II as set forth in
Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

        Class M-II-3 Certificate: Any one of the Class M-II-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class B-II Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group II as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

       Class R Certificate: Any one of the Class R-I, Class R-II or Class R-III.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Class R-III Certificate: Any one of the Class R-III Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC III for purposes of the REMIC Provisions.

        Closing Date: June 20, 2002.

        Code: The Internal Revenue Code of 1986.

        Compensating Interest: As determined with respect to each Loan Group, with respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the related Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and
(b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of Section 7.02(a).

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: RAMP, Series 2002-SL1.

        Credit Support Depletion Date: With respect to each Loan Group, the first Distribution Date on which the Certificate Principal Balances of the related Subordinate Certificates have been reduced to zero.

     Cross-Collateralization   Interest   Shortfalls:   Shortfalls  in  interest
resulting from payment of a Diverted Amount.

        Cross-Collateralized Special Hazard Loss: Any Special Hazard Loss on a Mortgage Loan which is (a) not an Excess Loss, (b) in excess of the related Special Hazard Amount and (c) not in excess of the non-related Special Hazard Amount.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

        Custodian: A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date: June 1, 2002.

     Cut-off Date Balance: The Group I Cut-off Date or the Group II Cut-off Date Balance.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of June 2002), whether or not received.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deferred Interest: With respect to any Neg Am Loan, as of any Due Date, the amount, if any, by which the Mortgage Loan Accrued Interest for such Due Date exceeds the Monthly Payment for such Due Date and which amount, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificate: Any definitive, fully registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as Exhibit P hereto.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate: 7.00% per annum.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) and (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code. A Disqualified Organization also includes any "electing large partnership," as defined in Section 775(a) of the Code and any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership
Interest in a Class R Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Diverted Amount: On any Distribution Date on which Special Hazard Losses from one Loan Group are allocated to the Certificates relating to the other Loan Group, a distribution of principal diverted to the Loan Group in which such Special Hazard Losses occurred, plus any unallocated Diverted Amounts from previous Distribution Dates.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the calendar month of such Distribution Date.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (B) an account or accounts maintained in the corporate asset services department of Bank One, National Association as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency, and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of JPMorgan Chase Bank, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Eligible Funds: With respect to Loan Group I, on any Distribution Date, the portion, if any, of the related Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Group I Senior Certificates, (ii) the Group I Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-I-PO Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M-I, Class B-I-1 and Class B-I-2 Certificates.

        ERISA: The Employee Retirement Income Security Act of 1974, as amended.

        Event of Default: As defined in Section 7.01.

        Excess Loss: A Group I Excess Loss or Group II Excess Loss.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Group I Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E).

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

               (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

               (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

               (c) hostile or warlike action in time of peace or war,  including
        action  in  hindering,   combatting  or  defending  against  an  actual,
        impending or expected attack;

                    1. by any government or sovereign power, de jure or defacto, or by any authority maintaining or using military, naval or air forces; or

                    2. by military, naval or air forces; or

                    3. by an agent of any such government,  power,  authority or forces; or

                    4. any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                    5. insurrection,  rebellion,  revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Fannie Mae:  Fannie  Mae, a  federally  chartered  and  privately  owned
corporation   organized  and  existing  under  the  Federal  National   Mortgage
Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC: Federal Deposit Insurance Corporation or any successor thereto.

        FHA: The Federal Housing Administration, or its successor.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch: Fitch Ratings.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Gross Margin: As to each adjustable rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit F-2 hereto as the "NOTE MARGIN," which percentage is added to the related Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate) the interest rate to be borne by such Mortgage Loan until the next Adjustment Date.

        Group II Allocated Prepayment Interest Shortfall Amount: In connection with the allocation of Prepayment Interest Shortfalls to the Group II Certificates pursuant to clause (i) of the definition of "Accrued Certificate Interest", to the extent the amount of Prepayment Interest Shortfalls for the Mortgage Loans in a Loan Group II Subgroup exceed the amount of Compensating Interest received from the Mortgage Loans in such Subgroup, an amount equal to
(A) in the case of the Class A-II Certificates, such allocated Prepayment Interest Shortfalls times (x) the Certificate Principal Balance of the related Class A-II Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group II Subgroup and (B) in the case of the Class M-II Certificates and Class B-II Certificates, the remainder of such allocated Prepayment Interest Shortfalls after the allocation described in clause (A) above, allocated among such Class M-II Certificates and Class B- II Certificates pro rata based on Accrued Certificate Interest.

     Group I Bankruptcy Amount: As of any date of determination, an amount equal to $100,000, less the sum of any amounts allocated through Section 4.05 for Bankruptcy Losses on the Group I

Loans up to such date of determination. The Group I Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A-I, Class M-I and Class B-I Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Group II Bankruptcy Amount: As of any date of determination, an amount equal to $100,000, less the sum of any amounts allocated through Section 4.05 for Bankruptcy Losses on the Group II Loans up to such date of determination. The Group II Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A-II, Class M-II and Class B-II Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, and
(ii) provide a copy of such written confirmation to the Trustee.

     Group I Certificates: The Group I Senior Certificates and Group I Subordinate Certificates.

     Group II Certificates: The Group II Senior Certificates and Group II Subordinate Certificates.

        Group I Cut-off Date Balance: $137,961,262.52.

        Group II Cut-off Date Balance: $82,237,263.12.

        Group I Excess Bankruptcy Loss: With respect to the Group I Loans, any Bankruptcy Loss on the Group I Loans, or portion thereof, which exceeds the then-applicable Group I Bankruptcy Amount.

        Group II Excess Bankruptcy Loss: With respect to the Group II Loans, any Bankruptcy Loss on the Group II Loans, or portion thereof, which exceeds the then-applicable Group II Bankruptcy Amount.

        Group I Excess Fraud Loss: With respect to the Group I Loans, any Fraud Loss on the Group I Loans, or portion thereof, which exceeds the then-applicable Group I Fraud Loss Amount.

        Group II Excess Fraud Loss: With respect to the Group II Loans, any Fraud Loss on the Group II Loans, or portion thereof, which exceeds the then-applicable Group II Fraud Loss Amount.

        Group I Excess Loss: Any Group I Excess Fraud Loss, Group I Excess Special Hazard Loss, Group I Excess Bankruptcy Loss or Group I Extraordinary Loss.

        Group II Excess Loss: Any Group II Excess Fraud Loss, Group II Excess Special Hazard Loss, Group II Excess Bankruptcy Loss or Group II Extraordinary Loss.

        Group I Excess Special Hazard Loss: With respect to the Group I Loans, any Special Hazard Loss on the Group I Loans, or portion thereof, that exceeds the then-applicable Group I Special Hazard Amount.

        Group II Excess Special Hazard Loss: With respect to the Group II Loans, any Special Hazard Loss on the Group II Loans, or portion thereof, that exceeds the then-applicable Group II Special Hazard Amount.

     Group I Extraordinary Losses: Any loss incurred on a Group I Loan caused by or resulting from an Extraordinary Event.

     Group II Extraordinary Losses: Any loss incurred on a Group II Loan caused by or resulting from an Extraordinary Event.

        Group I Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to (X) prior to the first anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Group I Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group I Loans allocated through Subordination, in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Group I Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Group I Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Group I Loans allocated through Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination, and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Group I Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Group I Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Group I Loans allocated through Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Group I Fraud Loss Amount shall be zero.

        The Group I Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A-I, Class M-I and Class B-I Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

        Group II Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to (X) prior to the first anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Group II Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Group II Loans allocated through Subordination, in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Group II Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Group II Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Group II Loans allocated through Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination, and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Group II Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Group II Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Group II Loans allocated through Subordination, in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Group II Fraud Loss Amount shall be zero.

        The Group II Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A-II, Class M-II and Class B-II Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

     Group I Loan: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Exhibit F-1.

     Group II Loan: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Exhibit F-2.

        Group I Optional Termination Date: Any Distribution Date on or after which the Stated Principal Balance (before giving effect to distributions to be made on such Distribution Date) of the Group I Loans is less than 10.00% of the Group I Cut-off Date Balance.

        Group II Optional Termination Date: Any Distribution Date on or after which the Stated Principal Balance (before giving effect to distributions to be made on such Distribution Date) of the Group II Loans is less than 5.00% of the Group II Cut-off Date Balance.

        Group I Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Group I Loan that was an Outstanding Mortgage Loan on the Due Date immediately preceding the Due Period preceding such date of determination.

        Group II Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Group II Loan that was an Outstanding Mortgage Loan on the Due Date immediately preceding the Due Period preceding such date of determination.

        Group I Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring during the first five years after the Closing Date and, with respect to the Group I Loans, 100%. With respect to any Distribution Date thereafter and the Group I Loans, as follows:

        (i) for any Distribution Date during the sixth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

        (ii) for any Distribution Date during the seventh year after the Closing Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

        (iii) for any Distribution Date during the eighth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

        (iv) for any Distribution Date during the ninth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Group I Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Group I Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Group I Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Group I Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Group I Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Group I Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Group I Subordinate Certificates or

               (b)(1) the outstanding principal balance of Group I Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Group I Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Group I Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Group I Subordinate Certificates, and

        (ii) that for any Distribution Date on which the related Senior Percentage is greater than the related Senior Percentage as of the Closing Date, the Group I Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Group I Senior Certificates (other than the Class A-I-PO Certificates, if any) to zero, the Group I Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Group II Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring during the first seven years after the Closing Date and, with respect to the Group II Loans, 100%. With respect to any Distribution Date thereafter and the Group II Loans, as follows:

        (i) for any Distribution Date during the eighth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

        (ii) for any Distribution Date during the ninth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

        (iii) for any Distribution Date during the tenth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

        (iv) for any Distribution Date during the eleventh year after the Closing Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Group II Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Group II Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Group II Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Group II Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Group II Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Group II Loans to date for such Distribution Date if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Group II Subordinate Certificates or

               (b)(1) the outstanding principal balance of Group II Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Group II Loans averaged over the last six months, does not exceed

        4% and (2) Realized Losses on the Group II Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Group II Subordinate Certificates, and

        (ii) that for any Distribution Date on which the related Senior Percentage is greater than the related Senior Percentage as of the Closing Date, the Group II Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%.

        However, notwithstanding the prior paragraph, the Group II Senior Accelerated Distribution Percentage for such Loan Group II Subgroup for such Distribution Date will equal (i) the related Senior Percentage plus 50% of the related Subordinate Percentage, if such Distribution Date is prior to the Distribution Date in July 2005, or (ii) the related Senior Percentage, if such Distribution Date is on or after the Distribution Date in July 2005, if the following tests are met:

               (a) the current weighted average Subordinate Percentage for the Loan Group II Subgroups is equal to or greater than two times the initial weighted average Subordinate Percentage for the Loan Group II Subgroups, in each case weighted on the basis of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group II Subgroup;

               (b) the outstanding principal balance of the Group II Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the weighted average Subordinate Percentage for the Loan Group II Subgroups for that Distribution Date times the aggregate Stated Principal Balance of the Group II Loans, does not exceed 50%; and

               (c)  (1)  prior  to the  Distribution  in July  2005,  cumulative
               Realized Losses on Group II Loans do not exceed 20% of the initial weighted average Subordinate Percentage for the Loan Group II Subgroups times the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date; or

                      (2) on or after the Distribution in July 2005,  cumulative
               Realized Losses on Group II Loans do not exceed 30% of the initial weighted average Subordinate Percentage for the Loan Group II Subgroups times the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date.

        Notwithstanding the preceding two paragraphs, upon the reduction of the Certificate Principal Balances of the Group II Senior Certificates to zero, the related Group II Senior Accelerated Distribution Percentage shall thereafter be 0%.


        Group I Senior Certificates: Any of the Class A-I Certificates.

        Group II Senior Certificates: Any of the Class A-II Certificates.

        Group I Special Hazard Amount: As of any Distribution Date, an amount equal to $1,781,738 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated to the Group I Loans through Subordination in accordance with
Section 4.05 and (ii) the Group I Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the "Group I Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Group I Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Group I Loan that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Group I Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Group I Loans in any single five-digit California zip code area with the largest amount of Group I Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50%
multiplied  by the  outstanding  principal  balance  of all Group I Loans on the
Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Group I Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Group I Loans, expressed as a percentage, and the denominator of which is equal to 39.9% (which percentage is equal to the percentage of Group I Loans initially secured by Mortgaged
Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Group I Loan secured by a Mortgaged Property located in the State of California. The Group I Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall obtain the written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A-I, Class M-I and Class B-I Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

        Group II Special Hazard Amount: As of any Distribution Date, an amount equal to $1,846,604 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated to the Group II Loans through Subordination in accordance with
Section 4.05 and (ii) the Group II Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut- off Date, the "Group II Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Group II Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Group II Loan that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Group II Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Group II Loans in any single five-digit California zip code area with the largest amount of Group II Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50%
multiplied  by the  outstanding  principal  balance of all Group II Loans on the
Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Group II Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Group II Loans, expressed as a percentage, and the denominator of which is equal to 48.3% (which percentage is equal to the percentage of Group II Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Group II Loan secured by a Mortgaged Property located in the State of California. The Group II Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master
Servicer shall obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to the Class A-II, Class M-II and Class B-II Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

     Group I Subordinate Certificates: The Class M-I Certificates and Class B-I Certificates.

     Group II Subordinate Certificates: The Class M-II Certificates and Class B-II Certificates.

        Group I Uncertificated Regular Interests: The REMIC I Regular Interests and the REMIC III Group I Regular Interests.

        Group  II  Uncertificated  Regular  Interests:   The  REMIC  II  Regular
Interests and the REMIC III Group II Regular Interests.

        Hazardous Materials: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in progress" or similar classification which would, if classified unusable, be included in the foregoing definition.

        High Cost Loan: The Mortgage Loans set forth hereto as Exhibit O that are subject to special rules, disclosure requirements and other provisions that were added to the Federal Truth in Lending Act by the Home Ownership and Equity Protection Act of 1994.

        Highest Priority: As of any date of determination and either Loan Group, the Class of related Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Depositor, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Index: With respect to any adjustable rate Mortgage Loan and as to any Adjustment Date therefor, the related index as stated in the related Mortgage Note.

        Initial Certificate Principal Balance: With respect to each Class of Certificates (other than the Class A-I-IO Certificates and the Class R Certificates), the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

        Initial Notional Amount: With respect to any Class A-I-IO Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Group I Loans corresponding to the Uncertificated Class A-I-IO REMIC Regular Interests represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the related Mortgage Loans as of the Cut-off Date as follows:

        Class M-I-1: 0.70%                   Class B-I-1: 0.10%
        Class M-I-2: 0.40%                   Class B-I-2: 0.10%
        Class M-I-3: 0.10%                   Class B-I-3: 0.10%
        Class M-II-1: 0.90%                  Class B-II-1: 0.20%
        Class M-II-2: 0.35%                  Class B-II-2: 0.10%
        Class M-II-3: 0.30%                  Class B-II-3: 0.15%

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Interest  Accrual  Period:   With  respect  to  any  Certificates  and  any
Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

        Interim Certification: As defined in Section 2.02.

        Interested Person: As of any date of determination, the Depositor, the Master Servicer, the Trustee, any Mortgagor, any Manager of a Mortgaged Property, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior  Class  of   Certificates:   The  related  Class  of  Subordinate
Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: With respect to the Class A-I, Class M-I and Class B-I Certificates, the Group I Loans, and with respect to the Class A-II, Class M-II and Class B-II Certificates, the Group II Loans.

        Loan Group II Subgroup: Any of the four subgroups of Group II Loans, each of which consists of adjustable rate Mortgage Loans that adjust on each Adjustment Date as indicated in the Mortgage Loan Schedule.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lockout Certificates: The Class A-I-3 Certificates.

        Lockout Percentage: For any Distribution Date occurring prior to the Distribution Date in July 2007, 0%. For any Distribution Date occurring after the first five years following the Closing Date, a percentage determined as follows: (i) for any Distribution Date during the sixth year after the Closing Date, 30%; (ii) for any Distribution Date during the seventh year after the Closing Date, 40%; (iii) for any Distribution Date during the eighth year after the Closing Date, 60%; (iv) for any Distribution Date during the ninth year after the Closing Date, 80%; and (v) for any Distribution Date thereafter, 100%.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of related Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02(a).

        Lowest Priority: As of any date of determination, the Class of related Subordinate Certificates then outstanding with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

     Maturity Date: With respect to each Class of Certificates of regular interest or Uncertificated Regular Interest issued by each of REMIC I, REMIC II and REMIC III, the latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Certificate Principal Balance of each such Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero, which is, for each such regular interest June 25, 2032, which is the Distribution Date eighteen months following the last scheduled monthly payment of the Group I Mortgage Loans and the Group II Mortgage Loans.

        Maximum Mortgage Rate: As to any adjustable rate Mortgage Loan, the rate indicated in Exhibit F-2 hereto as the "NOTE CEILING," which rate is the maximum interest rate that may be applicable to such adjustable rate Mortgage Loan at any time during the life of such Mortgage Loan.

        Maximum Net Mortgage Rate: As to any Group II Loan and any date of determination, the Maximum Mortgage Rate minus the sum of (i) the rate at which the related Subservicing Fee accrues and (ii) the Servicing Fee Rate.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

        Minimum Mortgage Rate: As to any adjustable rate Mortgage Loan, the greater of (i) the Note Margin and (ii) the rate indicated in Exhibit F-2 hereto as the "NOTE FLOOR", which rate may be applicable to such adjustable rate Mortgage Loan at any time during the life of such adjustable rate Mortgage Loan.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate, minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and the Due Date in any Due Period, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient
Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's: Moody's Investors Service, Inc., or its successor in interest.
        -------

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first or junior lien on an estate in fee simple interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loan Accrued Interest: With respect to each Neg Am Loan and each Due Date, the aggregate amount of interest accrued at the Mortgage Rate in respect of such Mortgage Loan since the preceding Due Date (or in the case of the initial Due Date, since the Cut-off Date) to but not including such Due Date with respect to which the Mortgage Loan Accrued Interest is being calculated in accordance with the terms of such Mortgage Loan, after giving effect to any previous Principal Prepayments, Deficient Valuation or Debt Service Reduction in respect of such Neg Am Loan.

        Mortgage Loan Schedule: The lists of the Mortgage Loans attached hereto as Exhibit F-1 and Exhibit F-2 (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan:

        (i)    the Mortgage Loan identifying number ("RFC LOAN #");

        (ii)   [reserved];

        (iii) the maturity of the Mortgage Note ("MATURITY DATE", or "MATURITY DT" for Mortgage Loans and if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

        (iv)   the Mortgage Rate as of the Cut-off Date ("ORIG RATE")

          (v) the Mortgage Rate as of the Cut-off Date for an adjustable rate Mortgage Loan ("CURR RATE");

        (vi)   the Net Mortgage Rate as of the Cut-off Date ("CURR NET");

        (vii) the scheduled monthly payment of principal, if any, and interest as of the Cut-off Date ("ORIGINAL P & I" or "CURRENT P & I" for the adjustable rate Mortgage Loans);

        (viii) the Cut-off Date Principal Balance ("PRINCIPAL BAL");

        (ix)   the Loan-to-Value Ratio at origination ("LTV");

        (x) a code "T", "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence (the absence of any such code means the Mortgage Loan is secured by a primary residence);

        (xi) a code "N" under the column "OCCP CODE", indicating that the Mortgage Loan is secured by a non-owner occupied residence (the absence of any such code means the Mortgage Loan is secured by an owner occupied residence);

          (xii) the Maximum Mortgage Rate for the adjustable rate Mortgage Loans ("NOTE CEILING");

          (xiii) the Maximum Net Mortgage Rate for the adjustable rate Mortgage Loans ("NET CEILING");

          (xiv) the Note Margin for the adjustable rate Mortgage Loans ("NOTE MARGIN");

          (xv)  the  Periodic  Cap  for  the  adjustable   rate  Mortgage  Loans
          ("PERIODIC DECR" or "PERIODIC INCR");

        (xvi) the rounding of the semi-annual or annual adjustment to the Mortgage Rate with respect to the adjustable rate Mortgage Loans ("NOTE METHOD"); and

        (xvii) whether such Mortgage Loan is a Neg Am Loan ("MAX NEG AM" greater than 100).

        Such schedules may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification. The Mortgage Rate on the adjustable rate Mortgage Loans will adjust on each Adjustment Date to equal the sum (rounded to the nearest multiple of one-eighth of one percent (0.125%) or up to the nearest one-eighth of one percent, which are indicated by a "U" on Exhibit F-1 or Exhibit F-2 hereto, as applicable, except in the case of the adjustable rate Mortgage Loans indicated by an "X" on Exhibit F-1 or Exhibit F-2 hereto under the heading "NOTE METHOD"), of the related Index plus the Note Margin, in each case subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor: The obligor on a Mortgage Note.

     Neg Am Loan: Any Mortgage Loan providing for negative amortization, as indicated in the Mortgage Loan Schedule.

     Net Collections: With respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan.

        Net Mortgage Rate: With respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the Adjusted Mortgage Rate for such Mortgage Loan as of such date minus the Servicing Fee Rate; provided that, with respect to any Group II Loans, (i) the Net Mortgage Rate becoming effective on any Adjustment Date shall not be greater or less than the Net Mortgage Rate immediately prior to such Adjustment Date plus or minus the Periodic Cap applicable to such Group II Loan and (ii) the Net Mortgage Rate for any Group II Loan shall not exceed a rate equal to the Maximum Net Mortgage Rate for such Group II Loan.

        Net WAC Rate: With respect to any Loan Group II Subgroup and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates (or, if applicable, the Modified Net Mortgage Rates) on the related Mortgage Loans as of the end of the calendar month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances thereof immediately preceding such Distribution Date.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person: Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives unpaid Monthly Payments or other amounts which the Master Servicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Advances shall be deemed to be nonrecoverable; provided, however, that in connection with the foregoing, the Master Servicer shall provide an Officers' Certificate as described below. The determination by the Master Servicer that it has made a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer, Responsible Officer or Vice President or its equivalent or senior officer of the Master Servicer, delivered to the Depositor, the Trustee and the Master Servicer setting forth such determination, which shall include any other information or reports obtained by the Master Servicer such as property operating statements, rent rolls, property inspection reports and engineering reports, which may support such determinations. Notwithstanding the above, the Trustee shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Note Margin: As to each adjustable rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit F-2 hereto as the "NOTE MARGIN," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate) the interest rate to be borne by such adjustable rate Mortgage Loan until the next Adjustment Date.

        Notice: As defined in Section 4.04.

        Notional Amount: As of any Distribution Date, with respect to any Class A-I-IO Certificates or Subclass thereof issued pursuant to Section 5.01(d), the aggregate Stated Principal Balance of the Group I Loans corresponding to the Uncertificated Class A-I-IO REMIC III Regular Interests represented by such Class or Subclass as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date).

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Depositor or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of REMIC I, REMIC II or REMIC III as REMICs or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to the Due Date in any Due Period, a Mortgage Loan (including an REO Property) that was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and that was not purchased, deleted or substituted for prior to such Due Date pursuant to
Section 2.02, 2.03, 2.04 or 4.07.

        Overcollateralized Amount: With respect to any Loan Group II Subgroup, the excess, if any, of (x) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group II Subgroup over (y) the aggregate Certificate Principal Balance of the related Group II Senior Certificates.

        Overcollateralized Subgroup: Any Loan Group II Subgroup where the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group II Subgroup is greater than the aggregate Certificate Principal Balance of the related Group II Senior Certificates.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate: With respect to the Class A-I Certificates (other than the Class A-I-IO Certificates and Class A-I-PO Certificates), Class M-I Certificates and Class B-I Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-I-IO Certificates (other than any Subclass thereof) and (x) the initial Distribution Date, a rate equal to 1.087% per annum and (y) any subsequent
Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Group I Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Group I Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to any Subclass of Class A-I-IO Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Group I Loans corresponding to the Uncertificated Class A-I-IO REMIC III Regular Interests represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Group I Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-I-PO Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest. With respect to the Class A-II Certificates and any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Loan Group II Subgroup as of the end of the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class M-II Certificates and Class B-II Certificates and any Distribution Date, the weighted average of the Net WAC Rates of each Loan Group II Subgroup, weighted in proportion to the results of subtracting from each Loan Group II Subgroup (to an amount not less than zero), the aggregate Certificate Principal Balance of the related Group II Senior Certificates. The Class R Certificates do not have a Pass-Through Rate and do not accrue interest.

     Paying Agent: JPMorgan Chase Bank or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Class A-I-IO Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Periodic Cap: With respect to each adjustable rate Mortgage Loan, the periodic rate cap that limits the increase or the decrease of the related
Mortgage Rate on any Adjustment Date pursuant to the terms of the related Mortgage Note.

        Permitted Investments: One or more of the following:

        (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

        (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

        (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short- term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

        (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper and demand notes shall have a remaining maturity of not more than 30 days;

        (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

        (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and F-1 in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pool Strip Rate: With respect to each Group I Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Group I Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Assumption: With respect to the Class A, Class M and Class B Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 45% per annum with respect to the Group I Loans, and 40% per annum with respect to the Group II Loans.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

               (i) For any Distribution Date for which the related Senior Accelerated Distribution Percentage is equal to 100%, 0%.

               (ii) For any Distribution Date for which clause (i) above does not apply, and on which any Class of related Subordinate Certificates are outstanding:

                      (a) in  the  case  of the  Class  of  related  Subordinate
               Certificates then outstanding with the Highest Priority and each other Class of related Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of
               (1) the Class of related Subordinate Certificates then outstanding with the Highest Priority and (2) all other Classes of related Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in the case of each other Class of related Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

               (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section
        4.02 of this Agreement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of related Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each
        Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of related Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the related Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the related Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and
        (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each related Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each related Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of related Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the related Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or

Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

        Primary Insurance Policy: Each primary policy of mortgage guaranty insurance as indicated on Exhibit F-1 and Exhibit F-2 with the exception of either code "23" or "96" under the column "MI CO CODE".

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

        Program Guide: The Residential Funding Seller Guide for mortgage collateral sellers that participate in Residential Funding's standard mortgage programs, and Residential Funding's Servicing Guide and any other subservicing arrangements which Residential Funding has arranged to accommodate the servicing of the Mortgage Loans.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)), in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential
Funding, in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) in the case of the adjustable rate Mortgage Loans, (w) have a Mortgage Rate that adjusts with the same frequency and based upon the same Index as that of the Deleted Mortgage Loan, (x) have a Note Margin not less than that of the Deleted Mortgage Loan; (y) have a Periodic Rate Cap that is equal to that of the Deleted Mortgage Loan; and (z) have a next Adjustment Date no later than that of the Deleted Mortgage Loan.

        Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-I-IO Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Standard & Poor's and Fitch. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate, from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate, and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and
(b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Record Date: With respect to each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificates: The Class A Certificates, Class M Certificates and Class B Certificates.

        Regular Interest: Any one of the regular interests in the Trust Fund.

        Related Classes: As to any Uncertificated REMIC Regular Interest, those classes of Certificates identified as Related Classes of Certificates to such Uncertificated REMIC Regular Interest in the definition of Uncertificated REMIC Regular Interest.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC I: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made (other than with respect to the items in clause (v) and the proceeds thereof), consisting of: (i) the Group I Loans and the related Mortgage Files; (ii) all payments on and collections in respect of the Group I Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund; (iii) property which secured a Group I Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure; (iv) the hazard insurance policies and Primary Insurance Policy pertaining to the Group I Loans, if any; and (v) all proceeds of clauses (i) through (iv) above.

        REMIC I Regular Interests: REMIC I Regular Interest LT-I, REMIC I Regular Interest LT-I- IO and REMIC I Regular Interest LT-I-PO.

        REMIC I Regular Interest LT-I: A regular interest in REMIC I that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LT-I-IO: A regular interest in REMIC I that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LT-I-PO: A regular interest in REMIC I that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that does not bear interest, and that has such other terms as are described herein.

        REMIC II: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made (other than with respect to the items in clause (v) and the proceeds thereof), consisting of: (i) the Group II Loans and the related Mortgage Files; (ii) all payments on and collections in respect of the Group II Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund; (iii) property which secured a Group II Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure; (iv) the hazard insurance policies and

Primary Insurance Policy pertaining to the Group II Loans, if any; and (v) all proceeds of clauses (i) through (iv) above.

        REMIC II Regular Interests: REMIC II Regular Interest LT-II-1SUB, REMIC II Regular Interest LT-II-1ZZ, REMIC II Regular Interest LT-II-2SUB, REMIC II
Regular Interest LT-II-2ZZ, REMIC II Regular Interest LT-II-3SUB, REMIC II Regular Interest LT-II-3ZZ, REMIC II Regular Interest LT-II-4SUB and REMIC II Regular Interest LT-II-4ZZ.

        REMIC II Regular Interest LT-II-1SUB: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT-II-1ZZ: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT-II-2SUB: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT-II-2ZZ: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT-II-3SUB: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT-II-3ZZ: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT-II-4SUB: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Regular Interest LT-II-4ZZ: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal

Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

        REMIC II Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each of the REMIC II Regular Interests ending with the designation "SUB" equal to the ratio among:

(1) the excess of (x) the aggregate Scheduled Principal Balance of the Group II Subgroup 1 Mortgage Loans over (y) the Current Principal Amount of the Class A-II-1 Certificates;

(2) the excess of (x) the aggregate Scheduled Principal Balance of the Group II Subgroup 2 Mortgage Loans over (y) the Current Principal Amount of the Class A-II-2 Certificates;

(3) the excess of (x) the aggregate Scheduled Principal Balance of the Group II Subgroup 3 Mortgage Loans over (y) the Current Principal Amount of the Class A-II-3 Certificates; and

(4) the excess of (x) the aggregate Scheduled Principal Balance of the Group II Subgroup 4 Mortgage Loans over (y) the Current Principal Amount of the Class A-II-4 Certificates.

        REMIC III: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests and the REMIC II Regular Interests.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at a rate equal to the sum of the Net Mortgage Rate, that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Repurchase Event: As defined in the Assignment Agreement.

        Repurchase Price: With respect to any Deleted Mortgage Loan to be replaced by the substitution of one or more Qualified Substitute Mortgage Loans pursuant to Section 2.03, an amount, calculated by the Master Servicer equal to:(a) the unpaid principal balance of such Mortgage Loan (or, in the case of any REO Property, the related Mortgage Loan) (after application of all principal payments (including prepayments) collected and other principal amounts recovered on such Mortgage Loan) as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus(b) unpaid interest accrued on such Mortgage Loan or Mortgage Loan related to an REO Property, as applicable, at the related Mortgage Rate (after application of all interest payments collected and other amounts recovered (and applied to accrued interest) on such Mortgage Loan) to, but not including, the Due Date in the Due Period during which the applicable purchase or substitution occurs; plus(c) any unreimbursed Servicing Advances, all accrued and unpaid interest on Advances, any unpaid servicing compensation (other than Master Servicer fees), and any unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan or Mortgage Loan related to an REO Property, as applicable, as of the date of receipt of such Repurchase Price or the date of substitution, as the case may be, hereunder; plus(d) in the event that such Mortgage Loan or Mortgage Loan related to an REO Property, as applicable, is required to be repurchased or replaced pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase or replacement obligation, including any expenses arising out of the enforcement of the repurchase or replacement obligation.

        Request for Release: A request for release, the forms of which are attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Depositor and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee with direct responsibility for the administration of this Agreement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as Exhibit P hereof.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Senior Certificates: Either of the Group I Senior Certificates or the Group II Senior Certificates, as the context requires.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of (a) the Group I Senior Certificates (other than the Class A-I-PO Certificates), (b) the Class A-II-1 Certificates, (c) the Class A-II-2 Certificates, (d) the Class A-II-3 Certificates, or (e) the Class A-II-4 Certificates, in each case immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) in the related Loan Group or Loan Group II Subgroup, as applicable, immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to
Section 4.02(a)(i) and Section 4.02(a)(ii)(X) of this Agreement, and (b) the sum of the amounts required to be distributed to the related Senior Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y),
(xvi) and (xvii) of this Agreement.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period, as may be adjusted pursuant to
Section 3.16(e).

        Servicing Fee Rate: The sum of the per annum rates designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the lesser of the cost of repair or the cost of replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, or its successor in interest.

        Startup Date: The day designated as such pursuant to Article X hereof.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan, and (b) any Deferred Interest added thereto, minus
(ii) the sum of (x) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, (y) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 or
4.03 on any previous Distribution Date, and (z) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-I-IO Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-I-IO REMIC Regular Interest or Interests specified by the initial Holder of the Class A-I-IO Certificates pursuant to Section 5.01(c).

     Subordination: The provisions described in Section 4.05 relating to the allocation of Realized Losses.

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Group I Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Group I Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Group I Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date. With respect to any Distribution Date and any Class of Group II Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class of Group II Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of each Class of Group II Subordinate Certificates then outstanding.

     Subordinate Percentage: As of any Distribution Date, 100% minus the related Senior Percentage as of such Distribution Date.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y)(A) in the case of the Group I Subordinate Certificates, the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A) of this Agreement (without giving effect to the related Senior Percentage) and (B) in the case of the Group II Subordinate Certificates, the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A) of this Agreement (without giving effect to the related Senior Percentage), to the extent not payable to the related Senior Certificates; (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of related Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) of this Agreement (without giving effect to the related Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the related Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than, in the case of the Group I Subordinate Certificates, the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the related Senior Certificates;
(iv) if such Class is the Class of Group I Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of related Subordinate Certificates minus (b) with respect to the Class of Group I Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Depositor.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate designated as "SUBSERV FEE" in Exhibit F-1 and Exhibit F-2.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I, REMIC II and REMIC III due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: Collectively, the assets of REMIC I, REMIC II and REMIC III.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uncertificated Accrued Interest: With respect to each Distribution Date, as to each Uncertificated REMIC Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest were equal to the related Uncertificated Pass-Through Rate and the notional amount of such uncertificated interest were equal to the related Uncertificated Notional Amount, and any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized Losses or other amounts to the Class A-I-IO Certificateholders pursuant to Section 4.05 hereof shall be allocated to the Uncertificated REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated Notional Amount and such Distribution Date.

        Uncertificated Class A-I-IO REMIC III Regular Interests: The 619 uncertificated partial undivided beneficial ownership interests in the Trust Fund numbered sequentially from 1 through 619each relating to the particular Mortgage Loan identified by sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated Notional Amount: With respect to each Uncertificated Class A-I-IO REMIC III Regular Interest, the aggregate Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest LT-I, 7.00% per annum; with respect to REMIC I Regular Interest LT-I-PO, 0.00% per annum; and with respect to each Uncertificated REMIC I Regular Interest LT-I-IO, the related Uncertificated REMIC Regular Interest Pool Strip Rate.

        Uncertificated REMIC II Pass-Through Rate: With respect to (i) REMIC II Regular Interest LT-II-1SUB, (ii) REMIC II Regular Interest LT-II-1ZZ, (iii) REMIC II Regular Interest LT-II- 2SUB, (iv) REMIC II Regular Interest LT-II-2ZZ,
(v)  REMIC II  Regular  Interest  LT-II-3SUB,  (vi)  REMIC II  Regular  Interest
LT-II-3ZZ, (vii) REMIC II Regular Interest LT-II-4SUB and (viii) REMIC II Regular Interest LT-II-4ZZ, (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 1, (ii) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 1, (iii) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 2, (iv) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 2, (v) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 3, (vi) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 3, (vii) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 4 and (viii) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II subgroup 4, respectively.

     Uncertificated REMIC Regular Interest Pool Strip Rate: With respect to each Uncertificated REMIC Regular Interest, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated REMIC Regular Interest Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC Regular Interest for such Distribution Date pursuant to
Section 10.04(a).

        Uncertificated REMIC Regular Interests: The 619 uncertificated partial undivided beneficial ownership interests in the Trust Fund, each relating to a Group I Loan with a Net Mortgage Rate in excess of 7.00%, each having no principal balance and each bearing interest at the respective Uncertificated Pass-Through Rate on the respective Uncertificated Notional Amount.

        Undercollateralized Amount: With respect to any Loan Group II Subgroup, the excess, if any, of (x) the aggregate Certificate Principal Balance of the related Group II Senior Certificates over (y) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group II Subgroup.

     Undercollateralized Group II Senior Certificates: Any Group II Senior Certificates related to an Undercollateralized Subgroup.

     Undercollateralized   Subgroup:   Any  Loan  Group  II  Subgroup  where  an
Undercollateralized Amount exists.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person: A citizen or resident of the United States, a corporation, partnership or other entity (treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

        VA: The Veterans Administration, or its successor.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.00% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates (other than the Class A-I-IO Certificates), the Class M Certificates and the Class B Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all of the Voting Rights shall be allocated among Holders of the Class A-I-IO Certificates; and 1% of all of the Voting Rights shall be allocated among the Holders of the Class R-I, Class R-II and Class R-III Certificates on a pro rata basis, in each case to be allocated among the Certificates of such Class in accordance with their respective Percentage Interest.

                                          ARTICLE II

                                CONVEYANCE OF MORTGAGE LOANS;
                              ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01. Conveyance of Mortgage Loans.

        (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Depositor in and to (i) the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date; and (ii) all proceeds of the foregoing.

        (b) In connection with such assignment, and contemporaneously with the delivery of this Agreement, and except as set forth in Section 2.01(c) below, the Depositor does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section)

        (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

               (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

               (ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage with evidence of recording indicated thereon;

               (iii)  Unless the  Mortgage  Loan is  registered  on the  MERS(R)
        System, the Assignment (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

               (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon;

               (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan, or a copy of each modification, assumption agreement or preferred loan agreement; and

        and (II) with respect to each Cooperative Loan so assigned:

               (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

               (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

               (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

               (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

               (v)    The Security Agreement;

               (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

               (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

               (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

               (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

               (x) A duly completed UCC-1 financing statement showing Residential Funding as debtor, the Depositor as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Depositor as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

        The Depositor may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii),
(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

        (c) In connection with any Mortgage Loan, if the Depositor cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Depositor shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Depositor shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Residential Funding and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Depositor because of any defect therein, the Depositor shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment, Form UCC-3 or Form UCC-1, as applicable, to be recorded in accordance with this paragraph. The Depositor shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment, Form UCC-3 or Form UCC-1, as applicable (or copy thereof as permitted by Section 2.01(b)), with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Depositor delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Depositor shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

        (d) It is intended that the conveyances by the Depositor to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Depositor pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code as in effect in the States of New York and Minnesota and any other applicable jurisdiction; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

        The Depositor and, at the Depositor's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officers' Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Depositor or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name),
(2) any change of location of the place of business or the chief executive office of Residential Funding or the Depositor or (3) any transfer of any interest of Residential Funding or the Depositor in any Mortgage Loan.

        Section 2.02. Acceptance by Trustee.

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(I)(i) and Section 2.01(b)(II)(i), (iii), (v), (vi) and (viii) above (except that for purposes of such acknowledgment only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to
Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b)
above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Depositor or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Depositor; provided, that if the Mortgage Loan related to such Mortgage File is listed on Schedule A of the Assignment Agreement, no notification shall be necessary. Pursuant to
Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. If such omission or defect materially and adversely affects the interests in the related Mortgage Loan of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer of such omission or defect and request that such Subservicer correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer does not correct or cure such omission or defect within such period, that such
Subservicer purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; and provided further, that no cure, substitution or repurchase shall be required if such omission or defect is in respect of a Mortgage Loan listed on Schedule A of the Assignment Agreement. The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Residential Funding that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Residential Funding and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Subservicer, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

          Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Depositor.

        (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

               (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

               (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

               (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

               (ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian. Upon discovery by either the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or
(ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

        (b) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified): (i) The information set forth in Exhibit F-1 and Exhibit F-2 hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the respective date or dates which such information is furnished; (ii) Immediately prior to the conveyance of the Mortgage Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such conveyance validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest; and (iii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1). It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian. Upon discovery by any of the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(iii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Depositor shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the

Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Depositor shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, substitution or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Depositor under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Depositor to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Depositor shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

        Section 2.04. Representations and Warranties of Residential Funding.

        The Depositor, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement relates to the representations and warranties made by Residential Funding in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in the Assignment Agreement in respect of any Mortgage Loan or of any Repurchase Event which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify Residential Funding of such breach or Repurchase Event and request that Residential Funding either (i) cure such breach or Repurchase Event in all material respects within 90 days from the date the Master Servicer was notified of such breach or Repurchase Event or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that, in the case of a breach or Repurchase Event under the Assignment Agreement, Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, and
Residential Funding shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in
Section 4 of the Assignment Agreement, as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.04, and in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment
Agreement. In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause
(a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) any portion of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding. It is understood and agreed that the obligation of the Residential Funding to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Assignment Agreement applicable to such Mortgage Loan.

          Section 2.05. Execution and Authentication of Certificates; Conveyance of Uncertificated REMIC Regular Interests.

        (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed and caused to be authenticated and delivered to or upon the order of the Depositor the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

        (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the REMIC II Regular Interest for the benefit of the Holders of the REMIC III Regular Interests and the Holders of the Class R-III Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests and the REMIC II Regular Interest (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC III Regular Interests and Holders of the Class R-III Certificates. The interests evidenced by the Class R-III Certificates, together with the REMIC III Regular Interests, constitute the entire beneficial ownership interest in REMIC III.

        (c) In exchange for the REMIC II Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-III Certificates) the entire beneficial ownership interest in REMIC III.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 3.01. Master Servicer to Act as Servicer.

        (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, following such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

        The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code.

        The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and
(ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

        (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

        (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

          Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' Obligations.

        (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a Freddie Mac, Fannie Mae or HUD approved mortgage servicer. In addition, any Subservicer of a Mortgage Loan insured by the FHA must be an FHA-approved servicer, and any Subservicer of a Mortgage Loan guaranteed by the VA must be a VA-approved servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in
Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required by, permitted by or consistent with the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third- party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

        (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

        Section 3.03. Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

        Section 3.04. Liability of the Master Servicer.

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Depositor and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

          Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

        (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

        (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

          Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

        (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Amount thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such reamortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

        (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

        (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

        (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

     (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

        (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to
Section 2.03 or 2.04; and

     (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21.

        The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections consisting of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans. With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03,
2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the related Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

        (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

        (d) The Master Servicer shall give notice to the Trustee and the Depositor of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

        Section 3.08. Subservicing Accounts; Servicing Accounts.

        (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections consisting of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

        (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

        (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

        (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

          Section  3.09.   Access  to  Certain   Documentation  and  Information
               Regarding the Mortgage Loans.

        In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

        Section 3.10. Permitted Withdrawals from the Custodial Account.

        (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

               (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

               (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

               (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at a rate per annum equal to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

               (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

               (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

               (vi) to pay to itself, a Subservicer, Residential Funding, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 3.23, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

               (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to
        Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan;

               (viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Section 3.14(c), 6.03, 10.01 or otherwise;

               (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

               (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

        (b) Since,  in  connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

        (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

        Section 3.11. Maintenance of Primary Insurance Coverage.

        (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value at origination in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

        (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

          Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

        (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan (together with the principal balance of any mortgage loan secured by a lien that is senior to the Mortgage Loan) or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program

(assuming that the area in which such Mortgaged Property is located is participating in such program).In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

        (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Depositor. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this
Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

          Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

        (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing: (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on- sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

        (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause any of REMIC I, REMIC II or REMIC III to fail to qualify as REMICs under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien (or junior lien of the same priority in relation to any senior mortgage loan, with respect to any Mortgage Loan secured by a junior Mortgage) pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage
Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the buyer/transferee of the Mortgaged Property would be qualified to assume the Mortgage Loan based on generally comparable credit quality and such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

        (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such

Mortgage Loan would not be adversely affected thereby and that each of REMIC I, REMIC II or REMIC III would continue to qualify as a REMIC under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any of REMIC I, REMIC II or REMIC III as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

        (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

        Section 3.14. Realization Upon Defaulted Mortgage Loans.

        (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. In addition, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance
Proceeds, REO Proceeds or other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

        (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

        (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of each of REMIC I, REMIC II or REMIC III as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject REMIC I, REMIC II or REMIC III to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

        (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), to the Due Date in the related Due Period prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property) (provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files.

        (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit G requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including any applicable UCC termination statements. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

        (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit G hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

        (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

        Section 3.16. Servicing and Other Compensation; Compensating Interest.

        (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

        (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

        (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

        (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

        (e) Notwithstanding clauses (a) and (b) above, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date, which amount shall be deposited by the Master Servicer into the Certificate Account to be included in the Available Distribution Amount for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer shall not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) shall not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) shall not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi). With respect to any Distribution Date, Compensating Interest derived from Loan Group I shall be used on such Distribution Date (i) to cover any Prepayment Interest Shortfalls on the Group I Loans and (ii) to cover any Prepayment Interest Shortfalls on the Group II Loans, but only to the extent not covered by Compensating Interest derived from Loan Group II. With respect to any Distribution Date, Compensating Interest derived from Loan Group II shall be used on such Distribution Date (i) to cover any Prepayment Interest Shortfalls on the Group II Loans and (ii) to cover any Prepayment Interest Shortfalls on the Group I Loans, but only to the extent not covered by Compensating Interest derived from Loan Group I.

        Section 3.17. Reports to the Trustee and the Depositor.

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

        Section 3.18. Annual Statement as to Compliance.

        The Master Servicer will deliver to the Depositor and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, specifying such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

        Section 3.19. Annual Independent Public Accountants' Servicing Report.

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants which shall be members of the American Institute of Certified Public Accountants to furnish a report to the Depositor and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

        Section 3.20. Right of the Depositor in Respect of the Master Servicer.

        The Master Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Depositor with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Depositor or Residential Funding. The Depositor may, but is not obligated to perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have the responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

        Section 4.01. Certificate Account.

        (a) The Master Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01, and all other amounts constituting the Available Distribution Amounts for the immediately succeeding Distribution Date.

        (b)    [reserved]

        (c) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

        Section 4.02. Distributions.

               (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates

        (other than any Subclass of the Class A-I-IO Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-I-IO Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b) below and subject further to the provisions of Section 4.05(d) in respect of any Diverted Amounts), in each case to the extent of the related Available Distribution Amount:

                      (i) to the  related  Senior  Certificates  (other than the
               Class A-I-PO Certificates) on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-I-IO Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a) (the related "Senior Interest Distribution Amount"); and

                      (ii) (X) to the Class A-I-PO Certificates, the Class A-I-PO Principal Distribution Amount (as defined in Section 4.02(b)(i) herein); and

                             (Y) to the related Senior  Certificates (other than
               the Class A-I-PO Certificates), in the priorities and amounts set forth in Section 4.02(b)(ii) through (d), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

                             (A)  the  related   Senior   Percentage   for  such
                      Distribution Date times the sum of the following:

                                    (1) the  principal  portion of each  Monthly
                             Payment due during the related Due Period on each related Outstanding Mortgage Loan (other than, in the case of the Group I Senior Certificates, the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage
                             Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than, in the case of the Group I Senior Certificates, the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                                    (2)  the  Stated  Principal  Balance  of any
                             related Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b) of this Agreement) pursuant to Sections 2.02, 2.04 or
                             4.07 of this Agreement and Section 2.03 of this Agreement, and the amount of any shortfall deposited in the Custodial Account in respect of such Loan Group of Loan Group II Subgroup in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
                             Section 2.04 of this Agreement, during the preceding calendar month (other than, in the case of the Group I Senior Certificates, the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage
                             Loan); and

                                    (3)  the  principal  portion  of  all  other
                             unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or
                             REO   Disposition   of  a  related   Mortgage  Loan
                             described in Section 4.02(a)(ii)(Y)(B) of this Agreement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the preceding calendar month (or deemed to have been so received in accordance with
                             Section 3.07(b) of this Agreement) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
                             Section 3.14 of this Agreement (other than, in the case of the Group I Senior Certificates, the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                             (B) with respect to each related  Mortgage Loan for
                      which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Losses, an amount equal to the lesser of (a) the related Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than, in the case of the Group I Senior Certificates, the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the related Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
                      3.14 (in each case other than, in the case of the Group I Senior Certificates, the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C));

                             (C) the  related  Senior  Accelerated  Distribution
                      Percentage for such Distribution Date times the aggregate of all related Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than, in the case of the Group I Senior Certificates, the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage
                      Loan);

                             (D) in  the  case  of  Loan  Group  I,  any  Excess
                      Subordinate  Principal Amount for such Distribution  Date;
                      and

                             (E) any amounts  described in  subsection  (ii)(Y),
                      clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the related Subordinate Certificates;

                      (iii) if the Certificate Principal Balances of the related
               Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Losses;

                      (iv) to the Holders of the related Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                      (v) to the Holders of the related Class M-1  Certificates, an amount equal to (x) the related Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) in the case of the Class M-I-1 Certificates, the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
               (xiii), (xiv) and (xv) of this Agreement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the related Class M-1 Certificates;

                      (vi) to the Holders of the related Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                      (vii) to the Holders of the related Class M-2 Certificates, an amount equal to (x) the related Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) in the case of the Class M-I-2 Certificates, the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii),

               (xiv) and (xv) of this Agreement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the related Class M-2 Certificates;

                      (viii) to the Holders of the related Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                      (ix) to the Holders of the related Class M-3 Certificates, an amount equal to (x) the related Subordinate Principal Distribution Amount for such Class of Certificates for such
               Distribution Date minus (y) in the case of the Class M-I-3 Certificates, the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and
               (xv) of this Agreement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the related Class M-3 Certificates;

                      (x) to the Holders of the related Class B-1  Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                      (xi) to the Holders of the related Class B-1 Certificates, an amount equal to (x) the related Subordinate Principal Distribution Amount for such Class of Certificates for such
               Distribution Date minus (y) in the case of the Class B-I-1 Certificates, the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and (xv) of this Agreement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the related Class B-1 Certificates;

                      (xii) to the Holders of the related Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                      (xiii)  to  the   Holders   of  the   related   Class  B-2
               Certificates, an amount equal to (x) the related Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) in the case of the Class B-I-2 Certificates, the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) of this Agreement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the related Class B-2 Certificates;

                      (xiv) to the Holders of the related Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) in the case of the Class B-I-3 Certificates, the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a)(xv) of this Agreement are insufficient therefor;

                      (xv) to the Holders of the related Class B-3 Certificates, an amount equal to (x) the related Subordinate Principal Distribution Amount for such Class of Certificates for such
               Distribution Date minus (y) in the case of the Class B-I-3 Certificates, the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the
               Certificate Principal Balance of the related Class B-3 Certificates;

                      (xvi) to the related Senior Certificates,  in the priority set forth in Section 4.02(b) of this Agreement, the portion, if any, of the related Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of related Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the related Available Distribution Amount remaining after the related Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

                      (xvii) to the Class R-III  Certificates,  the balance,  if any, of the related Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of related Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the related Subordinate Certificates are no longer outstanding, the related Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued
Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

               (b) Distributions of principal on the Group I Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date, and on the Group II Senior Certificates on each Distribution Date, will be made as follows:

                      (i) in the case of the Group I Senior Certificates, to the
               Class A-I-PO Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-I-PO Principal Distribution Amount") equal to the aggregate of:

                             (A) the related Discount  Fraction of the principal
                      portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                             (B) the related Discount  Fraction of the principal
                      portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                             (C) in connection with the Cash  Liquidation or REO
                      Disposition of a Discount Mortgage Loan that did not result in any Excess Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Discount
                      Mortgage Loan to the extent applied as recoveries of principal;

                             (D) any  amounts  allocable  to  principal  for any
                      previous Distribution Date (calculated pursuant to clauses
                      (A) through (C) above) that remain undistributed; and

                             (E) the amount of any Class A-I-PO Collection Shortfalls for such Distribution Date and the amount of any Class A-I-PO Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                      (ii) (A) the related Senior Principal  Distribution Amount shall be distributed to the Group I Senior Certificates as follows:

                         (1) the related Senior  Principal  Distribution  Amount
                    shall  be  distributed  to  the  Lockout  Certificates,   in
                    reduction of the Certificate

                             Principal Balances thereof, in an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share of the related Senior Principal Distribution Amount without application of the related Senior Percentage or related Senior Accelerated Distribution Percentage (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of related Certificates (other than the Class A-I-PO Certificates)), until the Certificate Principal Balance thereof has been reduced to zero;

                                    (2)    the    related    Senior    Principal
                             Distribution Amount remaining after the distribution described in clause (ii)(A)(1) above shall be distributed sequentially, to the Class A-I-1, Class A-I-2 and Class A-I-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (3)    the    related    Senior    Principal
                             Distribution Amount remaining after the distribution described in clauses (ii)(A)(1) and
                             (ii)(A)(2) above shall be distributed to the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                             (B) the related Senior Principal Distribution Amount related to each Loan Group II Subgroup will be distributed to the related Class of Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               (c) (i) On or after the related Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Group I Senior Certificates (other than the Class A-I-PO Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-I-PO Certificates, (ii) the related Senior Principal Distribution Amount will be distributed to the remaining Group I Senior Certificates (other than the Class A-I-PO Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances, and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

                      (ii)(x) On each Distribution Date prior to the Credit Support Depletion Date for Loan Group II but after reduction of the Certificate Principal Balance of any of the Class A-II Certificates to zero, the remaining Class or Classes of Class A-II Certificates will be entitled to receive, in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such Distribution Date, in addition to any principal prepayments related to such remaining Class A-II Certificates' respective Loan Group II Subgroup allocated to such Class A-II Certificates, 100% of the principal prepayments on any Mortgage Loan in the Loan Group II Subgroup relating to the fully repaid class or classes of Class A-II Certificates; provided, however, that if (1) the weighted average Subordinate Percentage for the Loan Group II Subgroups equals or exceeds approximately 4.00% on such distribution date and (2) the outstanding principal balance of the Group II Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the weighted average Subordinate Percentage for the Loan Group II Subgroups for that Distribution Date times the aggregate Stated Principal Balance of the Group II Loans, is less than or equal to 50%, then the additional allocation of principal prepayments to the Class A-II Certificates in accordance with this clause (ii)(x) will not be made.

                      (y)   If  on   any   Distribution   Date   on   which   an
        Undercollateralized Amount exists with respect to any Loan Group II Subgroup and any Class M-II Certificates or Class B-II Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts in respect of principal otherwise allocable to the Class M-II Certificates and Class B-II Certificates will be distributed to the Undercollateralized Group II Senior Certificates in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balance of such Class or Classes of Undercollateralized Group II Senior Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group II Subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the Class M-II Certificates and Class B-II Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Undercollateralized Group II Senior Certificates pursuant to clause first of Section 4.02(a)(i) above, as applicable, in an amount equal to the Accrued Certificate Interest at the Pass-Through Rate for such Class or Classes of Undercollateralized Group II Senior Certificates for such Distribution Date, on a balance equal to the related Undercollateralized Amount. Any such reduction in the Accrued Certificate Interest on the Class M-II Certificates and Class B-II Certificates will be allocated to the Class B-II-3, Class B-II-2, Class B-II-1, Class M-II-3, Class M-II-2 and Class M-II-1 Certificates, in that order.

               (d) After the reduction of the Certificate Principal Balances of the Group I Senior Certificates (other than the Class A-I-PO Certificates) to zero but prior to the related Credit Support Depletion Date, the Group I Senior Certificates (other than the Class A-I-PO Certificates) will be entitled to no further distributions of principal thereon and the related Available Distribution Amount will be paid solely to the holders of the Class A-I-PO Certificates, Class A-I-IO Certificates, Class M-I Certificates and Class B-I Certificates, in each case as described herein.

               (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related

        Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments were protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-I-IO Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-I-IO Certificates, to the Class A-I-IO Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

               (f) Distributions shall be deemed to be made to the REMIC II Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup over (y) the Current Principal Amount of the Senior Certificate in the related Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and second, any remaining principal to each REMIC II Regular Interest ending with the designation "ZZ," from the related Subgroup.

               (g) Each  distribution  with respect to a Book-Entry  Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor.

               (h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to
        Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

        Section 4.03. Statements to Certificateholders.

        (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail or otherwise make available electronically on its website at www.jpmorgan.com/absmbs to each Holder and the Depositor a statement setting forth the following information as to each Class of Certificates, in each case to the extent applicable:

               (i) (A)the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (B) the aggregate amount included therein representing Principal Prepayments;

               (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

               (iv) the amount of any Advance by the Master Servicer with respect to the Group I Loans and Group II Loans pursuant to Section 4.04;

               (v) the  number  of Group I Loans,  Group II Loans  and  Mortgage
        Loans in each Loan Group II Subgroup and the Stated Principal Balance after giving effect to the distribution of principal on such Distribution Date;

               (vi) the aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of the Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

               (vii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Group I Loans, Group II Loans and Mortgage Loans in each Loan Group II Subgroup that are Delinquent (A) one month, (B) two months and (C) three or more months and the number and aggregate principal balance of Group I Loans and Group II Loans that are in foreclosure;

               (viii) the number, aggregate principal balance and book value of any REO Properties;

               (ix) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

               (x) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Group I Loans, Group II Loans and Mortgage Loans in each Loan Group II Subgroup incurred since the Cut-off Date;

               (xi) the Group I and Group II Special Hazard Amount, Group I and Group II Fraud Loss Amount and Group I and Group II Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

               (xii)  the Pass-Through Rate on each Class of Certificates;

               (xiii) the number and aggregate principal balance of Group I Loans and Group II Loans repurchased under Section 4.07;

               (xiv)  the  aggregate  amount  of any  recoveries  on  previously
          foreclosed  loans  from  Residential   Funding  due  to  a  breach  of
          representation or warranty;

               (xv) the weighted average remaining term to maturity of the Group I Loans, Group II Loans and Mortgage Loans in each Loan Group II
        Subgroup after giving effect to the amounts distributed on such Distribution Date; and

               (xvi) the weighted average Mortgage Rates of the Group I Loans, Group II Loans and Mortgage Loans in each Loan Group II Subgroup after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

        (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and
(ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

        (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Master Servicer shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

        Section 4.04. Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicer.

        (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement (which may be in a mutually agreeable electronic format) to the Trustee, any Paying Agent and the Depositor (the information in such statement to be made available to Certificateholders by the Master Servicer on request) (provided that the Master Servicer will use its best efforts to deliver such written statement not later than 12:00 p.m. New York time on the second Business Day prior to the Distribution Date) setting forth (i) the Available Distribution Amounts, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account and Certificate Insurance Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause
(iii) of Section 4.01(a), (iii) the amount of Prepayment Interest Shortfalls, and (iv) to the extent required, a report detailing the Stated Principal Balance, Mortgage Rate, Modified Mortgage Rate, remaining term to maturity and Monthly Payment for any Modified Mortgage Loan pursuant to Section 3.13. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

        (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the sum of (A) the aggregate amount of Monthly Payments other than Balloon Payments (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date in the related Due Period, which Monthly Payments were due during the related Due Period and not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance and (B) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the excess, if any, of interest on the unpaid principal balance thereof (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate), over any payments of interest (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate) received from the related Mortgagor as of the close of business on the related Determination Date and allocable to the Due Date during the related Due Period for each month until such Balloon Loan is finally liquidated, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of
(i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor and the Trustee. In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date. In connection with the preceding sentence, the Trustee shall deposit all funds it receives pursuant to this Section 4.04 into the Certificate Account.

        Section 4.05. Allocation of Realized Losses.

        (a) Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Losses or Cross-Collateralized Special Hazard Losses, shall be allocated as follows: first, to the related Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the related Class B-2 Certificates until the Certificate Principal
Balance thereof has been reduced to zero; third, to the related Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the related Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the related Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the related Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter,
(i) in the case of the Group I Loans, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-I-PO Certificates in an amount equal to the Discount Fraction of the principal portion thereof until the Certificate Principal Balance thereof has been reduced to zero, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non- Discount Mortgage Loans will be allocated among all the remaining Group I Senior Certificates (other than the Class A-I-PO Certificates) on a pro rata basis, as described in paragraph (c) below and (ii) in the case of each Loan Group II Subgroup, first, if any such Realized Loss occurs on a Mortgage Loan in an Undercollateralized Subgroup, such Realized Loss will be allocated pro rata to the Group II Senior Certificates in any Overcollateralized Subgroup, based on the related Overcollateralized Amount, in each case until the amount by which the aggregate Stated Principal Balance of the Mortgage Loans in the Undercollateralized Subgroup in which such Realized Loss occurs exceeds the aggregate Certificate Principal Balance of the related Group II Senior Certificates has been reduced to zero, and second, to the Group II Senior Certificates related to the Loan Group II Subgroup in which such Realized Loss occurred, until the Certificate Principal Balance thereof has been reduced to zero.

        (b) Any Excess Losses on Non-Discount Mortgage Loans in the case of Loan Group I, or on the Mortgage Loans in a Loan Group II Subgroup, will be allocated among the related Senior Certificates (other than the Class A-I-PO Certificates in the case of Loan Group I) and the related Subordinate Certificates, on a pro rata basis, as described below. The principal portion of such Realized Losses on the Discount Mortgage Loans will be allocated to the Class A-I-PO Certificates in an amount equal to the Discount Fraction thereof and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Group I Senior Certificates (other than the Class A-I- PO Certificates) and Group I Subordinate Certificates, on a pro rata basis, as described in paragraph (c) below.

        (c) As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses to the Subordinate Certificates then outstanding with the Lowest Priority shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-I-IO Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-I-IO Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

        Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup over (y) the Current Principal Amount of the Senior Certificate in the related Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and second, the remaining Realized Losses shall be allocated to the related REMIC II Regular Interest ending with the designation "ZZ".

        (d) (i) On each Distribution Date, any Cross-Collateralized Special Hazard Losses on the Group I Loans shall be allocated to the Group II Certificates in accordance with the allocation provisions set forth in paragraph
(a) above. On such Distribution Date, the related Diverted Amount will be diverted from first, Principal Prepayments, and second, the principal portions of Monthly Payments, in each case in respect of Loan Group II and will be paid, as principal, to the Group I Certificates as part of the related Available Distribution Amount and shall be treated as a Principal Prepayment in Full.

               (ii) On each Distribution Date, any Cross-Collateralized Special Hazard Losses on the Group II Loans shall be allocated to the Group I Certificates in accordance with the allocation provisions set forth in paragraph
(a) above. On such Distribution Date, the related Diverted Amount will be diverted from first, Principal Prepayments, and second, the principal portions of Monthly Payments, in each case in respect of Loan Group I and will be paid, as principal, to the Group II Certificates and shall be treated as a Principal Prepayment in Full. Such Diverted Amount will be allocated among the Available Distribution Amounts relating to each Loan Group II Subgroup based on the Certificate Principal Balances of the related Group II Senior Certificates.

     Section  4.06.   Reports  of  Foreclosures  and  Abandonment  of  Mortgaged
          Property.

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor; provided, that any such Mortgage Loan that becomes 90 days or more delinquent during any given Calendar Quarter shall only be eligible for purchase pursuant to this Section during the period beginning on the first Business Day of the following Calendar Quarter, and ending at the close of business on the second-to-last Business Day of such following Calendar Quarter. Such option if not exercised shall not thereafter be reinstated as to any Mortgage Loan, unless the delinquency is cured and the Mortgage Loan thereafter again becomes delinquent in payment by 90 days or more in a subsequent Calendar Quarter. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                                          ARTICLE V

                                       THE CERTIFICATES

        Section 5.01. The Certificates.

        (a) The Class A, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Class A and Class M-1 Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class M-2 and Class M-3 Certificates shall be issuable in minimum dollar denominations of $250,000 and integral multiples of $1 in excess thereof. The Class B Certificates shall be issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof, except that one Class B-II- 2 Certificate will be issued evidencing the sum of an authorized denomination thereof plus the remainder of the aggregate initial Certificate Principal Balance of such class. Each Class of Class R Certificates shall be issued in registered, certificated form in minimum percentage interests of 20.00% and integral multiples of 0.01% in excess thereof; provided, however, that one Class R Certificate of each Class will be issuable to the REMIC Administrator as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

        (b) The Class A Certificates and Class M Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each Class A Certificate and Class M Certificate, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depositor in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

        (c) Each of the Certificates is intended to be a "security"  governed by
Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

        (d) From time to time the initial Holder of the Class A-I-IO Certificates, may exchange such Holder's Class A-I-IO Certificates for Subclasses of Class A-I-IO Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-I-IO REMIC III Regular Interests corresponding to the Class A-I-IO Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-I-IO-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, the Holder's determinations of the Uncertificated Class A-I-IO REMIC III Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-I-IO REMIC III Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-I-IO Certificates may be transferred in whole, but not in part, in accordance with the provisions of
Section 5.02.

        Section 5.02. Registration of Transfer and Exchange of Certificates.

        (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.11 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

        (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.11 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

        (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.


        (d) No transfer, sale, pledge or other disposition of a Class B or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class B or Class R Certificate is to be made, (i) unless the Depositor directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit I hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit J hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class B or Class R Certificates may be made in accordance with this Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit N attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class B or Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

        (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer or
(ii) the prospective transferee shall be required to provide the Trustee, the Depositor and the Master Servicer with a certification to the effect set forth in Exhibit paragraph six of Exhibit I or paragraph three of Exhibit N (with respect to a Class B Certificate) or in paragraph fourteen of Exhibit H-1 (with respect to a Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition or (b) in the case of a Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company,
(ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and
(iii) the conditions set forth in

Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65
Fed. Reg. 67765 (November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                  (B) Any purported Certificate Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

        (f) (i)Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,

                      (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit H-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a
                      Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and

                      (II) a certificate, in the form attached hereto as Exhibit H-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit H-2.

               (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

        (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit H-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

               (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last
        preceding  Permitted  Transferee  shall  be  restored,   to  the  extent
        permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

        (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed

               (A) as a result of the  Transfer  of an  Ownership  Interest in a
               Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and

               (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

        (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

               (A) Written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of the Class A Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

               (B) a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any of REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC and will not cause (x) any of REMIC I, REMIC II or REMIC III to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

        (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 5.04. Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to

Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder", and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

        Section 5.05. Appointment of Paying Agent.

        The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02 and 4.03, such sum to be held in trust for the benefit of Certificateholders. The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

     Section 6.01. Respective Liabilities of the Depositor and the Master Servicer.

        The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 6.02. Merger or Consolidation of the Depositor or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

        (a) The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

        (b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Class A Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

        (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

     Section 6.03. Limitation on Liability of the Depositor, the Master Servicer and Others.

        Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

        Section 6.04. Depositor and Master Servicer Not to Resign.

        Subject to the provisions of Section 6.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                   ARTICLE VII

                                     DEFAULT

        Section 7.01. Events of Default.

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

        (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

        (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding- up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

        (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

        (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Depositor or the Trustee shall at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause
(vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to
Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination. Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii),
(vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Depositor shall deliver to the Trustee a copy of the Program Guide.

        Section 7.02. Trustee or Depositor to Act; Appointment of Successor.

        (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Depositor and with the Depositor's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(c) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Depositor, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.50% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.50% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of

MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection
(b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

        Section 7.03. Notification to Certificateholders.

        (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

        (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

        Section 7.04. Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

        Section 8.01. Duties of Trustee.

        (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

        (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents. The Trustee shall forward, cause to be forwarded or make available electronically on its website in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction (except as provided in Section 2.04 herein), contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

        (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates which evidence, Percentage Interests aggregating not less than 25% of the affected classes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Depositor or any Certificateholder; and

               (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

        Section 8.02. Certain Matters Affecting the Trustee.

        (a)    Except as otherwise provided in Section 8.01:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

               (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master

        Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

        (b) Following the issuance of the Certificates (and except as provided for in Section 2.04), the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Depositor or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Depositor or the Master Servicer.

        Section 8.04. Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

        (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

        (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

               (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

               (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

               (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

        No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein. Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

        Section 8.06. Eligibility Requirements for Trustee.

        The Trustee hereunder shall at all times be a national banking association or a New York banking corporation having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

        Section 8.07. Resignation and Removal of the Trustee.

        (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation then the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Depositor determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Depositor) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Depositor, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Depositor shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

        (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

        (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

        Section 8.08. Successor Trustee.

        (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

        (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

        (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

        Section 8.09. Merger or Consolidation of Trustee.

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

        Section 8.10. Appointment of Co-Trustee or Separate Trustee.

        (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

        (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

        (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

        (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        Section 8.11. Appointment of Custodians.

        The Trustee may, with the consent of the Master Servicer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor or the Master Servicer to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11. The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Institutional Trust Services/Structured Finance Services, RAMP 2002- SL1, for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                          ARTICLE IX

                                         TERMINATION

     Section 9.01. Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans.

        (a) Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Depositor to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

               (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

               (ii) the purchase by the Master Servicer of all Group I Loans and all property acquired in respect of any Group I Loan remaining in the Trust Fund and the purchase by the Master Servicer of all Group II Loans and all property acquired in respect of any Group II Loan remaining in the Trust Fund, in each case, at a price equal to 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan), to, but not including, the first day of the month in which such repurchase price is distributed; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; provided further, that, if the amount due under any Certificate shall not have been reduced to zero prior to the Maturity Date, the Master Servicer shall be required to terminate this Agreement in accordance with this clause (ii); and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any of REMIC I, REMIC II or REMIC III as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund relating to the Group I Loans, pursuant to clause (ii) above is conditioned upon the date of such purchase occurring on or after the Group I Optional Termination Date. The right of the Master Servicer to purchase all the assets of the Trust Fund relating to the Group II Loans, pursuant to clause (ii) above is conditioned upon the date of such purchase occurring on or after the Group II Optional Termination Date. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans being purchased. In addition, the Master Servicer shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on or after the Group I Optional Termination Date, the Master Servicer shall have the right, at its option, to purchase the Class A-I, Class M-I and Class B-I Certificates in whole, but not in part, at a price equal to the sum of the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon, or, with respect to the Class A-I-IO Certificates, on their Notional Amount, any previously unpaid Accrued Certificate Interest, and any unpaid Prepayment Interest Shortfall previously allocated thereto. On any Distribution Date on or after the Group II Optional Termination Date, the Master Servicer shall have the right, at its option, to purchase the Class A-II, Class M-II and Class B-II Certificates in whole, but not in part, at a price equal to the sum of the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon, any previously unpaid Accrued Certificate Interest, and any unpaid Prepayment Interest Shortfall previously allocated thereto. If the Master Servicer exercises this right to purchase the outstanding Class A-I, Class M-I and Class B-I Certificates, or Class A-II, Class M- II and Class B-II Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of these Certificates pursuant to this Article IX.

        (b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise  be  a  Distribution  Date)  upon  which  the  Certificateholders  may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

               (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

               (ii)   the amount of any such final payment, if known, and

               (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

        If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided. The Master Servicer shall provide to the Trustee written notification of any change to the anticipated Final Distribution Date as soon as practicable. If the Trust Fund is not terminated on the anticipated Final Distribution Date, for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

        (c) Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase, or (ii) if the Master Servicer elected to so repurchase, an amount equal to the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

        (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final
Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

        Section 9.02. Additional Termination Requirements.

        (a) Each of REMIC I, REMIC II and REMIC III, as the case may be, shall be terminated in accordance with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of any of REMIC I, REMIC II and REMIC III, as the case may be, to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding:

               (i) The Master Servicer shall establish a 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for each of REMIC I, REMIC II and REMIC III, under Section 860F of the Code and the regulations thereunder;

               (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

               (iii) If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash;

provided, however, that in the event that a calendar quarter ends after the commencement of the 90- day liquidation period but prior to the Final Distribution Date, the Master Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

        (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each of REMIC I, REMIC II and REMIC III at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                          ARTICLE X

                                       REMIC PROVISIONS

        Section 10.01.REMIC Administration.

        (a) The REMIC Administrator shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I. The REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The Class A-I, Class A-II, Class M-I, Class M-II, Class B-I and Class B-II Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated the sole class of "residual interests" in REMIC III. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

        (b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

        (c) The REMIC Administrator shall hold a Class R Certificate in each REMIC representing a 0.01% Percentage Interest of the Class R Certificates in each REMIC and shall be designated as the "tax matters person" with respect to each of REMIC I, REMIC II and REMIC III in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of each of REMIC I, REMIC II and REMIC III in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

        (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

        (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount, if any, and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

        (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties as more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code (except as provided in
Section 2.04) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or, unless the Master Servicer or the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer or the REMIC Administrator, as applicable, will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

        (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, on any contributions to any REMIC after the startup day therefor pursuant to Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this
Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

        (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

        (i) Following the startup day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any REMIC will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

        (j)  Neither  the Master  Servicer  nor the  Trustee  shall  (subject to
Section 10.01(f)) enter into any arrangement by which any of REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit any of REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

        (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the principal balance of each regular interest in each REMIC would be reduced to zero is June 25, 2032.

        (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

        (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for any REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to any REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     Section   10.02.Master   Servicer,    REMIC   Administrator   and   Trustee
          Indemnification.

        (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

        (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

        (c) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

        Section   10.04.Distributions   on  the  Uncertificated   REMIC  Regular
Interests.

        (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC Regular Interests, Uncertificated Accrued Interest on the Uncertificated REMIC Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date.

        (b) In determining from time to time the Uncertificated REMIC Regular Interest Distribution Amounts, Realized Losses allocated to the Class A-I-IO Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC Regular Interests on a pro rata basis based on the Uncertificated Accrued Interest for the related Distribution Date.

        (c) On each Distribution Date, the Trustee shall be deemed to distribute from the Trust Fund, in the priority set forth in Section 4.02(a), to the Class A-I-IO Certificates, the amounts distributable thereon from the Uncertificated REMIC Regular Interest Distribution Amounts deemed to have been received by the Trustee from the Trust Fund under this Section 10.04. The amount deemed distributable hereunder with respect to the Class A-I-IO Certificates shall equal 100% of the amounts payable with respect to the Uncertificated REMIC Regular Interests.

                                          ARTICLE XI

                                   MISCELLANEOUS PROVISIONS

        Section 11.01.Amendment.

        (a) This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

               (i)    to cure any ambiguity,

               (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

               (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I, REMIC II or REMIC III as REMICs at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

               (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

               (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the Trust Fund provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then- current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

               (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

        (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

               (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

               (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

        (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause REMIC I, REMIC II or REMIC III to fail to qualify as REMICs at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities and this agreement or otherwise; provided however, such consent shall not be unreasonably withheld.

        (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        (e) The Depositor shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the

Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the REMIC. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the REMIC, (ii) any such reserve fund shall be owned by the Depositor, and (iii) amounts transferred by the REMIC to any such reserve fund shall be treated as amounts distributed by the REMIC to the Depositor or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h). In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Depositor and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Depositor obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Depositor elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Depositor may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Depositor shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

        Section 11.02.Recordation of Agreement; Counterparts.

        (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

        (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 11.03.Limitation on Rights of Certificateholders.

        (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

        (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 11.04.Governing Law.

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 11.05. Notices.

        All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Depositor, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: President (RAMP), or such other address as may hereafter be furnished to the Master

Servicer and the Trustee in writing by the Depositor; (b) in the case of the Master Servicer, 2255 North Ontario Street, Burbank, California 91504-3120,
Attention:  Bond  Administration  or  such  other  address  as may be  hereafter furnished to the  Depositor  and the Trustee by the Master  Servicer in writing;
(c) in the case of the Trustee, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Residential Asset Mortgage Products Inc. Series 2002-SL1 or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee; (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041 Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Depositor, Trustee and Master Servicer by Standard & Poor's; and (e) in the case of Fitch, One State Street Plaza, New York, New York 10004, Attention: ABS Monitoring Department, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer in writing by Fitch. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

        Section 11.06.Notices to Rating Agencies.

        The Depositor, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and each Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

        (a)    a material change or amendment to this Agreement,

        (b)    the occurrence of an Event of Default,

     (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

        (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under 152 any such instrument,

     (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

     (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

     (g) a change in the location of the Custodial Account or the Certificate Account,

        (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

        (i)    the occurrence of the Final Distribution Date, and

        (j) the repurchase of or substitution for any Mortgage Loan, provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

        Section 11.07.Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        Section 11.08.Supplemental Provisions for Resecuritization.

        (a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Depositor or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Depositor may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Depositor, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement. Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Depositor shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.

               IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


[Seal]                                          RESIDENTIAL ASSET MORTGAGE
                                                PRODUCTS, INC.

Attest:                                         By:
        ---------------------------------------
        Name:  Lisa Lundsten                            Name: Randy Van Zee
        Title:  Vice President                          Title:  Vice President



[Seal]
                                                RESIDENTIAL FUNDING CORPORATION

Attest:                                         By:
        ---------------------------------------
        Name:  Randy Van Zee                            Name: Lisa Lundsten
        Title:   Director                               Title: Managing Director



[Seal]                                          JPMORGAN CHASE BANK
                                                                  as Trustee

Attest:
        ---------------------------------------
        Name:                                   By:
                                                   -----------------------------
        Title:                                          Name:
                                                        Title:

STATE OF MINNESOTA              )
                                ) ss.:
COUNTY OF HENNEPIN              )

               On the 20th day of June, 2002 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    Notary Public

                                                    -----------------

[Notarial Seal]

STATE OF MINNESOTA              )
                                ) ss.:
COUNTY OF HENNEPIN              )

               On the 20th day of June, 2002 before me, a notary public in and for said State, personally appeared Lisa Lundsten, known to me to be a Managing Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    Notary Public

                                                    ------------------

[Notarial Seal]

STATE OF NEW YORK               )
                                ) ss.:
COUNTY OF NEW YORK              )

               On the 20th day of June, 2002 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a _________________ of JPMorgan Chase Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    Notary Public

                                                    -------------------


[Notarial Seal]

                                          EXHIBIT A

     FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-I-PO] CERTIFICATE
                  AND [INTEREST ONLY/CLASS A-I-IO] CERTIFICATE

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]




Certificate No. [____]                          [____]% [Adjustable] [Variable] Pass-Through
                                      Rate
Class [A-___] Senior                            Percentage Interest: ____%
Date of Pooling and Servicing Agreement and     Aggregate Initial [Certificate Principal
Cut-off Date:                                   Balance] [Notional Amount] of the Class [A-
June 1, 2002                                    ___] Certificates: $________
First Distribution Date:                        [Initial] [Certificate Principal Balance]
July 25, 2002                                   [Notional Amount] of this Certificate:
                                                $[--------------]
Master Servicer:
Residential Funding Corporation
Assumed Final Distribution Date:                CUSIP
June 25, 2032                                   [______________]


                           MORTGAGE-BACKED PASS-THROUGH CERTIFICATE
                                       SERIES 2002-SL1

               evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc.-, the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A-__ Certificates] [Initial Notional Amount of all [Interest Only/Class A-I-IO] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Pooling and Servicing Agreement" or the "Agreement") among the Company, the Master Servicer and JPMorgan Chase Bank, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the related Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Notional Amount of the [Interest Only/Class A-I-IO] Certificates as of any date of determination is equal to the aggregate stated principal balance of the Mortgage Loans corresponding to the uncertificated REMIC regular interests represented by such [Interest Only/Class A-I-IO] Certificates.]

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

        This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new certificates of authorized denominations evidencing the same class and aggregate percentage interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan in a loan group or (ii) purchase in whole, but not in part, all of the Certificates related to a loan group from the Holders thereof; provided, that any such option may only be exercised if the pool Stated Principal Balance of the related Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than [five] [ten] percent of the Cut-off Date Principal Balance of the related Mortgage Loans.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:________________                             JPMORGAN CHASE BANK,
                                                   as Trustee

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class [A- ] Certificates referred to in the within-mentioned Agreement.

                                                   JPMORGAN CHASE BANK,
                                                   as Certificate Registrar

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory

                                          ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ----------------              -------------------------------------------
                                    Signature by or on behalf of assignor


                                    _________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________for the account of __________________ account number ______________-, or, if mailed by check, to
____________________________.   Applicable   statements   should  be  mailed  to
________________________.

        This information is provided by _____________________, the assignee named above, or ________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M- CERTIFICATES] [AND CLASS M- CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), (B) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION ("PTE") 94-29, 59 FED. REG. 14674 (MARCH 29, 1994), AS AMENDED BY PTE 97-34, 62 FED. REG. 39021 (JULY 21, 1997), AND PTE 2000-58, 65 FED. REG. 67765
(NOVEMBER 13, 2000) (THE "RFC EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE RFC EXEMPTION INCLUDING THAT SUCH CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY STANDARD & POOR'S, FITCH OR MOODY'S OR (C)(I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "COMPLYING INSURANCE COMPANY").

        IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

        ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(E) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


Certificate No. [____]                          [____]% [Variable] Pass-Through Rate
Class [M-___] Subordinate
Date of Pooling and Servicing Agreement and     Aggregate Certificate Principal Balance of the
Cut-off Date:                                   Class M Certificates: $_______________
June 1, 2002
First Distribution Date:                        Initial Certificate Principal Balance of this
July 25, 2002                                   Certificate:
                                                $[--------------]
Master Servicer:
Residential Funding Corporation
Assumed Final Distribution Date:                CUSIP
June 25, 2032                                   [______________]


                          MORTGAGE-BACKED PASS-THROUGH CERTIFICATE,
                                       SERIES 2002-SL1

               evidencing a percentage interest in any distributions allocable to the Class M-___ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-___ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June

1, 2002 (the "Pooling and Servicing Agreement" or the "Agreement") among the Company, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the related Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-___ Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        As described above, any transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that either (A) such transferee is not a Plan Investor, (B) it has acquired and is holding this Certificate in reliance on the RFC Exemption and that it understands that there are certain conditions to the availability of the RFC Exemption including that this Certificate must be rated, at the time of purchase, not lower than "BBB" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) the transferee is a Complying Insurance Company. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

        This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan in a loan group or (ii) purchase in whole, but not in part, all of the Certificates related to a loan group from the Holders thereof; provided, that any such option may only be exercised if the pool Stated Principal Balance of the related Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than [five] [ten] percent of the Cut-off Date Principal Balance of the related Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:________________                             JPMORGAN CHASE BANK,
                                                   as Trustee

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class [M- ] Certificates referred to in the within-mentioned Agreement.

                                                   JPMORGAN CHASE BANK,
                                                   as Certificate Registrar

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory

                                          ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ----------------             -------------------------------------------
                                   Signature by or on behalf of assignor


                                    ________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________for the account of __________________ account number ______________-, or, if mailed by check, to
____________________________.   Applicable   statements   should  be  mailed  to
________________________.

        This information is provided by _____________________, the assignee named above, or ________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M-__ CERTIFICATES [AND CLASS B-] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

        NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.



Certificate No. [____]                          [____]% [Variable] Pass-Through Rate
Class [B-___] Subordinate
Date of Pooling and Servicing Agreement and     Aggregate Certificate Principal Balance of the
Cut-off Date:                                   Class B-___ Certificates as of the Cut-off Date:
June 1, 2002                                    $________
First Distribution Date:                        Initial Certificate Principal Balance of this
July 25, 2002                                   Certificate:
                                                $[--------------]
Master Servicer:
Residential Funding Corporation
Assumed Final Distribution Date:                CUSIP
June 25, 2032                                   [______________]


                          MORTGAGE-BACKED PASS-THROUGH CERTIFICATE,
                                       SERIES 2002-SL1

               evidencing a percentage interest in any distributions allocable to the Class B-___ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-___ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the

"Pooling and Servicing Agreement" or the "Agreement") among the Company, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B-__ Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by Section 5.02(e) of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan in a loan group or (ii) purchase in whole, but not in part, all of the Certificates related to a loan group from the Holders thereof; provided, that any such option may only be exercised if the pool Stated Principal Balance of the related Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than [five] [ten] percent of the Cut-off Date Principal Balance of the related Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:________________                             JPMORGAN CHASE BANK,
                                                   as Trustee

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class B-___ Certificates referred to in the within-mentioned Agreement.

                                                   JPMORGAN CHASE BANK,
                                                   as Certificate Registrar

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory

                                          ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ----------------              -------------------------------------------
                                    Signature by or on behalf of assignor


                                    ________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________for the account of __________________ account number ______________-, or, if mailed by check, to
____________________________.   Applicable   statements   should  be  mailed  to
________________________.

        This information is provided by _____________________, the assignee named above, or ________________, as its agent.

                                          EXHIBIT D

                                 FORM OF CLASS R CERTIFICATE

        THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON- UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

        NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

        ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY

SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION  1381(A)(2)(C)  OF THE CODE,  (E) AN ELECTING  LARGE  PARTNERSHIP  UNDER
SECTION 775(A) OF THE CODE (ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



Certificate No. [____]                          [____]% [Variable] Pass-Through Rate
Class [R-___] Subordinate
Date of Pooling and Servicing Agreement and     Aggregate Initial Certificate Principal Balance
Cut-off Date:                                   of the Class R-___ Certificates: [$100.00]
June 1, 2002
First Distribution Date:                        Initial Certificate Principal Balance of this
July 25, 2002                                   Certificate:
                                                $[--------------]
Master Servicer:                                Percentage Interest: _____%
Residential Funding Corporation
Assumed Final Distribution Date:                CUSIP
June 25, 2032                                   [______________]


                          MORTGAGE-BACKED PASS-THROUGH CERTIFICATE,
                                       SERIES 2002-SL1

               evidencing a percentage interest in any distributions allocable to the Class R[-__] Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that is ____________________ the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R[-__] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the

"Pooling and Servicing Agreement" or the "Agreement") among the Company, the Master Servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R-__ Certificates on such Distribution Date.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

        No transfer of this Class R-__ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by Section 5.02(e) of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other Person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several Classes designated as Mortgage-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan in a loan group or (ii) purchase in whole, but not in part, all of the Certificates related to a loan group from the Holders thereof; provided, that any such option may only be exercised if the pool Stated Principal Balance of the related Mortgage Loans as of the

Distribution Date upon which the proceeds of any such purchase are distributed is less than [five] [ten] percent of the Cut-off Date Principal Balance of the related Mortgage Loans.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:________________                             JPMORGAN CHASE BANK,
                                                   as Trustee

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class [R- ] Certificates referred to in the within-mentioned Agreement.

                                                   JPMORGAN CHASE BANK,
                                                   as Certificate Registrar

                                                   By:
                                                      --------------------------
                                                   Authorized Signatory

                                          ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ----------------              -------------------------------------------
                                    Signature by or on behalf of assignor


                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________for the account of __________________ account number ______________-, or, if mailed by check, to
____________________________.   Applicable   statements   should  be  mailed  to
________________________.

        This information is provided by _____________________, the assignee named above, or ________________, as its agent.

                                          EXHIBIT E

                               CUSTODIAL AGREEMENT

               THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of June 1, 2002, by and among JPMORGAN CHASE BANK, as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as company (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                W I T N E S S E T H   T H A T :
                                - - - - - - - - - -   - - - -

               WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of June 1, 2002, relating to the issuance of Residential Asset Mortgage Products, Inc., Mortgage-Backed Pass-Through Certificates, Series 2002-SL1 (as in effect on the date of this Agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

               WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                          ARTICLE II

                          Custody of Mortgage Documents

               Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

               Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

               Section 2.3.  Review of Mortgage Files.
                             ------------------------

               (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

               (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection
(c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

               (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

               Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

               Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

               Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

               From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

               Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                                   Concerning the Custodian

               Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

               Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

               Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

               Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

               Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

               Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

               Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                          ARTICLE IV

                                   Miscellaneous Provisions

               Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

               Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

               SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

               IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                           JPMORGAN CHASE BANK,
                                                   as Trustee


450 West 33rd Street - 14th Floor
New York, New York 10001                    By:_________________________________
                                                   Name:
                                                   Title:


Address:                                           RESIDENTIAL ASSET MORTGAGE
                                                   PRODUCTS, INC.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                   By:__________________________
                                                   Name:
                                                   Title:


Address:                                           RESIDENTIAL FUNDING
                                                 CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                   By:__________________________
                                                   Name:
                                                   Title:

Address:                                           WELLS FARGO BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION
Mortgage Document Custody
One Meridian Crossings - 3rd Floor
Richfield, Minnesota 55423
                                                   By:__________________________
                                                   Name:
                                                   Title:

STATE OF NEW YORK     )
                             )ss.:
COUNTY OF NEW YORK           )


               On the ____ day of June, 2002, before me, a notary public in and for said State, personally appeared _____________, known to me to be a _______________ of JPMorgan Chase Bank, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ----------------------------
                                                      Notary Public

[SEAL]

STATE OF MINNESOTA           )
                             ) ss.:
COUNTY OF HENNEPIN           )


               On the ___ day of June, 2002, before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ----------------------------
                                                        Notary Public
[Notarial Seal]




STATE OF MINNESOTA           )
                             ) ss.:
COUNTY OF HENNEPIN           )


               On the ____ day of June, 2002, before me, a notary public in and for said State, personally appeared, ____________, known to me to be a _____________ of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above wr.tten.


                                                ------------------------
                                                       Notary Public

[Notarial Seal]

STATE OF MINNESOTA           )
                             ) ss.:
COUNTY OF HENNEPIN           )


               On the ____ day of June, 2002, before me, a notary public in and for said State, personally appeared ___________, known to me to be an ______________ of Wells Fargo Bank Minnesota, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             ------------------------------
                                             Notary Public

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION

                                                   June 20, 2002


JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001


Attention: Residential Asset Mortgage Products, Inc., Series 2002-SL1

     Re: Custodial Agreement, dated as of June 1, 2002, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, National Association, relating to Mortgage-Backed Pass-Through Certificates, Series 2002-SL1

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or an original Lost Note Affidavit with a copy of the related Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                   WELLS FARGO BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION


                                                   By:_________________________
                                                   Name:_______________________
                                                   Title:______________________

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                   _____________ __, 2002


JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001


Attention: Residential Asset Mortgage Products, Inc., Series 2002-SL1

     Re: Custodial Agreement, dated as of June 1, 2002, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, National Association, relating to Mortgage-Backed Pass-Through Certificates, Series 2002-SL1

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                   WELLS FARGO BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION


                                                   By:_________________________
                                                   Name:_______________________
                                                   Title:______________________

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                   _____________ __, 2002


JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001


Attention: Residential Asset Mortgage Products, Inc., Series 2002-SL1

     Re: Custodial Agreement, dated as of June 1, 2002, by and among JPMorgan Chase Bank, Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, National Association, relating to Mortgage-Backed Pass-Through Certificates, Series 2002-SL1

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents referred to in Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                   WELLS FARGO BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION


                                                   By:_________________________
                                                   Name:_______________________
                                                   Title:______________________

                                         EXHIBIT F-1

                                    GROUP I LOAN SCHEDULE


  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 12.32.11           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RAMP 2002-SL1 FIXED                            CUTOFF : 06/01/02
  POOL       : 0004593
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ---------------------------------------------------------------------------

      1049163                              .3750
       96,758.79                          .0800
            8.1250                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1196379                              .2500
      213,480.54                          .0800
           11.2500                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200

      1241940                              .2500
      218,694.28                          .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.0000                        2.7950

      1275740                              .2500
      224,794.85                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1280831                              .2500
      164,323.25                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1282536                              .2500
      112,566.64                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      1284073                              .2500
      251,541.92                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1284081                              .2500
      214,362.16                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1286768                              .2500
      292,778.23                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1287792                              .2500
      298,638.77                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1288012                              .2500
       77,073.83                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1288037                              .2500
       80,424.27                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1288211                              .2500
      148,865.36                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1288467                              .2500
      220,392.66                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      1288896                              .2500
      216,105.24                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1288927                              .3750
       89,429.30                          .0800
            8.7500                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1289097                              .2500
      295,300.47                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1289275                              .2500
      331,639.51                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1290135                              .2500
      209,867.85                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1290527                              .2500
      207,934.23                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1290573                              .6250
      172,549.95                          .0800
            8.8750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1290644                              .5000
      112,764.48                          .0800
            8.8750                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      1291008                              .2500
      308,751.29                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1291127                              .2500
      204,459.88                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1291244                              .5000
      263,609.94                          .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1291291                              .1250
       85,991.22                          .0800
            8.3750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1291348                              .1250
      206,889.16                          .0800
            8.3750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1291360                              .1250
      231,609.33                          .0800
            8.3750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1291598                              .2500
      192,518.22                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1291869                              .3750
      234,665.92                          .0800
            8.7500                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      1291891                              .2500
      233,415.49                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1291925                              .5500
      187,290.26                          .0800
            8.7500                         .0000
            8.2000                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1291986                              .2500
      155,419.57                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1292100                              .3750
      198,671.73                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1292120                              .2500
      199,180.13                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1292123                              .1250
      188,402.62                          .0800
            8.5000                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1292150                              .1250
      224,689.75                          .0800
            8.6250                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1292163                              .1250
      567,096.79                          .0800
            8.5000                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      1292666                              .2500
      170,844.53                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1292678                              .2500
      226,416.04                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1292855                              .2500
      152,611.14                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1292862                              .5500
      224,752.92                          .0800
            8.7500                         .0000
            8.2000                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1292948                              .2500
      195,385.23                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1293022                              .3750
      318,464.38                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1293057                              .2500
      105,811.44                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1293101                              .2500
      226,013.51                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1293649                              .2500
      295,298.51                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1293697                              .2500
      231,405.14                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1293719                              .2500
       80,664.18                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1294261                              .1250
       37,952.91                          .0800
            8.7500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1294407                              .2500
      190,057.53                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1294636                              .2500
      233,635.76                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1294959                              .2500
       71,435.52                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1295092                              .2500
      111,989.52                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1295276                              .2500
      501,964.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1295568                              .2500
      160,828.70                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1295607                              .6250
      207,938.25                          .0800
            8.8750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1295774                              .2500
      232,691.33                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1295891                              .5000
      625,533.01                          .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1296148                              .1250
      164,161.76                          .0800
            8.3750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1296243                              .2500
      125,919.57                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1296259                              .2500
      335,694.35                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1298368                              .2500
       52,077.82                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1298410                              .2500
      111,970.02                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1299634                              .2500
      134,143.88                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1299655                              .2500
      266,199.42                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1300255                              .5000
       72,023.80                          .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1300538                              .2500
      117,309.91                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1300780                              .6250
      357,405.69                          .0800
            9.0000                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1300923                              .3750
      195,041.29                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1300975                              .2500
      196,595.79                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1301117                              .2500
      126,469.70                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1301415                              .1250
      232,207.23                          .0800
            8.2500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1301445                              .5500
      214,529.99                          .0800
            8.7500                         .0000
            8.2000                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1301461                              .3750
       48,402.00                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1301584                              .5000
      192,711.94                          .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1301599                              .5500
      127,999.31                          .0800
            8.7500                         .0000
            8.2000                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1301661                              .2500
      289,438.26                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1301677                              .3750
      297,677.20                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1301692                              .2500
      232,566.94                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1301894                              .2500
      312,469.15                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1302081                              .2500
      353,986.10                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1302286                              .2500
      185,859.50                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1302376                              .2500
       25,026.73                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1302788                              .1250
      202,363.89                          .0800
            8.3750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1302980                              .2500
       27,722.46                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1303178                              .6250
       42,737.16                          .0800
            8.7500                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1303204                              .3750
      200,604.41                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1303235                              .1250
      133,547.20                          .0800
            8.8750                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1303241                              .1250
      174,795.87                          .0800
            9.2500                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1303345                              .2500
      232,134.61                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1303366                              .2500
      311,596.24                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1303501                              .2500
       77,076.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1303519                              .3750
       92,966.91                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1304100                              .2500
      181,956.04                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1304111                              .3750
      224,720.53                          .0800
            8.5000                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1304120                              .2500
      190,133.22                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1304204                              .2500
      247,620.90                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1304210                              .2500
       93,758.99                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1304229                              .2500
      436,700.48                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1304399                              .2500
      192,774.07                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1304410                              .2500
      227,715.08                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1305045                              .2500
      357,650.80                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1308196                              .2500
      100,698.63                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1308918                              .2500
      136,911.32                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1309638                              .2500
      193,547.52                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1310024                              .2500
      206,112.09                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1310485                              .2500
       92,952.16                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1310832                              .6250
      141,086.58                          .0800
            9.2500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1311186                              .2500
      104,407.51                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700
1



      1311215                              .2500
      519,803.43                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1311670                              .2500
      199,869.19                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1311736                              .2500
      122,382.18                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1311781                              .2500
      300,689.30                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1312000                              .2500
      121,522.13                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1312142                              .2500
      148,762.17                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1312987                              .6250
      312,800.64                          .0800
            8.8750                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1313016                              .2500
      202,090.05                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      1313209                              .2500
      217,702.33                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1313253                              .1250
      284,369.50                          .0800
            8.7500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1313527                              .2500
      339,304.03                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1315223                              .2500
      102,457.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1316571                              .3750
      209,871.40                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1318101                              .2500
      243,623.14                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1318556                              .2500
      441,053.71                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1318581                              .2500
      235,725.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1318660                              .2500
      255,890.78                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1319113                              .5000
      246,815.87                          .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1319120                              .2500
       89,897.41                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1319234                              .2500
       83,730.73                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1319462                              .2500
      275,636.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1319485                              .5000
      211,177.43                          .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1319567                              .2500
      302,329.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1319593                              .3750
      301,901.59                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1319736                              .2500
      227,938.04                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1319855                              .2500
      129,401.56                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1319866                              .2500
      301,506.40                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1320040                              .2500
      191,907.23                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1320171                              .2500
      338,833.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1320569                              .2500
      197,416.41                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1320986                              .2500
      224,111.24                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1321049                              .2500
      304,852.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1321139                              .2500
      149,949.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1321346                              .3750
      445,582.33                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1321577                              .2500
      203,456.68                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1321594                              .2500
       63,063.34                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1321931                              .5000
      201,967.42                          .0800
            8.2500                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1321941                              .3750
      148,683.08                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1321947                              .2500
      141,473.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322051                              .3750
      164,918.12                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1322061                              .2500
      263,119.44                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322078                              .2500
      206,498.23                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322242                              .3750
      226,912.98                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322436                              .3750
      266,992.00                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322496                              .2500
      284,427.29                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322636                              .2500
      388,213.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322761                              .2500
      890,869.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322777                              .7500
      168,560.13                          .0800
            8.7500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1322922                              .3750
      296,721.39                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1322931                              .2500
      278,427.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1323072                              .3750
      324,546.10                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1323077                              .2500
      226,869.56                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1323189                              .2500
      175,780.75                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1323286                              .5000
      298,256.66                          .0800
            8.2500                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1323379                              .2500
      278,819.89                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1323475                              .2500
      143,943.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1323533                              .2500
      400,802.55                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1323574                              .2500
      248,725.61                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1323637                              .2500
      267,279.45                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1323717                              .2500
      329,836.69                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1323748                              .2500
      202,418.58                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1323779                              .2500
      360,259.04                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1323865                              .2500
      314,484.34                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1323965                              .2500
      264,295.16                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1323976                              .3750
      124,563.26                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1323980                              .2500
       80,966.25                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1324046                              .2500
      260,777.82                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324073                              .2500
      100,739.88                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324168                              .2500
      213,823.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324257                              .2500
      141,993.68                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1324273                              .2500
      288,207.99                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324286                              .5000
       66,316.08                          .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1324296                              .2500
      211,293.03                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324306                              .5000
      127,791.64                          .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324397                              .2500
       75,987.07                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1324399                              .2500
      208,138.96                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324443                              .2500
      187,468.67                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324472                              .3750
      300,917.13                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324478                              .2500
       81,873.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324525                              .5000
      131,963.08                          .0800
            8.5000                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1324544                              .5000
      146,375.87                          .0800
            8.5000                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1324546                              .5000
       42,050.15                          .0800
            8.3750                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1324547                              .2500
      293,188.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324589                              .2500
       39,976.69                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1324667                              .2500
      299,580.30                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1324687                              .3750
      178,594.31                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324724                              .2500
      281,222.34                          .0800
            7.9000                         .0000
            7.6500                         .0000
            7.5700                         .0000
            7.0000                         .5700

      1324763                              .2500
      284,353.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1324869                              .2500
      157,283.39                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324874                              .2500
      317,535.65                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324928                              .2500
      229,498.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1324994                              .3750
      255,890.78                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325006                              .2500
      153,247.46                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1325108                              .1250
      229,840.61                          .0800
            7.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325112                              .1250
      628,591.25                          .0800
            7.8750                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1325160                              .2500
      400,038.16                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1325185                              .2500
      114,188.62                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1325242                              .3750
      202,968.23                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325346                              .1250
      118,268.77                          .0800
            7.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325357                              .1250
      281,801.12                          .0800
            7.8750                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1325362                              .1250
      356,642.27                          .0800
            8.0000                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1325367                              .1250
      189,397.60                          .0800
            8.1250                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1325438                              .3750
      186,683.58                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325523                              .2500
      190,358.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1325537                              .2500
      113,293.83                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1325665                              .2500
      309,788.53                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325701                              .2500
      348,485.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325773                              .3750
      228,051.95                          .0800
            8.2500                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1325775                              .3750
      212,988.88                          .0800
            8.2500                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1325814                              .2500
      263,660.40                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1325835                              .3750
       60,558.97                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1325902                              .2500
      196,716.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1325964                              .2500
      207,788.03                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1325971                              .3750
      147,897.39                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326045                              .5000
      237,946.44                          .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326068                              .2500
      258,257.43                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326069                              .2500
      205,091.46                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326106                              .2500
      221,310.12                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326110                              .2500
      339,244.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326116                              .3750
      195,976.33                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1326136                              .2500
      198,322.49                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326207                              .2500
      234,043.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326221                              .2500
      256,398.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326249                              .2500
      252,242.72                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1326404                              .2500
      190,896.26                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1326421                              .2500
      206,645.06                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326575                              .3750
      187,842.01                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326731                              .2500
      129,472.15                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1326732                              .3750
      302,343.66                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1326760                              .5000
       92,058.90                          .0800
            8.3750                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1327166                              .2500
      214,138.83                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327211                              .2500
      224,515.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327235                              .2500
      182,905.38                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327246                              .2500
      324,212.23                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327267                              .3750
      194,364.88                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327419                              .8750
      102,154.70                          .0800
            8.5000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1327426                              .6250
       55,447.23                          .0800
            8.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327432                              .7500
      156,565.61                          .0800
            8.3750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327446                              .2500
      298,573.15                          .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                         .0000
            7.0000                         .6600

      1327682                              .1250
      122,327.20                          .0800
            7.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327686                              .1250
      177,966.40                          .0800
            7.7500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327840                              .2500
      213,823.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1327845                              .2500
      144,785.25                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1327847                              .2500
      466,142.52                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1327848                              .5000
      184,080.81                          .0800
            8.1250                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1328223                              .2500
      216,884.04                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1328563                              .2500
      231,923.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1328707                              .2500
      219,167.90                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1328815                              .2500
      226,290.70                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1328846                              .3750
      266,280.88                          .0800
            8.0000                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1328910                              .2500
      401,845.31                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1328913                              .2500
      231,275.76                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1329234                              .2500
      283,915.01                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1329280                              .2500
       69,629.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1329390                              .2500
      228,230.46                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1329585                              .2500
      482,258.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1382823                              .2500
      113,343.44                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1384713                              .2500
       54,581.60                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1386245                              .1700
      213,344.08                          .0800
            8.3750                         .0000
            8.2050                         .0000
            8.1250                         .0000
            7.0000                        1.1250

      1387556                             1.2250
      103,825.91                          .0800
           10.1000                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950
1



      1389935                              .2500
      195,366.90                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1390809                              .2500
      234,953.76                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1393984                              .1700
      212,278.04                          .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.0000                         .8750

      1393992                              .1700
       93,749.61                          .0800
            9.7500                         .0000
            9.5800                         .0000
            9.5000                         .0000
            7.0000                        2.5000

      1394358                              .2500
      243,756.31                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1394364                              .1700
       54,940.51                          .0800
            8.8750                         .0000
            8.7050                         .0000
            8.6250                         .0000
            7.0000                        1.6250

      1394418                              .1700
      115,404.04                          .0800
            9.2500                         .0000
            9.0800                         .0000
            9.0000                         .0000
            7.0000                        2.0000

      1394443                              .2500
      333,342.44                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200
1



      1394517                              .2500
      114,656.81                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1396976                              .2500
      158,328.16                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1396998                              .2500
       19,623.72                          .0800
            8.8000                         .0000
            8.5500                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1397009                              .2500
      414,704.98                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1397275                              .2500
      166,011.10                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1397321                              .2500
      250,387.75                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1397331                              .2500
      245,496.07                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1397342                              .2500
      193,420.27                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1397343                              .2500
      204,477.34                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1397354                              .2500
       59,526.81                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1397357                              .2500
      111,082.16                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1397395                              .1700
       90,393.19                          .0800
            8.5000                         .0000
            8.3300                         .0000
            8.2500                         .0000
            7.0000                        1.2500

      1397408                              .1700
       58,935.55                          .0800
            8.1250                         .0000
            7.9550                         .0000
            7.8750                         .0000
            7.0000                         .8750

      1397520                              .1250
      213,679.98                          .0800
            9.2500                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1397527                              .2500
      289,069.01                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1400985                              .5000
       20,187.59                          .0800
           12.2500                         .0000
           11.7500                         .0000
           11.6700                         .0000
            7.0000                        4.6700
1



      1415510                              .2500
       59,621.26                          .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950

      1436538                              .5000
       15,957.55                          .0800
            8.7500                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1449218                              .2500
      228,357.71                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1450604                              .5000
       74,168.78                          .0800
            9.3750                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1456499                              .5000
      171,271.88                          .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.0000                        2.4200

      1462873                              .5000
      326,469.63                          .0800
            9.6250                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1467810                              .5000
      101,629.20                          .0800
            8.3750                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1470543                              .2500
      209,424.57                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      1474159                              .2500
      328,681.32                          .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.0000                        2.1700

      1475637                              .2500
      238,689.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1479279                              .5000
       46,537.91                          .0800
           11.5000                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200

      1479425                              .5000
       57,479.00                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1479467                              .5000
       24,806.22                          .0800
           11.8750                         .0000
           11.3750                         .0000
           11.2950                         .0000
            7.0000                        4.2950

      1482749                              .5000
       34,615.18                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1485795                              .2500
       51,361.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1487577                              .5000
       13,080.83                          .0800
            9.3750                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950
1



      1487701                              .5000
       76,942.51                          .0800
            9.0000                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1488516                              .5000
       57,668.78                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1488699                              .5000
       76,382.56                          .0800
            9.8750                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950

      1489318                              .5000
       94,504.95                          .0800
            9.7500                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.0000                        2.1700

      1490067                              .5000
       71,797.99                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1490323                              .5000
       60,631.50                          .0800
           11.0000                         .0000
           10.5000                         .0000
           10.4200                         .0000
            7.0000                        3.4200

      1490357                              .5000
       48,220.00                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1490534                              .5000
       44,629.40                          .0800
           12.3750                         .0000
           11.8750                         .0000
           11.7950                         .0000
            7.0000                        4.7950
1



      1491042                              .5000
       60,360.47                          .0800
            8.7500                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1491368                              .5000
       98,092.85                          .0800
            9.9000                         .0000
            9.4000                         .0000
            9.3200                         .0000
            7.0000                        2.3200

      1491394                              .5000
      100,132.01                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1492030                              .2500
      343,343.26                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1493833                              .5000
      170,730.02                          .0800
            8.5000                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1493904                              .2500
      341,456.98                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1493917                              .5000
       58,962.09                          .0800
           10.5000                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.0000                        2.9200

      1494777                              .5000
       24,971.54                          .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.0000                        2.4200
1



      1496019                              .5000
      135,453.16                          .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.0000                        2.4200

      1496767                              .5000
       45,815.83                          .0800
            9.5000                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1496798                              .5000
      110,484.49                          .0800
            8.8000                         .0000
            8.3000                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1496799                              .5000
      117,551.48                          .0800
            8.7000                         .0000
            8.2000                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1497458                              .5000
       63,923.91                          .0800
           11.0000                         .0000
           10.5000                         .0000
           10.4200                         .0000
            7.0000                        3.4200

      1497685                              .5000
       83,251.56                          .0800
            8.8750                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1498020                              .5000
      139,176.31                          .0800
           11.6500                         .0000
           11.1500                         .0000
           11.0700                         .0000
            7.0000                        4.0700

      1498033                              .5000
      288,852.20                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700
1



      1498044                              .5000
       44,682.66                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1498049                              .5000
       59,589.28                          .0800
            9.5000                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1498233                              .5000
       74,017.47                          .0800
           10.6250                         .0000
           10.1250                         .0000
           10.0450                         .0000
            7.0000                        3.0450

      1498486                              .5000
       61,394.26                          .0800
            9.8750                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950

      1498809                              .5000
      127,745.17                          .0800
            8.3000                         .0000
            7.8000                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1498816                              .5000
       86,710.96                          .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.0000                        2.4200

      1499042                              .5000
      189,001.35                          .0800
           11.1500                         .0000
           10.6500                         .0000
           10.5700                         .0000
            7.0000                        3.5700

      1499110                              .2500
      279,912.05                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      1499334                              .2500
      279,133.08                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1499349                              .5000
       75,679.20                          .0800
            8.8750                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1499630                              .5000
       72,921.37                          .0800
            9.8750                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950

      1499661                              .5000
      162,041.58                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1500238                              .5000
      289,283.87                          .0800
            8.0000                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1500394                              .5000
       30,815.35                          .0800
            9.5000                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1500471                              .5000
       34,297.25                          .0800
            9.6250                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1500481                              .5000
       62,757.50                          .0800
            8.9010                         .0000
            8.4010                         .0000
            8.3210                         .0000
            7.0000                        1.3210
1



      1500486                              .5000
      133,244.69                          .0800
            8.9010                         .0000
            8.4010                         .0000
            8.3210                         .0000
            7.0000                        1.3210

      1500488                              .5000
       22,676.71                          .0800
           12.2500                         .0000
           11.7500                         .0000
           11.6700                         .0000
            7.0000                        4.6700

      1500527                              .5000
       77,089.49                          .0800
           11.3750                         .0000
           10.8750                         .0000
           10.7950                         .0000
            7.0000                        3.7950

      1500769                              .5000
       57,422.78                          .0800
           11.0000                         .0000
           10.5000                         .0000
           10.4200                         .0000
            7.0000                        3.4200

      1501057                              .5000
       69,687.66                          .0800
           10.9990                         .0000
           10.4990                         .0000
           10.4190                         .0000
            7.0000                        3.4190

      1501490                              .5000
      111,215.16                          .0800
            9.4000                         .0000
            8.9000                         .0000
            8.8200                         .0000
            7.0000                        1.8200

      1502155                              .5000
       37,841.91                          .0800
           10.6250                         .0000
           10.1250                         .0000
           10.0450                         .0000
            7.0000                        3.0450

      1502214                              .5000
       53,167.65                          .0800
           10.9000                         .0000
           10.4000                         .0000
           10.3200                         .0000
            7.0000                        3.3200
1



      1502291                              .5000
       91,909.58                          .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.0000                        2.4200

      1502295                              .5000
       45,952.25                          .0800
            9.8750                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950

      1502302                              .5000
       47,177.48                          .0800
           10.1250                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.0000                        2.5450

      1502415                              .5000
       64,866.85                          .0800
           10.5000                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.0000                        2.9200

      1502845                              .5000
       48,035.46                          .0800
           11.6250                         .0000
           11.1250                         .0000
           11.0450                         .0000
            7.0000                        4.0450

      1503044                              .5000
       53,549.13                          .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.0000                        2.4200

      1503180                              .5000
      119,035.19                          .0800
            9.7500                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.0000                        2.1700

      1503285                              .5000
      339,263.13                          .0800
           11.8750                         .0000
           11.3750                         .0000
           11.2950                         .0000
            7.0000                        4.2950
1



      1504069                              .2500
       87,285.41                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1504253                              .2500
      230,128.45                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1504269                              .5000
      149,623.26                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1504485                              .5000
       30,875.73                          .0800
            9.6250                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1504570                              .5000
       20,452.55                          .0800
           12.6250                         .0000
           12.1250                         .0000
           12.0450                         .0000
            7.0000                        5.0450

      1504796                              .5000
       22,225.32                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1504970                              .5000
       50,840.61                          .0800
           12.0500                         .0000
           11.5500                         .0000
           11.4700                         .0000
            7.0000                        4.4700

      1505279                              .5000
      102,270.11                          .0800
            9.3750                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950
1



      1505426                              .5000
       77,620.96                          .0800
           11.6250                         .0000
           11.1250                         .0000
           11.0450                         .0000
            7.0000                        4.0450

      1505671                              .5000
       54,204.01                          .0800
           10.5000                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.0000                        2.9200

      1505918                              .6250
      448,168.78                          .0800
            8.2500                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1506159                              .2500
      111,580.93                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1506194                              .5000
       53,068.81                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1506213                              .5000
      104,785.48                          .0800
           11.5000                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200

      1506293                              .5000
       75,093.51                          .0800
           11.5000                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200

      1506763                              .5000
       23,779.91                          .0800
            9.6250                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450
1



      1506860                              .5000
       29,133.31                          .0800
           10.1250                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.0000                        2.5450

      1507133                              .2500
       63,988.48                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1507300                              .2500
      301,329.48                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1508172                              .2500
      576,583.61                          .0300
            7.0500                         .0000
            6.8000                         .0000
            6.7700                         .0000
            6.7700                         .0000

      1508173                              .2500
      320,284.54                          .0300
            7.0500                         .0000
            6.8000                         .0000
            6.7700                         .0000
            6.7700                         .0000

      1508176                              .2500
      230,628.28                          .0500
            7.3000                         .0000
            7.0500                         .0000
            7.0000                         .0000
            7.0000                         .0000

      1508177                              .2500
      398,101.68                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1508187                              .2500
      220,980.14                          .0800
            7.6500                         .0000
            7.4000                         .0000
            7.3200                         .0000
            7.0000                         .3200
1



      1508191                              .2500
      224,723.01                          .0800
            7.6500                         .0000
            7.4000                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1508199                              .2500
      220,422.09                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1508369                              .5000
       37,839.51                          .0800
           10.5000                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.0000                        2.9200

      1508456                              .2500
      128,771.05                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1508907                              .5000
       35,939.64                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1509007                              .5000
       72,091.72                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1509069                              .5000
       61,799.03                          .0800
           11.8750                         .0000
           11.3750                         .0000
           11.2950                         .0000
            7.0000                        4.2950

      1509130                              .2500
       92,335.03                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      1509169                              .5000
       50,087.92                          .0800
           10.7500                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.0000                        3.1700

      1509306                              .2500
      191,345.66                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1509503                              .5000
       95,682.65                          .0800
           10.9900                         .0000
           10.4900                         .0000
           10.4100                         .0000
            7.0000                        3.4100

      1509615                              .5000
       72,141.68                          .0800
           11.0000                         .0000
           10.5000                         .0000
           10.4200                         .0000
            7.0000                        3.4200

      1509722                              .5000
      195,683.17                          .0800
            9.8750                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950

      1509786                              .5000
       44,787.02                          .0800
           11.1250                         .0000
           10.6250                         .0000
           10.5450                         .0000
            7.0000                        3.5450

      1509811                              .2500
      342,934.96                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1509943                              .5000
      120,117.63                          .0800
            9.8750                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950
1



      1511284                              .2500
      237,127.02                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1511319                              .5000
       25,759.91                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1511584                              .5000
      112,193.43                          .0800
           10.1250                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.0000                        2.5450

      1511764                              .2500
      295,698.35                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1512081                              .5000
       57,705.91                          .0800
           12.2500                         .0000
           11.7500                         .0000
           11.6700                         .0000
            7.0000                        4.6700

      1512110                              .5000
       35,633.15                          .0800
           11.5000                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200

      1512324                              .5000
       57,910.34                          .0800
           11.8750                         .0000
           11.3750                         .0000
           11.2950                         .0000
            7.0000                        4.2950

      1512419                              .5000
       84,495.99                          .0800
           11.5000                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200
1



      1512537                              .2500
      218,477.19                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1512936                              .2500
      233,791.64                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1512994                              .2500
      138,628.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1513122                              .2500
      232,594.47                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1513163                              .5000
       64,775.49                          .0800
           11.2500                         .0000
           10.7500                         .0000
           10.6700                         .0000
            7.0000                        3.6700

      1513190                              .2500
       81,081.72                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1513353                              .5000
       39,395.35                          .0800
            9.9900                         .0000
            9.4900                         .0000
            9.4100                         .0000
            7.0000                        2.4100

      1513451                              .5000
       81,549.69                          .0800
           10.2500                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.0000                        2.6700
1



      1513599                              .2500
      225,112.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1513609                              .2500
      260,049.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1513618                              .2500
      192,912.16                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      1513620                              .2500
      305,733.10                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1513622                              .2500
      317,661.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1513627                              .2500
      285,943.14                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1513631                              .2500
      390,786.27                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1513689                              .2500
      312,794.33                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      1513698                              .2500
      260,961.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1513814                              .2500
      235,012.37                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1513843                              .2500
      294,528.56                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1513845                              .5000
       48,802.66                          .0800
           11.8750                         .0000
           11.3750                         .0000
           11.2950                         .0000
            7.0000                        4.2950

      1514016                              .5000
       39,048.06                          .0800
           10.2500                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.0000                        2.6700

      1514149                              .2500
      313,516.36                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1514153                              .2500
      374,541.75                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1514185                              .2500
      227,504.70                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      1514189                              .2500
      206,652.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1514287                              .2500
      205,869.82                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1514328                              .2500
      285,260.44                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1514439                              .2500
      219,913.05                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1514685                              .5000
       40,215.57                          .0800
           11.6250                         .0000
           11.1250                         .0000
           11.0450                         .0000
            7.0000                        4.0450

      1514786                              .2500
       78,903.51                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1514850                              .2500
       98,683.61                          .0800
            8.0500                         .0000
            7.8000                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1514857                              .2500
      286,212.23                          .0800
            8.2000                         .0000
            7.9500                         .0000
            7.8700                         .0000
            7.0000                         .8700
1



      1514978                              .2500
      227,474.33                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1515001                              .5000
       60,713.07                          .0800
           10.5000                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.0000                        2.9200

      1515034                              .5000
      128,409.84                          .0800
           10.2500                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.0000                        2.6700

      1515041                              .5000
       75,781.33                          .0800
           10.2500                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.0000                        2.6700

      1515123                              .2500
      340,061.77                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1515233                              .2500
      242,949.93                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1515274                              .5000
       57,753.36                          .0800
           10.5000                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.0000                        2.9200

      1515306                              .2500
       47,980.30                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      1515308                              .2500
      226,591.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1515328                              .2500
      449,841.75                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1515340                              .2500
      206,715.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1515575                              .2500
      135,524.86                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1515590                              .2500
      169,815.72                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1515688                              .2500
       81,145.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1515767                              .2500
      179,439.23                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1515773                              .5000
       90,248.21                          .0800
           11.0000                         .0000
           10.5000                         .0000
           10.4200                         .0000
            7.0000                        3.4200
1



      1516074                              .5000
       29,754.02                          .0800
           11.7500                         .0000
           11.2500                         .0000
           11.1700                         .0000
            7.0000                        4.1700

      1516080                              .5000
      139,707.90                          .0800
           10.3750                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.0000                        2.7950

      1516083                              .5000
       51,953.09                          .0800
           10.6500                         .0000
           10.1500                         .0000
           10.0700                         .0000
            7.0000                        3.0700

      1516207                              .2500
      210,286.89                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1516291                              .2500
      216,045.43                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1516360                              .2500
       95,069.70                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1516548                              .2500
      357,435.26                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1516572                              .2500
      309,818.12                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1516612                              .5000
      111,897.39                          .0800
           10.9500                         .0000
           10.4500                         .0000
           10.3700                         .0000
            7.0000                        3.3700

      1516617                              .2500
      283,511.22                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1516618                              .2500
      188,871.05                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1516623                              .2500
      232,386.17                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1516629                              .2500
       73,798.61                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1516638                              .2500
      397,701.84                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1516649                              .2500
      141,809.72                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1516655                              .2500
      229,356.47                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1516659                              .2500
      160,578.30                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1516703                              .2500
      242,236.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1516738                              .2500
      211,459.82                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1516761                              .2500
      308,266.90                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1516763                              .2500
      313,598.14                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1516767                              .2500
       79,067.29                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1516771                              .2500
      248,870.66                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1516901                              .2500
      348,270.08                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1516952                              .2500
      245,498.14                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1516958                              .2500
      284,585.03                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1517065                              .2500
      220,080.64                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1517135                              .2500
      292,974.86                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1517136                              .2500
      149,057.81                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1517139                              .2500
       84,278.66                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1517163                              .2500
      638,155.44                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1517199                              .2500
      128,105.57                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700
1



      1517502                              .5000
       64,823.15                          .0800
            8.8750                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1517597                              .5000
       53,206.38                          .0800
           11.9500                         .0000
           11.4500                         .0000
           11.3700                         .0000
            7.0000                        4.3700

      1517624                              .2500
      212,935.94                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1517656                              .2500
      255,781.52                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1517814                              .5000
       44,010.85                          .0800
            9.2500                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1517839                              .5000
       48,671.38                          .0800
           11.3500                         .0000
           10.8500                         .0000
           10.7700                         .0000
            7.0000                        3.7700

      1518167                              .5000
       90,382.66                          .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.0000                        2.4200

      1518224                              .2500
      242,272.37                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700
1



      1518305                              .2500
      106,252.72                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1518348                              .2500
      219,670.43                          .0800
            7.4500                         .0000
            7.2000                         .0000
            7.1200                         .0000
            7.0000                         .1200

      1518350                              .2500
       40,591.21                          .0800
            8.8000                         .0000
            8.5500                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1518460                              .2500
      533,904.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1518570                              .2500
      213,657.92                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1518756                              .2500
      328,317.92                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1518767                              .2500
      236,684.67                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1518850                              .2500
      152,345.39                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1518861                              .2500
       65,999.70                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1518913                              .5000
       16,234.25                          .0800
           11.5000                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200

      1519003                              .2500
       95,077.62                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1519021                              .2500
      102,330.35                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1519038                              .2500
      228,083.04                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1519099                              .5000
      115,495.69                          .0800
           10.9000                         .0000
           10.4000                         .0000
           10.3200                         .0000
            7.0000                        3.3200

      1519114                              .5000
       52,980.70                          .0800
           10.6250                         .0000
           10.1250                         .0000
           10.0450                         .0000
            7.0000                        3.0450

      1519196                              .2500
      364,152.86                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      1519291                              .5000
       14,698.55                          .0800
           11.6500                         .0000
           11.1500                         .0000
           11.0700                         .0000
            7.0000                        4.0700

      1519335                              .5000
       21,681.51                          .0800
           10.6920                         .0000
           10.1920                         .0000
           10.1120                         .0000
            7.0000                        3.1120

      1519427                              .2500
      423,849.37                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1519459                              .2500
      324,853.68                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1519469                              .2500
      464,538.67                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1519473                              .2500
       44,009.55                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1519539                              .2500
      207,691.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1519550                              .2500
      232,918.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1519560                              .2500
      210,114.83                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1519584                              .2500
      230,756.57                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1519597                              .2500
      207,284.82                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1519611                              .2500
      352,011.47                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1519780                              .2500
      253,017.52                          .0800
            8.4500                         .0000
            8.2000                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1519792                              .2500
      215,272.91                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1519797                              .2500
      210,382.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1519798                              .2500
      293,667.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      1519825                              .2500
      226,819.01                          .0800
            8.4000                         .0000
            8.1500                         .0000
            8.0700                         .0000
            7.0000                        1.0700

      1519859                              .2500
      195,650.13                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1520085                              .2500
      203,980.14                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1520086                              .2500
      450,305.47                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1520183                              .2500
      284,038.83                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1520242                              .2500
      262,218.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1520269                              .2500
      232,827.22                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1520290                              .2500
      212,083.48                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450
1



      1520312                              .2500
      230,138.37                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1520368                              .2500
      238,577.50                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1520372                              .2500
      208,065.55                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1520434                              .2500
      510,576.56                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1520535                              .5000
       64,624.17                          .0800
           10.8000                         .0000
           10.3000                         .0000
           10.2200                         .0000
            7.0000                        3.2200

      1520646                              .5000
       42,090.99                          .0800
           11.5000                         .0000
           11.0000                         .0000
           10.9200                         .0000
            7.0000                        3.9200

      1520665                              .2500
      236,633.69                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1520719                              .2500
      269,400.76                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      1520880                              .2500
      242,524.91                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1521012                              .2500
      441,072.87                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1521046                              .2500
      111,576.21                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1521047                              .2500
      218,128.38                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1521070                              .2500
      137,408.16                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1521071                              .2500
      163,143.33                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1521111                              .2500
      216,816.51                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1521136                              .2500
      241,202.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1521159                              .2500
      219,887.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1521170                              .2500
      263,660.48                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1521185                              .2500
      286,221.13                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1521241                              .2500
      129,585.04                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1521291                              .5000
       95,029.34                          .0800
           10.8750                         .0000
           10.3750                         .0000
           10.2950                         .0000
            7.0000                        3.2950

      1521374                              .2500
      208,660.84                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1521403                              .2500
      282,812.32                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1521723                              .2500
       43,517.55                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      1521788                              .2500
       49,499.44                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1521795                              .2500
      193,184.29                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1521824                              .2500
       37,839.41                          .0800
            8.5250                         .0000
            8.2750                         .0000
            8.1950                         .0000
            7.0000                        1.1950

      1521837                              .2500
       47,314.47                          .0800
            8.6000                         .0000
            8.3500                         .0000
            8.2700                         .0000
            7.0000                        1.2700

      1521838                              .2500
       52,253.59                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            7.0000                        1.3200

      1521839                              .2500
       50,776.21                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1521843                              .2500
       44,467.82                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1521851                              .2500
       61,568.49                          .0800
            8.3000                         .0000
            8.0500                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1521852                              .2500
       69,150.57                          .0800
            8.6000                         .0000
            8.3500                         .0000
            8.2700                         .0000
            7.0000                        1.2700

      1521853                              .2500
      142,629.84                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1521945                              .2500
      289,027.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1522287                              .2500
      215,856.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1522289                              .2500
      279,074.26                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1522291                              .2500
      332,309.95                          .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      1522357                              .2500
      434,141.07                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522405                              .2500
      178,052.05                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      1522408                              .2500
      423,515.94                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522472                              .2500
      226,644.91                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522478                              .2500
      217,686.02                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522519                              .2500
      233,178.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1522520                              .2500
      219,857.44                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1522523                              .2500
      127,392.02                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522525                              .2500
      350,241.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1522537                              .2500
       74,825.25                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      1522577                              .2500
      106,443.15                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1522583                              .2500
      141,511.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1522602                              .2500
      495,031.75                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1522607                              .2500
      213,080.78                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1522611                              .2500
      430,428.10                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1522618                              .2500
      279,980.36                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522620                              .2500
      264,035.72                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522634                              .2500
      168,193.33                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      1522645                              .2500
      264,354.99                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522665                              .2500
      324,705.77                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1522686                              .2500
       89,344.52                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1522699                              .2500
      150,988.70                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1522701                              .2500
      643,590.83                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1522702                              .2500
      280,745.11                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1522703                              .2500
      372,065.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      1522709                              .2500
      132,003.83                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1522715                              .2500
       22,835.39                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1522717                              .2500
       72,919.27                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1522720                              .2500
       94,694.57                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1522722                              .2500
      115,683.61                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522725                              .2500
      331,152.78                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1522728                              .2500
      210,544.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      1522732                              .2500
      281,150.54                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      1522733                              .2500
      326,050.46                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1522735                              .2500
      137,437.81                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1522768                              .2500
      230,190.78                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1522791                              .2500
      124,884.15                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1523038                              .2500
       32,776.93                          .0800
            8.3000                         .0000
            8.0500                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1523184                              .2500
       31,830.55                          .0800
            8.8000                         .0000
            8.5500                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1523197                              .2500
       70,785.23                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            7.0000                        1.3200

      1523201                              .2500
      180,068.15                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            7.0000                        1.3200

      1523207                              .2500
       45,680.78                          .0800
            8.9000                         .0000
            8.6500                         .0000
            8.5700                         .0000
            7.0000                        1.5700
1



      1523239                              .2500
      162,137.60                          .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.0000                        2.1700

      1523249                              .2500
      297,964.72                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1523256                              .2500
      218,579.86                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1523260                              .2500
      314,126.44                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1523266                              .2500
      281,635.31                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1523280                              .2500
      136,439.56                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1523300                              .2500
      282,381.79                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1523302                              .2500
      227,761.96                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1523303                              .2500
      709,011.46                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1523310                              .2500
      573,806.15                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1523320                              .2500
      226,479.44                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1523440                              .2500
      226,883.50                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1523458                              .2500
      241,648.19                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1523464                              .2500
      114,078.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1523501                              .2500
       81,045.21                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1523506                              .2500
       96,334.83                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1523511                              .2500
      183,835.57                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1523599                              .2500
      278,160.41                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1523822                              .2500
       43,608.60                          .0800
            8.7000                         .0000
            8.4500                         .0000
            8.3700                         .0000
            7.0000                        1.3700

      1523914                              .2500
      222,747.14                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1523960                              .2500
      107,639.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1523962                              .2500
      201,567.49                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1523997                              .2500
      868,016.75                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1524548                              .2500
      102,501.14                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      1524554                              .2500
       67,249.67                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1524604                              .2500
      217,705.93                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1524821                              .2500
      104,817.10                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1524839                              .2500
       53,246.75                          .0800
            8.6000                         .0000
            8.3500                         .0000
            8.2700                         .0000
            7.0000                        1.2700

      1524841                              .2500
      126,714.91                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1524844                              .2500
       51,680.95                          .0800
            8.3000                         .0000
            8.0500                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1524881                              .2500
      591,235.72                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1524910                              .2500
      286,306.01                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1524960                              .2500
       38,438.49                          .0800
            8.3500                         .0000
            8.1000                         .0000
            8.0200                         .0000
            7.0000                        1.0200

      1524992                              .2500
       96,802.23                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1525204                              .2500
      153,190.25                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1525236                              .2500
       92,007.57                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1525253                              .2500
      189,634.64                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1525313                              .2500
      256,537.78                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1525345                              .2500
      224,067.01                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1525347                              .2500
      310,627.48                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      1526684                              .2500
      140,825.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      1527075                              .2500
       85,643.59                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      1527108                              .2500
      210,790.41                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1527137                              .2500
      228,216.71                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1527368                              .2500
      261,974.01                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1527404                              .2500
      281,081.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      1527443                              .2500
      220,745.26                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1527459                              .2500
      210,445.92                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      1527499                              .2500
      231,469.17                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1527645                              .2500
       75,703.47                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1528123                              .2500
      119,828.72                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1528143                              .2500
      128,043.29                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1528161                              .2500
      498,282.66                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1528498                              .2500
      198,635.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1528614                              .2500
      256,891.45                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      1528897                              .2500
       92,403.81                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            7.0000                        1.3200
1



      1528901                              .2500
      223,350.83                          .0800
            8.9500                         .0000
            8.7000                         .0000
            8.6200                         .0000
            7.0000                        1.6200

      1528917                              .2500
      288,993.74                          .0800
            8.3000                         .0000
            8.0500                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1528944                              .2500
      201,912.48                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            7.0000                        1.3200

      1528955                              .2500
      120,009.39                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1528972                              .2500
      147,788.07                          .0800
            8.8000                         .0000
            8.5500                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1529139                              .2500
      247,225.92                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1529173                              .2500
      212,698.23                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1529247                              .2500
       56,159.75                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      1529248                              .2500
       32,769.91                          .0800
            8.3000                         .0000
            8.0500                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1529270                              .2500
       67,145.50                          .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.0000                        2.0450

      1529279                              .2500
       47,767.11                          .0800
            8.3500                         .0000
            8.1000                         .0000
            8.0200                         .0000
            7.0000                        1.0200

      1529280                              .2500
      125,800.36                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1529327                              .2500
       75,516.20                          .0800
            8.6500                         .0000
            8.4000                         .0000
            8.3200                         .0000
            7.0000                        1.3200

      1529413                              .2500
      231,023.75                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1529644                              .2500
      227,734.80                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1529655                              .2500
       75,891.57                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      1529696                              .2500
       80,106.50                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1529929                              .2500
      142,603.62                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      1530287                              .2500
      113,841.22                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1530341                              .2500
      181,154.86                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      1530342                              .2500
      325,239.64                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1530433                              .2500
      241,599.09                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      1530444                              .2500
      257,965.89                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      1530488                              .2500
       98,154.91                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      1531126                              .2500
       30,518.76                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      1531256                              .2500
      264,566.87                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1531305                              .2500
       78,163.32                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1531309                              .2500
      250,915.08                          .0800
            8.4500                         .0000
            8.2000                         .0000
            8.1200                         .0000
            7.0000                        1.1200

      1531311                              .2500
      208,203.34                          .0800
            8.4000                         .0000
            8.1500                         .0000
            8.0700                         .0000
            7.0000                        1.0700

      1531315                              .2500
       55,061.11                          .0800
            8.4000                         .0000
            8.1500                         .0000
            8.0700                         .0000
            7.0000                        1.0700

      1531333                              .2500
       91,449.93                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1531335                              .2500
       39,878.16                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      1531336                              .2500
       35,252.89                          .0800
            8.5500                         .0000
            8.3000                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1531338                              .2500
       70,407.13                          .0800
            8.8000                         .0000
            8.5500                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1531506                              .2500
      145,670.21                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1531528                              .2500
      234,357.57                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      1532341                              .2500
      202,622.73                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      1532473                              .2500
      172,164.93                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      1532980                              .2500
      227,861.99                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      1533110                              .2500
      168,933.90                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      1533809                              .2500
      257,234.95                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

  TOTAL NUMBER OF LOANS:      719
  TOTAL BALANCE........:        137,961,262.52


  RUN ON     : 06/18/02            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 12.32.11            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RAMP 2002-SL1 FIXED  FIXED SUMMARY REPORT      CUTOFF : 06/01/02
  POOL       : 0004593
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ---------------------------------------------------------------------------
  CURR NOTE RATE                        8.4441            6.6250     12.6250
  RFC NET RATE                          8.1608            6.3750     12.1250
  NET MTG RATE(INVSTR RATE)             8.0818            6.3450     12.0450
  POST STRIP RATE                       6.9951            6.3450      7.0000
  SUB SERV FEE                           .2833             .1250      1.2250
  MSTR SERV FEE                          .0789             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                 1.0867             .0000      5.0450







  TOTAL NUMBER OF LOANS:   719
  TOTAL BALANCE........:     137,961,262.52


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 12.32.11          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RAMP 2002-SL1 FIXED                            CUTOFF : 06/01/02
  POOL       : 0004593
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1049163          211/J95             F          107,125.91         ZZ
                                         230         96,758.79          1
                                       8.125            920.26         75
                                       7.750            920.26
    SOMERSET         MA   02726          1            09/01/98         00
    0000911768                           05           10/01/98          0
    06000792                             O            11/01/17
    0


    1196379          976/976             F          241,500.00         ZZ
                                         360        213,480.54          1
                                      11.250          2,345.60         70
                                      11.000          2,345.60
    SAN GABRIEL      CA   91775          1            10/24/89         00
    0619878                              05           12/01/89          0
    619878                               O            11/01/19
    0


    1241940          052/670             F          244,000.00         ZZ
                                         360        218,694.28          1
                                      10.125          2,163.85         80
                                       9.875          2,163.85
    SALINAS          CA   93901          1            05/01/91         00
    3116545204                           05           07/01/91          0
    160046                               O            06/01/21
    0


    1275740          637/447             F          243,581.96         ZZ
                                         300        224,794.85          1
                                       8.500          1,961.39         73
                                       8.250          1,961.39
    ROWLAND HEIGHTS  CA   91748          2            03/06/97         00
    2839326                              05           04/01/97          0
1


    1723592                              O            03/01/22
    0


    1280831          578/070             F          282,600.00         ZZ
                                         360        164,323.25          1
                                       8.375          2,147.97         90
                                       8.125          2,147.97
    RIDGEFIELD       CT   06877          1            07/09/92         04
    006415823                            05           09/01/92         17
    45001245                             O            08/01/22
    0


    1282536          372/447             F          130,000.00         ZZ
                                         360        112,566.64          1
                                       8.875          1,034.34         73
                                       8.625          1,034.34
    LAS VEGAS        NV   89102          2            07/17/92         00
    2878460                              05           09/01/92          0
    2878460                              O            08/01/22
    0


    1284073          372/447             F          281,700.00         ZZ
                                         360        251,541.92          1
                                       8.750          2,216.14         90
                                       8.500          2,216.14
    UNION CITY       CA   94587          1            07/02/92         11
    2818805                              05           09/01/92         17
    2818805                              O            08/01/22
    0


    1284081          372/447             F          268,000.00         ZZ
                                         360        214,362.16          1
                                       8.500          2,060.69         80
                                       8.250          2,060.69
    LAS VEGAS        NV   89118          2            08/25/92         00
    2977973                              05           10/01/92          0
    2977973                              O            09/01/22
    0


    1286768          372/447             F          371,000.00         ZZ
                                         360        292,778.23          1
                                       8.375          2,819.87         70
                                       8.125          2,819.87
    HACIENDA HEIGHT  CA   91745          5            07/10/92         00
    5012257                              05           09/01/92          0
    5012257                              O            08/01/22
    0


1


    1287792          647/647             F          336,000.00         ZZ
                                         360        298,638.77          1
                                       8.500          2,583.58         80
                                       8.250          2,583.58
    WHITTIER         CA   90601          1            07/14/92         00
    936526                               03           09/01/92          0
    19365261                             O            08/01/22
    0


    1288012          429/S48             F           86,250.00         ZZ
                                         360         77,073.83          1
                                       8.875            686.25         75
                                       8.625            686.25
    CHERRY HILL      NJ   08034          1            06/19/92         00
    0020068425                           05           08/01/92          0
    92023518                             O            07/01/22
    0


    1288037          429/S48             F           90,000.00         ZZ
                                         360         80,424.27          1
                                       8.875            716.09         40
                                       8.625            716.09
    STATEN ISLAND    NY   10308          1            06/24/92         00
    0020074993                           05           08/01/92          0
    92035835                             O            07/01/22
    0


    1288211          429/S48             F          170,000.00         ZZ
                                         360        148,865.36          1
                                       8.875          1,352.60         74
                                       8.625          1,352.60
    FORT LEE         NJ   07024          1            07/01/92         00
    0020087920                           05           09/01/92          0
    92059746                             O            08/01/22
    0


    1288467          196/070             F          247,500.00         ZZ
                                         360        220,392.66          1
                                       8.625          1,925.03         90
                                       8.375          1,925.03
    FRESNO           CA   93727          1            07/23/92         12
    006416330                            05           09/01/92         17
    874414                               O            08/01/22
    0


    1288896          372/447             F          243,800.00         ZZ
                                         360        216,105.24          1
                                       8.500          1,874.61         73
                                       8.250          1,874.61
1


    FAIRFAX          VA   22030          2            08/03/92         00
    2922730                              05           09/01/92          0
    2922730                              O            08/01/22
    0


    1288927          637/447             F          100,000.00         ZZ
                                         360         89,429.30          1
                                       8.750            786.71         57
                                       8.375            786.70
    TURLOCK          CA   95380          4            08/04/92         00
    2841457                              05           10/01/92          0
    1930452                              O            09/01/22
    0


    1289097          052/670             F          331,500.00         ZZ
                                         360        295,300.47          1
                                       8.750          2,607.92         58
                                       8.500          2,607.92
    APTOS            CA   95003          5            06/16/92         00
    3118368813                           05           08/01/92          0
    210304                               O            07/01/22
    0


    1289275          637/447             F          378,800.00         ZZ
                                         360        331,639.51          1
                                       8.500          2,912.64         76
                                       8.250          2,912.64
    GLENDALE         CA   91202          2            08/06/92         00
    2842430                              05           10/01/92          0
    2003051                              O            09/01/22
    0


    1290135          070/070             F          234,500.00         ZZ
                                         360        209,867.85          4
                                       8.875          1,865.79         68
                                       8.625          1,865.79
    ALHAMBRA         CA   91801          1            07/06/92         00
    006942416                            05           09/01/92          0
    6942416                              O            08/01/22
    0


    1290527          445/070             F          269,600.00         ZZ
                                         360        207,934.23          1
                                       8.375          2,049.15         80
                                       8.125          2,049.15
    HAYWARD          CA   94542          1            08/03/92         00
    006415706                            05           10/01/92          0
    20010684                             O            09/01/22
    0
1




    1290573          573/070             F          220,000.00         ZZ
                                         360        172,549.95          1
                                       8.875          1,750.42         74
                                       8.250          1,750.42
    SAN DIEGO        CA   92107          5            08/04/92         00
    006416981                            05           10/01/92          0
    799351                               O            09/01/22
    0


    1290644          462/076             F          131,300.00         T
                                         360        112,764.48          1
                                       8.875          1,044.69         70
                                       8.375          1,044.69
    BOCA RATON       FL   33487          1            07/17/92         00
    14883505                             03           09/01/92          0
    824052                               O            08/01/22
    0


    1291008          976/976             F          350,000.00         ZZ
                                         360        308,751.29          1
                                       8.500          2,691.20         64
                                       8.250          2,691.20
    SAN DIEGO        CA   92130          2            08/11/92         00
    0873772                              05           10/01/92          0
    873772                               O            09/01/22
    0


    1291127          570/070             F          238,500.00         ZZ
                                         360        204,459.88          1
                                       8.875          1,897.62         80
                                       8.625          1,897.62
    IRVINE           CA   92720          2            07/08/92         00
    006415223                            05           09/01/92          0
    6375182                              O            08/01/22
    0


    1291244          664/070             F          296,250.00         ZZ
                                         360        263,609.94          1
                                       8.625          2,304.21         75
                                       8.125          2,304.21
    LAKE OSWEGO      OR   97034          5            07/02/92         00
    006416186                            05           09/01/92          0
    0554360                              O            08/01/22
    0


    1291291          560/B71             F           97,000.00         ZZ
                                         360         85,991.22          1
1


                                       8.375            737.27         63
                                       8.250            737.27
    LINDENHURST      NY   11757          2            07/09/92         00
    220341481                            05           09/01/92          0
    138383401                            O            08/01/22
    0


    1291348          560/B71             F          233,500.00         ZZ
                                         360        206,889.16          1
                                       8.375          1,774.77         80
                                       8.250          1,774.77
    CORONA           CA   91719          1            07/08/92         00
    220348312                            03           09/01/92          0
    444571707                            O            08/01/22
    0


    1291360          560/B71             F          261,200.00         ZZ
                                         360        231,609.33          1
                                       8.375          1,985.31         67
                                       8.250          1,985.31
    MISSION VIEJO    CA   92691          2            07/08/92         00
    220348460                            03           09/01/92          0
    469955306                            O            08/01/22
    0


    1291598          372/447             F          216,600.00         BB
                                         360        192,518.22          1
                                       8.500          1,665.47         90
                                       8.250          1,665.47
    CHINO            CA   91710          1            07/22/92         12
    2861425                              05           09/01/92         17
    2861425                              O            08/01/22
    0


    1291869          274/181             F          262,800.00         ZZ
                                         360        234,665.92          1
                                       8.750          2,067.45         80
                                       8.375          2,067.45
    WOODLAND HILLS   CA   91364          1            07/24/92         00
    0004686454                           05           09/01/92          0
    1920703608                           O            08/01/22
    0


    1291891          028/M32             F          262,000.00         ZZ
                                         360        233,415.49          1
                                       8.625          2,037.81         74
                                       8.375          2,037.81
    WALNUT           CA   91789          2            07/22/92         00
    010039170                            05           09/01/92          0
1


    099396684                            O            08/01/22
    0


    1291925          633/070             F          210,000.00         ZZ
                                         360        187,290.26          1
                                       8.750          1,652.07         75
                                       8.200          1,652.07
    LOS ANGELES      CA   90041          5            07/08/92         00
    006415790                            05           09/01/92          0
    643052                               O            08/01/22
    0


    1291986          470/470             F          175,000.00         ZZ
                                         360        155,419.57          1
                                       8.375          1,330.13         70
                                       8.125          1,330.13
    RIVERSIDE        CA   92503          1            08/18/92         00
    01138286                             05           10/01/92          0
    01138286                             O            09/01/22
    0


    1292100          405/405             F          226,000.00         ZZ
                                         360        198,671.73          1
                                       8.500          1,737.75         40
                                       8.125          1,737.75
    NEWPORT BEACH    CA   92660          2            07/09/92         00
    5772803609                           03           09/01/92          0
    2803609                              O            08/01/22
    0


    1292120          372/447             F          226,400.00         ZZ
                                         360        199,180.13          1
                                       8.500          1,740.82         80
                                       8.250          1,740.82
    HUNTINGTON BEAC  CA   92646          2            07/21/92         00
    9788286                              05           09/01/92          0
    2535201                              O            08/01/22
    0


    1292123          560/B71             F          225,000.00         ZZ
                                         360        188,402.62          1
                                       8.500          1,730.06         75
                                       8.375          1,730.06
    GILBERT          AZ   85234          1            07/21/92         00
    220352058                            03           09/01/92          0
    145205308                            O            08/01/22
    0


1


    1292150          560/B71             F          253,000.00         ZZ
                                         360        224,689.75          1
                                       8.625          1,967.81         60
                                       8.500          1,967.81
    YUCAIPA          CA   92399          5            07/14/92         00
    220350714                            05           09/01/92          0
    442866406                            O            08/01/22
    0


    1292163          560/B71             F          650,000.00         ZZ
                                         360        567,096.79          1
                                       8.500          4,997.94         45
                                       8.375          4,997.94
    MISSION VIEJO    CA   92692          4            07/08/92         00
    220348452                            03           09/01/92          0
    469949507                            O            08/01/22
    0


    1292666          480/070             F          220,500.00         ZZ
                                         360        170,844.53          1
                                       8.625          1,715.03         90
                                       8.375          1,715.03
    MIAMI BEACH      FL   33141          1            07/31/92         10
    006416471                            05           09/01/92         22
    0688465                              O            08/01/22
    0


    1292678          570/070             F          275,750.00         ZZ
                                         360        226,416.04          1
                                       8.375          2,095.90         75
                                       8.125          2,095.90
    FREMONT          CA   94539          2            07/21/92         00
    006416405                            03           09/01/92          0
    6382154                              O            08/01/22
    0


    1292855          372/447             F          172,500.00         ZZ
                                         360        152,611.14          1
                                       8.625          1,341.69         75
                                       8.375          1,341.69
    MOORPARK         CA   93021          1            07/24/92         00
    2985026                              03           09/01/92          0
    2985026                              O            08/01/22
    0


    1292862          664/070             F          252,000.00         ZZ
                                         360        224,752.92          1
                                       8.750          1,982.49         90
                                       8.200          1,982.49
1


    HACIENDA HEIGHT  CA   91745          1            07/21/92         11
    006416252                            05           09/01/92         17
    0535112                              O            08/01/22
    0


    1292948          010/405             F          220,000.00         ZZ
                                         360        195,385.23          1
                                       8.375          1,672.16         74
                                       8.125          1,672.16
    BONSALL          CA   92003          2            08/03/92         00
    5779764101                           05           10/01/92          0
    19125665                             O            09/01/22
    0


    1293022          472/070             F          358,300.00         ZZ
                                         360        318,464.38          1
                                       8.500          2,755.02         62
                                       8.125          2,755.02
    CARMEL VALLEY    CA   93924          2            07/24/92         00
    006417173                            05           09/01/92          0
    6200570909                           O            08/01/22
    0


    1293057          052/670             F          133,000.00         ZZ
                                         360        105,811.44          2
                                       8.500          1,022.66         58
                                       8.250          1,022.66
    HAWTHORNE        NY   10532          2            07/29/92         00
    3117672433                           05           09/01/92          0
    193972                               O            08/01/22
    0


    1293101          150/070             F          262,500.00         ZZ
                                         360        226,013.51          1
                                       8.375          1,995.19         75
                                       8.125          1,995.19
    VISALIA          CA   93277          1            08/21/92         00
    006418799                            05           10/01/92          0
    2156814                              O            09/01/22
    0


    1293649          013/070             F          332,500.00         ZZ
                                         360        295,298.51          1
                                       8.375          2,527.24         70
                                       8.125          2,527.24
    CARMEL VALLEY    CA   93924          5            07/30/92         00
    006417095                            05           10/01/92          0
    29006021                             O            09/01/22
    0
1




    1293697          637/447             F          281,500.00         ZZ
                                         360        231,405.14          1
                                       8.500          2,164.50         57
                                       8.250          2,164.49
    SEABROOK         TX   77586          4            07/16/92         00
    2841880                              03           09/01/92          0
    1966530                              O            08/01/22
    0


    1293719          429/S48             F           90,000.00         ZZ
                                         360         80,664.18          1
                                       8.875            716.09         48
                                       8.625            716.09
    GARNERVILLE      NY   10923          1            08/06/92         00
    0020092599                           05           10/01/92          0
    92061809                             O            09/01/22
    0


    1294261          560/B71             F           50,000.00         ZZ
                                         360         37,952.91          1
                                       8.750            393.35         40
                                       8.625            393.35
    HOPATCONG        NJ   07843          1            07/29/92         00
    220359053                            05           09/01/92          0
    196543706                            O            08/01/22
    0


    1294407          633/070             F          214,000.00         ZZ
                                         360        190,057.53          1
                                       8.375          1,626.55         78
                                       8.125          1,626.55
    PINOLE           CA   94564          2            08/06/92         00
    006418043                            03           10/01/92          0
    612777                               O            09/01/22
    0


    1294636          372/447             F          268,000.00         ZZ
                                         360        233,635.76          1
                                       8.500          2,060.69         79
                                       8.250          2,060.69
    CULVER CITY      CA   90230          2            09/21/92         00
    9791221                              05           11/01/92          0
    5174404                              O            10/01/22
    0


    1294959          028/M32             F           80,000.00         ZZ
                                         360         71,435.52          1
1


                                       8.750            629.36         42
                                       8.500            629.36
    MONTEBELLO       CA   90640          5            07/13/92         00
    010039071                            05           09/01/92          0
    099396147                            O            08/01/22
    0


    1295092          070/070             F          214,300.00         ZZ
                                         360        111,989.52          1
                                       8.375          1,628.83         75
                                       8.125          1,628.83
    PLEASANTON       CA   94588          1            08/10/92         00
    007015808                            03           10/01/92          0
    7015808                              O            09/01/22
    0


    1295276          209/070             F          612,000.00         ZZ
                                         360        501,964.40          1
                                       8.375          4,651.65         80
                                       8.125          4,651.65
    WASHINGTON       DC   20012          2            08/11/92         00
    006418178                            05           10/01/92          0
    924619227                            O            09/01/22
    0


    1295568          028/M32             F          192,500.00         ZZ
                                         360        160,828.70          1
                                       8.375          1,463.14         55
                                       8.125          1,463.14
    GLENDALE         CA   91206          2            08/18/92         00
    010039907                            05           10/01/92          0
    099397591                            O            09/01/22
    0


    1295607          541/070             F          232,000.00         ZZ
                                         360        207,938.25          1
                                       8.875          1,845.90         75
                                       8.250          1,845.90
    WHITTIER         CA   90603          5            08/10/92         00
    006418529                            05           10/01/92          0
    45700297                             O            09/01/22
    0


    1295774          637/447             F          260,000.00         ZZ
                                         360        232,691.33          1
                                       8.625          2,022.25         65
                                       8.375          2,022.25
    EAST QUOGUE      NY   11942          1            10/13/92         00
    2842886                              05           12/01/92          0
1


    2025807                              O            11/01/22
    0


    1295891          478/X14             F          700,000.00         ZZ
                                         360        625,533.01          1
                                       8.625          5,444.53         59
                                       8.125          5,444.53
    PASADENA         CA   91106          5            08/26/92         00
    8012249424                           05           11/01/92          0
    412922292                            O            10/01/22
    0


    1296148          560/B71             F          185,000.00         ZZ
                                         360        164,161.76          1
                                       8.375          1,406.13         73
                                       8.250          1,406.13
    EAST HANOVER     NJ   07936          2            08/07/92         00
    220375083                            05           10/01/92          0
    193313103                            O            09/01/22
    0


    1296243          028/M32             F          252,000.00         ZZ
                                         360        125,919.57          1
                                       8.625          1,960.03         57
                                       8.375          1,960.03
    ELK GROVE        CA   95624          2            08/13/92         00
    010040111                            05           10/01/92          0
    099399835                            O            09/01/22
    0


    1296259          274/181             F          378,000.00         ZZ
                                         360        335,694.35          1
                                       8.375          2,873.08         70
                                       8.125          2,873.08
    LOS ANGELES      CA   90066          2            08/12/92         00
    0004686900                           05           10/01/92          0
    1920704473                           O            09/01/22
    0


    1298368          034/S48             F           58,500.00         ZZ
                                         360         52,077.82          1
                                       8.500            449.81         65
                                       8.250            449.81
    KATY             TX   77449          1            08/10/92         00
    0040530701                           03           10/01/92          0
    5776589                              O            09/01/22
    0


1


    1298410          028/070             F          126,000.00         ZZ
                                         360        111,970.02          1
                                       8.375            957.69         67
                                       8.125            957.69
    ANAHEIM          CA   92804          2            09/01/92         00
    006420818                            05           11/01/92          0
    099051982                            O            10/01/22
    0


    1299634          637/447             F          150,000.00         ZZ
                                         360        134,143.88          2
                                       8.750          1,180.05         69
                                       8.500          1,180.05
    STATEN ISLAND    NY   10312          1            08/20/92         00
    2837521                              05           10/01/92          0
    1396548                              O            09/01/22
    0


    1299655          637/447             F          300,000.00         T
                                         360        266,199.42          1
                                       8.375          2,280.22         79
                                       8.125          2,280.22
    FORT BRAGG       CA   95437          4            08/05/92         00
    2841484                              05           10/01/92          0
    1932037                              O            09/01/22
    0


    1300255          028/M32             F           80,600.00         ZZ
                                         360         72,023.80          1
                                       8.625            626.90         65
                                       8.125            626.90
    GALT             CA   95632          5            09/01/92         00
    010040335                            05           11/01/92          0
    099397424                            O            10/01/22
    0


    1300538          704/670             F          148,000.00         ZZ
                                         360        117,309.91          1
                                       8.375          1,124.91         80
                                       8.125          1,124.91
    SACRAMENTO       CA   95828          5            09/02/92         00
    3033545129                           05           11/01/92          0
    913716361                            O            10/01/22
    0


    1300780          375/070             F          400,000.00         ZZ
                                         360        357,405.69          1
                                       9.000          3,218.50         80
                                       8.375          3,218.50
1


    SCOTTSDALE       AZ   85260          5            05/27/92         00
    006422672                            05           07/01/92          0
    233913                               O            06/01/22
    0


    1300923          201/M32             F          220,000.00         ZZ
                                         360        195,041.29          1
                                       8.500          1,691.61         80
                                       8.125          1,691.61
    REISTERSTOWN     MD   21136          1            09/10/92         00
    305568198                            05           11/01/92          0
    220059188                            O            10/01/22
    0


    1300975          562/562             F          220,000.00         ZZ
                                         360        196,595.79          1
                                       8.625          1,711.14         35
                                       8.375          1,711.14
    POUND RIDGE      NY   10576          2            09/18/92         00
    293858073000000                      05           11/01/92          0
    385807                               O            10/01/22
    0


    1301117          034/S48             F          142,100.00         ZZ
                                         360        126,469.70          1
                                       8.750          1,117.91         70
                                       8.500          1,117.91
    MASSAPEQUA       NY   11758          2            08/21/92         00
    0040487393                           05           10/01/92          0
    5650585                              O            09/01/22
    0


    1301415          560/B71             F          262,500.00         ZZ
                                         360        232,207.23          1
                                       8.250          1,972.07         75
                                       8.125          1,972.07
    ESCONDIDO        CA   92025          1            09/04/92         00
    220416945                            05           11/01/92          0
    444822704                            O            10/01/22
    0


    1301445          575/070             F          239,900.00         ZZ
                                         360        214,529.99          1
                                       8.750          1,887.29         89
                                       8.200          1,887.29
    EASTON           PA   18042          1            08/14/92         04
    006422636                            05           10/01/92         20
    4583212                              O            09/01/22
    0
1




    1301461          575/070             F           60,000.00         ZZ
                                         360         48,402.00          1
                                       8.500            461.35         56
                                       8.125            461.35
    REISTERSTOWN     MD   21136          1            08/21/92         00
    006423377                            02           10/01/92          0
    8367302                              O            09/01/22
    0


    1301584          503/070             F          215,900.00         ZZ
                                         360        192,711.94          1
                                       8.625          1,679.25         89
                                       8.125          1,679.25
    VISALIA          CA   93291          1            09/24/92         14
    006423593                            03           11/01/92         20
    02011015                             O            10/01/22
    0


    1301599          561/070             F          145,000.00         ZZ
                                         360        127,999.31          1
                                       8.750          1,140.72         75
                                       8.200          1,140.72
    HAVERTOWN        PA   19083          1            09/18/92         00
    006423674                            05           11/01/92          0
    7270374                              O            10/01/22
    0


    1301661          375/070             F          326,000.00         ZZ
                                         360        289,438.26          1
                                       8.375          2,477.84         80
                                       8.125          2,477.84
    VILLANOVA        PA   19085          1            08/05/92         00
    006423017                            05           10/01/92          0
    0108534756                           O            09/01/22
    0


    1301677          575/070             F          346,500.00         ZZ
                                         360        297,677.20          1
                                       8.500          2,664.29         90
                                       8.125          2,664.29
    ALLENTOWN        PA   18104          1            08/31/92         04
    006425003                            05           10/01/92         20
    8367948                              O            09/01/22
    0


    1301692          375/070             F          267,500.00         ZZ
                                         360        232,566.94          1
1


                                       8.375          2,033.20         78
                                       8.125          2,033.20
    SPRINGFIELD      VA   22153          2            07/29/92         00
    006422642                            03           09/01/92          0
    1208591370                           O            08/01/22
    0


    1301894          478/X14             F          352,000.00         ZZ
                                         360        312,469.15          1
                                       8.375          2,675.45         80
                                       8.125          2,675.45
    PALOS VERDES ES  CA   90274          1            09/25/92         00
    8012249200                           05           11/01/92          0
    222877868                            O            10/01/22
    0


    1302081          034/S48             F          420,000.00         ZZ
                                         360        353,986.10          1
                                       8.750          3,304.14         75
                                       8.500          3,304.14
    HASTINGS ON HUD  NY   10706          2            09/10/92         00
    0040478882                           05           11/01/92          0
    5615216                              O            10/01/22
    0


    1302286          562/562             F          216,000.00         ZZ
                                         360        185,859.50          1
                                       8.375          1,641.76         80
                                       8.125          1,641.76
    MOUNT VERNON     NY   10552          1            08/25/92         00
    293877040000000                      05           10/01/92          0
    387704                               O            09/01/22
    0


    1302376          704/670             F           90,000.00         ZZ
                                         360         25,026.73          1
                                       8.375            684.07         65
                                       8.125            684.07
    HAMPTON BAYS     NY   11946          2            09/10/92         00
    3033548900                           05           11/01/92          0
    913719423                            O            10/01/22
    0


    1302788          560/B71             F          227,500.00         ZZ
                                         360        202,363.89          1
                                       8.375          1,729.16         90
                                       8.250          1,729.16
    RANCHOCUCAMONGA  CA   91701          1            08/28/92         04
    220435473                            05           11/01/92         17
1


    442867171                            O            10/01/22
    0


    1302980          028/070             F          100,000.00         ZZ
                                         360         27,722.46          1
                                       8.375            760.07         27
                                       8.125            760.07
    DIAMOND BAR      CA   91766          2            09/24/92         00
    006423185                            05           11/01/92          0
    098964562                            O            10/01/22
    0


    1303178          052/670             F           70,000.00         ZZ
                                         360         42,737.16          1
                                       8.750            550.70         32
                                       8.125            550.70
    THIELLS          NY   10984          1            09/14/92         00
    3118531073                           05           11/01/92          0
    215078                               O            10/01/22
    0


    1303204          052/670             F          225,000.00         ZZ
                                         360        200,604.41          1
                                       8.500          1,730.06         90
                                       8.125          1,730.06
    EAST HAMPTON     NY   11937          1            09/16/92         10
    3118479133                           05           11/01/92         17
    213693                               O            10/01/22
    0


    1303235          560/B71             F          149,000.00         ZZ
                                         360        133,547.20          1
                                       8.875          1,185.51         75
                                       8.750          1,185.51
    SMITHTOWN        NY   11787          1            08/26/92         00
    220391239                            05           10/01/92          0
    138382007                            O            09/01/22
    0


    1303241          560/B71             F          201,412.65         ZZ
                                         333        174,795.87          1
                                       9.250          1,683.05         87
                                       9.125          1,683.05
    BOWIE            MD   20715          1            02/08/92         04
    220374201                            03           04/01/92         20
    169926003                            O            12/01/19
    0


1


    1303345          070/070             F          260,000.00         ZZ
                                         360        232,134.61          1
                                       8.500          1,999.18         80
                                       8.250          1,999.18
    REDONDO BEACH    CA   90277          2            09/28/92         00
    007020476                            05           12/01/92          0
    7020476                              O            11/01/22
    0


    1303366          070/070             F          350,000.00         ZZ
                                         360        311,596.24          1
                                       8.375          2,660.26         62
                                       8.125          2,660.26
    FRESNO           CA   93720          5            10/02/92         00
    007124996                            03           12/01/92          0
    7124996                              O            11/01/22
    0


    1303501          028/M32             F           88,200.00         ZZ
                                         360         77,076.40          1
                                       8.375            670.38         70
                                       8.125            670.38
    SAN JOSE         CA   95123          2            10/07/92         00
    010041572                            01           12/01/92          0
    099493164                            O            11/01/22
    0


    1303519          028/M32             F          131,000.00         ZZ
                                         360         92,966.91          1
                                       8.500          1,007.28         49
                                       8.125          1,007.28
    LOS ANGELES      CA   91344          2            10/08/92         00
    010041481                            05           12/01/92          0
    099492845                            O            11/01/22
    0


    1304100          562/562             F          202,000.00         ZZ
                                         360        181,956.04          1
                                       9.000          1,625.34         73
                                       8.750          1,625.34
    FOREST HILLS     NY   11374          1            10/16/92         00
    293851383000000                      05           12/01/92          0
    385138                               O            11/01/22
    0


    1304111          013/070             F          251,900.00         ZZ
                                         360        224,720.53          1
                                       8.500          1,936.89         90
                                       8.125          1,936.89
1


    HERCULES         CA   94547          1            10/05/92         04
    006425171                            05           12/01/92         17
    21801339                             O            11/01/22
    0


    1304120          324/183             F          213,750.00         ZZ
                                         360        190,133.22          1
                                       8.375          1,624.65         75
                                       8.125          1,624.65
    SAN FRANCISCO    CA   94110          5            09/18/92         00
    117942447                            05           11/01/92          0
    4360871                              O            10/01/22
    0


    1304204          462/076             F          280,000.00         ZZ
                                         360        247,620.90          1
                                       8.500          2,152.96         52
                                       8.250          2,152.96
    LITHONIA         GA   30058          5            09/22/92         00
    14888444                             05           11/01/92          0
    985689                               O            10/01/22
    0


    1304210          462/076             F          105,000.00         ZZ
                                         360         93,758.99          1
                                       8.500            807.36         70
                                       8.250            807.36
    SUNRISE          FL   33325          2            09/29/92         00
    14888233                             03           12/01/92          0
    982124                               O            11/01/22
    0


    1304229          016/448             F          637,500.00         ZZ
                                         360        436,700.48          1
                                       8.375          4,845.47         75
                                       8.125          4,845.47
    DOWNEY           CA   90240          1            10/12/92         00
    0001092296                           05           12/01/92          0
    0020098091                           O            11/01/22
    0


    1304399          070/070             F          220,500.00         ZZ
                                         360        192,774.07          1
                                       8.500          1,695.45         90
                                       8.250          1,695.45
    DOBBS FERRY      NY   10522          1            10/14/92         04
    007126580                            03           11/01/92         17
    7126580                              O            10/01/22
    0
1




    1304410          070/070             F          256,000.00         ZZ
                                         360        227,715.08          1
                                       8.375          1,945.78         84
                                       8.125          1,945.78
    LOS ANGELES      CA   90004          2            09/29/92         04
    007169228                            05           11/01/92         12
    7169228                              O            10/01/22
    0


    1305045          070/070             F          400,000.00         ZZ
                                         360        357,650.80          1
                                       8.625          3,111.16         69
                                       8.375          3,111.16
    VENICE (AREA)    CA   90291          5            10/12/92         00
    007181885                            05           12/01/92          0
    7181885                              O            11/01/22
    0


    1308196          372/447             F          112,000.00         ZZ
                                         360        100,698.63          1
                                       9.000            901.18         70
                                       8.750            901.18
    PLACERVILLE      CA   95667          2            12/03/92         00
    5426416                              05           02/01/93          0
    5426416                              O            01/01/23
    0


    1308918          372/447             F          151,200.00         ZZ
                                         360        136,911.32          3
                                       9.375          1,257.61         90
                                       9.125          1,257.61
    LOS ANGELES      CA   90003          1            10/30/92         11
    5262670                              05           12/01/92         22
    5262670                              O            11/01/22
    0


    1309638          372/447             F          214,000.00         ZZ
                                         360        193,547.52          1
                                       9.125          1,741.17         80
                                       8.875          1,741.17
    WHITTIER HEIGHT  CA   90601          2            12/16/92         00
    5519756                              05           02/01/93          0
    5519756                              O            01/01/23
    0


    1310024          180/070             F          228,000.00         ZZ
                                         360        206,112.09          1
1


                                       9.125          1,855.09         79
                                       8.875          1,855.09
    ALAMEDA          CA   94501          2            11/17/92         00
    006428459                            05           01/01/93          0
    2256642                              O            12/01/22
    0


    1310485          032/M32             F          104,500.00         ZZ
                                         360         92,952.16          1
                                       7.875            757.70         64
                                       7.625            757.70
    LAS VEGAS        NV   89117          1            03/23/93         00
    302701784                            05           05/01/93          0
    111218                               O            04/01/23
    0


    1310832          614/070             F          156,000.00         ZZ
                                         360        141,086.58          1
                                       9.250          1,283.37         80
                                       8.625          1,283.37
    SAN DIEGO        CA   92126          2            11/17/92         00
    006430946                            05           01/01/93          0
    7200086574                           O            12/01/22
    0


    1311186          052/670             F          117,000.00         ZZ
                                         360        104,407.51          1
                                       9.000            941.41         65
                                       8.750            941.41
    BABYLON          NY   11702          2            11/10/92         00
    3118745623                           05           01/01/93          0
    222249                               O            12/01/22
    0


    1311215          274/181             F          575,000.00         ZZ
                                         360        519,803.43          1
                                       9.125          4,678.39         80
                                       8.875          4,678.39
    SHERMAN OAKS AR  CA   91423          2            11/25/92         00
    0004708423                           05           01/01/93          0
    1921110266                           O            12/01/22
    0


    1311670          372/447             F          225,000.00         ZZ
                                         360        199,869.19          1
                                       9.000          1,810.40         75
                                       8.750          1,810.40
    LOS ANGELES      CA   91342          5            12/09/92         00
    2950681                              05           02/01/93          0
1


    2950681                              O            01/01/23
    0


    1311736          372/447             F          138,750.00         ZZ
                                         360        122,382.18          1
                                       9.000          1,116.41         75
                                       8.750          1,116.41
    BIG BEAR LAKE    CA   92315          1            12/09/92         00
    5522479                              05           02/01/93          0
    5522479                              O            01/01/23
    0


    1311781          070/070             F          334,000.00         ZZ
                                         360        300,689.30          1
                                       9.000          2,687.44         90
                                       8.750          2,687.44
    CYPRESS          CA   90630          2            12/04/92         04
    007397528                            05           02/01/93         17
    7397528                              O            01/01/23
    0


    1312000          142/670             F          135,000.00         ZZ
                                         360        121,522.13          1
                                       9.375          1,122.87         68
                                       9.125          1,122.87
    JACKSON          NJ   08527          2            05/01/92         00
    3107865113                           05           07/01/92          0
    7375121                              O            06/01/22
    0


    1312142          070/070             F          165,200.00         ZZ
                                         360        148,762.17          1
                                       8.875          1,314.41         68
                                       8.625          1,314.41
    SACRAMENTO       CA   95831          2            12/16/92         00
    007119821                            05           02/01/93          0
    7119821                              O            01/01/23
    0


    1312987          283/686             F          346,000.00         ZZ
                                         360        312,800.64          1
                                       8.875          2,752.94         80
                                       8.250          2,752.94
    OLD LYME         CT   06371          1            03/01/93         00
    6161188104                           03           04/01/93          0
    4190331                              O            03/01/23
    0


1


    1313016          274/181             F          225,000.00         ZZ
                                         360        202,090.05          1
                                       8.875          1,790.21         75
                                       8.625          1,790.21
    LOS ANGELES      CA   90035          5            12/21/92         00
    0004709691                           05           02/01/93          0
    1921200380                           O            01/01/23
    0


    1313209          372/447             F          240,000.00         ZZ
                                         360        217,702.33          1
                                       9.250          1,974.42         78
                                       9.000          1,974.42
    CLINTON TOWNSHI  NJ   08833          5            12/16/92         00
    9792058                              05           02/01/93          0
    5204995                              O            01/01/23
    0


    1313253          560/560             F          320,300.00         ZZ
                                         360        284,369.50          1
                                       8.750          2,519.80         52
                                       8.625          2,519.80
    LOS ALTOS        CA   94024          2            12/16/92         00
    220589857                            05           02/01/93          0
    199862905                            O            01/01/23
    0


    1313527          556/M32             F          400,000.00         ZZ
                                         360        339,304.03          1
                                       8.875          3,182.58         68
                                       8.625          3,182.58
    LUTHERVILLE      MD   21093          2            12/23/92         00
    302686589                            05           02/01/93          0
    97224                                O            01/01/23
    0


    1315223          047/076             F          115,000.00         ZZ
                                         360        102,457.22          1
                                       7.875            833.83         73
                                       7.625            833.83
    CORRALES         NM   87048          4            04/20/93         00
    10813400                             05           06/01/93          0
    10813400                             O            05/01/23
    0


    1316571          433/M32             F          242,500.00         ZZ
                                         360        209,871.40          1
                                       8.000          1,779.38         89
                                       7.625          1,779.38
1


    MONTEREY PARK    CA   91754          2            03/11/93         14
    302699970                            05           05/01/93         17
    6801064                              O            04/01/23
    0


    1318101          403/076             F          272,000.00         ZZ
                                         360        243,623.14          1
                                       8.250          2,043.45         80
                                       8.000          2,043.45
    WESTON           CT   06883          1            03/26/93         00
    19231239                             05           05/01/93          0
    1867340                              O            04/01/23
    0


    1318556          372/M32             F          500,000.00         ZZ
                                         360        441,053.71          1
                                       7.875          3,625.35         70
                                       7.625          3,625.35
    GLENDALE         CA   91207          1            03/15/93         00
    302698105                            03           05/01/93          0
    5670161                              O            04/01/23
    0


    1318581          531/448             F          265,000.00         ZZ
                                         360        235,725.51          1
                                       7.875          1,921.43         77
                                       7.625          1,921.43
    SAN LEANDRO      CA   94577          1            03/01/93         00
    0001091795                           05           05/01/93          0
    30891099                             O            04/01/23
    0


    1318660          462/076             F          287,000.00         ZZ
                                         360        255,890.78          1
                                       8.000          2,105.91         70
                                       7.750          2,105.91
    CUPERTINO        CA   95014          5            03/19/93         00
    14889363                             05           05/01/93          0
    1015080                              O            04/01/23
    0


    1319113          639/M32             F          297,000.00         ZZ
                                         360        246,815.87          1
                                       8.125          2,205.22         90
                                       7.625          2,205.22
    MANALAPAN        NJ   07726          1            09/17/92         10
    302706973                            05           11/01/92         17
    5807498                              O            10/01/22
    0
1




    1319120          429/S48             F          100,000.00         ZZ
                                         360         89,897.41          1
                                       8.375            760.08         67
                                       8.125            760.08
    LINDENHURST      NY   11757          1            04/07/93         00
    0020163184                           05           06/01/93          0
    93011478                             O            05/01/23
    0


    1319234          406/406             F          228,400.00         ZZ
                                         360         83,730.73          1
                                       8.500          1,756.20         80
                                       8.250          1,756.20
    GREAT NECK       NY   11024          1            04/14/93         00
    1096726                              05           06/01/93          0
    1096726                              O            05/01/23
    0


    1319462          573/M32             F          310,000.00         ZZ
                                         360        275,636.80          1
                                       7.875          2,247.72         31
                                       7.625          2,247.72
    LOS ANGELES      CA   90069          5            03/17/93         00
    302698428                            03           05/01/93          0
    800327                               O            04/01/23
    0


    1319485          597/M32             F          240,000.00         ZZ
                                         360        211,177.43          1
                                       8.125          1,781.99         57
                                       7.625          1,781.99
    BASKING RIDGE    NJ   07920          2            04/26/93         00
    302707427                            05           06/01/93          0
    130044                               O            05/01/23
    0


    1319567          634/M32             F          340,000.00         ZZ
                                         360        302,329.33          1
                                       7.875          2,465.24         80
                                       7.625          2,465.24
    GLENDALE         CA   91206          2            03/12/93         00
    302698022                            05           05/01/93          0
    121234                               O            04/01/23
    0


    1319593          622/M32             F          344,000.00         ZZ
                                         360        301,901.59          1
1


                                       8.000          2,524.15         80
                                       7.625          2,524.15
    ANAHEIM          CA   92808          2            03/19/93         00
    302697727                            03           05/01/93          0
    537054                               O            04/01/23
    0


    1319736          976/976             F          253,000.00         ZZ
                                         360        227,938.04          1
                                       8.625          1,967.81         79
                                       8.375          1,967.81
    CERRITOS         CA   90701          2            03/19/93         00
    0856828                              05           05/01/93          0
    856828                               O            04/01/23
    0


    1319855          626/M32             F          278,000.00         ZZ
                                         360        129,401.56          1
                                       7.875          2,015.70         78
                                       7.625          2,015.70
    ROSEVILLE        CA   95747          2            03/25/93         00
    302702683                            05           05/01/93          0
    0336826                              O            04/01/23
    0


    1319866          976/976             F          345,000.00         ZZ
                                         360        301,506.40          1
                                       8.000          2,531.49         72
                                       7.750          2,531.49
    FILLMORE         CA   93015          5            03/19/93         00
    0951659                              05           05/01/93          0
    951659                               O            04/01/23
    0


    1320040          976/976             F          222,700.00         ZZ
                                         360        191,907.23          1
                                       7.875          1,614.73         72
                                       7.625          1,614.73
    IRVINE           CA   92715          2            04/02/93         00
    0859515                              02           06/01/93          0
    859515707                            O            05/01/23
    0


    1320171          056/M32             F          562,500.00         ZZ
                                         360        338,833.55          1
                                       7.875          4,078.52         75
                                       7.625          4,078.52
    LA CANADA FLINT  CA   91011          2            03/25/93         00
    302698790                            05           05/01/93          0
1


    2914704                              O            04/01/23
    0


    1320569          447/447             F          228,000.00         T
                                         360        197,416.41          1
                                       8.375          1,732.96         80
                                       8.125          1,732.96
    WEST HOLLYWOOD   CA   90048          1            09/24/92         00
    631944                               01           11/01/92          0
    631944                               O            10/01/22
    0


    1320986          472/M32             F          252,000.00         ZZ
                                         360        224,111.24          1
                                       7.875          1,827.17         80
                                       7.625          1,827.17
    LOS ANGELES      CA   91356          2            03/23/93         00
    302702030                            01           05/01/93          0
    006200623908                         O            04/01/23
    0


    1321049          976/976             F          450,000.00         ZZ
                                         360        304,852.80          1
                                       7.875          3,262.82         50
                                       7.625          3,262.82
    LOS ANGELES      CA   91316          5            03/24/93         00
    0860326                              05           05/01/93          0
    860326                               O            04/01/23
    0


    1321139          016/448             F          171,000.00         ZZ
                                         360        149,949.94          1
                                       7.875          1,239.87         58
                                       7.625          1,239.87
    LAGUNA HILLS AR  CA   92653          2            03/24/93         00
    0001092304                           05           05/01/93          0
    25033010                             O            04/01/23
    0


    1321346          372/M32             F          500,000.00         ZZ
                                         360        445,582.33          1
                                       8.000          3,668.82         69
                                       7.625          3,668.82
    VANCOUVER        WA   98664          1            03/25/93         00
    302702253                            05           05/01/93          0
    5340658                              O            04/01/23
    0


1


    1321577          299/025             F          265,500.00         ZZ
                                         360        203,456.68          1
                                       7.875          1,925.06         90
                                       7.625          1,925.06
    FAIRFAX STATION  VA   22039          2            04/14/93         11
    0102121662                           03           06/01/93         17
    212166                               O            05/01/23
    0


    1321594          072/070             F           70,000.00         ZZ
                                         360         63,063.34          1
                                       8.750            550.70         63
                                       8.500            550.70
    MANORVILLE       NY   11949          4            01/29/93         00
    009604654                            05           04/01/93          0
    4667735                              O            03/01/23
    0


    1321931          056/M32             F          229,500.00         ZZ
                                         360        201,967.42          1
                                       8.250          1,724.16         75
                                       7.750          1,724.16
    LA PALMA         CA   90623          5            04/02/93         00
    302702790                            05           06/01/93          0
    2914801                              O            05/01/23
    0


    1321941          622/M32             F          166,500.00         ZZ
                                         360        148,683.08          1
                                       8.000          1,221.72         66
                                       7.625          1,221.72
    TUSTIN           CA   92680          2            03/31/93         00
    302703525                            03           06/01/93          0
    537168                               O            05/01/23
    0


    1321947          682/994             F          270,000.00         ZZ
                                         360        141,473.20          1
                                       7.875          1,957.69         75
                                       7.625          1,957.69
    WEST PALM BEACH  FL   33405          5            04/07/93         00
    5965318602                           05           06/01/93          0
    162302180                            O            05/01/23
    0


    1322051          051/M32             F          243,000.00         ZZ
                                         360        164,918.12          1
                                       8.000          1,783.05         42
                                       7.625          1,783.05
1


    PALO ALTO        CA   94301          2            04/07/93         00
    302702337                            05           06/01/93          0
    10101127                             O            05/01/23
    0


    1322061          069/M32             F          296,000.00         ZZ
                                         360        263,119.44          1
                                       7.875          2,146.21         80
                                       7.625          2,146.21
    NEWHALL AREA     CA   91321          2            03/30/93         00
    302702964                            05           06/01/93          0
    1035054                              O            05/01/23
    0


    1322078          056/M32             F          250,000.00         ZZ
                                         360        206,498.23          1
                                       7.875          1,812.67         67
                                       7.625          1,812.67
    OAKLAND          CA   94605          5            03/30/93         00
    302699160                            05           06/01/93          0
    7931830                              O            05/01/23
    0


    1322242          664/M32             F          254,500.00         ZZ
                                         360        226,912.98          1
                                       8.000          1,867.44         74
                                       7.625          1,867.44
    LOS ANGELES      CA   91367          2            03/11/93         00
    302698006                            05           05/01/93          0
    0710285                              O            04/01/23
    0


    1322436          634/M32             F          299,000.00         ZZ
                                         360        266,992.00          1
                                       8.000          2,193.96         65
                                       7.625          2,193.96
    BRENTWOOD        CA   94513          2            04/08/93         00
    302701230                            05           06/01/93          0
    521247                               O            05/01/23
    0


    1322496          550/550             F          320,000.00         ZZ
                                         360        284,427.29          1
                                       7.875          2,320.22         36
                                       7.625          2,320.22
    SAN FRANCISCO    CA   94118          2            03/10/93         00
    120094888000000                      05           05/01/93          0
    120094888                            O            04/01/23
    0
1




    1322636          028/M32             F          457,500.00         ZZ
                                         360        388,213.80          1
                                       7.875          3,317.19         75
                                       7.625          3,317.19
    VILLA PARK       CA   92667          5            04/02/93         00
    302703624                            05           06/01/93          0
    067129                               O            05/01/23
    0


    1322761          052/670             F        1,000,000.00         ZZ
                                         360        890,869.18          1
                                       7.875          7,250.70         50
                                       7.625          7,250.70
    NEW CANAAN       CT   06840          5            04/12/93         00
    3119293593                           05           06/01/93          0
    237757                               O            05/01/23
    0


    1322777          241/448             F          325,000.00         ZZ
                                         360        168,560.13          1
                                       8.750          2,556.78         79
                                       8.000          2,556.78
    MANHASSET        NY   11030          2            01/12/93         00
    0001092080                           05           03/01/93          0
    1530765                              O            02/01/23
    0


    1322922          614/M32             F          335,000.00         ZZ
                                         360        296,721.39          1
                                       8.000          2,458.11         79
                                       7.625          2,458.11
    SIMI VALLEY      CA   93065          2            03/11/93         00
    302698410                            03           05/01/93          0
    7100008322                           O            04/01/23
    0


    1322931          472/M32             F          322,500.00         ZZ
                                         360        278,427.52          1
                                       7.875          2,338.35         75
                                       7.625          2,338.35
    WHITTIER         CA   90603          5            03/18/93         00
    302697735                            05           05/01/93          0
    006000021704                         O            04/01/23
    0


    1323072          472/M32             F          364,000.00         ZZ
                                         360        324,546.10          1
1


                                       8.000          2,670.90         80
                                       7.625          2,670.90
    NEWPORT BEACH    CA   92625          2            03/17/93         00
    302701768                            09           05/01/93          0
    006200621900                         O            04/01/23
    0


    1323077          324/183             F          255,000.00         ZZ
                                         360        226,869.56          1
                                       8.000          1,871.10         78
                                       7.750          1,871.10
    WALNUT           CA   91789          2            03/05/93         00
    117982062                            05           05/01/93          0
    4554697                              O            04/01/23
    0


    1323189          413/M32             F          284,000.00         ZZ
                                         360        175,780.75          1
                                       7.875          2,059.20         76
                                       7.625          2,059.20
    HUNTINGTON BEAC  CA   92649          2            03/22/93         00
    302697859                            09           05/01/93          0
    579034837                            O            04/01/23
    0


    1323286          372/M32             F          333,000.00         ZZ
                                         360        298,256.66          2
                                       8.250          2,501.72         90
                                       7.750          2,501.72
    MOUNTAIN VIEW    CA   94041          2            03/16/93         11
    302697404                            05           05/01/93         17
    5654355                              O            04/01/23
    0


    1323379          570/M32             F          312,000.00         ZZ
                                         360        278,819.89          1
                                       8.125          2,316.60         79
                                       7.875          2,316.60
    POMONA           CA   91766          2            03/11/93         00
    302701693                            05           05/01/93          0
    5355524                              O            04/01/23
    0


    1323475          070/070             F          240,000.00         ZZ
                                         360        143,943.61          1
                                       7.875          1,740.17         60
                                       7.625          1,740.17
    ORANGE           CA   92669          2            03/19/93         00
    007692137                            05           05/01/93          0
1


    7692137                              O            04/01/23
    0


    1323533          070/070             F          450,000.00         ZZ
                                         360        400,802.55          1
                                       8.250          3,380.70         75
                                       8.000          3,380.70
    LOS ANGELES      CA   90046          2            02/19/93         00
    007828517                            05           05/01/93          0
    7828517                              O            04/01/23
    0


    1323574          447/447             F          292,000.00         ZZ
                                         360        248,725.61          1
                                       8.500          2,245.23         90
                                       8.250          2,245.23
    DURHAM           NC   27707          4            02/03/93         04
    958899                               05           04/01/93         17
    1254958899                           O            03/01/23
    0


    1323637          627/M32             F          300,000.00         ZZ
                                         360        267,279.45          1
                                       7.875          2,175.21         60
                                       7.625          2,175.21
    ROWLAND HEIGHTS  CA   91748          1            04/08/93         00
    302703152                            05           06/01/93          0
    21215                                O            05/01/23
    0


    1323717          503/M32             F          370,800.00         ZZ
                                         360        329,836.69          1
                                       7.875          2,688.56         90
                                       7.625          2,688.56
    OAKLAND          CA   94610          1            02/25/93         11
    302698816                            05           05/01/93         17
    13003002                             O            04/01/23
    0


    1323748          642/737             F          235,000.00         ZZ
                                         360        202,418.58          1
                                       8.375          1,786.17         89
                                       8.125          1,786.17
    TUSTIN           CA   92680          2            03/25/93         11
    0736651                              05           05/01/93         17
    03020493                             O            04/01/23
    0


1


    1323779          550/550             F          405,000.00         ZZ
                                         360        360,259.04          1
                                       7.875          2,936.53         54
                                       7.625          2,936.53
    SAN FRANCISCO    CA   94133          2            03/12/93         00
    120128140000000                      06           05/01/93          0
    120128140                            O            04/01/23
    0


    1323865          003/B86             F          352,800.00         ZZ
                                         360        314,484.34          1
                                       8.000          2,588.72         90
                                       7.750          2,588.72
    BOCA RATON       FL   33496          1            03/26/93         12
    6000230000                           03           05/01/93         17
    1040917                              O            04/01/23
    0


    1323965          299/025             F          343,000.00         ZZ
                                         360        264,295.16          1
                                       7.875          2,486.99         62
                                       7.625          2,486.99
    VIRGINIA BEACH   VA   23454          2            04/26/93         00
    0102101995                           05           06/01/93          0
    210199                               O            05/01/23
    0


    1323976          032/M32             F          140,000.00         ZZ
                                         360        124,563.26          1
                                       8.000          1,027.27         74
                                       7.625          1,027.27
    PAXTON           MA   01612          1            04/29/93         00
    302707047                            05           06/01/93          0
    127340                               O            05/01/23
    0


    1323980          028/M32             F           90,000.00         ZZ
                                         360         80,966.25          1
                                       8.500            692.02         70
                                       8.250            692.02
    SAN BERNARDINO   CA   92407          2            03/15/93         00
    010043123                            09           05/01/93          0
    258471                               O            04/01/23
    0


    1324046          028/M32             F          298,000.00         ZZ
                                         360        260,777.82          1
                                       7.875          2,160.71         67
                                       7.625          2,160.71
1


    SANTA ANA        CA   92705          2            03/15/93         00
    010043156                            05           05/01/93          0
    258659                               O            04/01/23
    0


    1324073          372/M32             F          120,000.00         ZZ
                                         360        100,739.88          1
                                       7.875            870.08         54
                                       7.625            870.08
    CAMARILLO        CA   93010          2            03/25/93         00
    302698618                            05           05/01/93          0
    5110416                              O            04/01/23
    0


    1324168          406/406             F          240,000.00         ZZ
                                         360        213,823.20          1
                                       7.875          1,740.17         60
                                       7.625          1,740.17
    SARATOGA SPRING  NY   12866          2            04/30/93         00
    1394287                              05           06/01/93          0
    1394287                              O            05/01/23
    0


    1324257          637/447             F          157,500.00         ZZ
                                         360        141,993.68          2
                                       8.625          1,225.02         70
                                       8.375          1,225.02
    HOBOKEN          NJ   07030          1            03/31/93         00
    2846369                              05           05/01/93          0
    2295723                              O            04/01/23
    0


    1324273          637/447             F          324,000.00         ZZ
                                         360        288,207.99          1
                                       7.875          2,349.22         60
                                       7.625          2,349.22
    LOS ALTOS        CA   94024          2            03/18/93         00
    2846869                              05           05/01/93          0
    2351880                              O            04/01/23
    0


    1324286          472/M32             F          100,000.00         ZZ
                                         360         66,316.08          1
                                       8.125            742.50         46
                                       7.625            742.50
    TORRANCE         CA   90503          5            03/09/93         00
    302702576                            01           05/01/93          0
    006000021508                         O            04/01/23
    0
1




    1324296          267/405             F          245,000.00         ZZ
                                         360        211,293.03          1
                                       7.875          1,776.43         68
                                       7.625          1,776.43
    MISSION VIEJO    CA   92692          2            03/19/93         00
    5414829757                           03           05/01/93          0
    4829757                              O            04/01/23
    0


    1324306          635/M32             F          143,000.00         ZZ
                                         360        127,791.64          1
                                       8.125          1,061.78         57
                                       7.625          1,061.78
    GLENWOOD VERNON  NJ   07461          2            03/17/93         00
    302706700                            05           05/01/93          0
    3074721                              O            04/01/23
    0


    1324397          637/447             F          100,000.00         ZZ
                                         360         75,987.07          1
                                       8.250            751.27         65
                                       8.000            751.27
    BOCA RATON       FL   33428          2            03/25/93         00
    2844998                              03           05/01/93          0
    2166239                              O            04/01/23
    0


    1324399          413/M32             F          234,000.00         ZZ
                                         360        208,138.96          1
                                       7.875          1,696.66         80
                                       7.625          1,696.66
    FREMONT          CA   94536          2            03/24/93         00
    302699202                            05           05/01/93          0
    595034605                            O            04/01/23
    0


    1324443          637/447             F          210,750.00         ZZ
                                         360        187,468.67          1
                                       7.875          1,528.08         75
                                       7.625          1,528.08
    MENIFEE          CA   92584          5            03/19/93         00
    2845490                              03           05/01/93          0
    2223972                              O            04/01/23
    0


    1324472          472/M32             F          337,500.00         ZZ
                                         360        300,917.13          1
1


                                       8.000          2,476.46         75
                                       7.625          2,476.46
    STEVENSON RANCH  CA   91381          2            03/23/93         00
    302700885                            03           05/01/93          0
    006200623800                         O            04/01/23
    0


    1324478          013/S48             F          575,000.00         ZZ
                                         360         81,873.00          1
                                       7.875          4,169.15         70
                                       7.625          4,169.15
    LOS ALTOS        CA   94024          2            03/26/93         00
    0010706323                           05           05/01/93          0
    25000782                             O            04/01/23
    0


    1324525          635/M32             F          146,700.00         ZZ
                                         360        131,963.08          1
                                       8.500          1,128.00         90
                                       8.000          1,128.00
    UNION CITY       NJ   07087          1            03/16/93         14
    302699137                            05           05/01/93         17
    3079258                              O            04/01/23
    0


    1324544          635/M32             F          165,000.00         T
                                         360        146,375.87          1
                                       8.500          1,268.71         79
                                       8.000          1,268.71
    BOCA RATON       FL   33487          2            03/16/93         00
    302701966                            09           05/01/93          0
    3071446                              O            04/01/23
    0


    1324546          635/M32             F          104,000.00         ZZ
                                         360         42,050.15          1
                                       8.375            790.48         65
                                       7.875            790.48
    ELIZABETH        NJ   07208          5            02/23/93         00
    302700653                            05           05/01/93          0
    3071495                              O            04/01/23
    0


    1324547          267/405             F          329,600.00         ZZ
                                         360        293,188.22          1
                                       7.875          2,389.83         80
                                       7.625          2,389.83
    PASADENA         CA   91107          1            03/24/93         00
    5414822284                           05           05/01/93          0
1


    4822284                              O            04/01/23
    0


    1324589          562/562             F          130,000.00         ZZ
                                         360         39,976.69          1
                                       8.500            999.59         54
                                       8.250            999.59
    HARRINGTON PARK  NJ   07640          2            04/08/93         00
    294023701000000                      05           06/01/93          0
    402370                               O            05/01/23
    0


    1324667          324/183             F          336,000.00         T
                                         360        299,580.30          1
                                       8.000          2,465.45         80
                                       7.750          2,465.45
    OCEANSIDE        CA   92054          1            03/10/93         00
    117982174                            01           05/01/93          0
    4555645                              O            04/01/23
    0


    1324687          334/M32             F          234,000.00         ZZ
                                         360        178,594.31          1
                                       8.000          1,717.01         45
                                       7.625          1,717.01
    ALAMO            CA   94507          2            03/03/93         00
    009794306                            05           05/01/93          0
    979430                               O            04/01/23
    0


    1324724          686/686             F          316,000.00         ZZ
                                         360        281,222.34          1
                                       7.900          2,296.71         80
                                       7.650          2,296.71
    LAGUNA HILLS     CA   92653          1            03/10/93         00
    0814802740                           01           05/01/93          0
    030814802740                         O            04/01/23
    0


    1324763          444/X14             F          320,000.00         ZZ
                                         360        284,353.61          1
                                       7.875          2,320.22         72
                                       7.625          2,320.22
    ARLINGTON        VA   22201          2            03/26/93         00
    8008679444                           05           05/01/93          0
    6443766                              O            04/01/23
    0


1


    1324869          324/183             F          276,000.00         ZZ
                                         360        157,283.39          1
                                       7.875          2,001.20         79
                                       7.625          2,001.20
    FT LAURDALE      FL   33306          1            03/31/93         00
    117983324                            05           05/01/93          0
    4567269                              O            04/01/23
    0


    1324874          241/448             F          363,500.00         ZZ
                                         360        317,535.65          1
                                       7.875          2,635.63         80
                                       7.625          2,635.63
    IRVINGTON        NY   10533          2            03/24/93         00
    0001092082                           05           05/01/93          0
    1535624                              O            04/01/23
    0


    1324928          531/448             F          258,000.00         ZZ
                                         360        229,498.22          1
                                       7.875          1,870.68         70
                                       7.625          1,870.68
    GIG HARBOR       WA   98335          2            03/23/93         00
    0001091787                           05           05/01/93          0
    30684206                             O            04/01/23
    0


    1324994          570/M32             F          287,000.00         ZZ
                                         360        255,890.78          1
                                       8.000          2,105.91         78
                                       7.625          2,105.91
    HACIENDA HEIGHT  CA   91745          2            03/22/93         00
    302700323                            05           05/01/93          0
    5222419                              O            04/01/23
    0


    1325006          111/111             F          178,500.00         ZZ
                                         360        153,247.46          1
                                       8.125          1,325.36         70
                                       7.875          1,325.36
    SAN FRANCISCO    CA   94112          2            02/12/93         00
    290304                               05           04/01/93          0
    290304                               O            03/01/23
    0


    1325108          560/560             F          259,000.00         ZZ
                                         360        229,840.61          1
                                       7.750          1,855.51         74
                                       7.625          1,855.51
1


    WALNUT           CA   91789          2            03/16/93         00
    220691695                            05           05/01/93          0
    445564107                            O            04/01/23
    0


    1325112          560/560             F          710,000.00         ZZ
                                         360        628,591.25          1
                                       7.875          5,147.99         62
                                       7.750          5,147.99
    MANHATTAN BEACH  CA   90266          2            03/18/93         00
    220707996                            05           05/01/93          0
    444848808                            O            04/01/23
    0


    1325160          052/670             F          450,000.00         ZZ
                                         360        400,038.16          1
                                       7.875          3,262.81         78
                                       7.625          3,262.81
    KAILUA           HI   96734          2            03/10/93         00
    3119229663                           05           05/01/93          0
    235445                               O            04/01/23
    0


    1325185          052/670             F          131,000.00         ZZ
                                         360        114,188.62          1
                                       8.125            972.68         48
                                       7.875            972.68
    TAPPAN           NY   10983          5            03/30/93         00
    3119127233                           05           05/01/93          0
    232293                               O            04/01/23
    0


    1325242          472/M32             F          230,600.00         ZZ
                                         360        202,968.23          1
                                       8.000          1,692.06         75
                                       7.625          1,692.06
    STEVENSON RANCH  CA   91381          2            04/05/93         00
    302701842                            03           06/01/93          0
    006200626503                         O            05/01/23
    0


    1325346          560/560             F          150,000.00         ZZ
                                         360        118,268.77          1
                                       7.750          1,074.62         32
                                       7.625          1,074.62
    WOODSIDE         CA   94062          1            03/08/93         00
    220698906                            05           05/01/93          0
    463427500                            O            04/01/23
    0
1




    1325357          560/560             F          317,000.00         ZZ
                                         360        281,801.12          1
                                       7.875          2,298.47         51
                                       7.750          2,298.47
    MENLO PARK       CA   94025          2            03/19/93         00
    220708432                            05           05/01/93          0
    447984709                            O            04/01/23
    0


    1325362          560/560             F          400,000.00         ZZ
                                         360        356,642.27          1
                                       8.000          2,935.06         80
                                       7.875          2,935.06
    GREEN LANE       PA   18054          2            03/22/93         00
    220694509                            05           05/01/93          0
    197757909                            O            04/01/23
    0


    1325367          560/560             F          212,250.00         ZZ
                                         360        189,397.60          1
                                       8.125          1,575.95         75
                                       8.000          1,575.95
    MARSHFIELD       MA   02050          2            03/24/93         00
    220695589                            05           05/01/93          0
    137644308                            O            04/01/23
    0


    1325438          664/M32             F          236,000.00         ZZ
                                         360        186,683.58          1
                                       8.000          1,731.69         80
                                       7.625          1,731.69
    ESCONDIDO        CA   92029          1            03/29/93         00
    302702311                            03           05/01/93          0
    0626176                              O            04/01/23
    0


    1325523          664/M32             F          214,000.00         ZZ
                                         360        190,358.73          1
                                       7.875          1,551.65         73
                                       7.625          1,551.65
    CLAYTON          CA   94517          2            03/29/93         00
    302703780                            03           05/01/93          0
    0725671                              O            04/01/23
    0


    1325537          180/M32             F          130,900.00         T
                                         360        113,293.83          1
1


                                       8.250            983.41         70
                                       8.000            983.41
    CAREFREE         AZ   85377          1            03/26/93         00
    302701875                            05           05/01/93          0
    2401586                              O            04/01/23
    0


    1325665          652/M32             F          350,000.00         ZZ
                                         360        309,788.53          1
                                       7.875          2,537.75         50
                                       7.625          2,537.75
    NEWPORT BEACH    CA   92625          5            03/24/93         00
    003882040                            03           06/01/93          0
    3882040                              O            05/01/23
    0


    1325701          633/M32             F          392,000.00         ZZ
                                         360        348,485.66          1
                                       7.875          2,842.27         75
                                       7.625          2,842.27
    SAN DIEGO        CA   92131          5            04/01/93         00
    302702519                            09           06/01/93          0
    647421                               O            05/01/23
    0


    1325773          111/111             F          255,000.00         ZZ
                                         360        228,051.95          1
                                       8.250          1,915.73         80
                                       7.875          1,915.73
    SAN DIEGO        CA   92106          2            01/26/93         00
    324593                               05           04/01/93          0
    324593                               O            03/01/23
    0


    1325775          111/111             F          250,000.00         ZZ
                                         360        212,988.88          1
                                       8.250          1,878.17         72
                                       7.875          1,878.17
    SAN FRANCISCO    CA   94122          2            01/29/93         00
    290134                               05           04/01/93          0
    290134                               O            03/01/23
    0


    1325814          323/G02             F          295,000.00         ZZ
                                         360        263,660.40          1
                                       8.125          2,190.37         29
                                       7.875          2,190.37
    ASPEN            CO   81611          5            04/12/93         00
    0430439398                           03           06/01/93          0
1


    2038010019                           O            05/01/23
    0


    1325835          635/447             F           68,000.00         T
                                         360         60,558.97          1
                                       8.000            498.96         80
                                       7.625            498.96
    MIDDLE SMITHFIE  PA   18301          2            03/16/93         00
    4074693                              05           05/01/93          0
    3097326                              O            04/01/23
    0


    1325902          562/562             F          220,800.00         ZZ
                                         360        196,716.73          1
                                       7.875          1,600.96         80
                                       7.625          1,600.96
    RYE              NY   10580          1            04/19/93         00
    294034930000000                      05           06/01/93          0
    403493                               O            05/01/23
    0


    1325964          385/168             F          236,720.52         ZZ
                                         339        207,788.03          1
                                       8.250          1,804.30         77
                                       8.000          1,804.30
    SOMERS           NY   10589          1            02/25/93         00
    1362650                              05           05/01/93          0
    8523235                              O            07/01/21
    0


    1325971          201/M32             F          175,000.00         ZZ
                                         360        147,897.39          1
                                       8.000          1,284.09         73
                                       7.625          1,284.09
    BOROUGH OF RING  NJ   07456          2            04/06/93         00
    305564445                            05           06/01/93          0
    180063637                            O            05/01/23
    0


    1326045          559/M32             F          270,000.00         ZZ
                                         360        237,946.44          1
                                       8.125          2,004.75         73
                                       7.625          2,004.75
    SAN RAMON        CA   94583          5            04/09/93         00
    302703046                            03           06/01/93          0
    7071368                              O            05/01/23
    0


1


    1326068          478/X14             F          290,000.00         ZZ
                                         360        258,257.43          1
                                       7.875          2,102.70         72
                                       7.625          2,102.70
    SAN GABRIEL      CA   91775          2            03/31/93         00
    8012254382                           05           06/01/93          0
    413308061                            O            05/01/23
    0


    1326069          478/X14             F          240,000.00         ZZ
                                         360        205,091.46          1
                                       7.875          1,740.17         71
                                       7.625          1,740.17
    ESCONDIDO        CA   92025          2            04/02/93         00
    8012253624                           03           06/01/93          0
    8813289964                           O            05/01/23
    0


    1326106          069/M32             F          264,500.00         ZZ
                                         360        221,310.12          1
                                       7.875          1,917.81         90
                                       7.625          1,917.81
    BUENA PARK       CA   90620          2            03/23/93         11
    302703061                            05           05/01/93         20
    288845                               O            04/01/23
    0


    1326110          481/M32             F          396,000.00         ZZ
                                         360        339,244.48          1
                                       7.875          2,871.28         80
                                       7.625          2,871.28
    RUSSELL TOWNSHI  OH   44072          1            03/23/93         00
    702990609                            05           05/01/93          0
    0966130                              O            04/01/23
    0


    1326116          413/M32             F          219,800.00         ZZ
                                         360        195,976.33          1
                                       8.000          1,612.81         58
                                       7.625          1,612.81
    SAN JOSE         CA   95120          2            03/25/93         00
    302703327                            05           05/01/93          0
    595034332                            O            04/01/23
    0


    1326136          637/447             F          223,000.00         ZZ
                                         360        198,322.49          1
                                       7.875          1,616.90         80
                                       7.625          1,616.90
1


    SAN FRANCISCO    CA   94134          2            03/23/93         00
    2846874                              05           05/01/93          0
    2352524                              O            04/01/23
    0


    1326207          070/070             F          265,500.00         ZZ
                                         360        234,043.17          1
                                       7.875          1,925.06         90
                                       7.625          1,925.06
    HUNTINGTON BEAC  CA   92647          1            03/22/93         04
    007718501                            05           05/01/93         17
    7718501                              O            04/01/23
    0


    1326221          070/070             F          315,000.00         ZZ
                                         360        256,398.91          1
                                       7.875          2,283.97         80
                                       7.625          2,283.97
    LA CRESCENTA AR  CA   91214          2            04/06/93         00
    007722539                            05           06/01/93          0
    7722539                              O            05/01/23
    0


    1326249          070/070             F          282,000.00         ZZ
                                         360        252,242.72          1
                                       8.125          2,093.84         80
                                       7.875          2,093.84
    CARSON           CA   90745          2            04/05/93         00
    007762373                            05           06/01/93          0
    7762373                              O            05/01/23
    0


    1326404          286/286             F          230,000.00         ZZ
                                         360        190,896.26          1
                                       8.125          1,707.74         80
                                       7.875          1,707.74
    WHEATON          IL   60187          2            04/09/93         00
    0891577                              05           06/01/93          0
    0891577                              O            05/01/23
    0


    1326421          267/405             F          240,000.00         ZZ
                                         360        206,645.06          1
                                       7.875          1,740.17         75
                                       7.625          1,740.17
    MIAMI            FL   33156          2            03/29/93         00
    5414840321                           09           06/01/93          0
    4840321                              O            05/01/23
    0
1




    1326575          076/076             F          264,000.00         ZZ
                                         360        187,842.01          1
                                       8.000          1,937.14         80
                                       7.625          1,937.14
    SILVER SPRING    MD   20902          1            03/08/93         00
    16922861                             05           05/01/93          0
    6922861                              O            04/01/23
    0


    1326731          562/562             F          145,000.00         T
                                         360        129,472.15          1
                                       8.000          1,063.96         79
                                       7.750          1,063.96
    SHERMAN          CT   06784          2            04/19/93         00
    294041034000000                      05           06/01/93          0
    404103                               O            05/01/23
    0


    1326732          575/M32             F          339,100.00         ZZ
                                         360        302,343.66          1
                                       8.000          2,488.20         83
                                       7.625          2,488.20
    BETHESDA         MD   20817          2            03/19/93         12
    302703723                            05           05/01/93         20
    421011761                            O            04/01/23
    0


    1326760          201/M32             F          125,000.00         ZZ
                                         360         92,058.90          1
                                       8.375            950.10         74
                                       7.875            950.10
    BOROUGH OF EMER  NJ   07630          2            04/13/93         00
    305564437                            05           06/01/93          0
    180063484                            O            05/01/23
    0


    1327166          531/448             F          250,000.00         ZZ
                                         360        214,138.83          1
                                       7.875          1,812.67         72
                                       7.625          1,812.67
    PORTLAND         OR   97212          5            03/25/93         00
    0001091801                           05           06/01/93          0
    30935418                             O            05/01/23
    0


    1327211          077/377             F          252,000.00         ZZ
                                         360        224,515.58          1
1


                                       7.875          1,827.17         80
                                       7.625          1,827.17
    COLUMBUS         OH   43221          2            04/13/93         00
    6390694                              05           06/01/93          0
    319289                               O            05/01/23
    0


    1327235          447/447             F          238,500.00         T
                                         360        182,905.38          1
                                       7.875          1,729.30         90
                                       7.625          1,729.30
    SIMPSONVILLE     SC   29681          1            03/26/93         10
    1090452                              03           05/01/93         17
    1090452                              O            04/01/23
    0


    1327246          447/447             F          365,000.00         ZZ
                                         360        324,212.23          1
                                       7.875          2,646.51         51
                                       7.625          2,646.51
    AUSTIN           TX   78746          4            03/23/93         00
    1053423                              03           05/01/93          0
    1053423                              O            04/01/23
    0


    1327267          447/447             F          220,500.00         ZZ
                                         360        194,364.88          1
                                       8.000          1,617.96         90
                                       7.625          1,617.96
    PEABODY          MA   01960          1            03/04/93         04
    1043559                              01           04/01/93         17
    1043559                              O            03/01/23
    0


    1327419          704/670             F          113,400.00         ZZ
                                         360        102,154.70          1
                                       8.500            871.95         69
                                       7.625            871.95
    WEST BLOOMFIELD  MI   48324          2            03/29/93         00
    3034277579                           05           06/01/93          0
    930111174                            O            05/01/23
    0


    1327426          704/670             F           62,000.00         ZZ
                                         360         55,447.23          1
                                       8.250            465.79         42
                                       7.625            465.79
    TOMS RIVER       NJ   08753          1            02/12/93         00
    3034104049                           09           04/01/93          0
1


    913980959                            O            03/01/23
    0


    1327432          704/670             F          174,700.00         ZZ
                                         360        156,565.61          1
                                       8.375          1,327.85         67
                                       7.625          1,327.85
    MARLBORO         NJ   07746          1            02/24/93         00
    3034151559                           05           04/01/93          0
    930024385                            O            03/01/23
    0


    1327446          283/686             F          336,000.00         ZZ
                                         360        298,573.15          1
                                       7.990          2,463.11         56
                                       7.740          2,463.11
    CAMBRIDGE        MA   02138          2            03/25/93         00
    6161188625                           05           05/01/93          0
    4190636                              O            04/01/23
    0


    1327682          560/560             F          138,000.00         ZZ
                                         360        122,327.20          1
                                       7.750            988.65         66
                                       7.625            988.65
    MT LAUREL        NJ   08054          2            04/12/93         00
    220718340                            05           06/01/93          0
    196662209                            O            05/01/23
    0


    1327686          560/560             F          232,000.00         ZZ
                                         360        177,966.40          1
                                       7.750          1,662.08         80
                                       7.625          1,662.08
    PHOENIXVILLE     PA   19460          2            03/31/93         00
    220711790                            05           05/01/93          0
    199453804                            O            04/01/23
    0


    1327840          083/M32             F          240,000.00         ZZ
                                         360        213,823.20          1
                                       7.875          1,740.17         86
                                       7.625          1,740.17
    BLUE BELL        PA   19422          2            04/08/93         11
    302707906                            05           06/01/93         17
    078225                               O            05/01/23
    0


1


    1327845          201/M32             F          183,750.00         ZZ
                                         360        144,785.25          1
                                       8.125          1,364.34         75
                                       7.875          1,364.34
    COUNTY OF BERGE  NJ   07626          2            04/19/93         00
    305564478                            05           06/01/93          0
    180063994                            O            05/01/23
    0


    1327847          637/447             F          522,000.00         ZZ
                                         360        466,142.52          1
                                       8.000          3,830.25         68
                                       7.750          3,830.25
    MARBLE FALLS     TX   78654          2            04/12/93         00
    2847046                              03           06/01/93          0
    2380889                              O            05/01/23
    0


    1327848          561/M32             F          230,000.00         ZZ
                                         360        184,080.81          1
                                       8.125          1,707.75         61
                                       7.625          1,707.75
    FORT WASHINGTON  MD   20744          5            04/19/93         00
    302706882                            05           06/01/93          0
    0296865                              O            05/01/23
    0


    1328223          444/X14             F          243,900.00         ZZ
                                         360        216,884.04          1
                                       7.875          1,768.45         90
                                       7.625          1,768.45
    FAIRFAX          VA   22033          2            03/25/93         04
    8008681580                           03           05/01/93         17
    6471767                              O            04/01/23
    0


    1328563          562/562             F          261,000.00         ZZ
                                         360        231,923.94          1
                                       7.875          1,892.44         90
                                       7.625          1,892.44
    SCARSDALE        NY   10583          1            04/22/93         04
    294061990000000                      05           06/01/93         25
    406199                               O            05/01/23
    0


    1328707          561/M32             F          246,000.00         ZZ
                                         360        219,167.90          1
                                       7.875          1,783.68         72
                                       7.625          1,783.68
1


    POTOMAC          MD   20854          2            04/23/93         00
    302707377                            05           06/01/93          0
    0446302                              O            05/01/23
    0


    1328815          562/562             F          254,000.00         ZZ
                                         360        226,290.70          1
                                       7.875          1,841.68         79
                                       7.625          1,841.68
    MOUNT VERNON     NY   10552          2            04/22/93         00
    294061404000000                      05           06/01/93          0
    406140                               O            05/01/23
    0


    1328846          561/M32             F          305,000.00         ZZ
                                         360        266,280.88          1
                                       8.000          2,237.99         68
                                       7.625          2,237.99
    NORTH WALES      PA   19436          5            04/23/93         00
    302707922                            05           06/01/93          0
    1229483                              O            05/01/23
    0


    1328910          052/670             F          450,000.00         ZZ
                                         360        401,845.31          1
                                       8.000          3,301.95         75
                                       7.750          3,301.95
    MESA             AZ   85205          4            04/08/93         00
    3119260583                           03           06/01/93          0
    236541                               O            05/01/23
    0


    1328913          052/670             F          260,000.00         ZZ
                                         360        231,275.76          1
                                       7.875          1,885.19         80
                                       7.625          1,885.19
    PORTLAND         OR   97212          1            03/24/93         00
    3119217314                           05           05/01/93          0
    234875                               O            04/01/23
    0


    1329234          052/670             F          318,000.00         ZZ
                                         360        283,915.01          1
                                       8.000          2,333.38         67
                                       7.750          2,333.38
    EASTCHESTER      NY   10709          1            04/06/93         00
    3119249773                           05           06/01/93          0
    236062                               O            05/01/23
    0
1




    1329280          249/M32             F           79,000.00         ZZ
                                         360         69,629.55          1
                                       7.875            572.80         53
                                       7.625            572.80
    OSSINING         NY   10562          2            04/26/93         00
    302707864                            01           06/01/93          0
    101357649                            O            05/01/23
    0


    1329390          976/976             F          255,000.00         ZZ
                                         360        228,230.46          1
                                       8.125          1,893.37         80
                                       7.875          1,893.37
    DARNESTOWN       MD   20878          2            04/21/93         00
    0934523                              05           06/01/93          0
    934523655                            O            05/01/23
    0


    1329585          353/S48             F          560,000.00         ZZ
                                         360        482,258.19          1
                                       7.875          4,060.39         80
                                       7.625          4,060.39
    HONOLULU         HI   96821          2            04/21/93         00
    4462498306                           03           06/01/93          0
    58943                                O            05/01/23
    0


    1382823          462/076             F          123,300.00         ZZ
                                         360        113,343.44          1
                                       8.750            970.01         90
                                       8.500            970.01
    MIAMI            FL   33015          1            04/04/94         04
    14909215                             05           06/01/94         20
    4264313                              O            05/01/24
    607446


    1384713          770/J95             F           58,900.00         ZZ
                                         360         54,581.60          1
                                       9.250            484.56         95
                                       9.000            484.56
    WATAUGA          TX   76148          2            05/04/94         04
    0003107521                           05           07/01/94         25
    3107521                              O            06/01/24
    607449


    1386245          556/M32             F          232,750.00         ZZ
                                         360        213,344.08          1
1


                                       8.375          1,769.07         95
                                       8.205          1,769.07
    SPRINGFIELD      VA   22153          1            06/29/94         04
    009715913                            05           08/01/94         25
    725570                               O            07/01/24
    607451


    1387556          372/447             F          110,650.00         ZZ
                                         360        103,825.91          1
                                      10.100            979.22         95
                                       8.875            979.22
    FRESNO           CA   93710          1            07/27/94         04
    8363269                              05           09/01/94         30
    8363269                              O            08/01/24
    607453


    1389935          447/447             F          218,400.00         ZZ
                                         360        195,366.90          1
                                       8.750          1,718.16         95
                                       8.500          1,718.16
    BATON ROUGE      LA   70816          1            07/19/94         04
    1665467                              03           09/01/94         25
    1665467                              O            08/01/24
    607455


    1390809          070/070             F          256,000.00         ZZ
                                         360        234,953.76          1
                                       8.750          2,013.95         55
                                       8.500          2,013.95
    ST LOUIS         MO   63141          2            05/10/94         00
    001230766                            05           06/01/94          0
    1230766                              O            05/01/24
    607457


    1393984          241/M32             F          232,000.00         ZZ
                                         360        212,278.04          1
                                       8.125          1,722.59         70
                                       7.955          1,722.59
    SOUTHLAKE        TX   76092          1            08/31/94         00
    009719808                            03           10/01/94          0
    1949734                              O            09/01/24
    607467


    1393992          562/G48             F          100,000.00         ZZ
                                         360         93,749.61          3
                                       9.750            859.16         45
                                       9.580            859.16
    YONKERS          NY   10705          1            10/06/94         00
    0657129                              05           12/01/94          0
1


    90018649                             O            11/01/24
    607468


    1394358          375/448             F          273,000.00         ZZ
                                         360        243,756.31          1
                                       8.875          2,172.11         63
                                       8.625          2,172.11
    SAN ANTONIO      TX   78257          2            08/18/94         00
    0001091973                           03           10/01/94          0
    352379                               O            09/01/24
    607479


    1394364          372/M32             F           59,300.00         ZZ
                                         360         54,940.51          1
                                       8.875            471.82         90
                                       8.705            471.82
    PENSACOLA BEACH  FL   32561          1            09/14/94         04
    009719816                            01           11/01/94         17
    8333668                              O            10/01/24
    607480


    1394418          562/G48             F          197,600.00         ZZ
                                         360        115,404.04          1
                                       9.250          1,625.61         75
                                       9.080          1,625.61
    CONGERS          NY   10920          1            10/11/94         00
    0657133                              05           12/01/94          0
    90019076                             O            11/01/24
    607481


    1394443          072/S48             F          360,000.00         ZZ
                                         360        333,342.44          1
                                       9.250          2,961.64         85
                                       9.000          2,961.64
    TOWN OF DEWITT   NY   13078          4            09/28/94         04
    0010702306                           05           11/01/94         12
    1332317                              O            10/01/24
    607483


    1394517          052/670             F          146,000.00         ZZ
                                         360        114,656.81          1
                                       8.750          1,148.59         75
                                       8.500          1,148.59
    EAST HILLS       NY   11577          1            07/20/94         00
    3120979343                           05           09/01/94          0
    285867                               O            08/01/24
    607488


1


    1396976          637/M32             F          230,000.00         ZZ
                                         360        158,328.16          1
                                       8.625          1,788.92         66
                                       8.375          1,788.92
    GREAT NECK       NY   11021          1            10/24/94         00
    009720061                            05           12/01/94          0
    3238961                              O            11/01/24
    607498


    1396998          686/686             F           22,400.00         ZZ
                                         360         19,623.72          1
                                       8.800            177.03         70
                                       8.550            177.03
    OAKLAND PARK     FL   33309          1            10/05/94         00
    0816293369                           01           12/01/94          0
    30816293369                          O            11/01/24
    607499


    1397009          286/286             F          455,000.00         ZZ
                                         360        414,704.98          1
                                       7.875          3,299.07         72
                                       7.625          3,299.07
    DARNESTOWN       MD   20874          1            10/14/94         00
    8263357                              05           12/01/94          0
    8263357                              O            11/01/24
    607500


    1397275          074/074             F          180,000.00         ZZ
                                         360        166,011.10          2
                                       8.500          1,384.05         75
                                       8.250          1,384.05
    STATEN ISLAND,   NY   10306          1            10/03/94         00
    0060053945                           05           12/01/94          0
    60053945                             O            11/01/24
    607511


    1397321          076/076             F          269,500.00         ZZ
                                         360        250,387.75          1
                                       9.000          2,168.45         70
                                       8.750          2,168.45
    WINCHESTER       MA   01890          1            10/07/94         00
    14478882                             05           12/01/94          0
    4478882                              O            11/01/24
    607516


    1397331          076/076             F          267,000.00         ZZ
                                         360        245,496.07          1
                                       8.625          2,076.70         77
                                       8.375          2,076.70
1


    CASTRO VALLEY    CA   94552          1            09/12/94         00
    14351632                             05           11/01/94          0
    4351632                              O            10/01/24
    607519


    1397342          076/076             F          350,000.00         ZZ
                                         360        193,420.27          1
                                       8.500          2,691.20         78
                                       8.250          2,691.20
    CONCORD          MA   01742          1            09/16/94         00
    14187102                             01           11/01/94          0
    4187102                              O            10/01/24
    607523


    1397343          076/076             F          220,500.00         T
                                         360        204,477.34          1
                                       9.125          1,794.07         90
                                       8.875          1,794.07
    KENNEBUNKPORT    ME   04046          1            07/11/94         04
    13480442                             05           09/01/94         17
    3480442                              O            08/01/24
    607524


    1397354          375/448             F           64,400.00         ZZ
                                         360         59,526.81          2
                                       9.125            523.98         70
                                       8.875            523.98
    NEW ORLEANS      LA   70117          1            08/23/94         00
    0001092040                           05           10/01/94          0
    22088011                             O            09/01/24
    607528


    1397357          375/448             F          119,700.00         ZZ
                                         360        111,082.16          1
                                       9.000            963.13         70
                                       8.750            963.13
    FRIENDSWOOD      TX   77546          2            09/26/94         00
    0001091986                           03           11/01/94          0
    363607                               O            10/01/24
    607530


    1397395          560/560             F          104,000.00         ZZ
                                         360         90,393.19          1
                                       8.500            799.67         73
                                       8.330            799.67
    MT. LAUREL       NJ   08054          1            10/11/94         00
    450007117                            05           12/01/94          0
    450007117                            O            11/01/24
    607538
1




    1397408          560/560             F          320,000.00         ZZ
                                         360         58,935.55          1
                                       8.125          2,375.99         80
                                       7.955          2,375.99
    WALLINGFORD      CT   06492          1            09/30/94         00
    450012836                            05           11/01/94          0
    450012836                            O            10/01/24
    607542


    1397520          169/076             F          230,000.00         ZZ
                                         360        213,679.98          1
                                       9.250          1,892.16         80
                                       9.125          1,892.16
    BARRINGTON       IL   60010          1            10/31/94         00
    15886140                             05           12/01/94          0
    9302662                              O            11/01/24
    607546


    1397527          375/448             F          314,550.00         ZZ
                                         360        289,069.01          1
                                       8.500          2,418.62         90
                                       8.250          2,418.62
    BAINBRIDGE ISLA  WA   98110          1            08/09/94         04
    0001092078                           05           10/01/94         17
    1432452354                           O            09/01/24
    607547


    1400985          A62/K61             F           28,000.00         ZZ
                                         180         20,187.59          1
                                      12.250            340.56         70
                                      11.750            340.56
    NASHVILLE        NC   27856          2            01/18/95         00
    0800017741                           05           03/01/95          0
    1400985                              N            02/01/10
    0


    1415510          A12/G02             F           68,400.00         ZZ
                                         360         59,621.26          1
                                       9.625            581.40         95
                                       9.375            581.40
    BRUNSWICK        GA   31525          1            04/27/95         04
    0459904223                           05           06/01/95         30
    0101113                              O            05/01/25
    0


    1436538          560/M32             F           24,400.00         ZZ
                                         180         15,957.55          1
1


                                       8.750            243.87         60
                                       8.250            243.87
    MAYFIELD         NY   12177          5            06/23/95         00
    450161112                            05           08/01/95          0
    450161112                            O            07/01/10
    0


    1449218          074/K77             F          245,000.00         ZZ
                                         360        228,357.71          1
                                       8.250          1,840.61         70
                                       8.000          1,840.61
    BAY SHORE        NY   11706          5            09/27/95         00
    626003771                            05           12/01/95          0
    1112030670                           O            11/01/25
    0


    1450604          A52/K61             F           78,400.00         ZZ
                                         360         74,168.78          1
                                       9.375            652.09         80
                                       8.875            652.09
    KINGSTON         GA   30145          2            11/17/95         00
    0800021321                           05           01/01/96          0
    0126618                              O            12/01/25
    0


    1456499          597/K61             F          184,800.00         ZZ
                                         360        171,271.88          1
                                      10.000          1,621.76         80
                                       9.500          1,621.76
    INDEPENDENCE TO  NJ   07840          1            05/31/96         00
    0800022014                           05           07/01/96          0
    651102                               O            06/01/26
    0


    1462873          820/162             F          344,250.00         ZZ
                                         180        326,469.63          1
                                       9.625          2,926.09         85
                                       9.125          2,926.09
    WAHIAWA          HI   96786          5            11/21/95         23
    301297                               05           01/01/96          0
    0160590312                           O            12/01/10
    0


    1467810          A52/K61             F          108,500.00         ZZ
                                         360        101,629.20          1
                                       8.375            824.68         57
                                       7.875            824.68
    ATLANTA          GA   30306          2            01/04/96         00
    0800023632                           05           03/01/96          0
1


    1234                                 O            02/01/26
    0


    1470543          A35/A35             F          230,000.00         ZZ
                                         360        209,424.57          1
                                       8.000          1,687.66         65
                                       7.750          1,687.66
    BROOKLYN         NY   11229          1            08/07/96         00
    4000086                              05           10/01/96          0
    UNKNOWN                              O            09/01/26
    0


    1474159          939/G02             F          348,000.00         ZZ
                                         360        328,681.32          3
                                       9.500          2,926.18         80
                                       9.250          2,926.18
    WOODSIDE         NY   11377          1            03/19/96         00
    0459920252                           05           05/01/96          0
    9503126                              O            04/01/26
    608750


    1475637          964/G02             F          270,000.00         ZZ
                                         360        238,689.06          1
                                       7.375          1,864.83         75
                                       7.125          1,864.83
    MILL VALLEY      CA   94941          1            02/15/96         00
    0430040501                           05           04/01/96          0
    17005                                O            03/01/26
    0


    1479279          F05/K61             F           49,000.00         ZZ
                                         360         46,537.91          1
                                      11.500            485.24         90
                                      11.000            485.24
    TIPTON           CA   93272          2            04/16/96         23
    0800025066                           05           06/01/96          0
    96013003                             O            05/01/26
    0


    1479425          B38/K61             F           60,000.00         T
                                         180         57,479.00          1
                                      10.875            565.74         45
                                      10.375            565.74
    SEABROOK         NH   03874          5            10/24/95         00
    0800025249                           05           12/01/95          0
    611029                               O            11/01/10
    0


1


    1479467          B38/K61             F           26,250.00         ZZ
                                         180         24,806.22          1
                                      11.875            267.49         75
                                      11.375            267.49
    CAMBRIDGE        OH   43725          5            12/27/95         00
    0800025371                           05           02/01/96          0
    710325                               O            01/01/11
    0


    1482749          971/K61             F           45,000.00         ZZ
                                         180         34,615.18          1
                                      10.750            504.43         85
                                      10.250            504.43
    POMPANO BEACH    FL   33060          5            04/25/96         23
    0800013393                           05           06/01/96          0
    9660037                              O            05/01/11
    0


    1485795          429/S48             F          392,000.00         T
                                         360         51,361.34          1
                                       7.875          2,842.28         72
                                       7.625          2,842.28
    NEW YORK         NY   10016          2            02/09/96         00
    4821206762                           06           04/01/96          0
    0021206768                           O            03/01/26
    0


    1487577          766/K61             F           86,250.00         ZZ
                                         180         13,080.83          1
                                       9.375            894.15         75
                                       8.875            894.15
    MIAMI            FL   33183          1            04/16/96         00
    0800028920                           05           06/01/96          0
    96SG0282                             O            05/01/11
    0


    1487701          664/K61             F           82,100.00         ZZ
                                         360         76,942.51          1
                                       9.000            660.60         75
                                       8.500            660.60
    BURLESON         TX   76028          2            04/30/96         00
    0800028938                           05           06/01/96          0
    2115129                              O            05/01/26
    0


    1488516          E20/K61             F           60,000.00         ZZ
                                         360         57,668.78          1
                                      10.750            560.09         75
                                      10.250            560.09
1


    ATLANTA          GA   30315          1            04/12/96         00
    0800029480                           05           06/01/96          0
    WILLIAMS                             N            05/01/26
    0


    1488699          683/K61             F           80,000.00         ZZ
                                         360         76,382.56          4
                                       9.875            694.68         69
                                       9.375            694.68
    NASHUA           NH   03060          5            04/11/96         00
    0800029589                           05           06/01/96          0
    0104351                              O            05/01/26
    0


    1489318          B26/K61             F           99,000.00         ZZ
                                         360         94,504.95          1
                                       9.750            850.56         80
                                       9.250            850.56
    NORTH BABYLON    NY   11703          2            05/31/96         00
    0800029803                           05           07/01/96          0
    1311011384R                          O            06/01/26
    0


    1490067          E22/K61             F           74,700.00         ZZ
                                         360         71,797.99          1
                                      10.750            697.31         90
                                      10.250            697.31
    WACO             TX   76705          1            04/18/96         23
    0800030041                           05           06/01/96          0
    0410129365                           O            05/01/26
    0


    1490323          664/K61             F           62,950.00         ZZ
                                         360         60,631.50          1
                                      11.000            599.49         67
                                      10.500            599.49
    AUSTIN           TX   78758          2            04/18/96         00
    0800030165                           03           06/01/96          0
    2145282                              O            05/01/26
    0


    1490357          637/K61             F           54,000.00         ZZ
                                         360         48,220.00          1
                                      10.750            504.08         75
                                      10.250            504.08
    PLATTSBURGH      NY   12901          5            07/16/96         00
    0800030181                           05           09/01/96          0
    4734216                              O            08/01/26
    0
1




    1490534          635/K61             F           47,000.00         ZZ
                                         360         44,629.40          1
                                      12.375            497.06         45
                                      11.875            497.06
    ARLINGTON        TX   76018          1            11/20/95         00
    0800030272                           05           01/01/96          0
    9750514                              O            12/01/25
    0


    1491042          637/K61             F           64,000.00         ZZ
                                         360         60,360.47          1
                                       8.750            503.49         80
                                       8.250            503.49
    MARLBOROUGH      NY   12542          1            06/13/96         00
    0800030389                           05           08/01/96          0
    9102807                              O            07/01/26
    0


    1491368          971/K61             F          129,500.00         ZZ
                                         180         98,092.85          1
                                       9.900          1,383.70         70
                                       9.400          1,383.70
    HOLLYWOOD        FL   33021          5            04/24/96         00
    0800030439                           05           06/01/96          0
    9670004                              O            05/01/11
    0


    1491394          B38/K61             F          114,400.00         ZZ
                                         360        100,132.01          1
                                      10.875          1,078.67         80
                                      10.375          1,078.67
    DALLAS           TX   75240          2            04/26/96         00
    0800030454                           05           06/01/96          0
    1160                                 O            05/01/26
    0


    1492030          F45/X14             F          420,000.00         ZZ
                                         360        343,343.26          1
                                       8.500          3,229.44         80
                                       8.250          3,229.44
    SUMMIT           NJ   07901          1            12/09/92         00
    8012838168                           05           02/01/93          0
    150565                               O            01/01/23
    0


    1493833          201/K61             F          187,500.00         ZZ
                                         360        170,730.02          1
1


                                       8.500          1,441.72         75
                                       8.000          1,441.72
    WOODBRIDGE       NJ   07067          1            02/20/96         00
    0800030504                           05           04/01/96          0
    1300874995                           O            03/01/26
    0


    1493904          976/G02             F          368,000.00         ZZ
                                         360        341,456.98          1
                                       8.500          2,829.61         80
                                       8.250          2,829.61
    MOORHEAD         MN   56560          4            08/28/96         00
    0430030684                           05           10/01/96          0
    985227                               O            09/01/26
    0


    1493917          637/K61             F           61,900.00         ZZ
                                         360         58,962.09          1
                                      10.500            566.23         70
                                      10.000            566.23
    JEWETT           NY   12444          1            05/30/96         00
    0800030546                           05           07/01/96          0
    9103300                              O            06/01/26
    0


    1494777          A59/K61             F           32,850.00         ZZ
                                         180         24,971.54          1
                                      10.000            353.01         90
                                       9.500            353.01
    CLARKFIELD       MN   56223          1            05/17/96         14
    0800030751                           05           07/01/96         12
    1234                                 O            06/01/11
    0


    1496019          637/K61             F          141,600.00         ZZ
                                         360        135,453.16          1
                                      10.000          1,242.65         80
                                       9.500          1,242.65
    HOWELL           NJ   07731          2            05/22/96         00
    0800030850                           05           07/01/96          0
    9122730                              O            06/01/26
    0


    1496767          A73/K61             F           55,250.00         ZZ
                                         180         45,815.83          1
                                       9.500            464.57         85
                                       9.000            464.57
    RIVERDALE        GA   30296          5            04/10/96         23
    0800030934                           05           06/01/96          0
1


    0412523008                           O            05/01/11
    0


    1496798          A73/K61             F          117,000.00         ZZ
                                         180        110,484.49          1
                                       8.800            924.62         78
                                       8.300            924.62
    JUPITER          FL   33478          5            03/21/96         00
    0800030975                           05           05/01/96          0
    0267256991                           O            04/01/11
    0


    1496799          A73/K61             F          126,400.00         ZZ
                                         180        117,551.48          1
                                       8.700            989.88         80
                                       8.200            989.88
    BELLEVUE         WA   98008          2            03/18/96         00
    0800030983                           05           05/01/96          0
    0539622687                           O            04/01/11
    0


    1497458          637/K61             F           66,300.00         ZZ
                                         360         63,923.91          1
                                      11.000            631.39         85
                                      10.500            631.39
    CHICAGO          IL   60628          2            06/28/96         23
    0800031130                           05           08/01/96          0
    9205170                              O            07/01/26
    0


    1497685          897/K61             F           88,000.00         ZZ
                                         360         83,251.56          1
                                       8.875            700.17         65
                                       8.375            700.17
    WASHINGTON       DC   20010          5            05/21/96         00
    0800031197                           05           07/01/96          0
    5073132                              N            06/01/26
    0


    1498020          921/G06             F          147,200.00         ZZ
                                         360        139,176.31          1
                                      11.650          1,474.58         80
                                      11.150          1,474.58
    STONE MOUNTAIN   GA   30087          1            04/29/96         00
    0655438901                           05           06/01/96          0
    296350                               O            05/01/26
    0


1


    1498033          E59/K61             F          300,000.00         ZZ
                                         360        288,852.20          1
                                      10.750          2,800.44         76
                                      10.250          2,800.44
    ISSAQUAH         WA   98027          1            06/07/96         00
    0800031320                           05           08/01/96          0
    70348                                O            07/01/26
    0


    1498044          862/K61             F           46,500.00         ZZ
                                         180         44,682.66          1
                                      10.750            434.07         60
                                      10.250            434.07
    TACOMA           WA   98404          5            04/02/96         00
    0800031338                           05           06/01/96          0
    DA4076584                            O            05/01/11
    0


    1498049          971/K61             F           79,000.00         ZZ
                                         180         59,589.28          1
                                       9.500            824.94         69
                                       9.000            824.94
    PLANTATION       FL   33317          5            05/13/96         00
    0800031346                           05           07/01/96          0
    9660116                              O            06/01/11
    0


    1498233          664/K61             F           77,000.00         ZZ
                                         360         74,017.47          1
                                      10.625            711.56         59
                                      10.125            711.56
    BLOOMINGDALE     IL   60108          5            05/20/96         00
    0800031429                           05           07/01/96          0
    2139756                              N            06/01/26
    0


    1498486          664/K61             F           65,000.00         ZZ
                                         360         61,394.26          1
                                       9.875            564.43         28
                                       9.375            564.43
    TIGARD           OR   97224          5            05/23/96         00
    0800031502                           05           07/01/96          0
    2173953                              O            06/01/26
    0


    1498809          A73/K61             F          136,000.00         ZZ
                                         180        127,745.17          1
                                       8.300          1,026.51         77
                                       7.800          1,026.51
1


    ANAHEIM          CA   92804          5            04/16/96         00
    0800031627                           05           06/01/96          0
    58322639                             O            05/01/11
    0


    1498816          A73/K61             F           90,750.00         ZZ
                                         180         86,710.96          1
                                      10.000            796.40         75
                                       9.500            796.40
    GRESHAM          OR   97080          5            04/10/96         00
    0800031643                           05           06/01/96          0
    542586119                            O            05/01/11
    0


    1499042          921/G06             F          196,110.00         ZZ
                                         360        189,001.35          1
                                      11.150          1,889.87         90
                                      10.650          1,889.87
    LITHONIA         GA   30038          1            05/03/96         23
    0655438919                           05           07/01/96          0
    296517                               O            06/01/26
    0


    1499110          F45/X14             F          300,000.00         ZZ
                                         360        279,912.05          1
                                       7.625          2,123.38         41
                                       7.375          2,123.38
    RYE              NY   10580          5            03/26/96         00
    8012873033                           05           06/01/96          0
    466706                               O            05/01/26
    0


    1499334          719/G02             F          300,000.00         ZZ
                                         360        279,133.08          1
                                       7.500          2,097.65         89
                                       7.250          2,097.65
    VIENNA           VA   22182          1            03/28/96         04
    0459935359                           03           05/01/96         25
    4609889                              O            04/01/26
    0


    1499349          736/K61             F           80,000.00         ZZ
                                         360         75,679.20          2
                                       8.875            636.52         22
                                       8.375            636.52
    SAN MATEO        CA   94401          5            04/18/96         00
    0800031809                           05           06/01/96          0
    467694                               O            05/01/26
    0
1




    1499630          766/K61             F           76,500.00         ZZ
                                         360         72,921.37          1
                                       9.875            664.29         66
                                       9.375            664.29
    MIAMI            FL   33165          2            04/26/96         00
    0800031957                           05           06/01/96          0
    96560342                             O            05/01/26
    0


    1499661          700/K61             F          168,200.00         ZZ
                                         360        162,041.58          1
                                      10.875          1,585.94         90
                                      10.375          1,585.94
    BARTLETT         IL   60103          1            06/28/96         23
    0800032013                           05           08/01/96          0
    96032046                             O            07/01/26
    0


    1500238          820/162             F          415,000.00         ZZ
                                         360        289,283.87          1
                                       8.000          3,045.12         77
                                       7.500          3,045.12
    WAIPAHU          HI   96797          2            11/08/95         00
    301543                               05           01/01/96          0
    7012002891                           O            12/01/25
    0


    1500394          820/162             F           41,500.00         ZZ
                                         180         30,815.35          1
                                       9.500            433.35         70
                                       9.000            433.35
    BILLINGS         MT   59101          5            02/23/96         00
    301550                               05           04/01/96          0
    01960435                             O            03/01/11
    0


    1500471          820/162             F           36,000.00         ZZ
                                         360         34,297.25          1
                                       9.625            306.00         50
                                       9.125            306.00
    SAN BERNARDINO   CA   92376          5            04/08/96         00
    301553                               05           06/01/96          0
    0160854912                           O            05/01/26
    0


    1500481          820/162             F           85,000.00         ZZ
                                         180         62,757.50          1
1


                                       8.901            857.13         72
                                       8.401            857.13
    MT. RAINIER      MD   20712          5            03/29/96         00
    301560                               05           05/01/96          0
    CP22                                 N            04/01/11
    0


    1500486          820/162             F          157,500.00         ZZ
                                         240        133,244.69          1
                                       8.901          1,407.06         90
                                       8.401          1,407.06
    RIDGEFIELD       NJ   08830          5            02/23/96         23
    301567                               05           04/01/96          0
    1608765                              O            03/01/16
    0


    1500488          820/162             F           28,800.00         ZZ
                                         180         22,676.71          1
                                      12.250            350.30         90
                                      11.750            350.30
    ZEPHYRHILLS      FL   33540          1            04/19/96         23
    301571                               05           06/01/96          0
    01962036                             O            05/01/11
    0


    1500527          830/K61             F           80,000.00         ZZ
                                         360         77,089.49          1
                                      11.375            784.61         74
                                      10.875            784.61
    WEST JORDAN      UT   84088          5            05/23/96         00
    0800032377                           05           07/01/96          0
    525872                               O            06/01/26
    0


    1500769          820/162             F           60,000.00         ZZ
                                         180         57,422.78          1
                                      11.000            571.39         75
                                      10.500            571.39
    MORENO VALLEY    CA   92553          1            04/22/96         00
    301573                               05           06/01/96          0
    9610543                              O            05/01/11
    0


    1501057          971/K61             F           72,250.00         ZZ
                                         360         69,687.66          1
                                      10.999            688.00         85
                                      10.499            688.00
    HOLLYWOOD        FL   33020          2            06/06/96         23
    0800032518                           05           08/01/96          0
1


    9660111                              O            07/01/26
    0


    1501490          921/G06             F          158,300.00         ZZ
                                         180        111,215.16          1
                                       9.400          1,643.47         58
                                       8.900          1,643.47
    DENVER           CO   80221          2            05/07/96         00
    0655437549                           05           07/01/96          0
    264598                               O            06/01/11
    0


    1502155          147/K61             F           40,950.00         ZZ
                                         360         37,841.91          2
                                      10.625            378.42         41
                                      10.125            378.42
    LOS ANGELES      CA   90003          5            04/11/96         00
    0800032740                           05           06/01/96          0
    489864                               N            05/01/26
    0


    1502214          921/G06             F           55,200.00         ZZ
                                         360         53,167.65          1
                                      10.900            521.52         80
                                      10.400            521.52
    DECATUR          GA   30035          5            05/13/96         00
    0655438935                           05           07/01/96          0
    296715                               O            06/01/26
    0


    1502291          897/K61             F           96,000.00         ZZ
                                         360         91,909.58          1
                                      10.000            842.47         80
                                       9.500            842.47
    CAPITAL HEIGHTS  MD   20743          2            05/31/96         00
    0800032971                           05           08/01/96          0
    5073172                              O            07/01/26
    0


    1502295          664/K61             F           60,000.00         ZZ
                                         180         45,952.25          1
                                       9.875            640.19         64
                                       9.375            640.19
    ROUND LAKE PARK  IL   60073          5            06/13/96         00
    0800032989                           05           08/01/96          0
    2191922                              O            07/01/11
    0


1


    1502302          637/K61             F           50,000.00         ZZ
                                         360         47,177.48          1
                                      10.125            443.42         35
                                       9.625            443.42
    ROUGH AND READY  CA   95975          5            06/03/96         00
    0800032997                           05           08/01/96          0
    3437985                              O            07/01/26
    0


    1502415          B26/K61             F           69,600.00         ZZ
                                         360         64,866.85          1
                                      10.500            636.66         76
                                      10.000            636.66
    SAW CREEK ESTAT  PA   18324          1            06/07/96         00
    0800033045                           05           08/01/96          0
    1371011509                           O            07/01/26
    0


    1502845          E22/K61             F           49,600.00         ZZ
                                         360         48,035.46          1
                                      11.625            495.92         80
                                      11.125            495.92
    MIAMI            FL   33127          2            06/20/96         00
    0800033094                           05           08/01/96          0
    0410188031                           O            07/01/26
    0


    1503044          E22/K61             F           56,000.00         ZZ
                                         360         53,549.13          1
                                      10.000            491.44         80
                                       9.500            491.44
    ROUND ROCK       TX   78681          1            06/12/96         00
    0800033110                           05           08/01/96          0
    0410132898                           O            07/01/26
    0


    1503180          462/K61             F          125,000.00         ZZ
                                         360        119,035.19          4
                                       9.750          1,073.95         63
                                       9.250          1,073.95
    LOS ANGELES      CA   91040          5            06/18/96         00
    0800033185                           05           08/01/96          0
    4473724                              O            07/01/26
    0


    1503285          766/K61             F          350,000.00         ZZ
                                         360        339,263.13          1
                                      11.875          3,566.50         70
                                      11.375          3,566.50
1


    ODESSA           FL   33556          2            05/13/96         00
    0800033268                           05           07/01/96          0
    96DA0146                             O            06/01/26
    0


    1504069          608/G48             F           92,900.00         ZZ
                                         360         87,285.41          1
                                       8.125            689.78         61
                                       7.875            689.78
    RICHBORO         PA   18954          1            05/22/96         00
    0659412                              01           07/01/96          0
    960006                               O            06/01/26
    0


    1504253          429/S48             F          247,200.00         ZZ
                                         360        230,128.45          1
                                       7.875          1,792.38         80
                                       7.625          1,792.38
    LOVELAND         OH   45140          1            12/26/95         00
    4021342862                           03           02/01/96          0
    21342860                             O            01/01/26
    0


    1504269          769/K61             F          155,200.00         ZZ
                                         360        149,623.26          1
                                      10.875          1,463.37         80
                                      10.375          1,463.37
    LIVINGTON TOWNS  NJ   07039          2            07/15/96         23
    0800033565                           05           09/01/96          0
    110201818                            O            08/01/26
    0


    1504485          897/K61             F           40,500.00         ZZ
                                         180         30,875.73          1
                                       9.625            425.97         90
                                       9.125            425.97
    JACKSONVILLE     FL   32211          5            06/19/96         23
    0800033649                           05           08/01/96          0
    5028211                              O            07/01/11
    0


    1504570          A11/K61             F           21,000.00         ZZ
                                         360         20,452.55          1
                                      12.625            226.16         75
                                      12.125            226.16
    DETROIT          MI   48205          5            06/19/96         00
    0800033730                           05           08/01/96          0
    510596141                            O            07/01/26
    0
1




    1504796          A52/K61             F           41,250.00         ZZ
                                         120         22,225.32          1
                                      10.750            562.40         75
                                      10.250            562.40
    GAINESVILLE      GA   30506          2            06/13/96         00
    0800033805                           05           08/01/96          0
    1234                                 O            07/01/06
    0


    1504970          921/G06             F           52,500.00         ZZ
                                         360         50,840.61          1
                                      12.050            542.05         68
                                      11.550            542.05
    CUMMING          GA   30130          1            05/30/96         00
    0655438976                           05           07/01/96          0
    297275                               O            06/01/26
    0


    1505279          637/K61             F          108,000.00         ZZ
                                         360        102,270.11          1
                                       9.375            898.29         80
                                       8.875            898.29
    PLAINFIELD       NJ   07060          2            12/04/95         00
    0800033979                           05           02/01/96          0
    63700                                O            01/01/26
    0


    1505426          B75/K61             F           80,200.00         ZZ
                                         360         77,620.96          1
                                      11.625            801.87         90
                                      11.125            801.87
    DONNA            TX   78537          1            05/23/96         23
    0800034043                           05           07/01/96          0
    2584001                              O            06/01/26
    0


    1505671          140/K61             F           57,000.00         ZZ
                                         360         54,204.01          1
                                      10.500            521.40         66
                                      10.000            521.40
    TUCSON           AZ   85706          1            07/02/96         00
    0800034134                           05           09/01/96          0
    425798                               O            08/01/26
    0


    1505918          180/K77             F          475,300.00         ZZ
                                         360        448,168.78          1
1


                                       8.250          3,570.77         70
                                       7.625          3,570.77
    PILOT POINT      TX   76258          1            07/12/96         00
    626005364                            05           09/01/96          0
    4158325                              O            08/01/26
    608773


    1506159          147/G02             F          133,700.00         ZZ
                                         360        111,580.93          1
                                       8.750          1,051.82         71
                                       8.500          1,051.82
    PEMBROKE PINES   FL   33026          2            07/01/96         00
    0430017418                           03           09/01/96          0
    507240                               O            08/01/26
    0


    1506194          E22/K61             F           98,400.00         ZZ
                                         120         53,068.81          1
                                      10.875          1,348.51         80
                                      10.375          1,348.51
    HOUSTON          TX   77062          1            07/02/96         00
    0800034282                           03           08/01/96          0
    0410199038                           O            07/01/06
    0


    1506213          B77/K61             F          108,500.00         ZZ
                                         360        104,785.48          1
                                      11.500          1,074.47         84
                                      11.000          1,074.47
    RICHMOND         RI   02892          2            04/29/96         23
    0800034308                           05           07/01/96          0
    95301106                             O            06/01/26
    0


    1506293          664/K61             F           77,600.00         ZZ
                                         360         75,093.51          1
                                      11.500            768.47         90
                                      11.000            768.47
    MUSCATINE        IA   52761          1            06/21/96         23
    0800034365                           05           08/01/96          0
    2210995                              O            07/01/26
    0


    1506763          450/K61             F           31,550.00         ZZ
                                         180         23,779.91          1
                                       9.625            331.84         55
                                       9.125            331.84
    TWP OF GUN PLAI  MI   49080          2            07/25/96         00
    0800034472                           05           09/01/96          0
1


    4208930                              O            08/01/11
    0


    1506860          766/K61             F           41,000.00         ZZ
                                         180         29,133.31          1
                                      10.125            443.73         72
                                       9.625            443.73
    MIAMI            FL   33175          2            06/04/96         00
    0800034480                           05           08/01/96          0
    96SGO479                             O            07/01/11
    0


    1507133          E36/G02             F          173,000.00         ZZ
                                         240         63,988.48          1
                                       9.375          1,598.49         66
                                       9.125          1,598.49
    GLEN COVE        NY   11542          1            07/17/96         00
    0459953493                           05           09/01/96          0
    1507133                              O            08/01/16
    0


    1507300          976/K77             F          320,000.00         ZZ
                                         360        301,329.48          1
                                       8.750          2,517.45         72
                                       8.500          2,517.45
    SCOTTSDALE       AZ   85259          1            07/15/96         00
    626005359                            05           09/01/96          0
    150655                               O            08/01/26
    0


    1508172          B75/737             F          650,000.00         ZZ
                                         360        576,583.61          1
                                       7.050          4,346.32         55
                                       6.800          4,346.32
    MALVERN          PA   19355          2            11/17/93         00
    0730604                              05           01/01/94          0
    88359                                O            12/01/23
    0


    1508173          B75/737             F          365,000.00         ZZ
                                         360        320,284.54          1
                                       7.050          2,440.62         48
                                       6.800          2,440.62
    WYNNEWOOD        PA   19096          2            10/12/93         00
    0730602                              05           12/01/93          0
    45962                                O            11/01/23
    0


1


    1508176          B75/737             F          260,000.00         ZZ
                                         360        230,628.28          1
                                       7.300          1,782.48         53
                                       7.050          1,782.48
    HAVERFORD        PA   19041          2            09/27/93         00
    0730605                              05           11/01/93          0
    88348                                O            10/01/23
    0


    1508177          B75/737             F          450,000.00         ZZ
                                         360        398,101.68          1
                                       7.500          3,146.47         62
                                       7.250          3,146.47
    WYNNEWOOD        PA   19096          2            10/07/93         00
    0730610                              05           12/01/93          0
    237190                               O            11/01/23
    0


    1508187          B75/737             F          250,000.00         ZZ
                                         360        220,980.14          1
                                       7.650          1,773.79         75
                                       7.400          1,773.79
    RICHBORO         PA   18954          2            07/08/93         00
    0730608                              05           09/01/93          0
    270244                               O            08/01/23
    0


    1508191          B75/737             F          252,500.00         ZZ
                                         360        224,723.01          1
                                       7.650          1,791.52         77
                                       7.400          1,791.52
    NEWTOWN SQUARE   PA   19073          2            06/22/93         00
    0730606                              05           08/01/93          0
    114503                               O            07/01/23
    0


    1508199          B75/737             F          247,500.00         ZZ
                                         360        220,422.09          1
                                       7.000          1,646.62         75
                                       6.750          1,646.62
    LANSDALE         PA   19446          2            01/28/94         00
    0730600                              05           04/01/94          0
    13580                                O            03/01/24
    0


    1508369          E22/K61             F           41,600.00         ZZ
                                         360         37,839.51          1
                                      10.500            380.53         80
                                      10.000            380.53
1


    BOCA RATON       FL   33434          1            06/27/96         00
    0800034621                           01           08/01/96          0
    0410189922                           O            07/01/26
    0


    1508456          637/G02             F          135,000.00         ZZ
                                         360        128,771.05          2
                                       9.250          1,110.62         69
                                       9.000          1,110.62
    MASPETH          NY   11378          1            09/06/96         00
    0430041723                           05           11/01/96          0
    9225749                              O            10/01/26
    0


    1508907          897/K61             F           37,500.00         ZZ
                                         360         35,939.64          1
                                      10.875            353.58         75
                                      10.375            353.58
    WICHITA          KS   67211          2            07/03/96         00
    0800034746                           05           09/01/96          0
    766536086                            O            08/01/26
    0


    1509007          562/562             F           75,000.00         ZZ
                                         360         72,091.72          1
                                      10.750            700.12         47
                                      10.250            700.12
    MASSAPEQUA       NY   11758          5            04/26/96         00
    295130935000000                      05           06/01/96          0
    513093                               O            05/01/26
    0


    1509069          971/K61             F           63,900.00         ZZ
                                         360         61,799.03          1
                                      11.875            651.14         90
                                      11.375            651.14
    HOLLYWOOD        FL   33023          5            07/19/96         23
    0800034779                           05           09/01/96          0
    9660460                              O            08/01/26
    0


    1509130          559/K77             F          100,000.00         ZZ
                                         360         92,335.03          1
                                       8.750            786.70         63
                                       8.500            786.70
    SACRAMENTO       CA   95864          1            06/13/96         00
    626004946                            05           08/01/96          0
    5340500                              O            07/01/26
    608781
1




    1509169          921/G06             F           52,020.00         ZZ
                                         360         50,087.92          1
                                      10.750            485.60         84
                                      10.250            485.60
    WALSENBURG       CO   81089          5            06/14/96         23
    0655437630                           05           08/01/96          0
    266460                               O            07/01/26
    0


    1509306          E22/K77             F          203,150.00         ZZ
                                         360        191,345.66          1
                                       8.375          1,544.09         80
                                       8.125          1,544.09
    PETALUMA         CA   94954          1            05/31/96         00
    626005465                            05           08/01/96          0
    410153068                            O            07/01/26
    608782


    1509503          971/K61             F           99,200.00         ZZ
                                         360         95,682.65          1
                                      10.990            943.96         85
                                      10.490            943.96
    PEMBROKE PINES   FL   33028          1            07/24/96         23
    0800034860                           09           09/01/96          0
    960288                               O            08/01/26
    0


    1509615          F64/K61             F           75,350.00         ZZ
                                         360         72,141.68          1
                                      11.000            717.58         90
                                      10.500            717.58
    VIRGINIA BEACH   VA   23456          1            07/26/96         23
    0800079246                           07           09/01/96          0
    158913                               O            08/01/26
    0


    1509722          736/K61             F          204,600.00         ZZ
                                         360        195,683.17          1
                                       9.875          1,776.64         70
                                       9.375          1,776.64
    ROWLAND HEIGHTS  CA   91748          1            06/06/96         00
    0800034928                           03           08/01/96          0
    466377                               O            07/01/26
    0


    1509786          948/K61             F           57,600.00         ZZ
                                         180         44,787.02          1
1


                                      11.125            659.21         65
                                      10.625            659.21
    SUNNYSIDE        WA   98944          5            05/22/96         00
    0800034977                           05           07/01/96          0
    19116                                O            06/01/11
    0


    1509811          299/025             F          368,000.00         ZZ
                                         360        342,934.96          1
                                       7.625          2,604.69         73
                                       7.375          2,604.69
    BROOMES ISLAND   MD   20615          5            03/18/96         00
    0106415250                           05           05/01/96          0
    641525                               O            04/01/26
    608785


    1509943          462/K61             F          125,600.00         ZZ
                                         360        120,117.63          1
                                       9.875          1,090.65         80
                                       9.375          1,090.65
    NORWALK          CA   90650          2            07/09/96         00
    0800035008                           05           09/01/96          0
    4477642                              O            08/01/26
    0


    1511284          731/G48             F          249,000.00         ZZ
                                         360        237,127.02          1
                                       9.375          2,071.06         80
                                       9.125          2,071.06
    ROWLAND HEIGHTS  CA   91748          1            06/13/96         00
    0660021                              03           08/01/96          0
    411611789                            O            07/01/26
    608787


    1511319          450/K61             F           26,800.00         ZZ
                                         360         25,759.91          1
                                      10.875            252.69         61
                                      10.375            252.69
    DETROIT          MI   48224          2            07/25/96         00
    0800035099                           05           09/01/96          0
    4177259                              O            08/01/26
    0


    1511584          705/K61             F          117,000.00         ZZ
                                         360        112,193.43          1
                                      10.125          1,037.58         80
                                       9.625          1,037.58
    RONKONKOMA       NY   11779          1            07/31/96         00
    0800035255                           05           09/01/96          0
1


    96030197                             O            08/01/26
    0


    1511764          573/G02             F          313,600.00         ZZ
                                         360        295,698.35          1
                                       8.250          2,355.98         80
                                       8.000          2,355.98
    LOMITA           CA   90717          1            07/23/96         00
    0430047332                           05           09/01/96          0
    100165                               O            08/01/26
    0


    1512081          E22/K61             F           60,000.00         ZZ
                                         360         57,705.91          4
                                      12.250            628.74         80
                                      11.750            628.74
    ST LOUIS         MO   63118          1            07/23/96         00
    0800035404                           05           09/01/96          0
    0410143457                           N            08/01/26
    0


    1512110          F05/K61             F           45,000.00         ZZ
                                         180         35,633.15          1
                                      11.500            525.69         60
                                      11.000            525.69
    ARVIN            CA   93203          2            07/15/96         00
    0800035446                           05           09/01/96          0
    96052804                             O            08/01/11
    0


    1512324          664/K61             F           60,000.00         ZZ
                                         360         57,910.34          1
                                      11.875            611.41         63
                                      11.375            611.41
    DEL VALLE        TX   78617          2            08/01/96         00
    0800035628                           05           09/01/96          0
    2147361                              O            08/01/26
    0


    1512419          637/K61             F           87,750.00         ZZ
                                         360         84,495.99          1
                                      11.500            868.98         90
                                      11.000            868.98
    GARDINER         ME   04345          1            07/31/96         23
    0800035677                           05           09/01/96          0
    4221313                              O            08/01/26
    0


1


    1512537          668/K77             F          232,000.00         ZZ
                                         360        218,477.19          1
                                       8.375          1,763.37         75
                                       8.125          1,763.37
    CASTRO VALLEY    CA   94552          5            05/02/96         00
    626005097                            05           07/01/96          0
    6737159                              O            06/01/26
    608795


    1512936          808/G02             F          247,000.00         ZZ
                                         360        233,791.64          1
                                       9.375          2,054.43         95
                                       9.125          2,054.43
    LA HABRA         CA   90631          1            06/20/96         11
    0459960787                           05           08/01/96         30
    9300944                              O            07/01/26
    608800


    1512994          696/M32             F          148,000.00         ZZ
                                         360        138,628.19          1
                                       7.750          1,060.29         80
                                       7.500          1,060.29
    LEESBURG         VA   22075          1            06/28/96         00
    380489725                            03           08/01/96          0
    2357785                              O            07/01/26
    0


    1513122          526/G02             F          246,500.00         BB
                                         360        232,594.47          1
                                       9.125          2,005.61         90
                                       8.875          2,005.61
    SILVER SPRING    MD   20904          2            05/22/96         04
    0430027045                           05           07/01/96         17
    0123962                              O            06/01/26
    0


    1513163          637/K61             F           67,000.00         ZZ
                                         360         64,775.49          1
                                      11.250            650.75         84
                                      10.750            650.75
    FT OGLETHORPE    GA   30742          2            07/22/96         23
    0800036014                           05           09/01/96          0
    9077801                              O            08/01/26
    0


    1513190          F45/X14             F           99,000.00         T
                                         360         81,081.72          1
                                       8.750            778.83         67
                                       8.500            778.83
1


    BRIGANTINE       NJ   08203          1            06/27/96         00
    8012926914                           01           08/01/96          0
    0782946                              O            07/01/26
    608806


    1513353          147/K61             F           41,250.00         ZZ
                                         360         39,395.35          1
                                       9.990            361.69         75
                                       9.490            361.69
    BAKERSFIELD      CA   93309          2            04/23/96         00
    0800036154                           05           06/01/96          0
    489702                               N            05/01/26
    0


    1513451          921/G06             F           85,000.00         ZZ
                                         360         81,549.69          1
                                      10.250            761.69         70
                                       9.750            761.69
    QUAKER HILL (WA  CT   06375          5            06/28/96         00
    0655440386                           05           09/01/96          0
    410753                               O            08/01/26
    0


    1513599          106/976             F          242,250.00         ZZ
                                         360        225,112.00          1
                                       7.500          1,693.85         75
                                       7.250          1,693.85
    ATLANTA          GA   30306          5            02/08/96         00
    3709714                              05           04/01/96          0
    3709714                              O            03/01/26
    608812


    1513609          106/976             F          305,600.00         ZZ
                                         360        260,049.87          1
                                       7.375          2,110.71         84
                                       7.125          2,110.71
    EVANS            GA   30809          2            02/16/96         10
    5930607                              05           04/01/96         12
    5930607                              O            03/01/26
    608817


    1513618          106/976             F          215,000.00         ZZ
                                         360        192,912.16          1
                                       6.875          1,412.40         80
                                       6.625          1,412.40
    VIRGINIA BEACH   VA   23454          1            04/02/96         00
    5937529                              05           05/01/96          0
    5937529                              O            04/01/26
    608821
1




    1513620          106/976             F          347,000.00         ZZ
                                         360        305,733.10          1
                                       7.000          2,308.60         70
                                       6.750          2,308.60
    MANHASSET        NY   11030          1            04/29/96         00
    5939160                              05           06/01/96          0
    5939160                              O            05/01/26
    608823


    1513622          106/976             F          341,409.00         ZZ
                                         360        317,661.69          1
                                       7.500          2,387.19         72
                                       7.250          2,387.19
    PEACHTREE CITY   GA   30269          2            03/08/96         00
    5943618                              05           05/01/96          0
    5943618                              O            04/01/26
    608824


    1513627          106/976             F          310,500.00         ZZ
                                         360        285,943.14          1
                                       7.875          2,251.35         90
                                       7.625          2,251.35
    BRANCHBURG       NJ   08590          1            04/26/96         14
    5949862                              05           06/01/96         25
    5949862                              O            05/01/26
    608825


    1513631          106/976             F          420,000.00         ZZ
                                         360        390,786.27          1
                                       7.500          2,936.71         80
                                       7.250          2,936.71
    ARLINGTON        VA   22207          2            04/02/96         00
    5955638                              05           05/01/96          0
    5955638                              O            04/01/26
    608827


    1513689          F45/X14             F          330,000.00         ZZ
                                         360        312,794.33          1
                                       8.875          2,625.63         75
                                       8.625          2,625.63
    FAIRFIELD        CT   06430          2            06/17/96         00
    8012926195                           05           08/01/96          0
    0781880                              O            07/01/26
    608833


    1513698          F45/X14             F          300,000.00         ZZ
                                         360        260,961.77          1
1


                                       7.375          2,072.03         75
                                       7.125          2,072.03
    LIDO BEACH       NY   11561          2            05/15/96         00
    8012885144                           05           07/01/96          0
    UNKNOWN                              O            06/01/26
    608835


    1513814          106/976             F          253,800.00         ZZ
                                         360        235,012.37          1
                                       7.250          1,731.36         90
                                       7.000          1,731.36
    WATERFORD        VA   22190          2            02/08/96         01
    9944695                              05           04/01/96         25
    9944695                              O            03/01/26
    608844


    1513843          387/M32             F          330,000.00         ZZ
                                         360        294,528.56          1
                                       8.750          2,596.11         75
                                       8.500          2,596.11
    LAS VEGAS        NV   89134          1            06/25/96         00
    306120675                            03           08/01/96          0
    793562                               O            07/01/26
    608852


    1513845          B75/K61             F           51,200.00         ZZ
                                         360         48,802.66          1
                                      11.875            521.73         90
                                      11.375            521.73
    PLANO            TX   75074          1            06/06/96         23
    0800036576                           01           08/01/96          0
    0908772                              O            07/01/26
    0


    1514016          147/K61             F           51,000.00         ZZ
                                         180         39,048.06          1
                                      10.250            555.87         44
                                       9.750            555.87
    CALEXICO         CA   92231          5            04/01/96         00
    0800036675                           05           06/01/96          0
    489944                               O            05/01/11
    0


    1514149          F02/G02             F          340,000.00         ZZ
                                         360        313,516.36          1
                                       7.250          2,319.40         80
                                       7.000          2,319.40
    CAMPBELL         CA   95008          1            02/02/96         00
    0459963419                           05           04/01/96          0
1


    209719523                            O            03/01/26
    608867


    1514153          A35/A35             F          396,000.00         ZZ
                                         360        374,541.75          1
                                       8.625          3,080.05         80
                                       8.375          3,080.05
    COLD SPRING HAR  NY   11724          1            08/29/96         00
    4000116                              05           10/01/96          0
    UNKNOWN                              O            09/01/26
    0


    1514185          181/181             F          244,000.00         ZZ
                                         360        227,504.70          1
                                       7.875          1,769.17         80
                                       7.625          1,769.17
    FAYETTEVILLE     AR   72701          2            02/23/96         00
    0004947886                           05           04/01/96          0
    4947886                              O            03/01/26
    608870


    1514189          181/181             F          232,000.00         ZZ
                                         360        206,652.63          1
                                       7.875          1,682.16         80
                                       7.625          1,682.16
    BIRMINGHAM       AL   35223          1            04/25/96         00
    0005062632                           05           06/01/96          0
    5062632                              O            05/01/26
    608871


    1514287          B26/G02             F          225,000.00         ZZ
                                         360        205,869.82          1
                                       7.875          1,631.41         70
                                       7.625          1,631.41
    GLEN COVE        NY   11542          1            08/12/96         00
    0430013078                           05           10/01/96          0
    1311011624R                          O            09/01/26
    0


    1514328          624/G02             F          300,000.00         T
                                         360        285,260.44          1
                                       9.000          2,413.87         72
                                       8.750          2,413.87
    PARK CITY        UT   84060          1            08/01/96         00
    0430010355                           01           10/01/96          0
    65026560066                          O            09/01/26
    0


1


    1514439          635/447             F          235,950.00         ZZ
                                         360        219,913.05          1
                                       8.750          1,856.22         77
                                       8.500          1,856.22
    LAKE JACKSON     TX   77566          4            07/30/96         00
    3848110                              05           09/01/96          0
    637244500                            O            08/01/26
    0


    1514685          A59/K61             F           41,500.00         ZZ
                                         360         40,215.57          1
                                      11.625            414.94         54
                                      11.125            414.94
    MINNEAPOLIS      MN   55409          5            07/30/96         00
    0800036808                           05           09/01/96          0
    1514685                              N            08/01/26
    0


    1514786          439/G02             F          100,000.00         ZZ
                                         360         78,903.51          1
                                       8.000            733.77         75
                                       7.750            733.77
    FULLERTON        CA   92633          1            06/10/96         00
    0430008540                           05           08/01/96          0
    1856575                              O            07/01/26
    608891


    1514850          686/K77             F          105,000.00         ZZ
                                         360         98,683.61          1
                                       8.050            774.12         57
                                       7.800            774.12
    HAMDEN           CT   06518          1            06/28/96         00
    626000353                            05           08/01/96          0
    817599608                            O            07/01/26
    608896


    1514857          686/K77             F          303,700.00         ZZ
                                         360        286,212.23          1
                                       8.200          2,270.94         90
                                       7.950          2,270.94
    ARLINGTON        MA   02174          1            07/01/96         10
    626000357                            05           09/01/96         25
    817245699                            O            08/01/26
    608899


    1514978          181/181             F          243,800.00         ZZ
                                         360        227,474.33          1
                                       7.625          1,725.61         77
                                       7.375          1,725.61
1


    AUSTIN           TX   78734          2            04/12/96         00
    0005063205                           05           06/01/96          0
    5063205                              O            05/01/26
    608904


    1515001          A52/K61             F           65,200.00         ZZ
                                         360         60,713.07          1
                                      10.500            596.41         75
                                      10.000            596.41
    GROVE HILL       AL   36451          5            07/31/96         00
    0800036923                           05           10/01/96          0
    160835                               O            09/01/26
    0


    1515034          180/K61             F          136,550.00         ZZ
                                         360        128,409.84          1
                                      10.250          1,223.63         75
                                       9.750          1,223.63
    GILBERT          AZ   85233          1            07/31/96         00
    0800036964                           03           09/01/96          0
    3930476                              O            08/01/26
    0


    1515041          A52/K61             F           79,600.00         ZZ
                                         360         75,781.33          1
                                      10.250            713.30         80
                                       9.750            713.30
    SAVANNAH         GA   31410          1            07/31/96         00
    0800036972                           05           09/01/96          0
    160611                               O            08/01/26
    0


    1515123          195/K77             F          358,400.00         ZZ
                                         360        340,061.77          1
                                       8.875          2,851.60         80
                                       8.625          2,851.60
    WYNNEWOOD        PA   19096          1            07/12/96         00
    626005213                            05           09/01/96          0
    49811                                O            08/01/26
    0


    1515233          B33/K77             F          256,500.00         ZZ
                                         360        242,949.93          2
                                       8.625          1,995.03         90
                                       8.375          1,995.03
    BROOKLYN         NY   11236          1            08/19/96         11
    626000471                            05           10/01/96         25
    961000                               O            09/01/26
    0
1




    1515274          F18/K61             F           60,000.00         T
                                         360         57,753.36          1
                                      10.500            548.85         85
                                      10.000            548.85
    DELANO           CA   93215          2            08/01/96         23
    0800037038                           05           10/01/96          0
    964403                               O            09/01/26
    0


    1515306          074/074             F           50,750.00         T
                                         360         47,980.30          1
                                       8.750            399.26         70
                                       8.500            399.26
    MARGARETVILLE    NY   12455          1            05/29/96         00
    1107008413                           05           07/01/96          0
    1107008413                           O            06/01/26
    0


    1515308          074/074             F          250,000.00         ZZ
                                         360        226,591.94          1
                                       7.500          1,748.04         54
                                       7.250          1,748.04
    NORTH SALEM      NY   10560          1            04/09/96         00
    1112053950                           05           06/01/96          0
    1112053950                           O            05/01/26
    608914


    1515328          074/074             F          480,000.00         ZZ
                                         360        449,841.75          1
                                       8.000          3,522.07         80
                                       7.750          3,522.07
    YORBA LINDA      CA   92687          1            04/25/96         00
    1562152429                           05           06/01/96          0
    1562152429                           O            05/01/26
    608919


    1515340          074/074             F          236,000.00         ZZ
                                         360        206,715.20          1
                                       7.875          1,711.17         90
                                       7.625          1,711.17
    EL CAJON         CA   92019          2            04/09/96         14
    1567145963                           05           06/01/96         25
    1567145963                           O            05/01/26
    608924


    1515575          765/G02             F          142,500.00         ZZ
                                         360        135,524.86          1
1


                                       9.125          1,159.43         95
                                       8.875          1,159.43
    HACIENDA HTS AR  CA   91745          2            07/10/96         12
    0430009746                           01           09/01/96         30
    316008                               O            08/01/26
    608930


    1515590          776/K77             F          181,600.00         ZZ
                                         360        169,815.72          1
                                       9.000          1,461.19         80
                                       8.750          1,461.19
    VENTURA          CA   93004          2            06/24/96         00
    626005260                            05           08/01/96          0
    2132818                              O            07/01/26
    608931


    1515688          B49/G02             F           98,400.00         ZZ
                                         360         81,145.00          1
                                       8.500            756.62         80
                                       8.250            756.62
    MANITOU SPRINGS  CO   80829          1            08/06/96         00
    0430005256                           05           10/01/96          0
    UNKNOWN                              O            09/01/26
    0


    1515767          526/K77             F          189,000.00         ZZ
                                         360        179,439.23          1
                                       9.000          1,520.74         72
                                       8.750          1,520.74
    NEW CITY         NY   10956          1            07/15/96         00
    626005289                            05           09/01/96          0
    128354                               O            08/01/26
    608934


    1515773          B75/K61             F           93,500.00         ZZ
                                         360         90,248.21          1
                                      11.000            890.42         85
                                      10.500            890.42
    MESA             AZ   85204          5            07/10/96         23
    0800037152                           05           09/01/96          0
    2541068                              O            08/01/26
    0


    1516074          E47/K61             F           30,700.00         ZZ
                                         360         29,754.02          1
                                      11.750            309.89         70
                                      11.250            309.89
    FALLS CHURCH     VA   22042          1            06/21/96         00
    0800037541                           01           08/01/96          0
1


    600297                               O            07/01/26
    0


    1516080          E47/K61             F          149,250.00         ZZ
                                         360        139,707.90          1
                                      10.375          1,351.32         75
                                       9.875          1,351.32
    ASHBURN          VA   22011          1            06/28/96         00
    0800037574                           03           08/01/96          0
    600403                               O            07/01/26
    0


    1516083          E47/K61             F           54,000.00         ZZ
                                         180         51,953.09          1
                                      10.650            500.03         68
                                      10.150            500.03
    KING GEORGE      VA   22486          5            06/26/96         00
    0800037590                           05           08/01/96          0
    600142                               O            07/01/11
    0


    1516207          765/K77             F          221,800.00         ZZ
                                         360        210,286.89          1
                                       8.875          1,764.75         90
                                       8.625          1,764.75
    HIGHLAND         CA   92346          2            07/12/96         11
    626000386                            05           09/01/96         25
    315836                               O            08/01/26
    608942


    1516291          076/076             F          230,000.00         ZZ
                                         360        216,045.43          1
                                       8.000          1,687.66         66
                                       7.750          1,687.66
    RIDGEFIELD       CT   06877          1            06/20/96         00
    15599452                             05           08/01/96          0
    5599452                              O            07/01/26
    608946


    1516360          A63/G02             F          100,000.00         ZZ
                                         360         95,069.70          1
                                       8.875            795.64         65
                                       8.625            795.64
    EASTPORT         NY   11941          1            09/11/96         00
    0430033068                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


1


    1516548          070/070             F          380,000.00         ZZ
                                         360        357,435.26          1
                                       8.125          2,821.49         80
                                       7.875          2,821.49
    CHATSWORTH       CA   91311          1            06/05/96         00
    002095011                            05           08/01/96          0
    2095011                              O            07/01/26
    608960


    1516572          070/070             F          328,700.00         ZZ
                                         360        309,818.12          1
                                       8.375          2,498.36         85
                                       8.125          2,498.36
    FRANKLIN         MI   48025          1            06/25/96         14
    003005513                            05           08/01/96         12
    3005513                              O            07/01/26
    608964


    1516612          921/G06             F          116,000.00         ZZ
                                         360        111,897.39          1
                                      10.950          1,100.32         80
                                      10.450          1,100.32
    FORT LUPTON      CO   80621          5            07/19/96         00
    0655437721                           05           09/01/96          0
    268466                               O            08/01/26
    0


    1516617          074/074             F          300,001.00         ZZ
                                         360        283,511.22          1
                                       8.750          2,360.11         48
                                       8.500          2,360.11
    BEDFORD          NY   10506          1            06/14/96         00
    1103045000                           05           08/01/96          0
    1103045000                           O            07/01/26
    608968


    1516618          074/074             F          200,000.00         ZZ
                                         360        188,871.05          1
                                       8.500          1,537.83         48
                                       8.250          1,537.83
    NEW YORK         NY   10017          1            06/06/96         00
    1105002100                           06           08/01/96          0
    1105002100                           O            07/01/26
    608969


    1516623          074/074             F          246,400.00         ZZ
                                         360        232,386.17          1
                                       8.500          1,894.61         80
                                       8.250          1,894.61
1


    ROCKVILLE CENTR  NY   11570          1            05/31/96         00
    1106003232                           05           07/01/96          0
    1106003232                           O            06/01/26
    608971


    1516629          074/074             F           86,250.00         ZZ
                                         360         73,798.61          1
                                       8.750            678.53         75
                                       8.500            678.53
    PLEASANT VALLEY  NY   12569          1            06/03/96         00
    1107008038                           05           08/01/96          0
    1107008038                           O            07/01/26
    608973


    1516638          074/074             F          425,000.00         ZZ
                                         360        397,701.84          1
                                       7.875          3,081.55         68
                                       7.625          3,081.55
    EAST NANTMEAL    PA   19343          1            05/30/96         00
    1171153935                           05           07/01/96          0
    1171153935                           O            06/01/26
    608976


    1516649          074/074             F          167,000.00         ZZ
                                         360        141,809.72          1
                                       8.000          1,225.39         80
                                       7.750          1,225.39
    MIDDLEBURG       FL   32068          5            06/14/96         00
    1351011400                           05           08/01/96          0
    1351011400                           O            07/01/26
    608978


    1516655          074/074             F          244,800.00         ZZ
                                         360        229,356.47          1
                                       8.375          1,860.66         90
                                       8.125          1,860.66
    HOLLIS           NH   03049          1            12/12/95         11
    1500144680                           05           02/01/96         25
    1500144680                           O            01/01/26
    608979


    1516659          074/074             F          170,000.00         ZZ
                                         360        160,578.30          1
                                       8.625          1,322.24         54
                                       8.375          1,322.24
    ARMONK           NY   10504          5            05/24/96         00
    1500203510                           05           07/01/96          0
    1500203510                           O            06/01/26
    608980
1




    1516703          074/074             F          271,000.00         ZZ
                                         360        242,236.51          1
                                       7.875          1,964.94         80
                                       7.625          1,964.94
    POWDER SPRINGS   GA   30073          4            06/06/96         00
    1511016853                           05           08/01/96          0
    1511016853                           O            07/01/26
    608986


    1516738          074/074             F          238,000.00         ZZ
                                         360        211,459.82          1
                                       8.125          1,767.15         80
                                       7.875          1,767.15
    SAN JOSE         CA   95124          1            05/01/96         00
    1561327593                           05           07/01/96          0
    1561327593                           O            06/01/26
    0


    1516761          074/074             F          324,000.00         ZZ
                                         360        308,266.90          1
                                       9.375          2,694.87         80
                                       9.125          2,694.87
    SANTA CLARITA    CA   91351          1            05/02/96         00
    1562155777                           05           07/01/96          0
    1562155777                           O            06/01/26
    609005


    1516763          074/074             F          332,000.00         ZZ
                                         360        313,598.14          1
                                       8.625          2,582.27         80
                                       8.375          2,582.27
    LAKE ELSINORE    CA   92530          5            05/01/96         00
    1562156408                           05           07/01/96          0
    1562156408                           O            06/01/26
    609006


    1516767          074/074             F          100,000.00         ZZ
                                         360         79,067.29          1
                                       8.875            795.65         36
                                       8.625            795.65
    NEWPORT COAST A  CA   92657          1            06/01/96         00
    1562157251                           03           08/01/96          0
    1562157251                           O            07/01/26
    609007


    1516771          074/074             F          266,000.00         ZZ
                                         360        248,870.66          1
1


                                       8.250          1,998.37         80
                                       8.000          1,998.37
    LOS ANGELES      CA   90064          1            05/14/96         00
    1562158028                           05           07/01/96          0
    1562158028                           O            06/01/26
    609009


    1516901          074/074             F          375,000.00         ZZ
                                         360        348,270.08          1
                                       7.750          2,686.55         69
                                       7.500          2,686.55
    SADDLE RIVER     NJ   07458          1            11/17/95         00
    1584012081                           05           01/01/96          0
    1584012081                           O            12/01/25
    609022


    1516952          074/074             F          265,050.00         ZZ
                                         360        245,498.14          1
                                       8.750          2,085.15         95
                                       8.500          2,085.15
    WESTMINSTER      CA   92683          1            06/24/96         10
    1595005292                           05           08/01/96         30
    1595005292                           O            07/01/26
    609028


    1516958          074/074             F          300,000.00         ZZ
                                         360        284,585.03          1
                                       9.125          2,440.90         80
                                       8.875          2,440.90
    LOS ANGELES      CA   90049          1            05/08/96         00
    1596002096                           05           07/01/96          0
    1596002096                           O            06/01/26
    609031


    1517065          074/074             F          261,500.00         ZZ
                                         240        220,080.64          1
                                       8.375          2,248.72         79
                                       8.125          2,248.72
    FLAT ROCK        NC   28731          5            04/22/96         00
    1577034153                           05           06/01/96          0
    1577034153                           O            05/01/16
    609034


    1517135          074/074             F          320,000.00         ZZ
                                         360        292,974.86          1
                                       7.250          2,182.96         76
                                       7.000          2,182.96
    NEW CITY         NY   10956          5            02/08/96         00
    3016311777                           05           04/01/96          0
1


    1631177                              O            03/01/26
    609037


    1517136          074/074             F          160,000.00         ZZ
                                         360        149,057.81          1
                                       7.500          1,118.75         50
                                       7.250          1,118.75
    NORTHRIDGE       CA   91326          1            04/15/96         00
    3113880814                           03           06/01/96          0
    11388081                             O            05/01/26
    609038


    1517139          074/074             F           95,250.00         ZZ
                                         360         84,278.66          1
                                       8.625            740.85         30
                                       8.375            740.85
    STANFORD         CA   94305          1            06/21/96         00
    3124608343                           01           08/01/96          0
    12460834                             O            07/01/26
    609039


    1517163          074/074             F          676,000.00         ZZ
                                         360        638,155.44          1
                                       8.750          5,318.10         80
                                       8.500          5,318.10
    FORT WORTH       TX   76132          1            06/28/96         00
    3141064423                           03           08/01/96          0
    14106442                             O            07/01/26
    609042


    1517199          A73/K77             F          138,750.00         ZZ
                                         360        128,105.57          1
                                       9.000          1,116.41         75
                                       8.750          1,116.41
    MADERA           CA   93638          2            07/24/96         00
    626005378                            05           09/01/96          0
    554901436                            O            08/01/26
    0


    1517502          897/K61             F           68,500.00         ZZ
                                         360         64,823.15          1
                                       8.875            545.02         68
                                       8.375            545.02
    NORCROSS         GA   30071          2            07/02/96         00
    0800037863                           05           09/01/96          0
    1111                                 O            08/01/26
    0


1


    1517597          921/G06             F           54,800.00         ZZ
                                         360         53,206.38          1
                                      11.950            561.57         79
                                      11.450            561.57
    PENSACOLA        FL   32503          1            07/16/96         00
    0655441541                           05           09/01/96          0
    504936                               O            08/01/26
    0


    1517624          074/074             F          230,000.00         ZZ
                                         360        212,935.94          1
                                       8.500          1,768.50         71
                                       8.250          1,768.50
    BONDURANT        IA   50035          1            05/15/96         00
    3011207563                           05           07/01/96          0
    1120756                              O            06/01/26
    0


    1517656          F02/G02             F          270,000.00         ZZ
                                         360        255,781.52          1
                                       8.875          2,148.24         72
                                       8.625          2,148.24
    NEW CITY         NY   10956          1            06/17/96         00
    0459963989                           05           08/01/96          0
    600158786                            O            07/01/26
    0


    1517814          921/G06             F           57,800.00         ZZ
                                         180         44,010.85          1
                                       9.250            594.88         79
                                       8.750            594.88
    COVINGTON        GA   30209          5            07/23/96         00
    0655439081                           05           09/01/96          0
    298687                               O            08/01/11
    0


    1517839          921/G06             F           50,400.00         ZZ
                                         360         48,671.38          1
                                      11.350            493.35         90
                                      10.850            493.35
    ATLANTA          GA   30310          1            07/29/96         23
    0655439065                           05           09/01/96          0
    298620                               O            08/01/26
    0


    1518167          A17/K61             F           95,000.00         ZZ
                                         360         90,382.66          1
                                      10.000            833.69         52
                                       9.500            833.69
1


    NORTH READING    MA   01864          5            08/22/96         00
    0800038002                           05           10/01/96          0
    1518167                              O            09/01/26
    0


    1518224          624/K77             F          278,000.00         ZZ
                                         360        242,272.37          1
                                       9.000          2,236.85         75
                                       8.750          2,236.85
    KAILUA           HI   96734          2            07/26/96         00
    626005370                            05           09/01/96          0
    70007360286                          O            08/01/26
    609068


    1518305          E22/G02             F          114,300.00         ZZ
                                         360        106,252.72          1
                                       8.750            899.20         80
                                       8.500            899.20
    THE WOODLANDS    TX   77382          1            07/11/96         00
    0410076855                           03           09/01/96          0
    410076855                            O            08/01/26
    0


    1518348          686/074             F          240,000.00         ZZ
                                         360        219,670.43          1
                                       7.450          1,669.91         73
                                       7.200          1,669.91
    PLEASANTVILLE    NY   10570          1            07/26/96         00
    1690330108                           05           09/01/96          0
    817575541                            O            08/01/26
    0


    1518350          686/K77             F           50,200.00         ZZ
                                         360         40,591.21          1
                                       8.800            396.72         75
                                       8.550            396.72
    EAST HARTFORD    CT   06118          1            07/26/96         00
    626000405                            05           09/01/96          0
    817674310                            O            08/01/26
    0


    1518460          526/G02             F          571,200.00         ZZ
                                         360        533,904.80          1
                                       7.875          4,141.60         69
                                       7.625          4,141.60
    KENNER           LA   70065          5            03/19/96         00
    0459965307                           05           05/01/96          0
    96069                                O            04/01/26
    609071
1




    1518570          696/G02             F          240,000.00         ZZ
                                         360        213,657.92          1
                                       7.625          1,698.70         78
                                       7.375          1,698.70
    ARLINGTON        VA   22202          1            06/28/96         00
    0430009878                           05           08/01/96          0
    2277905                              O            07/01/26
    609075


    1518756          070/070             F          362,500.00         ZZ
                                         360        328,317.92          1
                                       8.250          2,723.34         75
                                       8.000          2,723.34
    LAS VEGAS        NV   89129          5            06/28/96         00
    002718417                            05           08/01/96          0
    2718417                              O            07/01/26
    609083


    1518767          070/070             F          250,000.00         ZZ
                                         360        236,684.67          1
                                       8.750          1,966.75         66
                                       8.500          1,966.75
    LYNNFIELD        MA   01940          5            06/28/96         00
    004215638                            05           08/01/96          0
    4215638                              O            07/01/26
    609084


    1518850          696/G02             F          163,100.00         ZZ
                                         360        152,345.39          1
                                       8.500          1,254.10         80
                                       8.250          1,254.10
    MITCHELLEVILLE   MD   20721          1            08/02/96         00
    0430032870                           03           10/01/96          0
    3243898                              O            09/01/26
    0


    1518861          375/G02             F           71,200.00         ZZ
                                         360         65,999.70          1
                                       9.375            592.21         50
                                       9.125            592.21
    RUTLAND          MA   01543          2            07/11/96         00
    0459965620                           05           09/01/96          0
    328053                               O            08/01/26
    0


    1518913          820/162             F           16,800.00         ZZ
                                         180         16,234.25          1
1


                                      11.500            166.37         65
                                      11.000            166.37
    LAUDERHILL       FL   33313          1            05/24/96         00
    301584                               01           07/01/96          0
    1609163                              N            06/01/11
    0


    1519003          E22/K77             F          100,000.00         ZZ
                                         360         95,077.62          1
                                       9.000            804.62         40
                                       8.750            804.62
    MARENGO          IL   60152          2            08/02/96         00
    626000015                            05           10/01/96          0
    410171888                            O            09/01/26
    0


    1519021          E22/K77             F          108,000.00         ZZ
                                         360        102,330.35          1
                                       8.625            840.01         80
                                       8.375            840.01
    COMPTON          CA   90220          2            07/26/96         00
    626000026                            05           10/01/96          0
    410183818                            O            09/01/26
    0


    1519038          181/181             F          262,000.00         ZZ
                                         360        228,083.04          1
                                       7.875          1,899.68         70
                                       7.625          1,899.68
    MARIETTA         GA   30068          2            03/14/96         00
    0004948513                           03           05/01/96          0
    4948513                              O            04/01/26
    609085


    1519099          820/162             F          120,000.00         ZZ
                                         180        115,495.69          1
                                      10.900          1,133.73         64
                                      10.400          1,133.73
    TELLURIDE        CO   81435          5            05/23/96         00
    301574                               06           07/01/96          0
    1608864                              N            06/01/11
    0


    1519114          820/162             F           60,000.00         ZZ
                                         240         52,980.70          1
                                      10.625            604.07         24
                                      10.125            604.07
    DURANGO          CO   81301          5            07/07/96         00
    301593                               05           09/01/96          0
1


    1609318                              O            08/01/16
    0


    1519196          966/K77             F          383,500.00         ZZ
                                         360        364,152.86          1
                                       8.875          3,051.30         77
                                       8.625          3,051.30
    DESOTO           TX   75115          2            08/19/96         00
    626000542                            03           10/01/96          0
    30002356                             O            09/01/26
    0


    1519291          820/162             F           18,600.00         ZZ
                                         180         14,698.55          1
                                      11.650            219.06         60
                                      11.150            219.06
    HENRY            SD   57243          5            07/12/96         00
    301589                               05           09/01/96          0
    1609241                              O            08/01/11
    0


    1519335          820/162             F           25,000.00         ZZ
                                         240         21,681.51          1
                                      10.692            252.83         42
                                      10.192            252.83
    EL PASO          TX   79936          5            07/10/96         00
    301588                               05           09/01/96          0
    1609240                              N            08/01/16
    0


    1519427          354/S48             F          450,000.00         ZZ
                                         360        423,849.37          1
                                       8.250          3,380.70         75
                                       8.000          3,380.70
    HOUSTON          TX   77024          1            07/01/96         00
    0020428454                           03           08/01/96          0
    20428454                             O            07/01/26
    0


    1519459          354/S48             F          350,000.00         ZZ
                                         360        324,853.68          1
                                       8.500          2,691.20         80
                                       8.250          2,691.20
    ALBUQUERQUE      NM   87122          4            05/29/96         00
    0020447546                           05           07/01/96          0
    20447546                             O            06/01/26
    0


1


    1519469          354/S48             F          493,200.00         ZZ
                                         360        464,538.67          1
                                       8.250          3,705.25         80
                                       8.000          3,705.25
    PENSACOLA        FL   32503          1            06/06/96         00
    0020451456                           05           08/01/96          0
    20451456                             O            07/01/26
    0


    1519473          354/S48             F          336,000.00         ZZ
                                         360         44,009.55          1
                                       8.250          2,524.26         80
                                       8.000          2,524.26
    CHARLOTTESVILLE  VA   22901          1            05/24/96         00
    0020454179                           03           07/01/96          0
    20454179                             O            06/01/26
    0


    1519539          354/S48             F          223,500.00         ZZ
                                         360        207,691.11          1
                                       7.500          1,562.75         81
                                       7.250          1,562.75
    CHULA VISTA      CA   91915          2            02/23/96         04
    0024302689                           03           04/01/96         12
    24302689                             O            03/01/26
    0


    1519550          354/S48             F          265,600.00         ZZ
                                         360        232,918.40          1
                                       8.375          2,018.76         80
                                       8.125          2,018.76
    SILVER SPRING    MD   20910          1            07/15/96         00
    0024484008                           05           09/01/96          0
    24484008                             O            08/01/26
    0


    1519560          354/S48             F          224,000.00         ZZ
                                         360        210,114.83          1
                                       7.875          1,624.16         80
                                       7.625          1,624.16
    BURKE            VA   22015          1            06/14/96         00
    0024521841                           03           08/01/96          0
    24521841                             O            07/01/26
    0


    1519584          354/S48             F          243,200.00         ZZ
                                         360        230,756.57          1
                                       8.875          1,935.01         80
                                       8.625          1,935.01
1


    CHEVY CHASE      MD   20815          1            07/26/96         00
    0024570806                           05           09/01/96          0
    24570806                             O            08/01/26
    0


    1519597          354/S48             F          219,920.00         ZZ
                                         360        207,284.82          1
                                       8.250          1,652.19         80
                                       8.000          1,652.19
    OAK RIDGE        NC   27310          1            07/09/96         00
    0024598740                           05           09/01/96          0
    24598740                             O            08/01/26
    0


    1519611          354/S48             F          390,000.00         ZZ
                                         360        352,011.47          1
                                       8.250          2,929.94         80
                                       8.000          2,929.94
    GLEN ALLEN       VA   23060          1            08/06/96         00
    0024628679                           03           10/01/96          0
    24628679                             O            09/01/26
    0


    1519780          439/G02             F          275,000.00         ZZ
                                         360        253,017.52          1
                                       8.450          2,104.78         76
                                       8.200          2,104.78
    SAN MARTIN       CA   95046          1            07/26/96         00
    0430014902                           05           09/01/96          0
    1868533                              O            08/01/26
    0


    1519792          225/447             F          228,820.00         ZZ
                                         360        215,272.91          1
                                       8.250          1,719.04         85
                                       8.000          1,719.04
    MONTGOMERY       TX   77356          1            05/30/96         14
    3906779                              03           07/01/96         12
    8407234                              O            06/01/26
    0


    1519797          225/447             F          225,000.00         ZZ
                                         360        210,382.13          1
                                       7.750          1,611.92         75
                                       7.500          1,611.92
    MADISON          CT   06443          1            05/30/96         00
    3907294                              05           07/01/96          0
    8409522                              O            06/01/26
    0
1




    1519798          225/447             F          313,520.00         ZZ
                                         360        293,667.58          1
                                       7.750          2,246.09         80
                                       7.500          2,246.09
    GIBSONIA         PA   15044          1            06/21/96         00
    3907356                              03           08/01/96          0
    8409698                              O            07/01/26
    0


    1519825          439/686             F          240,200.00         ZZ
                                         360        226,819.01          1
                                       8.400          1,829.94         80
                                       8.150          1,829.94
    LOS ANGELES      CA   90039          1            07/25/96         00
    7018663349                           05           09/01/96          0
    1866334                              O            08/01/26
    0


    1519859          624/G02             F          212,200.00         ZZ
                                         360        195,650.13          1
                                       8.625          1,650.47         90
                                       8.375          1,650.47
    GILROY           CA   95020          1            08/06/96         01
    0430013516                           05           10/01/96         25
    32054660026                          O            09/01/26
    0


    1520085          225/447             F          224,000.00         ZZ
                                         360        203,980.14          1
                                       8.375          1,702.56         79
                                       8.125          1,702.56
    CHESAPEAKE       VA   23323          1            05/30/96         00
    3885623                              05           07/01/96          0
    8364397                              O            06/01/26
    0


    1520086          225/447             F          500,000.00         ZZ
                                         360        450,305.47          1
                                       8.250          3,756.33         63
                                       8.000          3,756.33
    DOYLESTOWN       PA   18901          1            06/07/96         00
    3801093                              05           08/01/96          0
    2815151                              O            07/01/26
    0


    1520183          180/K77             F          300,000.00         ZZ
                                         360        284,038.83          1
1


                                       8.625          2,333.37         83
                                       8.375          2,333.37
    CALISTOGA        CA   94515          1            08/22/96         12
    626000708                            05           10/01/96         12
    4435137                              O            09/01/26
    0


    1520242          601/G02             F          279,000.00         ZZ
                                         360        262,218.61          1
                                       8.000          2,047.21         90
                                       7.750          2,047.21
    NEWPORT NEWS     VA   23606          1            07/25/96         11
    0430012278                           05           09/01/96         25
    14850000002276                       O            08/01/26
    0


    1520269          617/S48             F          248,000.00         ZZ
                                         360        232,827.22          1
                                       8.000          1,819.74         80
                                       7.750          1,819.74
    CHARLOTTESVILLE  VA   22901          1            06/21/96         00
    0102490471                           05           08/01/96          0
    249047                               O            07/01/26
    0


    1520290          470/G02             F          223,200.00         ZZ
                                         360        212,083.48          1
                                       9.375          1,856.47         95
                                       9.125          1,856.47
    WEST COVINA      CA   91791          1            07/30/96         12
    0430013979                           05           09/01/96         30
    23000991                             O            08/01/26
    0


    1520312          470/K77             F          243,000.00         ZZ
                                         360        230,138.37          1
                                       8.750          1,911.69         90
                                       8.500          1,911.69
    RANCHO CUCAMONG  CA   91701          1            07/09/96         11
    626000436                            05           09/01/96         25
    24150927                             O            08/01/26
    0


    1520368          387/M32             F          252,000.00         ZZ
                                         360        238,577.50          1
                                       8.750          1,982.49         80
                                       8.500          1,982.49
    LOS ANGELES      CA   90008          2            06/24/96         00
    306110728                            05           08/01/96          0
1


    784116                               O            07/01/26
    0


    1520372          637/G02             F          243,600.00         ZZ
                                         360        208,065.55          1
                                       8.750          1,916.41         80
                                       8.500          1,916.41
    NORTHRIDGE       CA   91326          1            07/22/96         00
    0430014944                           03           09/01/96          0
    3189008                              O            08/01/26
    0


    1520434          E45/K77             F          537,600.00         ZZ
                                         360        510,576.56          1
                                       8.875          4,277.39         80
                                       8.625          4,277.39
    DULUTH           GA   30136          1            08/14/96         00
    626005408                            05           10/01/96          0
    31602                                O            09/01/26
    0


    1520535          921/G06             F           75,000.00         ZZ
                                         360         64,624.17          1
                                      10.800            702.94         47
                                      10.300            702.94
    WALLINGFORD      CT   06492          2            08/05/96         00
    0655440477                           05           10/01/96          0
    412494                               O            09/01/26
    0


    1520646          E20/K61             F           43,500.00         ZZ
                                         360         42,090.99          1
                                      11.500            430.78         75
                                      11.000            430.78
    PEACHTREE CITY   GA   30269          5            07/31/96         00
    0800038812                           05           09/01/96          0
    BHUNTER                              N            08/01/26
    0


    1520665          076/076             F          250,000.00         ZZ
                                         360        236,633.69          1
                                       8.625          1,944.47         80
                                       8.375          1,944.47
    WATSONVILLE      CA   95076          2            07/01/96         00
    16083762                             03           09/01/96          0
    6083762                              O            08/01/26
    0


1


    1520719          076/076             F          304,000.00         ZZ
                                         348        269,400.76          1
                                       8.125          2,275.74         80
                                       7.875          2,275.74
    FORT LAUDERDALE  FL   33305          2            06/21/96         00
    17030544                             05           08/01/96          0
    UNKNOWN                              O            07/01/25
    0


    1520880          776/G02             F          258,750.00         ZZ
                                         360        242,524.91          1
                                       8.750          2,035.59         75
                                       8.500          2,035.59
    ISSAQUAH         WA   98029          1            08/12/96         00
    0430016808                           03           10/01/96          0
    5534612                              O            09/01/26
    0


    1521012          076/076             F          495,900.00         ZZ
                                         360        441,072.87          1
                                       8.375          3,769.20         80
                                       8.125          3,769.20
    CUPERTINO        CA   95014          1            07/08/96         00
    16095242                             05           09/01/96          0
    6095242                              O            08/01/26
    0


    1521046          E22/K77             F          118,400.00         ZZ
                                         360        111,576.21          1
                                       8.250            889.50         80
                                       8.000            889.50
    LOMBARD          IL   60148          2            08/06/96         00
    626000037                            05           10/01/96          0
    410203301                            O            09/01/26
    0


    1521047          976/K77             F          230,850.00         ZZ
                                         360        218,128.38          1
                                       8.875          1,836.75         95
                                       8.625          1,836.75
    OVIEDO           FL   32765          1            08/27/96         12
    626000632                            05           10/01/96         30
    296527                               O            09/01/26
    0


    1521070          964/K77             F          145,200.00         ZZ
                                         360        137,408.16          1
                                       8.500          1,116.46         80
                                       8.250          1,116.46
1


    RIVERSIDE        CA   92506          1            08/12/96         00
    626000426                            05           10/01/96          0
    19444                                O            09/01/26
    0


    1521071          559/K77             F          240,000.00         ZZ
                                         360        163,143.33          1
                                       8.125          1,782.00         80
                                       7.875          1,782.00
    SANTA CRUZ       CA   95060          1            08/29/96         00
    626000642                            05           11/01/96          0
    5371299                              O            10/01/26
    0


    1521111          A26/K77             F          229,500.00         ZZ
                                         360        216,816.51          1
                                       8.875          1,826.01         90
                                       8.625          1,826.01
    STATEN ISLAND    NY   10314          1            09/19/96         14
    626000719                            05           11/01/96         25
    7628                                 O            10/01/26
    0


    1521136          354/S48             F          255,200.00         ZZ
                                         360        241,202.40          1
                                       8.375          1,939.70         80
                                       8.125          1,939.70
    LAKE JACKSON     TX   77566          1            08/07/96         00
    0020311346                           05           10/01/96          0
    20311346                             O            09/01/26
    0


    1521159          354/S48             F          235,850.00         ZZ
                                         360        219,887.34          1
                                       7.875          1,710.08         80
                                       7.625          1,710.08
    FORT WASHINGTON  MD   20744          1            07/25/96         00
    0020510004                           05           09/01/96          0
    20510004                             O            08/01/26
    0


    1521170          354/S48             F          279,000.00         ZZ
                                         360        263,660.48          1
                                       8.875          2,219.85         90
                                       8.625          2,219.85
    TROY             MI   48098          1            07/26/96         14
    0020534715                           05           09/01/96         25
    20534715                             O            08/01/26
    0
1




    1521185          354/S48             F          306,000.00         ZZ
                                         360        286,221.13          1
                                       7.875          2,218.72         90
                                       7.625          2,218.72
    CINCINNATI       OH   45215          1            08/15/96         14
    0024672859                           05           10/01/96         25
    24672859                             O            09/01/26
    0


    1521241          964/K77             F          136,600.00         ZZ
                                         360        129,585.04          1
                                       8.750          1,074.63         80
                                       8.500          1,074.63
    ESCONDIDO        CA   92026          1            08/13/96         00
    626000662                            03           10/01/96          0
    19609                                O            09/01/26
    0


    1521291          766/K61             F          104,000.00         ZZ
                                         360         95,029.34          1
                                      10.875            980.61         80
                                      10.375            980.61
    MIAMI            FL   33015          2            08/09/96         00
    0800039034                           05           10/01/96          0
    960Z0223                             O            09/01/26
    0


    1521374          171/994             F          220,000.00         ZZ
                                         360        208,660.84          1
                                       8.625          1,711.14         67
                                       8.375          1,711.14
    LOS ANGELES      CA   91311          1            09/05/96         00
    5965364507                           05           11/01/96          0
    67095363                             O            10/01/26
    0


    1521403          976/K77             F          300,000.00         ZZ
                                         360        282,812.32          1
                                       8.125          2,227.50         26
                                       7.875          2,227.50
    SAN FRANCISCO    CA   94123          1            08/26/96         00
    626000707                            01           10/01/96          0
    258075                               O            09/01/26
    0


    1521723          686/K77             F           47,250.00         ZZ
                                         360         43,517.55          1
1


                                       8.875            375.95         75
                                       8.625            375.95
    HOUSTON          TX   77084          1            07/24/96         00
    626000450                            03           09/01/96          0
    817766454                            O            08/01/26
    0


    1521788          731/K77             F           53,000.00         ZZ
                                         360         49,499.44          1
                                       8.750            416.95         73
                                       8.500            416.95
    OLIVEHURST       CA   95961          2            08/02/96         00
    626000771                            05           10/01/96          0
    110540951                            O            09/01/26
    0


    1521795          568/G02             F          203,600.00         T
                                         360        193,184.29          1
                                       8.875          1,619.93         70
                                       8.625          1,619.93
    CARLSBAD         CA   92008          1            07/23/96         00
    0430022863                           03           09/01/96          0
    807350                               O            08/01/26
    0


    1521824          686/G02             F           40,000.00         ZZ
                                         360         37,839.41          1
                                       8.525            308.28         52
                                       8.275            308.28
    SAUGUS           CA   91350          1            08/01/96         00
    0430015685                           05           10/01/96          0
    817641285                            O            09/01/26
    0


    1521837          686/K77             F           50,000.00         T
                                         360         47,314.47          1
                                       8.600            388.01         48
                                       8.350            388.01
    ORLANDO          FL   32837          1            07/31/96         00
    626000484                            03           09/01/96          0
    816973499                            O            08/01/26
    0


    1521838          686/K77             F           85,000.00         ZZ
                                         360         52,253.59          1
                                       8.650            662.64         52
                                       8.400            662.64
    ATLANTA          GA   30329          1            07/31/96         00
    626000454                            05           09/01/96          0
1


    817126907                            O            08/01/26
    0


    1521839          686/G02             F           53,900.00         ZZ
                                         360         50,776.21          1
                                       9.250            443.43         60
                                       9.000            443.43
    LANTANA          FL   33462          1            07/31/96         00
    0430016279                           05           09/01/96          0
    817568868                            O            08/01/26
    0


    1521843          686/G02             F           97,300.00         ZZ
                                         360         44,467.82          1
                                       8.375            739.56         68
                                       8.125            739.56
    CONSHOHOCKEN     PA   19428          1            07/26/96         00
    0430016667                           05           09/01/96          0
    817687320                            O            08/01/26
    0


    1521851          686/G02             F           70,000.00         ZZ
                                         360         61,568.49          1
                                       8.300            528.35         56
                                       8.050            528.35
    BOCA RATON       FL   33431          5            08/09/96         00
    0430017053                           05           10/01/96          0
    817584840                            O            09/01/26
    0


    1521852          686/G02             F           73,000.00         ZZ
                                         360         69,150.57          1
                                       8.600            566.49         65
                                       8.350            566.49
    AMESBURY         MA   01913          2            08/09/96         00
    0430016766                           01           10/01/96          0
    817603152                            O            09/01/26
    0


    1521853          686/G02             F          150,000.00         ZZ
                                         360        142,629.84          1
                                       9.000          1,206.94         65
                                       8.750          1,206.94
    MOUNTAIN BROOK   AL   35243          2            08/09/96         00
    0430016626                           05           10/01/96          0
    817768989                            O            09/01/26
    0


1


    1521945          429/S48             F          330,000.00         ZZ
                                         360        289,027.86          1
                                       7.875          2,392.73         74
                                       7.625          2,392.73
    MEDIA            PA   19063          1            07/25/96         00
    4821220532                           03           09/01/96          0
    0021220538                           O            08/01/26
    0


    1522287          074/074             F          228,000.00         ZZ
                                         360        215,856.00          1
                                       8.750          1,793.68         80
                                       8.500          1,793.68
    DALLAS           TX   75219          1            06/10/96         00
    1113016380                           01           08/01/96          0
    1113016380                           O            07/01/26
    0


    1522289          074/G02             F          300,000.00         ZZ
                                         360        279,074.26          1
                                       8.000          2,201.29         90
                                       7.750          2,201.29
    CHALFONT         PA   18914          1            06/28/96         01
    0430024083                           05           08/01/96         25
    1172128558                           O            07/01/26
    0


    1522291          074/074             F          363,000.00         ZZ
                                         360        332,309.95          1
                                       6.625          2,324.33         80
                                       6.375          2,324.33
    WHITPAIN         PA   19422          1            12/28/95         00
    1690330119                           03           02/01/96          0
    1175030380                           O            01/01/26
    0


    1522357          074/G02             F          460,000.00         ZZ
                                         360        434,141.07          1
                                       8.500          3,537.01         80
                                       8.250          3,537.01
    BYRON            CA   94514          5            06/05/96         00
    0430020255                           03           08/01/96          0
    1561330033                           O            07/01/26
    0


    1522405          074/K77             F          188,500.00         ZZ
                                         360        178,052.05          1
                                       8.625          1,466.14         65
                                       8.375          1,466.14
1


    SACRAMENTO       CA   95816          2            05/16/96         00
    626000514                            05           07/01/96          0
    1573151880                           O            06/01/26
    0


    1522408          074/G02             F          448,000.00         ZZ
                                         360        423,515.94          1
                                       8.500          3,444.74         80
                                       8.250          3,444.74
    STOCKTON         CA   95219          1            07/01/96         00
    0430020156                           03           09/01/96          0
    1573153015                           O            08/01/26
    0


    1522472          074/G02             F          240,000.00         ZZ
                                         360        226,644.91          1
                                       8.500          1,845.40         75
                                       8.250          1,845.40
    WINTER PARK      FL   32789          1            07/03/96         00
    0430020461                           05           08/01/96          0
    1590016316                           O            07/01/26
    0


    1522478          074/K77             F          232,000.00         ZZ
                                         360        217,686.02          1
                                       8.500          1,783.88         80
                                       8.250          1,783.88
    LONG BEACH       CA   90803          1            06/10/96         00
    626000509                            01           08/01/96          0
    1595003559                           O            07/01/26
    0


    1522519          074/074             F          250,000.00         ZZ
                                         360        233,178.01          1
                                       7.750          1,791.04         59
                                       7.500          1,791.04
    PECONIC          NY   11958          5            06/05/96         00
    1106005511                           05           08/01/96          0
    1106005511                           O            07/01/26
    0


    1522520          074/074             F          235,000.00         ZZ
                                         360        219,857.44          1
                                       8.250          1,765.48         71
                                       8.000          1,765.48
    GREAT NECK       NY   11021          1            06/26/96         00
    1106007426                           05           08/01/96          0
    1106007426                           O            07/01/26
    0
1




    1522523          074/074             F          146,250.00         ZZ
                                         360        127,392.02          1
                                       8.500          1,124.54         75
                                       8.250          1,124.54
    EAST MEADOW      NY   11554          1            05/21/96         00
    1111045071                           05           07/01/96          0
    1111045071                           O            06/01/26
    0


    1522525          074/074             F          375,000.00         ZZ
                                         360        350,241.36          2
                                       7.875          2,719.02         65
                                       7.625          2,719.02
    BROOKLYN         NY   11238          5            03/14/96         00
    1112060864                           05           05/01/96          0
    1112060864                           O            04/01/26
    0


    1522537          074/074             F           79,300.00         ZZ
                                         360         74,825.25          1
                                       8.625            616.79         65
                                       8.375            616.79
    CENTEREACH       NY   11720          5            04/24/96         00
    1500222729                           05           06/01/96          0
    1500222729                           O            05/01/26
    0


    1522577          074/G02             F          112,000.00         ZZ
                                         360        106,443.15          1
                                       9.250            921.40         80
                                       9.000            921.40
    WAYNESBURG       PA   15370          5            07/09/96         00
    0430025619                           05           09/01/96          0
    1506140864                           O            08/01/26
    0


    1522583          074/G02             F          300,000.00         ZZ
                                         360        141,511.07          1
                                       7.875          2,175.21         76
                                       7.625          2,175.21
    EDMOND           OK   73013          2            01/16/96         00
    0430020602                           03           03/01/96          0
    1510037279                           O            02/01/26
    0


    1522602          074/K77             F          525,000.00         ZZ
                                         360        495,031.75          1
1


                                       8.250          3,944.15         75
                                       8.000          3,944.15
    SAN FRANCISCO    CA   94110          5            07/19/96         00
    626000480                            05           09/01/96          0
    1561322228                           O            08/01/26
    0


    1522607          074/G02             F          242,100.00         ZZ
                                         360        213,080.78          1
                                       8.000          1,776.45         90
                                       7.750          1,776.45
    GLENDALE         CA   91214          1            12/01/95         10
    0430025023                           05           02/01/96         25
    1562142040                           O            01/01/26
    0


    1522611          074/K77             F          455,000.00         ZZ
                                         360        430,428.10          1
                                       8.875          3,620.19         75
                                       8.625          3,620.19
    OKLAHOMA CITY    OK   73120          2            04/12/96         00
    626000576                            05           06/01/96          0
    1563115687                           O            05/01/26
    0


    1522618          074/G02             F          296,800.00         ZZ
                                         360        279,980.36          1
                                       8.500          2,282.14         80
                                       8.250          2,282.14
    WOODINVILLE      WA   98072          1            05/28/96         00
    0430024869                           03           07/01/96          0
    1565132790                           O            06/01/26
    0


    1522620          074/G02             F          279,300.00         ZZ
                                         360        264,035.72          1
                                       8.500          2,147.58         95
                                       8.250          2,147.58
    BEND             OR   97701          1            07/15/96         10
    0430019240                           05           09/01/96         30
    1565134183                           O            08/01/26
    0


    1522634          074/G02             F          360,000.00         ZZ
                                         360        168,193.33          1
                                       8.750          2,832.13         80
                                       8.500          2,832.13
    EL DORADO HILLS  CA   95762          1            03/21/96         00
    0430020701                           03           05/01/96          0
1


    1573147329                           O            04/01/26
    0


    1522645          074/K77             F          280,000.00         ZZ
                                         360        264,354.99          1
                                       8.500          2,152.96         74
                                       8.250          2,152.96
    OREM             UT   84057          1            06/28/96         00
    626000537                            05           08/01/96          0
    1579026860                           O            07/01/26
    0


    1522665          074/G02             F          346,500.00         ZZ
                                         360        324,705.77          2
                                       8.000          2,542.50         90
                                       7.750          2,542.50
    CORAL GABLES     FL   33134          1            07/22/96         14
    0430022343                           05           09/01/96         25
    1589059402                           O            08/01/26
    0


    1522686          074/G02             F          100,400.00         ZZ
                                         360         89,344.52          1
                                       9.000            807.84         65
                                       8.750            807.84
    ST PETERS        MO   63376          1            05/02/96         00
    0430017731                           03           06/01/96          0
    1632015828                           O            05/01/26
    0


    1522699          074/074             F          221,250.00         ZZ
                                         360        150,988.70          1
                                       7.625          1,566.00         74
                                       7.375          1,566.00
    SCARSDALE        NY   10583          1            02/29/96         00
    1111027524                           05           04/01/96          0
    1111027524                           O            03/01/26
    0


    1522701          074/074             F          682,500.00         ZZ
                                         360        643,590.83          1
                                       8.750          5,369.24         69
                                       8.500          5,369.24
    CARMEL           NY   10512          1            04/15/96         00
    1111031703                           05           06/01/96          0
    1111031703                           O            05/01/26
    0


1


    1522702          074/074             F          300,000.00         ZZ
                                         360        280,745.11          1
                                       7.875          2,175.21         75
                                       7.625          2,175.21
    NEW YORK         NY   10016          1            04/08/96         00
    1111034064                           13           06/01/96          0
    1111034064                           O            05/01/26
    0


    1522703          074/074             F          400,000.00         ZZ
                                         360        372,065.49          1
                                       7.375          2,762.71         43
                                       7.125          2,762.71
    PURCHASE         NY   10577          1            04/15/96         00
    1111034111                           03           06/01/96          0
    1111034111                           O            05/01/26
    0


    1522709          074/074             F          140,000.00         ZZ
                                         360        132,003.83          1
                                       8.375          1,064.11         69
                                       8.125          1,064.11
    VALLEY STREAM    NY   11580          1            06/21/96         00
    1111038622                           05           08/01/96          0
    1111038622                           O            07/01/26
    0


    1522715          074/074             F           24,350.00         ZZ
                                         360         22,835.39          1
                                       9.375            202.54         70
                                       9.125            202.54
    MOUNT VERNON     NY   10552          1            05/21/96         00
    1111043371                           05           07/01/96          0
    1111043371                           O            06/01/26
    0


    1522717          074/074             F           78,750.00         ZZ
                                         360         72,919.27          1
                                       8.750            619.53         75
                                       8.500            619.53
    ALDEN            NY   14004          1            04/15/96         00
    1111043429                           05           06/01/96          0
    1111043429                           O            05/01/26
    0


    1522720          074/074             F          100,000.00         ZZ
                                         360         94,694.57          1
                                       8.875            795.65         43
                                       8.625            795.65
1


    NORTH MERRICK    NY   11566          1            05/17/96         00
    1111046926                           05           07/01/96          0
    1111046926                           O            06/01/26
    0


    1522722          074/074             F          122,500.00         ZZ
                                         360        115,683.61          1
                                       8.500            941.92         50
                                       8.250            941.92
    BRONXVILLE       NY   10708          1            06/07/96         00
    1111048105                           13           08/01/96          0
    1111048105                           O            07/01/26
    0


    1522725          074/074             F          353,000.00         ZZ
                                         360        331,152.78          1
                                       8.125          2,621.02         61
                                       7.875          2,621.02
    MERRICK          NY   11566          1            06/27/96         00
    1111050967                           05           08/01/96          0
    1111050967                           O            07/01/26
    0


    1522728          074/074             F          226,000.00         ZZ
                                         360        210,544.53          1
                                       7.500          1,580.23         77
                                       7.250          1,580.23
    MONROE           NY   10950          2            04/23/96         00
    1112069042                           05           06/01/96          0
    1112069042                           O            05/01/26
    0


    1522732          074/074             F          400,000.00         ZZ
                                         360        281,150.54          1
                                       7.875          2,900.28         77
                                       7.625          2,900.28
    BAYSIDE          NY   11361          2            03/12/96         00
    1500157897                           05           05/01/96          0
    1500157897                           O            04/01/26
    0


    1522733          074/074             F          350,000.00         ZZ
                                         360        326,050.46          1
                                       8.500          2,691.20         89
                                       8.250          2,691.20
    BRIARWOOD        NY   11432          2            04/01/96         11
    1500190021                           05           06/01/96         25
    1500190021                           O            05/01/26
    0
1




    1522735          074/074             F          155,000.00         ZZ
                                         360        137,437.81          1
                                       8.500          1,191.82         58
                                       8.250          1,191.82
    MERRICK          NY   11566          1            07/08/96         00
    1500222092                           05           09/01/96          0
    1500222092                           O            08/01/26
    0


    1522768          147/K77             F          243,300.00         ZZ
                                         360        230,190.78          1
                                       8.750          1,914.05         80
                                       8.500          1,914.05
    ALISO VIEJO      CA   92656          1            07/03/96         00
    626000540                            03           09/01/96          0
    624025                               O            08/01/26
    0


    1522791          375/G02             F          132,000.00         ZZ
                                         360        124,884.15          1
                                       8.625          1,026.69         72
                                       8.375          1,026.69
    OCOEE            FL   34761          2            07/31/96         00
    0430019539                           03           09/01/96          0
    619149                               O            08/01/26
    0


    1523038          686/K77             F           70,000.00         ZZ
                                         360         32,776.93          1
                                       8.300            528.35         70
                                       8.050            528.35
    DAVIE            FL   33317          1            08/16/96         00
    626000481                            03           10/01/96          0
    17470842                             O            09/01/26
    0


    1523184          439/G02             F           33,700.00         ZZ
                                         360         31,830.55          1
                                       8.800            266.33         75
                                       8.550            266.33
    LEHIGH ACRES     FL   33936          1            08/19/96         00
    0430027144                           01           10/01/96          0
    1863352                              O            09/01/26
    0


    1523197          439/K77             F           75,000.00         ZZ
                                         360         70,785.23          1
1


                                       8.650            584.68         70
                                       8.400            584.68
    RIALTO           CA   92377          1            07/26/96         00
    626000594                            05           09/01/96          0
    1868369                              O            08/01/26
    0


    1523201          439/G02             F          190,000.00         ZZ
                                         360        180,068.15          1
                                       8.650          1,481.19         62
                                       8.400          1,481.19
    SUGAR LAND       TX   77479          1            08/09/96         00
    0430027532                           03           10/01/96          0
    1869383                              O            09/01/26
    0


    1523207          439/686             F           48,700.00         ZZ
                                         360         45,680.78          1
                                       8.900            388.36         75
                                       8.650            388.36
    HOUSTON          TX   77040          1            07/26/96         00
    7018650379                           03           09/01/96          0
    1865037                              O            08/01/26
    0


    1523239          560/560             F          427,000.00         ZZ
                                         360        162,137.60          1
                                       9.500          3,590.45         70
                                       9.250          3,590.45
    CARLSBAD         CA   92008          5            09/12/91         00
    217986504                            05           11/01/91          0
    217986504                            O            10/01/21
    0


    1523249          560/560             F          370,000.00         R
                                         360        297,964.72          1
                                       8.000          2,714.93         80
                                       7.750          2,714.93
    MAHWAH           NJ   07430          1            06/13/96         00
    450456645                            05           08/01/96          0
    450456645                            O            07/01/26
    0


    1523256          560/560             F          232,000.00         ZZ
                                         360        218,579.86          1
                                       8.500          1,783.88         78
                                       8.250          1,783.88
    WEST HARTFORD    CT   06117          2            06/21/96         00
    450462395                            05           08/01/96          0
1


    450462395                            O            07/01/26
    0


    1523260          560/560             F          346,460.00         ZZ
                                         360        314,126.44          1
                                       8.375          2,633.35         90
                                       8.125          2,633.35
    HAYWARD          CA   94542          1            06/18/96         04
    450463583                            05           08/01/96         25
    450463583                            O            07/01/26
    0


    1523266          560/560             F          297,480.00         ZZ
                                         360        281,635.31          1
                                       8.750          2,340.28         95
                                       8.500          2,340.28
    CHANDLER         AZ   85248          1            06/07/96         04
    450466362                            03           08/01/96         30
    450466362                            O            07/01/26
    0


    1523280          560/560             F          144,700.00         ZZ
                                         360        136,439.56          1
                                       8.250          1,087.09         75
                                       8.000          1,087.09
    MONROE TOWNSHIP  NJ   08094          1            07/01/96         00
    450474739                            05           09/01/96          0
    450474739                            O            08/01/26
    0


    1523300          560/560             F          300,000.00         ZZ
                                         360        282,381.79          1
                                       8.125          2,227.50         73
                                       7.875          2,227.50
    HILLSDALE        NJ   07642          1            07/15/96         00
    450482195                            05           09/01/96          0
    450482195                            O            08/01/26
    0


    1523302          560/560             F          241,400.00         ZZ
                                         360        227,761.96          1
                                       8.375          1,834.81         75
                                       8.125          1,834.81
    DALLAS           TX   75248          2            07/17/96         00
    450483417                            05           09/01/96          0
    450483417                            O            08/01/26
    0


1


    1523303          560/560             F          750,000.00         ZZ
                                         360        709,011.46          1
                                       8.500          5,766.86         69
                                       8.250          5,766.86
    SANTA MARGARITA  CA   93453          1            07/09/96         00
    450483631                            05           09/01/96          0
    450483631                            O            08/01/26
    0


    1523310          560/560             F          616,400.00         R
                                         360        573,806.15          1
                                       8.000          4,522.93         80
                                       7.750          4,522.93
    CHESTER          NJ   07930          1            07/24/96         00
    450487657                            05           09/01/96          0
    450487657                            O            08/01/26
    0


    1523320          560/560             F          241,500.00         R
                                         360        226,479.44          1
                                       8.125          1,793.14         70
                                       7.875          1,793.14
    SAN RAMON        CA   94583          1            07/29/96         00
    450497748                            03           09/01/96          0
    450497748                            O            08/01/26
    0


    1523440          074/074             F          240,500.00         ZZ
                                         360        226,883.50          1
                                       8.500          1,849.24         65
                                       8.250          1,849.24
    NEW YORK         NY   10021          1            07/01/96         00
    1106007448                           12           08/01/96          0
    1106007448                           O            07/01/26
    0


    1523458          765/K77             F          256,000.00         ZZ
                                         360        241,648.19          1
                                       8.250          1,923.25         80
                                       8.000          1,923.25
    TORRANCE         CA   90503          1            08/07/96         00
    626000580                            05           10/01/96          0
    316824                               O            09/01/26
    0


    1523464          253/253             F          132,000.00         ZZ
                                         360        114,078.00          1
                                       8.250            991.68         80
                                       8.000            991.68
1


    DALLAS           TX   75230          1            08/22/96         00
    321049                               05           10/01/96          0
    312049                               O            09/01/26
    0


    1523501          074/074             F           86,000.00         ZZ
                                         360         81,045.21          1
                                       8.500            661.27         40
                                       8.250            661.27
    REGO PARK        NY   11375          1            05/14/96         00
    1111035599                           05           07/01/96          0
    1111035599                           O            06/01/26
    0


    1523506          074/074             F          108,750.00         ZZ
                                         360         96,334.83          1
                                       8.250            817.00         75
                                       8.000            817.00
    CORNWALL         NY   12520          1            05/15/96         00
    1103044787                           05           07/01/96          0
    1103044787                           O            06/01/26
    0


    1523511          074/074             F          198,750.00         ZZ
                                         360        183,835.57          1
                                       8.250          1,493.15         75
                                       8.000          1,493.15
    WESTBURY         NY   11590          1            05/07/96         00
    1111036773                           05           07/01/96          0
    1111036773                           O            06/01/26
    0


    1523599          429/S48             F          295,000.00         ZZ
                                         360        278,160.41          1
                                       8.250          2,216.24         77
                                       8.000          2,216.24
    CHICAGO          IL   60605          1            07/31/96         00
    0010387331                           03           09/01/96          0
    0010387331                           O            08/01/26
    0


    1523822          686/G02             F           46,000.00         ZZ
                                         360         43,608.60          1
                                       8.700            360.25         68
                                       8.450            360.25
    WEST PALM BEACH  FL   33416          1            08/16/96         00
    0430023010                           05           10/01/96          0
    817588072                            O            09/01/26
    0
1




    1523914          526/G02             F          236,000.00         ZZ
                                         360        222,747.14          1
                                       8.500          1,814.64         80
                                       8.250          1,814.64
    LAS VEGAS        NV   89123          1            08/15/96         00
    0430031880                           05           10/01/96          0
    141991                               O            09/01/26
    0


    1523960          480/074             F          120,000.00         ZZ
                                         360        107,639.25          1
                                       7.625            849.35         47
                                       7.375            849.35
    MIRAMAR          FL   33029          1            08/14/96         00
    1690381481                           03           10/01/96          0
    1755990                              O            09/01/26
    0


    1523962          526/G02             F          243,550.00         ZZ
                                         360        201,567.49          1
                                       8.000          1,787.09         80
                                       7.750          1,787.09
    SUCCASUNNA       NJ   07876          1            08/15/96         00
    0430031633                           05           10/01/96          0
    0126347                              O            09/01/26
    0


    1523997          A39/G02             F          959,000.00         ZZ
                                         360        868,016.75          1
                                       8.875          7,630.23         70
                                       8.625          7,630.23
    WOODLAND HILLS   CA   91364          1            08/07/96         00
    0430024166                           03           10/01/96          0
    9600656RFC                           O            09/01/26
    0


    1524548          405/405             F          118,000.00         ZZ
                                         360        102,501.14          1
                                       8.250            886.50         64
                                       8.000            886.50
    KIRKLAND         WA   98033          2            03/28/96         00
    5773903192                           05           05/01/96          0
    3903192                              O            04/01/26
    0


    1524554          E22/G02             F           72,800.00         ZZ
                                         360         67,249.67          1
1


                                       8.500            559.77         80
                                       8.250            559.77
    WEBSTER          TX   77598          1            07/31/96         00
    0410109177                           09           09/01/96          0
    410109177                            O            08/01/26
    0


    1524604          808/G02             F          241,500.00         ZZ
                                         360        217,705.93          1
                                       8.500          1,856.93         75
                                       8.250          1,856.93
    IRVINE           CA   92720          2            08/16/96         00
    0430030445                           05           10/01/96          0
    9301177                              O            09/01/26
    0


    1524821          686/G02             F          110,500.00         ZZ
                                         360        104,817.10          1
                                       8.750            869.31         75
                                       8.500            869.31
    WASHINGTON       DC   20032          2            08/15/96         00
    0430031146                           05           10/01/96          0
    817774664                            O            09/01/26
    0


    1524839          686/K77             F           56,250.00         ZZ
                                         360         53,246.75          1
                                       8.600            436.51         75
                                       8.350            436.51
    WEST PALM BEACH  FL   33405          1            08/28/96         00
    626000653                            05           10/01/96          0
    817540909                            O            09/01/26
    0


    1524841          686/G02             F          134,500.00         ZZ
                                         360        126,714.91          1
                                       8.375          1,022.30         74
                                       8.125          1,022.30
    SOUTH ELGIN      IL   60177          1            08/28/96         00
    0430032029                           05           10/01/96          0
    817706468                            O            09/01/26
    0


    1524844          686/K77             F           70,000.00         ZZ
                                         360         51,680.95          1
                                       8.300            528.35         70
                                       8.050            528.35
    MIDDLETOWN       CT   06457          1            08/29/96         00
    626000658                            03           10/01/96          0
1


    817675325                            O            09/01/26
    0


    1524881          450/G02             F          628,000.00         ZZ
                                         360        591,235.72          1
                                       8.000          4,608.04         79
                                       7.750          4,608.04
    BEVERLY HILLS    CA   90211          1            08/13/96         00
    0430033548                           05           10/01/96          0
    4187902                              O            09/01/26
    0


    1524910          560/560             F          303,000.00         T
                                         360        286,306.01          1
                                       8.375          2,303.02         63
                                       8.125          2,303.02
    CAREFREE         AZ   85331          1            08/26/96         00
    450517107                            05           10/01/96          0
    450517107                            O            09/01/26
    0


    1524960          686/K77             F           45,000.00         ZZ
                                         360         38,438.49          1
                                       8.350            341.24         30
                                       8.100            341.24
    OAKLAND          CA   94602          5            08/15/96         00
    626000660                            05           10/01/96          0
    817555865                            O            09/01/26
    0


    1524992          685/G02             F          101,950.00         ZZ
                                         360         96,802.23          2
                                       8.875            811.16         76
                                       8.625            811.16
    SALT LAKE CITY   UT   84115          5            08/23/96         00
    0430028845                           05           10/01/96          0
    105424                               O            09/01/26
    0


    1525204          696/K77             F          162,500.00         ZZ
                                         360        153,190.25          1
                                       8.125          1,206.56         80
                                       7.875          1,206.56
    MITCHELLVILLE    MD   20721          1            08/23/96         00
    626000640                            03           10/01/96          0
    3244183                              O            09/01/26
    0


1


    1525236          664/K77             F          101,625.00         ZZ
                                         360         92,007.57          1
                                       8.500            781.41         75
                                       8.250            781.41
    GARDENA          CA   90247          1            09/03/96         00
    626000833                            01           11/01/96          0
    2179638                              O            10/01/26
    0


    1525253          559/K77             F          200,640.00         ZZ
                                         360        189,634.64          1
                                       8.375          1,525.01         75
                                       8.125          1,525.01
    ELK GROVE        CA   95758          1            08/27/96         00
    626000630                            05           10/01/96          0
    5368857                              O            09/01/26
    0


    1525313          601/G02             F          270,752.00         ZZ
                                         360        256,537.78          1
                                       8.625          2,105.88         93
                                       8.375          2,105.88
    SCOTTSDALE       AZ   85251          1            08/16/96         04
    0430031674                           01           10/01/96         30
    1096396                              O            09/01/26
    0


    1525345          369/G02             F          238,000.00         ZZ
                                         360        224,067.01          1
                                       8.000          1,746.36         80
                                       7.750          1,746.36
    HOUSTON          TX   77079          1            08/28/96         00
    0430030601                           03           10/01/96          0
    49669518                             O            09/01/26
    0


    1525347          635/447             F          328,300.00         ZZ
                                         360        310,627.48          1
                                       8.500          2,524.35         78
                                       8.250          2,524.35
    EASTCHESTER      NY   10709          2            08/28/96         00
    4102511                              05           10/01/96          0
    6558431                              O            09/01/26
    0


    1526684          696/G02             F          150,000.00         ZZ
                                         360        140,825.85          1
                                       7.750          1,074.62         80
                                       7.500          1,074.62
1


    KENSINGTON       MD   20895          1            08/30/96         00
    0430033951                           05           10/01/96          0
    2326862                              O            09/01/26
    0


    1527075          375/G02             F           90,000.00         ZZ
                                         360         85,643.59          1
                                       9.250            740.41         65
                                       9.000            740.41
    UPPER SOUTHAMPT  PA   18966          1            07/30/96         00
    0430033340                           01           09/01/96          0
    UNKNOWN                              O            08/01/26
    0


    1527108          105/K77             F          223,600.00         ZZ
                                         360        210,790.41          1
                                       8.125          1,660.22         80
                                       7.875          1,660.22
    FALLS CHURCH     VA   22046          1            08/29/96         00
    626000673                            05           10/01/96          0
    0968297                              O            09/01/26
    0


    1527137          181/181             F          256,900.00         ZZ
                                         360        228,216.71          1
                                       8.125          1,907.48         80
                                       7.875          1,907.48
    RESTON           VA   22094          1            08/30/96         00
    0005369355                           03           10/01/96          0
    5369355                              O            09/01/26
    0


    1527368          461/G02             F          284,000.00         ZZ
                                         360        261,974.01          1
                                       8.500          2,183.72         80
                                       8.250          2,183.72
    COVINA           CA   91724          2            08/21/96         00
    0430033167                           05           10/01/96          0
    20761318                             O            09/01/26
    0


    1527404          491/S48             F          302,000.00         ZZ
                                         360        281,081.48          1
                                       7.625          2,137.54         84
                                       7.375          2,137.54
    RENO             NV   89511          1            02/20/96         10
    4560255145                           03           04/01/96         12
    60255145                             O            03/01/26
    0
1




    1527443          491/S48             F          234,000.00         ZZ
                                         360        220,745.26          1
                                       8.500          1,799.26         90
                                       8.250          1,799.26
    LAREDO           TX   78045          1            05/15/96         10
    4460763578                           03           07/01/96         25
    60763574                             O            06/01/26
    0


    1527459          491/S48             F          225,000.00         ZZ
                                         360        210,445.92          1
                                       7.625          1,592.54         44
                                       7.375          1,592.54
    PLEASANTON       CA   94566          1            06/13/96         00
    4261024089                           05           08/01/96          0
    61024082                             O            07/01/26
    0


    1527499          491/S48             F          244,000.00         ZZ
                                         360        231,469.17          1
                                       8.750          1,919.55         80
                                       8.500          1,919.55
    REDWOOD CITY     CA   94065          1            08/06/96         00
    4761021544                           05           10/01/96          0
    61021547                             O            09/01/26
    0


    1527645          E22/G02             F           80,000.00         ZZ
                                         360         75,703.47          1
                                       9.000            643.70         80
                                       8.750            643.70
    HEMET            CA   92544          2            09/03/96         00
    0410224950                           05           10/01/96          0
    410224950                            O            09/01/26
    0


    1528123          776/K77             F          125,900.00         ZZ
                                         360        119,828.72          1
                                       9.000          1,013.02         70
                                       8.750          1,013.02
    BELLEVUE         WA   98005          1            09/06/96         00
    626000755                            01           11/01/96          0
    5533594                              O            10/01/26
    0


    1528143          811/G02             F          136,000.00         ZZ
                                         360        128,043.29          1
1


                                       8.000            997.92         80
                                       7.750            997.92
    LIVERMORE        CA   94550          1            08/26/96         00
    0430043125                           05           10/01/96          0
    FM02100748                           O            09/01/26
    0


    1528161          369/G02             F          527,200.00         ZZ
                                         360        498,282.66          1
                                       8.375          4,007.10         80
                                       8.125          4,007.10
    AIEA             HI   96701          2            08/27/96         00
    0430037150                           05           10/01/96          0
    49087026                             O            09/01/26
    0


    1528498          685/G02             F          213,750.00         ZZ
                                         360        198,635.00          1
                                       8.375          1,624.65         80
                                       8.125          1,624.65
    FOOTHILL RANCH   CA   92610          1            09/05/96         00
    0430045674                           03           11/01/96          0
    105376                               O            10/01/26
    0


    1528614          637/G02             F          270,000.00         ZZ
                                         360        256,891.45          2
                                       9.125          2,196.81         90
                                       8.875          2,196.81
    BROOKLYN         NY   11218          1            08/26/96         04
    0430046565                           05           10/01/96         25
    9104738                              O            09/01/26
    0


    1528897          439/686             F           97,500.00         ZZ
                                         360         92,403.81          1
                                       8.650            760.08         75
                                       8.400            760.08
    SACRAMENTO       CA   95831          1            08/12/96         00
    7018683453                           05           10/01/96          0
    1868345                              O            09/01/26
    0


    1528901          439/K77             F          235,000.00         ZZ
                                         360        223,350.83          1
                                       8.950          1,882.42         75
                                       8.700          1,882.42
    LOS ANGELES      CA   90066          2            08/21/96         00
    626000775                            05           10/01/96          0
1


    1866156                              O            09/01/26
    0


    1528917          439/K77             F          306,000.00         ZZ
                                         360        288,993.74          1
                                       8.300          2,309.65         80
                                       8.050          2,309.65
    BELLAIRE         TX   77401          1            08/29/96         00
    626000780                            05           10/01/96          0
    1871410                              O            09/01/26
    0


    1528944          439/G02             F          213,700.00         ZZ
                                         360        201,912.48          1
                                       8.650          1,665.94         75
                                       8.400          1,665.94
    SAN FRANCISCO    CA   94122          1            08/27/96         00
    0430035402                           05           11/01/96          0
    18697698                             O            10/01/26
    0


    1528955          439/K77             F          127,000.00         ZZ
                                         360        120,009.39          1
                                       8.250            954.11         60
                                       8.000            954.11
    CLAREMONT        CA   91711          5            09/04/96         00
    626000700                            05           11/01/96          0
    18694711                             O            10/01/26
    0


    1528972          439/G02             F          160,500.00         ZZ
                                         360        147,788.07          1
                                       8.800          1,268.40         65
                                       8.550          1,268.40
    CEDARHURST       NY   11516          1            09/12/96         00
    0430035451                           05           11/01/96          0
    18685008                             O            10/01/26
    0


    1529139          575/K77             F          260,000.00         ZZ
                                         360        247,225.92          1
                                       9.000          2,092.02         80
                                       8.750          2,092.02
    CHARLOTTESVILLE  VA   22903          1            08/16/96         00
    626000744                            05           10/01/96          0
    412005629                            O            09/01/26
    0


1


    1529173          668/K77             F          227,000.00         ZZ
                                         360        212,698.23          1
                                       8.750          1,785.81         88
                                       8.500          1,785.81
    TEMECULA         CA   92592          2            08/27/96         04
    626000820                            03           10/01/96         25
    6901797                              O            09/01/26
    0


    1529247          686/G02             F           59,500.00         ZZ
                                         360         56,159.75          1
                                       8.375            452.25         65
                                       8.125            452.25
    KISSIMMEE        FL   34746          1            08/30/96         00
    0430043729                           03           10/01/96          0
    817462989                            O            09/01/26
    0


    1529248          686/K77             F           68,625.00         ZZ
                                         360         32,769.91          1
                                       8.300            517.98         75
                                       8.050            517.98
    TAMARAC          FL   33321          1            08/27/96         00
    626000793                            03           10/01/96          0
    817470933                            O            09/01/26
    0


    1529270          686/G02             F           74,200.00         ZZ
                                         360         67,145.50          1
                                       9.375            617.16         70
                                       9.125            617.16
    ST PETERS        MO   63376          1            09/06/96         00
    0430044362                           05           11/01/96          0
    817707656                            O            10/01/26
    0


    1529279          686/K77             F           50,500.00         ZZ
                                         360         47,767.11          1
                                       8.350            382.95         54
                                       8.100            382.95
    MIAMI            FL   33196          5            09/06/96         00
    626000801                            03           11/01/96          0
    817449754                            O            10/01/26
    0


    1529280          686/K77             F          133,000.00         ZZ
                                         360        125,800.36          1
                                       8.500          1,022.66         70
                                       8.250          1,022.66
1


    LA JOLLA         CA   92037          1            09/10/96         00
    626000800                            01           11/01/96          0
    817679202                            O            10/01/26
    0


    1529327          439/686             F           80,000.00         ZZ
                                         360         75,516.20          1
                                       8.650            623.66         47
                                       8.400            623.66
    NAPLES           FL   34108          1            09/10/96         00
    7018741046                           01           11/01/96          0
    18741041                             O            10/01/26
    0


    1529413          765/G02             F          244,000.00         ZZ
                                         360        231,023.75          1
                                       8.500          1,876.15         80
                                       8.250          1,876.15
    DANA POINT       CA   92629          1            09/11/96         00
    0430043232                           09           11/01/96          0
    317218                               O            10/01/26
    0


    1529644          550/550             F          241,000.00         ZZ
                                         360        227,734.80          1
                                       8.250          1,810.55         70
                                       8.000          1,810.55
    SAN FRANCISCO    CA   94111          1            09/19/96         00
    120208108000000                      01           11/01/96          0
    120208108                            O            10/01/26
    0


    1529655          642/K77             F           80,000.00         T
                                         360         75,891.57          1
                                       8.750            629.36         80
                                       8.500            629.36
    PALMDALE         CA   93552          2            08/14/96         00
    626000889                            05           10/01/96          0
    08503096                             O            09/01/26
    0


    1529696          766/K77             F           84,500.00         ZZ
                                         360         80,106.50          1
                                       9.000            679.91         68
                                       8.750            679.91
    HIALEAH          FL   33013          2            09/20/96         00
    626000829                            05           11/01/96          0
    96OZ0510                             O            10/01/26
    0
1




    1529929          696/G02             F          150,000.00         BB
                                         360        142,603.62          1
                                       8.875          1,193.47         80
                                       8.625          1,193.47
    FALLS CHURCH     VA   22043          1            09/20/96         00
    0430041665                           09           11/01/96          0
    2268404                              O            10/01/26
    0


    1530287          375/K77             F          125,000.00         ZZ
                                         360        113,841.22          1
                                       8.250            939.08         72
                                       8.000            939.08
    MALVERN          PA   19355          1            08/30/96         00
    626000809                            05           10/01/96          0
    9608024                              O            09/01/26
    0


    1530341          685/K77             F          194,300.00         ZZ
                                         360        181,154.86          1
                                       8.500          1,494.00         80
                                       8.250          1,494.00
    WEST COVINA      CA   91790          1            09/24/96         00
    626000846                            05           11/01/96          0
    105659                               O            10/01/26
    0


    1530342          267/405             F          360,000.00         ZZ
                                         360        325,239.64          1
                                       8.250          2,704.56         79
                                       8.000          2,704.56
    WALNUT           CA   91789          1            09/09/96         00
    5414419942                           05           11/01/96          0
    4419942                              O            10/01/26
    0


    1530433          601/K77             F          256,000.00         ZZ
                                         360        241,599.09          1
                                       8.125          1,900.79         77
                                       7.875          1,900.79
    LONG GROVE       IA   52756          4            09/13/96         00
    626000799                            05           11/01/96          0
    1079641                              O            10/01/26
    0


    1530444          601/G02             F          273,700.00         ZZ
                                         360        257,965.89          1
1


                                       8.000          2,008.31         80
                                       7.750          2,008.31
    DOYLESTOWN       PA   18901          1            09/19/96         00
    0430044057                           05           11/01/96          0
    1076432                              O            10/01/26
    0


    1530488          731/K77             F          105,600.00         ZZ
                                         360         98,154.91          1
                                       8.625            821.35         80
                                       8.375            821.35
    RIVERSIDE        CA   92505          1            09/23/96         00
    626000893                            05           11/01/96          0
    411612416                            O            10/01/26
    0


    1531126          E22/G02             F          108,000.00         ZZ
                                         360         30,518.76          1
                                       9.000            868.99         44
                                       8.750            868.99
    MIAMI            FL   33158          5            09/20/96         00
    0410237838                           05           11/01/96          0
    410237838                            O            10/01/26
    0


    1531256          163/G02             F          279,200.00         ZZ
                                         360        264,566.87          1
                                       8.625          2,171.59         80
                                       8.375          2,171.59
    ROCKVILLE CENTR  NY   11570          1            09/26/96         00
    0430047167                           05           11/01/96          0
    37218757                             O            10/01/26
    0


    1531305          686/G02             F           95,000.00         ZZ
                                         360         78,163.32          1
                                       8.750            747.37         60
                                       8.500            747.37
    MIAMI            FL   33179          1            09/16/96         00
    0430051441                           05           11/01/96          0
    817570237                            O            10/01/26
    0


    1531309          686/K77             F          265,000.00         ZZ
                                         360        250,915.08          1
                                       8.450          2,028.24         85
                                       8.200          2,028.24
    FLUSHING         NY   11358          1            09/18/96         10
    626000867                            05           11/01/96         30
1


    817830060                            O            10/01/26
    0


    1531311          686/G02             F          220,000.00         ZZ
                                         360        208,203.34          1
                                       8.400          1,676.05         45
                                       8.150          1,676.05
    SANTA ANA        CA   92705          5            09/16/96         00
    0430051748                           05           11/01/96          0
    817660640                            O            10/01/26
    0


    1531315          686/G02             F           60,000.00         ZZ
                                         360         55,061.11          1
                                       8.400            457.11         18
                                       8.150            457.11
    ALPHARETTA       GA   30202          5            09/17/96         00
    0430051839                           03           11/01/96          0
    817733082                            O            10/01/26
    0


    1531333          686/G02             F           98,000.00         ZZ
                                         360         91,449.93          1
                                       8.750            770.97         70
                                       8.500            770.97
    STREAMWOOD       IL   60107          5            09/25/96         00
    0430052456                           05           11/01/96          0
    817709413                            O            10/01/26
    0


    1531335          686/G02             F           42,000.00         ZZ
                                         360         39,878.16          1
                                       8.875            334.18         68
                                       8.625            334.18
    MARGATE          FL   33063          1            09/27/96         00
    0430052522                           03           11/01/96          0
    817795206                            O            10/01/26
    0


    1531336          686/G02             F           40,000.00         ZZ
                                         360         35,252.89          1
                                       8.550            308.99         60
                                       8.300            308.99
    FT LAUDERDALE    FL   33326          1            09/30/96         00
    0430052555                           01           11/01/96          0
    817800113                            O            10/01/26
    0


1


    1531338          686/G02             F           75,000.00         ZZ
                                         360         70,407.13          1
                                       8.800            592.71         50
                                       8.550            592.71
    LOS OSOS         CA   93402          5            09/24/96         00
    0430052605                           05           11/01/96          0
    817839202                            O            10/01/26
    0


    1531506          998/K77             F          162,000.00         ZZ
                                         360        145,670.21          1
                                       8.250          1,217.06         41
                                       8.000          1,217.06
    PASADENA         CA   91107          2            08/05/96         00
    626000920                            05           10/01/96          0
    99499097                             O            09/01/26
    0


    1531528          696/K77             F          248,000.00         ZZ
                                         360        234,357.57          1
                                       8.375          1,884.98         80
                                       8.125          1,884.98
    GREAT FALLS      VA   22066          1            09/30/96         00
    626000830                            03           11/01/96          0
    2328781                              O            10/01/26
    0


    1532341          369/K77             F          220,000.00         ZZ
                                         360        202,622.73          1
                                       8.250          1,652.79         80
                                       8.000          1,652.79
    FLAGSTAFF        AZ   86004          1            09/30/96         00
    626000886                            05           11/01/96          0
    49346505                             O            10/01/26
    0


    1532473          998/G02             F          184,900.00         ZZ
                                         360        172,164.93          1
                                       8.625          1,438.14         73
                                       8.375          1,438.14
    LAGUNA NIGUEL    CA   92677          1            09/25/96         00
    0430057497                           03           11/01/96          0
    59694984                             O            10/01/26
    0


    1532980          163/K77             F          240,000.00         ZZ
                                         360        227,861.99          1
                                       8.750          1,888.08         69
                                       8.500          1,888.08
1


    SHARON           MA   02067          1            09/19/96         00
    626000946                            05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1533110          375/G02             F          180,000.00         ZZ
                                         360        168,933.90          1
                                       8.750          1,416.06         72
                                       8.500          1,416.06
    HAINESPORT       NJ   08060          2            09/20/96         00
    0430056234                           05           11/01/96          0
    960164                               O            10/01/26
    0


    1533809          601/G02             F          283,800.00         ZZ
                                         360        257,234.95          1
                                       8.000          2,082.42         95
                                       7.750          2,082.42
    YUMA             AR   85364          1            09/20/96         11
    0430056135                           05           11/01/96         30
    1098158                              O            10/01/26
    0

   TOTAL NUMBER OF LOANS   :        719

   TOTAL ORIGINAL BALANCE  :   157,560,373.04

   TOTAL PRINCIPAL BALANCE :   137,961,262.52

   TOTAL ORIGINAL P+I      :     1,208,613.82

   TOTAL CURRENT P+I       :     1,208,613.80


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSDARM-01
  AT         : 12.57.05            ARM PASSTHRU REPORT        AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594 0004595 0004596 0004597
             :
             :
  POOL STATUS:

  RFC LOAN NUMBER             SUB SERV FEE       RFC NET CEILING(MX RFC NET RT)
  PRINCIPAL BALANCE           MSTR SERV FEE      MAX NET MTG RT(MAX INV RT)
  CURR NOTE RATE              ALL EXP            MAX POST STRIP RATE
  RFC NET RATE                MISC EXP           INV RATE MARGIN
  NET MTG RATE(INVSTR RATE)   SPREAD             POST STRIP MARGIN
  POST STRIP RATE             STRIP
  -----------------------------------------------------------------------

       1128132                  .3750              13.1250
       139,450.16               .0500              13.0750
             6.7500             .0000              13.0750
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1128490                  .2500              14.8750
       167,956.69               .0500              14.8250
             6.7500             .0000              14.8250
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1128610                  .3750              14.0000
       138,757.03               .0500              13.9500
             6.7500             .0000              13.9500
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1153914                  .3750              13.1250
        31,955.31               .0500              13.0750
             6.7500             .0000              13.0750
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1157723                  .3750              13.6250
        76,206.41               .0500              13.5750
             6.7500             .0000              13.5750
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1158051                  .3750              13.6250
       153,213.41               .0500              13.5750
             6.7500             .0000              13.5750
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000
1



       1158071                  .5000              13.0000
        33,005.18               .0500              12.9500
             6.8750             .0000              12.9500
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1158286                  .5000              13.2500
        58,719.23               .0500              13.2000
             6.8750             .0000              13.2000
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1162573                  .3750              13.6250
       152,177.79               .0500              13.5750
             6.7500             .0000              13.5750
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1162746                  .3750              14.0000
        43,467.67               .0500              13.9500
             6.8750             .0000              13.9500
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1162748                  .3750              13.1250
       193,950.72               .0500              13.0750
             7.0000             .0000              13.0750
             6.6250             .0000                2.2000
             6.5750             .0000                2.2000
             6.5750             .0000

       1165665                  .5000              12.8750
        78,608.46               .0500              12.8250
             6.8750             .0000              12.8250
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1165678                  .5000              12.8750
       129,352.49               .0500              12.8250
             6.8750             .0000              12.8250
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1165891                  .5000              12.8750
       103,943.99               .0500              12.8250
             6.8750             .0000              12.8250
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000
1



       1166370                  .5000              13.0000
        45,822.05               .0500              12.9500
             6.8750             .0000              12.9500
             6.3750             .0000                2.2000
             6.3250             .0000                2.2000
             6.3250             .0000

       1175887                  .3750              14.0000
        71,405.12               .0500              13.9500
             5.5000             .0000              13.9500
             5.1250             .0000                2.3250
             5.0750             .0000                2.3250
             5.0750             .0000

       1185553                  .3750              14.3750
       168,167.13               .0500              14.3250
             5.6250             .0000              14.3250
             5.2500             .0000                2.3250
             5.2000             .0000                2.3250
             5.2000             .0000

       1185618                  .3750              12.0750
       149,742.31               .0500              12.0250
             7.1250             .0000              12.0250
             6.7500             .0000                2.3250
             6.7000             .0000                2.3250
             6.7000             .0000

       1185646                  .3750              12.5750
       215,808.45               .0500              12.5250
             5.2500             .0000              12.5250
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1185669                  .3750              13.5750
       136,277.69               .0500              13.5250
             6.8750             .0000              13.5250
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1185768                  .3750              12.5750
       154,288.26               .0500              12.5250
             6.8750             .0000              12.5250
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1185774                  .3750              12.0750
       194,394.83               .0500              12.0250
             7.1250             .0000              12.0250
             6.7500             .0000                2.3250
             6.7000             .0000                2.3250
             6.7000             .0000
1



       1185791                  .3750              12.5750
       157,804.09               .0500              12.5250
             5.5000             .0000              12.5250
             5.1250             .0000                2.3250
             5.0750             .0000                2.3250
             5.0750             .0000

       1185893                  .3750              13.1250
       156,572.92               .0500              13.0750
             5.5000             .0000              13.0750
             5.1250             .0000                2.3250
             5.0750             .0000                2.3250
             5.0750             .0000

       1185901                  .3750              14.0000
       259,158.55               .0500              13.9500
             5.2500             .0000              13.9500
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1185911                  .3750              14.3750
       163,247.18               .0500              14.3250
             5.5000             .0000              14.3250
             5.1250             .0000                2.3250
             5.0750             .0000                2.3250
             5.0750             .0000

       1186019                  .3750              12.5750
       150,486.76               .0500              12.5250
             6.8750             .0000              12.5250
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1186031                  .3750              12.5750
        20,957.02               .0500              12.5250
             6.8750             .0000              12.5250
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1186037                  .3750              12.7500
        68,743.85               .0500              12.7000
             5.2500             .0000              12.7000
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1186076                  .3750              13.3750
       180,849.92               .0500              13.3250
             6.7500             .0000              13.3250
             6.3750             .0000                2.3250
             6.3250             .0000                2.3250
             6.3250             .0000
1



       1186104                  .3750              12.5750
       172,347.70               .0500              12.5250
             5.6250             .0000              12.5250
             5.2500             .0000                2.3250
             5.2000             .0000                2.3250
             5.2000             .0000

       1186113                  .3750              12.5750
       177,513.20               .0500              12.5250
             5.2500             .0000              12.5250
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1186145                  .3750              12.5750
       161,169.80               .0500              12.5250
             7.1250             .0000              12.5250
             6.7500             .0000                2.3250
             6.7000             .0000                2.3250
             6.7000             .0000

       1186154                  .3750              13.1250
       251,714.68               .0500              13.0750
             6.8750             .0000              13.0750
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1186193                  .3750              13.1250
       125,640.64               .0500              13.0750
             6.8750             .0000              13.0750
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1186257                  .3750              12.5750
       153,028.04               .0500              12.5250
             5.6250             .0000              12.5250
             5.2500             .0000                2.3250
             5.2000             .0000                2.3250
             5.2000             .0000

       1186262                  .3750              13.1250
       153,284.35               .0500              13.0750
             6.5000             .0000              13.0750
             6.1250             .0000                2.3250
             6.0750             .0000                2.3250
             6.0750             .0000

       1186268                  .3750              12.8750
       219,348.69               .0500              12.8250
             5.5000             .0000              12.8250
             5.1250             .0000                2.3250
             5.0750             .0000                2.3250
             5.0750             .0000
1



       1186285                  .3750              13.5750
       151,578.17               .0500              13.5250
             5.2500             .0000              13.5250
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1186287                  .3750              12.5750
         5,316.24               .0500              12.5250
             5.2500             .0000              12.5250
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1186288                  .3750              12.5750
       152,263.92               .0500              12.5250
             5.2500             .0000              12.5250
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1186363                  .3750              12.5750
       166,538.87               .0500              12.5250
             5.2500             .0000              12.5250
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1197462                  .3750              15.6250
       101,461.94               .0500              15.5750
             6.8750             .0000              15.5750
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1221793                  .3750              14.2500
       108,007.42               .0500              14.2000
             8.1550             .0000              14.2000
             7.7800             .0000                2.9400
             7.7300             .0000                2.9400
             7.7300             .0000

       1221794                  .3750              14.2500
        99,646.63               .0500              14.2000
             8.1550             .0000              14.2000
             7.7800             .0000                2.9400
             7.7300             .0000                2.9400
             7.7300             .0000

       1226321                  .3750              14.1250
       164,826.69               .0500              14.0750
             7.5400             .0000              14.0750
             7.1650             .0000                2.1750
             7.1150             .0000                2.1750
             7.1150             .0000
1



       1227278                  .6850              15.9400
        22,164.43               .0500              15.8900
             7.0000             .0000              15.8900
             6.3150             .0000                2.1550
             6.2650             .0000                2.1550
             6.2650             .0000

       1227405                  .6850              15.9400
        78,936.38               .0500              15.8900
             7.0000             .0000              15.8900
             6.3150             .0000                2.1550
             6.2650             .0000                2.1550
             6.2650             .0000

       1227431                  .7800              15.8450
        62,681.03               .0500              15.7950
             6.8750             .0000              15.7950
             6.0950             .0000                2.0600
             6.0450             .0000                2.0600
             6.0450             .0000

       1227507                  .7850              15.8400
        51,280.35               .0500              15.7900
             7.1250             .0000              15.7900
             6.3400             .0000                2.0550
             6.2900             .0000                2.0550
             6.2900             .0000

       1227794                  .7000              15.9250
        28,632.57               .0500              15.8750
             7.1250             .0000              15.8750
             6.4250             .0000                2.1400
             6.3750             .0000                2.1400
             6.3750             .0000

       1227834                  .6850              15.9400
         1,133.17               .0500              15.8900
             7.0000             .0000              15.8900
             6.3150             .0000                2.1550
             6.2650             .0000                2.1550
             6.2650             .0000

       1228191                  .6850              15.9400
        45,684.48               .0500              15.8900
             7.0000             .0000              15.8900
             6.3150             .0000                2.1550
             6.2650             .0000                2.1550
             6.2650             .0000

       1228310                  .7000              16.9250
        30,392.68               .0500              16.8750
             7.1250             .0000              16.8750
             6.4250             .0000                2.1400
             6.3750             .0000                2.1400
             6.3750             .0000
1



       1248786                  .3750              16.1250
        40,311.74               .0500              16.0750
             7.2500             .0000              16.0750
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1248796                  .3750              14.5000
        39,004.67               .0500              14.4500
             7.5000             .0000              14.4500
             7.1250             .0000                2.3250
             7.0750             .0000                2.3250
             7.0750             .0000

       1248805                  .3750              15.5000
        18,342.65               .0500              15.4500
             7.0000             .0000              15.4500
             6.6250             .0000                2.3250
             6.5750             .0000                2.3250
             6.5750             .0000

       1248824                  .3750              15.8750
        63,448.16               .0500              15.8250
             7.0000             .0000              15.8250
             6.6250             .0000                1.8250
             6.5750             .0000                1.8250
             6.5750             .0000

       1248841                  .3750              15.8750
        85,423.32               .0500              15.8250
             6.8750             .0000              15.8250
             6.5000             .0000                1.8250
             6.4500             .0000                1.8250
             6.4500             .0000

       1248885                  .3750              15.5000
       248,370.70               .0500              15.4500
             5.6250             .0000              15.4500
             5.2500             .0000                2.3250
             5.2000             .0000                2.3250
             5.2000             .0000

       1248886                  .3750              15.6250
       155,787.76               .0500              15.5750
             6.5000             .0000              15.5750
             6.1250             .0000                2.3250
             6.0750             .0000                2.3250
             6.0750             .0000

       1248893                  .3750              15.5000
        87,550.16               .0500              15.4500
             5.2500             .0000              15.4500
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000
1



       1248920                  .3750              16.2500
        44,634.59               .0500              16.2000
             7.5000             .0000              16.2000
             7.1250             .0000                2.8250
             7.0750             .0000                2.8250
             7.0750             .0000

       1248964                  .3750              13.6250
        83,929.02               .0500              13.5750
             6.7500             .0000              13.5750
             6.3750             .0000                2.0750
             6.3250             .0000                2.0750
             6.3250             .0000

       1248982                  .3750              14.5000
       116,249.91               .0500              14.4500
             7.0000             .0000              14.4500
             6.6250             .0000                2.3250
             6.5750             .0000                2.3250
             6.5750             .0000

       1248999                  .3750              17.5000
         5,423.75               .0500              17.4500
             6.8750             .0000              17.4500
             6.5000             .0000                3.9500
             6.4500             .0000                3.9500
             6.4500             .0000

       1249005                  .3750              14.1250
       155,003.82               .0500              14.0750
             7.5000             .0000              14.0750
             7.1250             .0000                2.7000
             7.0750             .0000                2.7000
             7.0750             .0000

       1249123                  .3750              14.5000
        54,610.16               .0500              14.4500
             5.2500             .0000              14.4500
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1249127                  .3750              15.5000
        34,220.13               .0500              15.4500
             5.2500             .0000              15.4500
             4.8750             .0000                2.3250
             4.8250             .0000                2.3250
             4.8250             .0000

       1249131                  .3750              15.2500
        54,457.42               .0500              15.2000
             6.7500             .0000              15.2000
             6.3750             .0000                2.3250
             6.3250             .0000                2.3250
             6.3250             .0000
1



       1249135                  .3750              14.5000
        30,980.62               .0500              14.4500
             6.8750             .0000              14.4500
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1249145                  .3750              14.5000
        52,882.37               .0500              14.4500
             6.6250             .0000              14.4500
             6.2500             .0000                2.5250
             6.2000             .0000                2.5250
             6.2000             .0000

       1249208                  .3750              13.0000
       118,351.25               .0500              12.9500
             6.8750             .0000              12.9500
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1249209                  .3750              14.1250
        96,362.29               .0500              14.0750
             5.5000             .0000              14.0750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1249240                  .3750              14.1250
        66,234.79               .0500              14.0750
             5.5000             .0000              14.0750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1249244                  .3750              14.1250
        77,442.87               .0500              14.0750
             5.5000             .0000              14.0750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1249265                  .3750              14.1250
       171,422.58               .0500              14.0750
             7.3750             .0000              14.0750
             7.0000             .0000                2.5750
             6.9500             .0000                2.5750
             6.9500             .0000

       1249276                  .3750              14.1250
        85,399.78               .0500              14.0750
             5.5000             .0000              14.0750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000
1



       1249285                  .3750              13.5000
        99,806.42               .0500              13.4500
             7.2500             .0000              13.4500
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1249290                  .3750              13.5000
       116,482.02               .0500              13.4500
             7.2500             .0000              13.4500
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1249304                  .3750              12.5000
       193,856.72               .0500              12.4500
             7.0000             .0000              12.4500
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1249307                  .3750              13.5000
        33,922.13               .0500              13.4500
             7.1250             .0000              13.4500
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1249324                  .3750              13.5000
        77,124.96               .0500              13.4500
             7.1250             .0000              13.4500
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1249340                  .3750              14.0000
        55,944.72               .0500              13.9500
             7.1250             .0000              13.9500
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1249342                  .3750              14.0000
        68,965.42               .0500              13.9500
             7.1250             .0000              13.9500
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1249347                  .3750              15.2500
        97,032.37               .0500              15.2000
             7.5000             .0000              15.2000
             7.1250             .0000                2.9500
             7.0750             .0000                2.9500
             7.0750             .0000
1



       1249353                  .3750              12.1250
       149,391.21               .0500              12.0750
             6.8750             .0000              12.0750
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1249529                  .3750              16.1250
        84,019.41               .0500              16.0750
             7.6250             .0000              16.0750
             7.2500             .0000                3.0750
             7.2000             .0000                3.0750
             7.2000             .0000

       1249554                  .3750              12.8750
       215,773.74               .0500              12.8250
             7.0000             .0000              12.8250
             6.6250             .0000                2.3250
             6.5750             .0000                2.3250
             6.5750             .0000

       1249560                  .3750              14.5000
        49,296.43               .0500              14.4500
             7.0000             .0000              14.4500
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1249632                  .3750              13.7500
       140,781.67               .0500              13.7000
             7.3750             .0000              13.7000
             7.0000             .0000                3.2000
             6.9500             .0000                3.2000
             6.9500             .0000

       1249640                  .3750              14.8750
        86,224.47               .0500              14.8250
             7.1250             .0000              14.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1315487                  .2500              11.8750
       137,389.71               .0500              11.8250
             7.0000             .0000              11.8250
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1353660                  .3750              10.2500
       189,999.73               .0500              10.2000
             7.1250             .0000              10.2000
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000
1



       1356905                  .2500              10.1250
       537,353.52               .0500              10.0750
             6.6250             .0000              10.0750
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1364317                  .3750              11.0000
       192,296.64               .0500              10.9500
             7.0000             .0000              10.9500
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1366841                  .2500              10.6250
       185,401.92               .0500              10.5750
             5.7500             .0000              10.5750
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1368812                  .2500              10.2500
       161,118.12               .0500              10.2000
             5.7500             .0000              10.2000
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1369282                  .3750              10.5000
        53,729.57               .0500              10.4500
             6.8750             .0000              10.4500
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1370384                  .3750              10.2500
        80,715.67               .0500              10.2000
             7.0000             .0000              10.2000
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1370700                  .3750              10.1250
       250,150.71               .0500              10.0750
             6.8750             .0000              10.0750
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1370827                  .3750              10.6250
       182,614.08               .0500              10.5750
             7.1250             .0000              10.5750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000
1



       1370888                  .3750              11.1250
       280,371.82               .0500              11.0750
             5.7500             .0000              11.0750
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1371194                  .3750              10.5000
       135,662.03               .0500              10.4500
             5.7500             .0000              10.4500
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1371396                  .2500              10.0000
        84,782.31               .0500               9.9500
             6.7500             .0000               9.9500
             6.5000             .0000                2.7000
             6.4500             .0000                2.7000
             6.4500             .0000

       1371524                  .2500              10.6250
       249,284.89               .0500              10.5750
             7.0000             .0000              10.5750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1371536                  .3750              10.5750
       297,007.80               .0500              10.5250
             7.2500             .0000              10.5250
             6.8750             .0000                2.5250
             6.8250             .0000                2.5250
             6.8250             .0000

       1371711                  .5000              11.0000
        92,895.96               .0500              10.9500
             6.8750             .0000              10.9500
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1371995                  .2500              10.3750
       247,160.06               .0500              10.3250
             6.6250             .0000              10.3250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1372172                  .3750              10.6250
       233,652.93               .0500              10.5750
             5.6250             .0000              10.5750
             5.2500             .0000                2.4500
             5.2000             .0000                2.4500
             5.2000             .0000
1



       1372305                  .2500              11.0000
       221,677.02               .0500              10.9500
             5.6250             .0000              10.9500
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1372381                  .3750              11.0000
         8,021.52               .0500              10.9500
             5.6250             .0000              10.9500
             5.2500             .0000                2.3250
             5.2000             .0000                2.3250
             5.2000             .0000

       1372398                  .2500              10.2500
        92,313.90               .0500              10.2000
             6.6250             .0000              10.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1372515                  .3750              10.3750
       251,638.12               .0500              10.3250
             6.7500             .0000              10.3250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1372569                  .2500              10.8750
       347,829.45               .0500              10.8250
             5.6250             .0000              10.8250
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1372604                  .2500              10.3750
       233,397.47               .0500              10.3250
             6.6250             .0000              10.3250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1372839                  .2500              10.5000
        83,889.23               .0500              10.4500
             5.6250             .0000              10.4500
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1372924                  .3750              10.1250
       242,018.29               .0500              10.0750
             7.0000             .0000              10.0750
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000
1



       1373111                  .3750              11.0000
        80,437.61               .0500              10.9500
             5.7500             .0000              10.9500
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1373399                  .2500              11.3750
       158,303.83               .0500              11.3250
             5.6250             .0000              11.3250
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1373507                  .2500              11.1250
       196,190.27               .0500              11.0750
             5.5000             .0000              11.0750
             5.2500             .0000                2.4500
             5.2000             .0000                2.4500
             5.2000             .0000

       1373630                  .2500              10.5000
       109,270.02               .0500              10.4500
             6.3750             .0000              10.4500
             6.1250             .0000                2.3250
             6.0750             .0000                2.3250
             6.0750             .0000

       1373643                  .3750              11.1250
       207,999.14               .0500              11.0750
             5.7500             .0000              11.0750
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1373779                  .2500              10.6250
        91,433.42               .0500              10.5750
             5.6250             .0000              10.5750
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1374750                  .2500              10.6250
       212,836.67               .0500              10.5750
             5.5000             .0000              10.5750
             5.2500             .0000                2.4500
             5.2000             .0000                2.4500
             5.2000             .0000

       1375264                  .2500              11.3750
        57,048.20               .0500              11.3250
             5.6250             .0000              11.3250
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000
1



       1375628                  .3750              10.6250
       217,405.52               .0500              10.5750
             5.7500             .0000              10.5750
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1376059                  .2500              10.6250
        59,736.17               .0500              10.5750
             5.6250             .0000              10.5750
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1376157                  .2500              10.5000
        65,945.47               .0500              10.4500
             5.7500             .0000              10.4500
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1376168                  .2500              10.8750
       269,669.79               .0500              10.8250
             5.7500             .0000              10.8250
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1376508                  .3750              10.5000
       235,051.53               .0500              10.4500
             5.7500             .0000              10.4500
             5.3750             .0000                2.4500
             5.3250             .0000                2.4500
             5.3250             .0000

       1376537                  .3750              10.2500
       165,266.36               .0500              10.2000
             5.6250             .0000              10.2000
             5.2500             .0000                2.4500
             5.2000             .0000                2.4500
             5.2000             .0000

       1376911                  .2500              11.1250
       122,590.00               .0500              11.0750
             5.6250             .0000              11.0750
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1379316                  .2500              10.6250
       335,641.38               .0500              10.5750
             5.5000             .0000              10.5750
             5.2500             .0000                2.4500
             5.2000             .0000                2.4500
             5.2000             .0000
1



       1379738                  .2500              10.7500
       124,643.30               .0500              10.7000
             5.3750             .0000              10.7000
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1380755                  .2500              11.0000
       325,327.30               .0500              10.9500
             5.3750             .0000              10.9500
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1381159                  .2500              11.7500
       325,957.01               .0500              11.7000
             5.3750             .0000              11.7000
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1381943                  .2500              10.8750
       226,262.42               .0500              10.8250
             5.5000             .0000              10.8250
             5.2500             .0000                2.4500
             5.2000             .0000                2.4500
             5.2000             .0000

       1382172                  .2500              10.6250
       134,935.93               .0500              10.5750
             5.3750             .0000              10.5750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1382876                  .2500              11.1250
       122,653.57               .0500              11.0750
             5.3750             .0000              11.0750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1383027                  .2500              11.0000
       135,766.67               .0500              10.9500
             5.3750             .0000              10.9500
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1384489                  .2500              10.7500
       162,344.09               .0500              10.7000
             5.3750             .0000              10.7000
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000
1



       1385790                  .2500              11.7500
        54,584.28               .0500              11.7000
             7.2500             .0000              11.7000
             7.0000             .0000                2.5750
             6.9500             .0000                2.5750
             6.9500             .0000

       1386363                  .2500              11.7500
        89,491.15               .0500              11.7000
             7.2500             .0000              11.7000
             7.0000             .0000                2.5750
             6.9500             .0000                2.5750
             6.9500             .0000

       1388023                  .2500              11.1250
       383,091.14               .0500              11.0750
             7.1250             .0000              11.0750
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1389793                  .2500              12.1250
        90,164.89               .0500              12.0750
             7.0000             .0000              12.0750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1390488                  .2500              11.8750
        33,643.78               .0500              11.8250
             7.1250             .0000              11.8250
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1390702                  .2500              12.3750
       218,609.42               .0500              12.3250
             6.8750             .0000              12.3250
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1392025                  .2500              11.6250
        99,509.94               .0500              11.5750
             7.0000             .0000              11.5750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1392155                  .2500              11.7500
       291,166.42               .0500              11.7000
             6.8750             .0000              11.7000
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000
1



       1392423                  .2500              10.6250
        71,618.54               .0500              10.5750
             7.0000             .0000              10.5750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1392889                  .2500              10.6250
        44,581.86               .0500              10.5750
             7.0000             .0000              10.5750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1393280                  .2500              12.1250
       121,069.26               .0500              12.0750
             7.0000             .0000              12.0750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1393428                  .3750              12.3750
        43,914.24               .0500              12.3250
             7.1250             .0000              12.3250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1393675                  .2500              12.2500
        77,724.00               .0500              12.2000
             7.0000             .0000              12.2000
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1394094                  .2500              13.1250
        38,126.41               .0500              13.0750
             7.1250             .0000              13.0750
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1394484                  .2500              12.6250
       301,682.60               .0500              12.5750
             7.2500             .0000              12.5750
             7.0000             .0000                2.7000
             6.9500             .0000                2.7000
             6.9500             .0000

       1394605                  .2500              12.6250
       174,974.28               .0500              12.5750
             7.0000             .0000              12.5750
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000
1



       1396947                  .2500              12.3750
       106,460.20               .0500              12.3250
             7.0000             .0000              12.3250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1396965                  .2500              12.1250
       242,807.47               .0500              12.0750
             7.0000             .0000              12.0750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1397436                  .2500              13.5000
        37,193.69               .0500              13.4500
             6.8750             .0000              13.4500
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1397557                  .2500              12.6250
        77,097.02               .0500              12.5750
             7.1250             .0000              12.5750
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1398007                  .2500              12.8750
       123,836.41               .0500              12.8250
             6.8750             .0000              12.8250
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1398093                  .2500              11.7500
       100,060.24               .0500              11.7000
             7.0000             .0000              11.7000
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1398095                  .2500              11.6250
        92,318.81               .0500              11.5750
             6.8750             .0000              11.5750
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1398109                  .2500              12.3750
        67,078.30               .0500              12.3250
             7.1250             .0000              12.3250
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000
1



       1398124                  .2500              11.6250
        86,764.31               .0500              11.5750
             7.1250             .0000              11.5750
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1398156                  .2500              12.7500
       140,325.37               .0500              12.7000
             7.1250             .0000              12.7000
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1398696                  .2500              12.6250
        47,209.53               .0500              12.5750
             6.8750             .0000              12.5750
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1398698                  .2500              12.3750
       164,308.12               .0500              12.3250
             6.8750             .0000              12.3250
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1399083                  .2500              11.8750
        47,853.39               .0500              11.8250
             6.8750             .0000              11.8250
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1399883                  .2500              12.6250
        35,069.06               .0500              12.5750
             6.8750             .0000              12.5750
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1400025                  .3750              11.8750
       131,445.90               .0500              11.8250
             7.1250             .0000              11.8250
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1400057                  .3750              12.0000
       118,512.32               .0500              11.9500
             7.1250             .0000              11.9500
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000
1



       1400061                  .2500              12.2500
        42,766.08               .0500              12.2000
             6.8750             .0000              12.2000
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1400069                  .2500              12.5000
        79,540.60               .0500              12.4500
             6.8750             .0000              12.4500
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1400076                  .2500              12.5000
        84,250.00               .0500              12.4500
             6.8750             .0000              12.4500
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1400106                  .2500              13.0000
       107,258.92               .0500              12.9500
             6.8750             .0000              12.9500
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1400209                  .2500              12.3750
       157,063.27               .0500              12.3250
             6.8750             .0000              12.3250
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1400343                  .3750              12.6250
        87,257.60               .0500              12.5750
             7.0000             .0000              12.5750
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1400639                  .2500              12.1250
        77,431.42               .0500              12.0750
             6.8750             .0000              12.0750
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1400847                  .3750              13.1250
       109,942.39               .0500              13.0750
             6.8750             .0000              13.0750
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000
1



       1401088                  .2500              13.3750
       121,240.63               .0500              13.3250
             7.0000             .0000              13.3250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1403375                  .3750              12.1250
       115,349.05               .0500              12.0750
             7.1250             .0000              12.0750
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1403570                  .2500              13.2500
        88,421.22               .0500              13.2000
             6.6250             .0000              13.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1425389                  .2500              11.5000
        66,719.17               .0500              11.4500
             7.1250             .0000              11.4500
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1436467                  .2500              11.8750
       453,320.18               .0500              11.8250
             7.0000             .0000              11.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1438309                  .2500              12.7500
       220,842.71               .0500              12.7000
             7.0000             .0000              12.7000
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1438315                  .2500              15.7500
       180,073.08               .0500              15.7000
             5.5000             .0000              15.7000
             5.2500             .0000                2.7000
             5.2000             .0000                2.7000
             5.2000             .0000

       1440725                  .2500              12.5000
       217,212.24               .0500              12.4500
             7.0000             .0000              12.4500
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000
1



       1440765                  .2500              12.2500
       166,886.36               .0500              12.2000
             7.1250             .0000              12.2000
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1443037                  .2500              11.7500
       183,694.06               .0500              11.7000
             7.0000             .0000              11.7000
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1446110                  .2500              13.0000
       195,221.69               .0500              12.9500
             6.8750             .0000              12.9500
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1448150                  .2500              11.7500
        96,204.57               .0500              11.7000
             7.0000             .0000              11.7000
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1452598                  .2500              11.8750
       116,739.38               .0500              11.8250
             7.0000             .0000              11.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1454152                  .2500              12.5000
       157,865.93               .0500              12.4500
             7.1250             .0000              12.4500
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1456481                  .2500              11.8750
       147,724.71               .0500              11.8250
             7.0000             .0000              11.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1456630                  .2500              12.8750
       234,172.28               .0500              12.8250
             7.0000             .0000              12.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000
1



       1462299                  .2500              11.7500
       292,951.67               .0500              11.7000
             6.8750             .0000              11.7000
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1466104                  .5000              15.5000
       119,115.95               .0500              15.4500
            10.0000             .0000              15.4500
             9.5000             .0000                4.3500
             9.4500             .0000                4.3500
             9.4500             .0000

       1467665                  .2500              11.7500
       202,817.48               .0500              11.7000
             6.8750             .0000              11.7000
             6.6250             .0000                2.5750
             6.5750             .0000                2.5750
             6.5750             .0000

       1468054                  .2500              12.5000
       227,076.06               .0500              12.4500
             6.6250             .0000              12.4500
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1468574                  .2500              12.1250
       251,415.85               .0500              12.0750
             7.0000             .0000              12.0750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1471902                  .2500              12.3750
       279,525.91               .0500              12.3250
             5.7500             .0000              12.3250
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1474337                  .2500              12.0000
        10,753.69               .0500              11.9500
             6.6250             .0000              11.9500
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1474530                  .2500              11.8750
        35,656.97               .0500              11.8250
             7.1250             .0000              11.8250
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000
1



       1481118                  .2500              11.3750
       150,658.18               .0500              11.3250
             5.7500             .0000              11.3250
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1481845                  .2500              11.2500
       338,412.00               .0500              11.2000
             5.7500             .0000              11.2000
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1484934                  .5000              15.8750
       135,842.17               .0500              15.8250
            10.6250             .0000              15.8250
            10.1250             .0000                5.9500
            10.0750             .0000                5.9500
            10.0750             .0000

       1484966                  .5000              15.0000
        49,296.67               .0500              14.9500
             9.5000             .0000              14.9500
             9.0000             .0000                4.2000
             8.9500             .0000                4.2000
             8.9500             .0000

       1484968                  .5000              15.1250
       135,400.16               .0500              15.0750
             9.6250             .0000              15.0750
             9.1250             .0000                4.2000
             9.0750             .0000                4.2000
             9.0750             .0000

       1484969                  .5000              15.7500
        99,246.81               .0500              15.7000
            10.2500             .0000              15.7000
             9.7500             .0000                4.9500
             9.7000             .0000                4.9500
             9.7000             .0000

       1485000                  .5000              15.3750
        62,730.18               .0500              15.3250
             9.8750             .0000              15.3250
             9.3750             .0000                5.3250
             9.3250             .0000                5.3250
             9.3250             .0000

       1485007                  .5000              14.5000
        81,268.37               .0500              14.4500
             9.0000             .0000              14.4500
             8.5000             .0000                3.5750
             8.4500             .0000                3.5750
             8.4500             .0000
1



       1485023                  .5000              15.3750
       156,271.26               .0500              15.3250
             9.8750             .0000              15.3250
             9.3750             .0000                4.4500
             9.3250             .0000                4.4500
             9.3250             .0000

       1485067                  .5000              14.2500
        82,222.09               .0500              14.2000
             8.7500             .0000              14.2000
             8.2500             .0000                3.3250
             8.2000             .0000                3.3250
             8.2000             .0000

       1485074                  .5000              15.6250
        74,177.43               .0500              15.5750
            10.1250             .0000              15.5750
             9.6250             .0000                4.8250
             9.5750             .0000                4.8250
             9.5750             .0000

       1485099                  .5000              20.5000
        38,441.35               .0500              20.4500
            11.7500             .0000              20.4500
            11.2500             .0000                7.2000
            11.2000             .0000                7.2000
            11.2000             .0000

       1485121                  .5000              14.5000
        47,401.75               .0500              14.4500
            11.3750             .0000              14.4500
            10.8750             .0000                6.8250
            10.8250             .0000                6.8250
            10.8250             .0000

       1488028                  .5000              13.8750
        74,993.31               .0500              13.8250
             8.3750             .0000              13.8250
             7.8750             .0000                2.7000
             7.8250             .0000                2.7000
             7.8250             .0000

       1488058                  .5000              14.5000
        56,923.86               .0500              14.4500
            11.8750             .0000              14.4500
            11.3750             .0000                7.5750
            11.3250             .0000                7.5750
            11.3250             .0000

       1488780                  .2500              11.0000
       262,425.44               .0500              10.9500
             5.7500             .0000              10.9500
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000
1



       1490411                  .2500              12.5000
       287,461.56               .0500              12.4500
             5.7500             .0000              12.4500
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1494477                  .3750              12.3750
        60,785.07               .0500              12.3250
             5.3750             .0000              12.3250
             5.0000             .0000                2.4500
             4.9500             .0000                2.4500
             4.9500             .0000

       1494527                  .2500              12.0000
       185,120.83               .0500              11.9500
             5.6250             .0000              11.9500
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1495128                  .2500              12.8750
       174,227.11               .0500              12.8250
             5.3750             .0000              12.8250
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1495243                  .2500              11.7500
       279,577.78               .0500              11.7000
             5.6250             .0000              11.7000
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1496453                  .2500              12.6250
       387,928.17               .0500              12.5750
             5.3750             .0000              12.5750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1496922                  .2500              12.2500
        32,663.52               .0500              12.2000
             5.6250             .0000              12.2000
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1497284                  .2500              12.5000
       175,114.59               .0500              12.4500
             5.3750             .0000              12.4500
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000
1



       1497464                  .2500              11.6250
       234,631.35               .0500              11.5750
             5.6250             .0000              11.5750
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1498457                  .5000              14.2500
       104,657.81               .0500              14.2000
             6.6250             .0000              14.2000
             6.1250             .0000                3.5750
             6.0750             .0000                3.5750
             6.0750             .0000

       1500070                  .5000              14.5000
        87,975.17               .0500              14.4500
             7.8750             .0000              14.4500
             7.3750             .0000                4.8250
             7.3250             .0000                4.8250
             7.3250             .0000

       1503163                  .5000              15.3750
        39,334.79               .0500              15.3250
             9.3750             .0000              15.3250
             8.8750             .0000                4.4500
             8.8250             .0000                4.4500
             8.8250             .0000

       1504161                  .5000              15.0000
       132,378.50               .0500              14.9500
             8.7500             .0000              14.9500
             8.2500             .0000                3.9500
             8.2000             .0000                3.9500
             8.2000             .0000

       1504738                  .5000              16.0000
        59,885.30               .0500              15.9500
             6.3750             .0000              15.9500
             5.8750             .0000                1.4500
             5.8250             .0000                1.4500
             5.8250             .0000

       1504892                  .5000              16.2500
        46,586.14               .0500              16.2000
             8.7500             .0000              16.2000
             8.2500             .0000                3.8250
             8.2000             .0000                3.8250
             8.2000             .0000

       1507103                  .8750              12.0100
       120,710.21               .0500              11.9600
             6.1250             .0000              11.9600
             5.2500             .0000                2.7100
             5.2000             .0000                2.7100
             5.2000             .0000
1



       1508647                  .3750              12.3750
        39,649.16               .0500              12.3250
             7.2500             .0000              12.3250
             6.8750             .0000                2.4500
             6.8250             .0000                2.4500
             6.8250             .0000

       1508873                  .5000              16.1250
        80,972.38               .0500              16.0750
            10.6250             .0000              16.0750
            10.1250             .0000                4.9500
            10.0750             .0000                4.9500
            10.0750             .0000

       1512107                  .5000              15.2500
        53,008.58               .0500              15.2000
             8.5000             .0000              15.2000
             8.0000             .0000                3.7000
             7.9500             .0000                3.7000
             7.9500             .0000

       1512304                  .5000              16.2500
        53,925.07               .0500              16.2000
            10.1250             .0000              16.2000
             9.6250             .0000                5.3250
             9.5750             .0000                5.3250
             9.5750             .0000

       1513941                  .5000              15.2500
       345,317.88               .0500              15.2000
             9.1250             .0000              15.2000
             8.6250             .0000                4.3250
             8.5750             .0000                4.3250
             8.5750             .0000

       1514981                  .5000              15.3750
        65,675.24               .0500              15.3250
            10.2500             .0000              15.3250
             9.7500             .0000                5.4300
             9.7000             .0000                5.4300
             9.7000             .0000

       1516012                  .5000              14.1250
       327,884.99               .0500              14.0750
             8.6250             .0000              14.0750
             8.1250             .0000                4.3250
             8.0750             .0000                4.3250
             8.0750             .0000

       1516023                  .5000              15.0000
        45,941.26               .0500              14.9500
             9.5000             .0000              14.9500
             9.0000             .0000                5.3250
             8.9500             .0000                5.3250
             8.9500             .0000
1



       1516028                  .5000              14.3750
        46,503.88               .0500              14.3250
             8.8750             .0000              14.3250
             8.3750             .0000                4.9500
             8.3250             .0000                4.9500
             8.3250             .0000

       1516035                  .5000              14.1250
        50,897.59               .0500              14.0750
             8.6250             .0000              14.0750
             8.1250             .0000                3.5750
             8.0750             .0000                3.5750
             8.0750             .0000

       1517075                  .5000              14.1250
        54,392.59               .0500              14.0750
             8.6250             .0000              14.0750
             8.1250             .0000                3.5750
             8.0750             .0000                3.5750
             8.0750             .0000

       1519087                  .5000              15.2250
       122,291.48               .0500              15.1750
             9.7250             .0000              15.1750
             9.2250             .0000                5.2000
             9.1750             .0000                5.2000
             9.1750             .0000

       1521917                  .5000              14.8750
        93,985.77               .0500              14.8250
             9.6250             .0000              14.8250
             9.1250             .0000                4.9500
             9.0750             .0000                4.9500
             9.0750             .0000

       1522093                  .5000              13.6250
        94,188.79               .0500              13.5750
             8.1250             .0000              13.5750
             7.6250             .0000                2.9500
             7.5750             .0000                2.9500
             7.5750             .0000

       1522110                  .5000              15.3750
        40,621.12               .0500              15.3250
             9.8750             .0000              15.3250
             9.3750             .0000                2.9500
             9.3250             .0000                2.9500
             9.3250             .0000

       1522112                  .5000              13.3750
       171,410.05               .0500              13.3250
             6.3750             .0000              13.3250
             5.8750             .0000                2.9500
             5.8250             .0000                2.9500
             5.8250             .0000
1



       1522122                  .5000              14.1250
       166,095.15               .0500              14.0750
             8.6250             .0000              14.0750
             8.1250             .0000                2.9500
             8.0750             .0000                2.9500
             8.0750             .0000

       1522152                  .5000              14.1250
        32,873.34               .0500              14.0750
             8.6250             .0000              14.0750
             8.1250             .0000                2.9500
             8.0750             .0000                2.9500
             8.0750             .0000

       1522158                  .5000              16.6250
        50,727.66               .0500              16.5750
            11.1250             .0000              16.5750
            10.6250             .0000                5.7000
            10.5750             .0000                5.7000
            10.5750             .0000

       1522184                  .5000              15.2500
       123,935.93               .0500              15.2000
             9.7500             .0000              15.2000
             9.2500             .0000                3.4500
             9.2000             .0000                3.4500
             9.2000             .0000

       1522216                  .5000              16.1250
        30,156.84               .0500              16.0750
            10.6250             .0000              16.0750
            10.1250             .0000                2.7000
            10.0750             .0000                2.7000
            10.0750             .0000

       1522250                  .5000              16.1250
        88,979.28               .0500              16.0750
             7.3750             .0000              16.0750
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1522847                  .2500              12.8750
       565,214.93               .0500              12.8250
             7.0000             .0000              12.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1525037                  .2500              12.3750
       282,637.05               .0500              12.3250
             6.5000             .0000              12.3250
             6.2500             .0000                2.5750
             6.2000             .0000                2.5750
             6.2000             .0000
1



       1526994                  .2500              12.2500
       236,126.67               .0500              12.2000
             6.8750             .0000              12.2000
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1527229                  .2500              13.1250
       609,714.65               .0500              13.0750
             6.8750             .0000              13.0750
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1527586                  .2500              12.6250
       227,486.71               .0500              12.5750
             7.1250             .0000              12.5750
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1530411                  .2500              11.8750
        33,588.14               .0500              11.8250
             7.1250             .0000              11.8250
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000

       1530602                  .2500              11.8750
       116,002.92               .0500              11.8250
             7.0000             .0000              11.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1530821                  .2500              11.8750
        84,028.22               .0500              11.8250
             7.0000             .0000              11.8250
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1531024                  .2500              13.0000
       248,013.88               .0500              12.9500
             6.8750             .0000              12.9500
             6.6250             .0000                2.4500
             6.5750             .0000                2.4500
             6.5750             .0000

       1531269                  .2500              13.0000
        68,813.61               .0500              12.9500
             7.0000             .0000              12.9500
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000
1



       1562248                  .2500              11.7500
       247,491.68               .0500              11.7000
             5.7500             .0000              11.7000
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1563920                  .2500              11.8750
       384,320.92               .0500              11.8250
             5.5000             .0000              11.8250
             5.2500             .0000                2.4500
             5.2000             .0000                2.4500
             5.2000             .0000

       1565437                  .2500              12.1250
       378,112.26               .0500              12.0750
             5.6250             .0000              12.0750
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1570848                  .2500              12.6250
       923,302.36               .0500              12.5750
             5.3750             .0000              12.5750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1577314                  .2500              13.0000
       291,732.07               .0500              12.9500
             5.2500             .0000              12.9500
             5.0000             .0000                2.4500
             4.9500             .0000                2.4500
             4.9500             .0000

       1577615                  .2500              11.6250
       236,172.11               .0500              11.5750
             5.3750             .0000              11.5750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1577643                  .2500              12.7500
       213,219.82               .0500              12.7000
             5.3750             .0000              12.7000
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1580899                  .2500              12.7500
       234,894.62               .0500              12.7000
             5.3750             .0000              12.7000
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000
1



       1582648                  .2500              12.2500
        96,081.53               .0500              12.2000
             5.3750             .0000              12.2000
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1586137                  .2500              12.2500
        66,521.94               .0500              12.2000
             5.3750             .0000              12.2000
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1587015                  .2500              13.1250
       272,554.74               .0500              13.0750
             7.0000             .0000              13.0750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1590117                  .2500              13.0000
        96,780.48               .0500              12.9500
             5.2500             .0000              12.9500
             5.0000             .0000                2.4500
             4.9500             .0000                2.4500
             4.9500             .0000

       1590848                  .2500              13.3750
       169,786.32               .0500              13.3250
             5.2500             .0000              13.3250
             5.0000             .0000                2.4500
             4.9500             .0000                2.4500
             4.9500             .0000

       1591721                  .2500              12.6250
        94,556.96               .0500              12.5750
             5.3750             .0000              12.5750
             5.1250             .0000                2.5750
             5.0750             .0000                2.5750
             5.0750             .0000

       1593714                  .2500              12.8750
       135,622.80               .0500              12.8250
             6.6250             .0000              12.8250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1610801                  .3750              12.7500
        48,289.93               .0500              12.7000
             7.2500             .0000              12.7000
             6.8750             .0000                2.5750
             6.8250             .0000                2.5750
             6.8250             .0000
1



       1636698                  .2500              12.3750
       282,580.18               .0500              12.3250
             7.6250             .0000              12.3250
             7.3750             .0000                2.4500
             7.3250             .0000                2.4500
             7.3250             .0000

       1664451                  .2500              13.1250
       358,732.80               .0500              13.0750
             7.3750             .0000              13.0750
             7.1250             .0000                2.4500
             7.0750             .0000                2.4500
             7.0750             .0000

       1673547                  .2500              13.1250
       283,469.39               .0500              13.0750
             5.6250             .0000              13.0750
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1675564                  .2500              13.1250
       128,933.46               .0500              13.0750
             7.0000             .0000              13.0750
             6.7500             .0000                2.5750
             6.7000             .0000                2.5750
             6.7000             .0000

       1679380                  .3750              11.5000
       479,998.43               .0500              11.4500
             6.8750             .0000              11.4500
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1679573                  .3750              11.0000
       390,811.84               .0500              10.9500
             6.3750             .0000              10.9500
             6.0000             .0000                2.3250
             5.9500             .0000                2.3250
             5.9500             .0000

       1679930                  .3750              11.7500
       367,789.21               .0500              11.7000
             7.1250             .0000              11.7000
             6.7500             .0000                2.3250
             6.7000             .0000                2.3250
             6.7000             .0000

       1682869                  .2500              11.8750
       280,106.60               .0500              11.8250
             7.1250             .0000              11.8250
             6.8750             .0000                2.4500
             6.8250             .0000                2.4500
             6.8250             .0000
1



       1686325                  .2500              11.7500
       249,888.77               .0500              11.7000
             7.0000             .0000              11.7000
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1688199                  .2500              11.7500
       211,279.27               .0500              11.7000
             7.0000             .0000              11.7000
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1695617                  .2500              13.0000
       188,901.84               .0500              12.9500
             6.6250             .0000              12.9500
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1701396                  .2500              12.8750
       142,668.54               .0500              12.8250
             5.7500             .0000              12.8250
             5.5000             .0000                2.5750
             5.4500             .0000                2.5750
             5.4500             .0000

       1709729                  .2500              13.2500
       286,836.90               .0500              13.2000
             5.6250             .0000              13.2000
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000

       1715300                  .2500              13.4000
       343,124.97               .0500              13.3500
             7.4500             .0000              13.3500
             7.2000             .0000                2.4500
             7.1500             .0000                2.4500
             7.1500             .0000

       1715308                  .2500              12.8500
       295,205.95               .0500              12.8000
             7.1000             .0000              12.8000
             6.8500             .0000                2.4500
             6.8000             .0000                2.4500
             6.8000             .0000

       1717030                  .2500               6.5000
       206,721.99               .0500               6.4500
             5.6250             .0000               6.4500
             5.3750             .0000                2.5750
             5.3250             .0000                2.5750
             5.3250             .0000
1



       3299829                  .2500              13.0000
        51,522.30               .0500              12.9500
             8.2500             .0000              12.9500
             8.0000             .0000                2.4500
             7.9500             .0000                2.4500
             7.9500             .0000

       3328793                  .2500              13.5000
       281,838.23               .0500              13.4500
             8.7500             .0000              13.4500
             8.5000             .0000                2.4500
             8.4500             .0000                2.4500
             8.4500             .0000

       3345852                  .2500              12.6250
       274,556.41               .0500              12.5750
             7.8750             .0000              12.5750
             7.6250             .0000                2.4500
             7.5750             .0000                2.4500
             7.5750             .0000

  TOTAL NUMBER OF LOANS:      305
  TOTAL BALANCE........:         45,727,657.91


  RUN ON     : 06/18/02            RFC DISCLOSURE SYSTEM      RFFSDARM-01
  AT         : 12.57.05            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS        ARM SUMMARY REPORT       CUTOFF : 06/01/02
  POOL       : 0004594 0004595 0004596 0004597
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES    FROM        TO
  ---------------------------------------------------------------------------
  CURR NOTE RATE                       6.6560            5.2500     11.8750
  RFC NET RATE                         6.3381            4.8750     11.3750
  NET MTG RATE(INVSTR RATE)            6.2881            4.8250     11.3250
  POST STRIP RATE                      6.2881            4.8250     11.3250
  SUB SERV FEE                          .3179             .2500       .8750
  MSTR SERV FEE                         .0500              .0500      .0500
  ALL EXP                               .0000             .0000       .0000
  MISC EXP                              .0000             .0000       .0000
  SPREAD                                .0000             .0000       .0000
  STRIP                                 .0000             .0000       .0000
  RFC NET CEILING(MX RFC NET RT)      12.5068            6.5000     20.5000
  MAX NET MTG RT(MAX INV RT)          12.4568            6.4500     20.4500
  MAX POST STRIP RATE                 12.4568            6.4500     20.4500
  INV RATE MARGIN                      2.6315            1.4500      7.5750
  POST STRIP MARGIN                    2.6315            1.4500      7.5750







  TOTAL NUMBER OF LOANS:   305
  TOTAL BALANCE........:    45,727,657.91


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSD175-01
  AT         : 12.57.05        NONFIXED RATE LOAN LISTING     AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594 0004595 0004596 0004597
             :
             :
  POOL STATUS:

  RFC LOAN #                      ORIG RATE       ORIGINAL BAL    MAX NEG AM
  MORTGAGOR NAME                  CURR RATE       PRINCIPAL BAL   LN FEATURE
  CURR NET                                        ORIGINAL P+I    # OF UNITS
  NOTE CEILING                                    CURRENT P+I     LTV
  CITY           STATE  ZIP       NET CEILING     NOTE DATE
  SERVICER LOAN #                 NOTE FLOOR      1ST PMT DT      MI CO CODE
  SELLER LOAN #                   NET FLOOR       MATURITY DT     MI CVG
  INVSTR LOAN #                   GROSS MARGIN    1ST INTCHGDT    NXT INTCHGDT
  S/S CODE                        NET MARGIN      1ST PMTCHGDT    NXT PMTCHGDT
  INT CHG PRIOR DAYS              1ST YR FLR      PMT CAP INCR    PMT CAP DECR
  PMT TYPE                        1ST YR CEIL     INT FREQ MOS    PMT FREQ MOS
  ORIG TERM                       ADJ INDEX       PERIOD INCR     PERIOD DECR
  NOTE LF INCR                    RND NOTE TYPE   RND NOTE METH   RND NOTE FCTR
  NET LF INCR                     RND NET TYPE    RND NET METH    RND NET FCTR
  NOTE LF DECR                    LOAN PURP       CNVRT CODE      FROM WINDOW
  NET LF DECR                     PROP TYPE       CNVT INDEX      TO WINDOW
                                  OCCP CODE       CNVT MARGIN
  ______________________________________________________________________________


    1128132                           6.7500        178,500.00        100
                                      6.7500        139,450.16         ZZ
                                      6.3750          1,372.51         1
                                     13.5000          1,218.51         70
    WOODMERE        NY    11598      13.1250       09/15/87
    740079                             .0000       11/01/87            00
    35001250141648                     .0000       10/01/17            0
    0                                 2.6250       10/01/88        10/01/02
    669/514                           2.2500       11/01/88        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1128490                           6.7500        215,000.00        100
                                      6.7500        167,956.69         ZZ
                                      6.5000          1,749.31         1
                                     15.1250          1,467.61         69
    ORANGE          CT    06477      14.8750       09/30/87
    320112741                          .0000       11/01/87            00
    090                                .0000       10/01/17            0
    0                                 2.6250       10/01/88        10/01/02
1


    090/M32                           2.3750       11/01/88        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1128610                           6.7500        179,000.00        100
                                      6.7500        138,757.03         ZZ
                                      6.3750          1,472.59         1
                                     14.2500          1,208.72         90
    LEXINGTON       MA    02173      14.0000       10/14/87
    320166408                          .0000       12/01/87            04
    401463                             .0000       11/01/17           17
    0                                 2.6250       01/01/89        01/01/03
    199/M32                           2.2500       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1153914                           6.7500        146,250.00        100
                                      6.7500         31,955.31         ZZ
                                      6.3750          1,163.63         1
                                     14.8750            278.60         75
    DUMONT          NJ    07628      13.1250       10/02/87
    216773408                          .0000       12/01/87            00
    00191684307                        .0000       11/01/17            0
    0                                 2.6250       01/01/89        01/01/03
    560/560                           2.2500       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.6250                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1157723                           6.7500         97,500.00        100
                                      6.7500         76,206.41         ZZ
                                      6.3750            775.75         1
                                     14.8750            665.90         75
    WYOMISSING HIL  PA    19610      13.6250       09/16/87
1


    216762567                          .0000       11/01/87            00
    00152817300                        .0000       10/01/17            0
    0                                 2.6250       10/01/88        10/01/02
    560/560                           2.2500       11/01/88        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1158051                           6.7500        207,000.00        100
                                      6.7500        153,213.41         ZZ
                                      6.3750          1,646.99         1
                                     13.8750          1,338.77         57
    FOSTER CITY     CA    94404      13.6250       09/08/87
    3115555563                         .0000       11/01/87            00
    90693                              .0000       10/01/17            0
    0                                 2.6250       10/01/88        10/01/02
    052/670                           2.2500       11/01/88        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1158071                           6.8750         66,000.00        100
                                      6.8750         33,005.18         ZZ
                                      6.3750            507.49         1
                                     13.5000            292.02         69
    GLOCESTER       RI    02814      13.0000       09/18/87
    0459900213                         .0000       11/01/87            00
    556968                             .0000       10/01/17            0
    0                                 2.7500       10/01/88        10/01/02
    019/G02                           2.2500       11/01/88        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1158286                           6.8750         75,000.00        100
                                      6.8750         58,719.23         ZZ
1


                                      6.3750            576.69         1
                                     13.5000            515.61         54
    WATERBURY       CT    06708      13.2500       10/05/87
    0215201                            .0000       12/01/87            00
    0215201                            .0000       11/01/17            0
    0                                 2.7500       01/01/89        01/01/03
    177/447                           2.2500       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1162573                           6.7500        195,000.00        100
                                      6.7500        152,177.79         ZZ
                                      6.3750          1,551.51         1
                                     13.8750          1,325.62         65
    YONKERS         NY    10710      13.6250       10/09/87
    293182466000000                    .0000       12/01/87            00
    318246                             .0000       11/01/17            0
    0                                 2.6250       01/01/89        01/01/03
    562/562                           2.2500       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1162746                           6.8750         55,500.00        100
                                      6.8750         43,467.67         ZZ
                                      6.5000            421.84         1
                                     14.3750            381.68         75
    TEMPE           AZ    85282      14.0000       10/09/87
    5935004019                         .0000       12/01/87            00
    098481625                          .0000       11/01/17            0
    0                                 2.7500       01/01/89        01/01/03
    638/994                           2.3750       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       5.8750                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1162748                           7.0000        250,000.00        100
                                      7.0000        193,950.72         ZZ
                                      6.6250          1,900.18         1
                                     13.3750          1,737.84         90
    HIGHLAND MILLS  NY    10930      13.1250       06/18/87
    216692798                          .0000       08/01/87            04
    00191672500                        .0000       07/01/17           17
    0                                 2.6250       07/01/88        07/01/02
    560/560                           2.2500       08/01/88        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1165665                           6.8750        101,250.00        100
                                      6.8750         78,608.46         ZZ
                                      6.3750            805.60         1
                                     13.8750            695.47         75
    BERKLEY         MA    02780      12.8750       10/01/87
    0459900726                         .0000       11/01/87            00
    5001567                            .0000       10/01/17            0
    0                                 2.7500       10/01/88        10/01/02
    019/G02                           2.2500       11/01/88        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.5000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1165678                           6.8750        165,000.00        100
                                      6.8750        129,352.49         ZZ
                                      6.3750          1,312.82         1
                                     14.8750          1,135.83         66
    CHARLOTTE       VT    05445      12.8750       10/15/87
    0459900825                         .0000       12/01/87            00
    5001967                            .0000       11/01/17            0
    0                                 2.7500       01/01/89        01/01/03
    019/G02                           2.2500       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       5.5000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1165891                           6.8750        168,750.00        100
                                      6.8750        103,943.99         ZZ
                                      6.3750          1,312.53         1
                                     13.6250            939.28         75
    WOODSTOCK       CT    06281      12.8750       11/25/87
    0459900254                         .0000       01/01/88            00
    551789                             .0000       12/01/17            0
    0                                 2.7500       01/01/89        01/01/03
    019/G02                           2.2500       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.5000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1166370                           6.8750         60,000.00        100
                                      6.8750         45,822.05         ZZ
                                      6.3750            477.39         1
                                     13.8750            405.59         38
    RINDGE          NH    03461      13.0000       11/18/87
    0459900270                         .0000       01/01/88            00
    557429                             .0000       12/01/17            0
    0                                 2.7500       01/01/89        01/01/03
    019/G02                           2.2500       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.5000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1175887                           5.5000         92,250.00        100
                                      5.5000         71,405.12         ZZ
                                      5.1250            693.05         1
                                     14.2500            563.94         75
    MYSTIC          CT    06335      14.0000       03/11/88
    0459901534                         .0000       05/01/88            00
    5004903                            .0000       04/01/18            0
    0                                 2.7500       04/01/89        04/01/03
    019/G02                           2.3750       05/01/89        05/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1185553                           5.6250        236,700.00        100
                                      5.6250        168,167.13         ZZ
                                      5.2500          1,947.27         1
                                     14.7500          1,542.45         90
    INDIAN SHORES   FL    33535      14.3750       02/06/85
    0044008                            .0000       04/01/85            04
    0044008                            .0000       03/01/15           20
    0                                 2.7500       03/01/86        03/01/03
    620/976                           2.3750       04/01/86        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.5000                           S              N              .1250
       2.8750                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           06             0           00/00/00
                                        O             .0000


    1185618                           7.1250        193,500.00        100
                                      7.1250        149,742.31         ZZ
                                      6.7500          1,216.70         1
                                     12.4500          1,352.46         90
    MOUNT OLIVE     NJ    07828      12.0750       06/26/87
    0269373                            .0000       08/01/87            04
    0269373                            .0000       07/01/17           25
    0                                 2.7500       07/01/88        07/01/02
    620/976                           2.3750       08/01/88        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1185646                           5.2500        280,000.00        100
                                      5.2500        215,808.45         ZZ
                                      4.8750          1,853.46         1
                                     12.9500          1,734.84         47
    BARNEGAT LIGHT  NJ    08006      12.5750       05/15/87
    0278523                            .0000       07/01/87            00
    0278523                            .0000       06/01/17            0
    0                                 2.7500       06/01/88        06/01/03
1


    620/976                           2.3750       07/01/88        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1185669                           6.8750        194,000.00        100
                                      6.8750        136,277.69         ZZ
                                      6.5000          1,416.75         1
                                     13.9500          1,211.24         78
    GLEN ROCK       NJ    07452      13.5750       08/06/87
    0283341                            .0000       10/01/87            00
    0283341                            .0000       09/01/17            0
    0                                 2.7500       09/01/88        09/01/02
    620/976                           2.3750       10/01/88        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1185768                           6.8750        200,000.00        100
                                      6.8750        154,288.26         ZZ
                                      6.5000          1,323.90         1
                                     12.9500          1,363.13         61
    NEW YORK        NY    10025      12.5750       08/03/87
    0362467                            .0000       10/01/87            00
    0362467                            .0000       09/01/17            0
    0                                 2.7500       09/01/88        09/01/02
    620/976                           2.3750       10/01/88        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1185774                           7.1250        250,000.00        100
                                      7.1250        194,394.83         ZZ
                                      6.7500          1,739.49         1
                                     12.4500          1,755.44         56
    REMSENBERG      NY    11960      12.0750       06/04/87
1


    0364901                            .0000       08/01/87            00
    0364901                            .0000       07/01/17            0
    0                                 2.7500       07/01/88        07/01/02
    620/976                           2.3750       08/01/88        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       3.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1185791                           5.5000        207,000.00        100
                                      5.5000        157,804.09         ZZ
                                      5.1250          1,370.24         1
                                     12.9500          1,298.73         90
    HICKSVILLE      NY    11801      12.5750       03/11/87
    0371526                            .0000       05/01/87            15
    0371526                            .0000       04/01/17           25
    0                                 2.7500       04/01/88        04/01/03
    620/976                           2.3750       05/01/88        05/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       2.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1185893                           5.5000        212,000.00        100
                                      5.5000        156,572.92         T
                                      5.1250          1,630.10         1
                                     13.5000          1,349.15         80
    NEW YORK        NY    10012      13.1250       03/11/86
    0571489                            .0000       05/01/86            00
    0571489                            .0000       04/01/16            0
    0                                 2.7500       04/01/87        04/01/03
    620/976                           2.3750       05/01/87        05/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       2.1250                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           08             0           00/00/00
                                        O             .0000


    1185901                           5.2500        400,000.00        100
                                      5.2500        259,158.55         ZZ
1


                                      4.8750          3,182.58         1
                                     14.3750          2,202.31         71
    GLEN COVE       NY    11542      14.0000       04/21/86
    0573618                            .0000       06/01/86            00
    0573618                            .0000       05/01/16            0
    0                                 2.7500       05/01/87        05/01/03
    620/976                           2.3750       06/01/87        06/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.5000                           S              N              .1250
       4.8750                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1185911                           5.5000        229,500.00        100
                                      5.5000        163,247.18         ZZ
                                      5.1250          1,929.76         1
                                     14.7500          1,480.13         90
    AMBLER          PA    19002      14.3750       03/25/85
    0579516                            .0000       05/01/85            01
    0579516                            .0000       04/01/15           25
    0                                 2.7500       04/01/86        04/01/03
    620/976                           2.3750       05/01/86        05/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.2500                           S              N              .1250
       3.3750                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186019                           6.8750        193,500.00        100
                                      6.8750        150,486.76         ZZ
                                      6.5000          1,280.87         1
                                     12.9500          1,329.55         90
    EAST BRUNSWICK  NJ    08816      12.5750       08/13/87
    1494145                            .0000       10/01/87            15
    1494145                            .0000       09/01/17           25
    0                                 2.7500       09/01/88        09/01/02
    620/976                           2.3750       10/01/88        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1186031                           6.8750        259,000.00        100
                                      6.8750         20,957.02         ZZ
                                      6.5000          1,714.45         1
                                     12.9500            185.15         78
    BETHESDA        MD    20817      12.5750       08/11/87
    2004679                            .0000       10/01/87            00
    2004679                            .0000       09/01/17            0
    0                                 2.7500       09/01/88        09/01/02
    620/976                           2.3750       10/01/88        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186037                           5.2500        195,000.00        100
                                      5.2500         68,743.85         ZZ
                                      4.8750          1,313.76         1
                                     13.1250            554.65         75
    NESHANIC        NJ    08853      12.7500       04/14/87
    2009702                            .0000       06/01/87            00
    2009702                            .0000       05/01/17            0
    0                                 2.7500       05/01/88        05/01/03
    620/976                           2.3750       06/01/88        06/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186076                           6.7500        230,650.00        100
                                      6.7500        180,849.92         ZZ
                                      6.3750          1,652.40         1
                                     13.7500          1,570.57         85
    AUSTIN          TX    78746      13.3750       11/17/87
    2031318                            .0000       01/01/88            11
    2031318                            .0000       12/01/17           12
    0                                 2.7500       12/01/88        12/01/02
    620/976                           2.3750       01/01/89        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
1


        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186104                           5.6250        220,000.00        100
                                      5.6250        172,347.70         ZZ
                                      5.2500          1,456.29         1
                                     12.9500          1,376.71         69
    SEA BRIGHT      NJ    07760      12.5750       02/29/88
    2047553                            .0000       04/01/88            00
    2047553                            .0000       03/01/18            0
    0                                 2.7500       03/01/89        03/01/03
    620/976                           2.3750       04/01/89        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1186113                           5.2500        224,900.00        100
                                      5.2500        177,513.20         ZZ
                                      4.8750          1,488.73         1
                                     12.9500          1,370.05         75
    VENTNOR         NJ    08406      12.5750       05/31/88
    2055325                            .0000       07/01/88            00
    2055325                            .0000       06/01/18            0
    0                                 2.7500       06/01/89        06/01/03
    620/976                           2.3750       07/01/89        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186145                           7.1250        215,100.00        100
                                      7.1250        161,169.80         ZZ
                                      6.7500          1,423.86         1
                                     12.9500          1,441.74         90
    CHICAGO         IL    60649      12.5750       06/13/88
    2069011                            .0000       08/01/88            10
    2069011                            .0000       07/01/18           17
    0                                 2.7500       07/01/89        07/01/02
    620/976                           2.3750       08/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186154                           6.8750        315,000.00        100
                                      6.8750        251,714.68         ZZ
                                      6.5000          2,202.53         1
                                     13.5000          2,152.01         90
    STAMFORD        CT    06903      13.1250       08/17/88
    0800093155                         .0000       10/01/88            04
    2071967                            .0000       09/01/18           17
    0                                 2.7500       09/01/89        09/01/02
    620/K61                           2.3750       10/01/89        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186193                           6.8750        192,400.00        100
                                      6.8750        125,640.64         ZZ
                                      6.5000          1,345.29         1
                                     13.5000          1,073.78         80
    WAYNE           NJ    07470      13.1250       09/14/88
    2087989                            .0000       11/01/88            00
    2087989                            .0000       10/01/18            0
    0                                 2.7500       10/01/89        10/01/02
    620/976                           2.3750       11/01/89        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186257                           5.6250        195,250.00        100
                                      5.6250        153,028.04         ZZ
                                      5.2500          1,292.45         1
                                     12.9500          1,222.39         80
    VOORHEES        NJ    08043      12.5750       02/26/88
    4029278                            .0000       04/01/88            00
    4029278                            .0000       03/01/18            0
    0                                 2.7500       03/01/89        03/01/03
1


    620/976                           2.3750       04/01/89        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186262                           6.5000        200,000.00        100
                                      6.5000        153,284.35         ZZ
                                      6.1250          1,398.43         1
                                     13.5000          1,301.78         45
    RYE BROOK       NY    10573      13.1250       01/20/88
    4032322                            .0000       03/01/88            00
    4032322                            .0000       02/01/18            0
    0                                 2.7500       02/01/89        02/01/03
    620/976                           2.3750       03/01/89        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186268                           5.5000        279,300.00        100
                                      5.5000        219,348.69         ZZ
                                      5.1250          1,905.32         1
                                     13.2500          1,731.68         80
    JERICHO         NY    11753      12.8750       03/09/88
    4033569                            .0000       05/01/88            00
    4033569                            .0000       04/01/18            0
    0                                 2.7500       04/01/89        04/01/03
    620/976                           2.3750       05/01/89        05/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       4.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1186285                           5.2500        190,000.00        100
                                      5.2500        151,578.17         ZZ
                                      4.8750          1,521.96         1
                                     13.9500          1,168.56         79
    ROCKVILLE CENT  NY    11570      13.5750       05/10/88
1


    4041968                            .0000       07/01/88            00
    4041968                            .0000       06/01/18            0
    0                                 2.7500       06/01/89        06/01/03
    620/976                           2.3750       07/01/89        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
       5.0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186287                           5.2500        200,000.00        100
                                      5.2500          5,316.24         ZZ
                                      4.8750          1,323.90         1
                                     12.9500             40.98         44
    RYE BROOK       NY    10573      12.5750       05/24/88
    4042354                            .0000       07/01/88            00
    4042354                            .0000       06/01/18            0
    0                                 2.7500       06/01/89        06/01/03
    620/976                           2.3750       07/01/89        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1186288                           5.2500        192,000.00        100
                                      5.2500        152,263.92         ZZ
                                      4.8750          1,270.95         1
                                     12.9500          1,173.85         80
    BROOKLYN        NY    11230      12.5750       05/26/88
    4043337                            .0000       07/01/88            00
    4043337                            .0000       06/01/18            0
    0                                 2.7500       06/01/89        06/01/03
    620/976                           2.3750       07/01/89        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1186363                           5.2500        210,000.00        100
                                      5.2500        166,538.87         ZZ
1


                                      4.8750          1,390.10         1
                                     12.9500          1,283.89         77
    KENNESAW        GA    30144      12.5750       04/30/88
    6010086                            .0000       07/01/88            00
    6010086                            .0000       06/01/18            0
    0                                 2.7500       06/01/89        06/01/03
    620/976                           2.3750       07/01/89        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1197462                           6.8750        122,900.00        100
                                      6.8750        101,461.94         ZZ
                                      6.5000          1,067.21         1
                                     15.8750            838.20         78
    NOTTINGHAM      NH    03290      15.6250       09/01/89
    0459902060                         .0000       10/01/89            00
    5025946                            .0000       09/01/19            0
    0                                 2.7500       09/01/90        09/01/02
    019/G02                           2.3750       10/01/90        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
       6.0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1221793                           8.1550        150,000.00        100
                                      8.1550        108,007.42         ZZ
                                      7.7800          1,386.15         2
                                     14.6250          1,098.07         65
    SAN JOSE        CA    95120      14.2500       12/20/85
    5771193655                        6.6250       02/01/86            00
    12951219                           .0000       01/01/16            0
    0                                 3.3650       07/01/86        07/01/02
    981/405                           2.9900       08/01/86        08/01/02
      60                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               A             .5000           .5000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000
1




    1221794                           8.1550        150,000.00        100
                                      8.1550         99,646.63         ZZ
                                      7.7800          1,386.15         2
                                     14.6250          1,024.15         65
    SAN JOSE        CA    95120      14.2500       12/20/85
    5771193663                        6.6250       02/01/86            00
    12951441                           .0000       01/01/16            0
    0                                 3.3650       07/01/86        07/01/02
    981/405                           2.9900       08/01/86        08/01/02
      60                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               A             .5000           .5000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1226321                           7.5400        198,000.00        100
                                      7.5400        164,826.69         ZZ
                                      7.1650          1,664.90         1
                                     14.5000          1,415.56         90
    CAROL STREA     IL    60188      14.1250       11/01/89
    14115781                           .0000       11/01/89            10
    07304676                           .0000       12/01/19            0
    1670066140                        2.6000       01/01/93        07/01/02
    901/076                           2.2250       02/01/93        08/01/02
      15                              6.5000          .0000           .0000
    A                                12.5000            6              6
      362                               D            1.0000          1.0000
        .0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1227278                           7.0000         31,350.00        100
                                      7.0000         22,164.43         ZZ
                                      6.3150            295.60         1
                                     16.6250            224.97         95
    ODESSA          TX    79762      15.9400       08/09/84
    310115613                         5.1250       10/01/84            10
    0310115613                         .0000       09/01/14            0
    0                                 2.8900       09/01/85        09/01/02
    902/M32                           2.2050       10/01/85        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
        .0000                           S              U              .1250
        .0000                           X              X              .0000
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1227405                           7.0000        112,050.00        100
                                      7.0000         78,936.38         ZZ
                                      6.3150          1,056.51         1
                                     16.6250            801.19         95
    ROUND ROCK      TX    78664      15.9400       08/15/84
    0401124                           5.1250       10/01/84            10
    0310397872                         .0000       09/01/14            0
    0                                 2.8900       09/01/85        09/01/02
    902/737                           2.2050       10/01/85        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
        .0000                           S              U              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1227431                           6.8750         92,000.00        100
                                      6.8750         62,681.03         ZZ
                                      6.0950            867.46         3
                                     16.6250            624.13         95
    LYNN            MA    01902      15.8450       11/08/84
    310444211                         5.1250       01/01/85            10
    0310444211                         .0000       12/01/14            0
    0                                 2.8900       12/01/85        12/01/02
    902/M32                           2.1100       01/01/86        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
        .0000                           S              U              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1227507                           7.1250         72,000.00        100
                                      7.1250         51,280.35         ZZ
                                      6.3400            678.89         1
                                     16.6250            519.52         87
    WASHINGTON      DC    20024      15.8400       10/05/84
    310630108                         5.1250       12/01/84            10
    0310630108                         .0000       11/01/14            0
    0                                 2.8900       11/01/85        11/01/02
    902/M32                           2.1050       12/01/85        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
1


      360                               1            2.0000          2.0000
        .0000                           S              U              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1227794                           7.1250         41,700.00        100
                                      7.1250         28,632.57         ZZ
                                      6.4250            393.19         1
                                     16.6250            296.15         95
    AUGUSTA         GA    30906      15.9250       09/14/84
    311159651                         5.1250       11/01/84            10
    0311159651                         .0000       10/01/14            0
    0                                 2.8900       10/01/85        10/01/02
    902/M32                           2.1900       11/01/85        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
        .0000                           S              U              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1227834                           7.0000         58,900.00        100
                                      7.0000          1,133.17         ZZ
                                      6.3150            555.37         1
                                     16.6250             11.50         95
    SOUTH BEND      IN    46619      15.9400       08/16/84
    0401975                           5.1250       10/01/84            10
    0311236376                         .0000       09/01/14            0
    0                                 2.8900       09/01/85        09/01/02
    902/737                           2.2050       10/01/85        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
        .0000                           S              U              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1228191                           7.0000         64,600.00        100
                                      7.0000         45,684.48         ZZ
                                      6.3150            609.11         1
                                     16.6250            463.69         95
    CIBOLO          TX    78108      15.9400       08/20/84
    0661273                           5.1250       10/01/84            10
    0311825152                         .0000       09/01/14            0
    0                                 2.8900       09/01/85        09/01/02
1


    902/737                           2.2050       10/01/85        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
        .0000                           S              U              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1228310                           7.1250         42,750.00        100
                                      7.1250         30,392.68         ZZ
                                      6.4250            435.62         1
                                     17.6250            309.21         90
    ENID            OK    73701      16.9250       09/28/84
    312029853                         6.1250       11/01/84            10
    0312029853                         .0000       10/01/14            0
    0                                 2.8900       10/01/85        10/01/02
    902/M32                           2.1900       11/01/85        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.7500                           S              U              .1250
        .0000                           X              X              .0000
       5.7500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248786                           7.2500         65,000.00        100
                                      7.2500         40,311.74         ZZ
                                      6.8750            643.69         1
                                     16.5000            424.43         65
    EL CENTRO,      CA    92243      16.1250       10/12/84
    0108333600                         .0000       12/01/84            00
    006008959301                       .0000       11/01/14            0
    0                                 3.0000       11/01/85        11/01/02
    903/S48                           2.6250       12/01/85        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248796                           7.5000         55,000.00        100
                                      7.5000         39,004.67         ZZ
                                      7.1250            518.59         1
                                     14.8750            403.08         46
    LOS ANGELES     CA    90019      14.5000       10/19/84
1


    0108333709                         .0000       12/01/84            00
    006009838801                       .0000       11/01/14            0
    0                                 2.7500       11/01/85        11/01/02
    903/S48                           2.3750       12/01/85        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            1.5000          1.5000
       4.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248805                           7.0000         26,400.00        100
                                      7.0000         18,342.65         ZZ
                                      6.6250            248.93         1
                                     15.8750            184.60         80
    SUN CITY, C     CA    92381      15.5000       11/08/84
    0108333790                         .0000       12/01/84            00
    006010311311                       .0000       11/01/14            0
    0                                 2.7500       11/01/85        11/01/02
    903/S48                           2.3750       12/01/85        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248824                           7.0000        192,000.00        100
                                      7.0000         63,448.16         ZZ
                                      6.6250          2,011.97         1
                                     16.2500            671.71         80
    LOS ANGELES     CA    90036      15.8750       10/26/84
    0108333949                         .0000       12/01/84            00
    006010881501                       .0000       11/01/14            0
    0                                 2.2500       11/01/85        11/01/02
    903/S48                           1.8750       12/01/85        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            1.5000          1.5000
       4.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248841                           6.8750        125,200.00        100
                                      6.8750         85,423.32         ZZ
1


                                      6.5000          1,311.97         1
                                     16.2500            857.73         80
    LOMPOC, CA      CA    93436      15.8750       12/14/84
    0108334103                         .0000       02/01/85            00
    006011745101                       .0000       01/01/15            0
    0                                 2.2500       01/01/86        01/01/03
    903/S48                           1.8750       02/01/86        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            1.5000          1.5000
       4.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248885                           5.6250        350,000.00        100
                                      5.6250        248,370.70         ZZ
                                      5.2500          3,039.22         1
                                     15.8750          2,280.58         80
    EL CAJON        CA    92021      15.5000       02/26/85
    0108334525                         .0000       04/01/85            00
    006014560101                       .0000       03/01/15            0
    0                                 2.7500       03/01/86        03/01/03
    903/S48                           2.3750       04/01/86        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248886                           6.5000        250,000.00        100
                                      6.5000        155,787.76         ZZ
                                      6.1250          2,428.16         1
                                     16.0000          1,522.34         79
    SANTA BARBA     CA    93105      15.6250       01/22/85
    0108334533                         .0000       03/01/85            00
    006014562701                       .0000       02/01/15            0
    0                                 2.7500       02/01/86        02/01/03
    903/S48                           2.3750       03/01/86        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       4.7500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1248893                           5.2500        124,000.00        100
                                      5.2500         87,550.16         ZZ
                                      4.8750          1,076.76         1
                                     15.8750            780.08         80
    CALABASAS,      CA    91302      15.5000       05/01/85
    0108334608                         .0000       06/01/85            00
    006015836411                       .0000       05/01/15            0
    0                                 2.7500       05/01/86        05/01/03
    903/S48                           2.3750       06/01/86        06/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248920                           7.5000         60,000.00        100
                                      7.5000         44,634.59         ZZ
                                      7.1250            548.85         1
                                     16.6250            445.39         75
    SAN DIMAS,      CA    91773      16.2500       07/25/85
    0108334863                         .0000       09/01/85            00
    006020834201                       .0000       08/01/15            0
    0                                 3.2500       08/01/86        08/01/02
    903/S48                           2.8750       09/01/86        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.1250                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248964                           6.7500        115,300.00        100
                                      6.7500         83,929.02         ZZ
                                      6.3750            927.73         1
                                     14.0000            793.87         75
    LOS ANGELES     CA    90026      13.6250       10/17/85
    0108335282                         .0000       12/01/85            00
    006029632101                       .0000       11/01/15            0
    0                                 2.5000       11/01/86        11/01/02
    903/S48                           2.1250       12/01/86        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           X              X              .0000
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248982                           7.0000        206,000.00        100
                                      7.0000        116,249.91         ZZ
                                      6.6250          1,583.97         1
                                     14.8750          1,079.86         80
    HUNTINGTON BEA  CA    92648      14.5000       07/18/86
    0108335464                         .0000       09/01/86            00
    006047473816                       .0000       08/01/16            0
    0                                 2.7500       08/01/87        08/01/02
    903/S48                           2.3750       09/01/87        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.3750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1248999                           6.8750         25,000.00        100
                                      6.8750          5,423.75         ZZ
                                      6.5000            298.04         1
                                     17.8750            242.53         12
    GOLETA, CA      CA    93117      17.5000       06/01/89
    0108335639                         .0000       07/01/89            00
    006057908001                       .0000       06/01/04            0
    0                                 4.3750       06/01/90        06/01/03
    903/S48                           4.0000       07/01/90        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      180                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249005                           7.5000        199,200.00        100
                                      7.5000        155,003.82         ZZ
                                      7.1250          1,803.58         1
                                     14.5000          1,350.70         80
    POMONA AREA     CA    91766      14.1250       06/22/89
    0108335696                         .0000       08/01/89            00
    006058280301                       .0000       07/01/19            0
    0                                 3.1250       07/01/90        07/01/02
    903/S48                           2.7500       08/01/90        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
1


      360                               1            2.0000          2.0000
       4.1250                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249123                           5.2500         76,000.00        100
                                      5.2500         54,610.16         ZZ
                                      4.8750            652.96         1
                                     14.8750            485.92         80
    FISHKILL, N     NY    12533      14.5000       04/26/85
    0108336843                         .0000       06/01/85            00
    800026022601                       .0000       05/01/15            0
    0                                 2.7500       05/01/86        05/01/03
    903/S48                           2.3750       06/01/86        06/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.1250                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249127                           5.2500         47,600.00        100
                                      5.2500         34,220.13         ZZ
                                      4.8750            453.31         1
                                     15.8750            304.49         90
    HIALEAH, FL     FL    33012      15.5000       04/30/85
    0108336884                         .0000       06/01/85            09
    800032447711                       .0000       05/01/15            0
    0                                 2.7500       05/01/86        05/01/03
    903/S48                           2.3750       06/01/86        06/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       4.8750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249131                           6.7500         74,250.00        100
                                      6.7500         54,457.42         ZZ
                                      6.3750            665.36         1
                                     15.6250            513.75         90
    BOSTON, MAS     MA    02114      15.2500       11/21/85
    0108336926                         .0000       01/01/86            01
    800046002411                       .0000       12/01/15            0
    0                                 2.7500       12/01/86        12/01/02
1


    903/S48                           2.3750       01/01/87        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.3750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249135                           6.8750        200,000.00        100
                                      6.8750         30,980.62         ZZ
                                      6.5000          1,591.29         1
                                     14.8750            292.93         80
    STILLWATER,     MN    55082      14.5000       12/18/85
    0108336967                         .0000       02/01/86            00
    800050150401                       .0000       01/01/16            0
    0                                 2.7500       01/01/87        01/01/03
    903/S48                           2.3750       02/01/87        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249145                           6.6250         71,250.00        100
                                      6.6250         52,882.37         ZZ
                                      6.2500            651.76         1
                                     14.8750            493.03         75
    DAYTON, NEV     NV    89403      14.5000       12/31/85
    0108337064                         .0000       02/01/86            00
    800061075001                       .0000       01/01/16            0
    0                                 2.9500       02/01/87        02/01/03
    903/S48                           2.5750       03/01/87        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       4.3750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249208                           6.8750        153,100.00        100
                                      6.8750        118,351.25         ZZ
                                      6.5000          1,057.43         1
                                     13.3750          1,055.52         80
    IRVINE, CAL     CA    92720      13.0000       05/14/87
1


    0108337676                         .0000       07/01/87            00
    801029742501                       .0000       06/01/17            0
    0                                 2.6250       08/01/88        08/01/02
    903/S48                           2.2500       09/01/88        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249209                           5.5000        125,600.00        100
                                      5.5000         96,362.29         ZZ
                                      5.1250            988.10         1
                                     14.5000            790.20         75
    RENO, NEVAD     NV    89509      14.1250       04/13/87
    0108337684                         .0000       06/01/87            00
    801029974401                       .0000       05/01/17            0
    0                                 3.0000       05/01/88        05/01/03
    903/S48                           2.6250       06/01/88        06/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.7500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249240                           5.5000         85,000.00        100
                                      5.5000         66,234.79         ZZ
                                      5.1250            608.96         1
                                     14.5000            541.19         53
    CHESHIRE, C     CT    06410      14.1250       05/20/87
    0108337981                         .0000       07/01/87            00
    801037988411                       .0000       06/01/17            0
    0                                 3.0000       06/01/88        06/01/03
    903/S48                           2.6250       07/01/88        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.7500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249244                           5.5000        100,000.00        100
                                      5.5000         77,442.87         ZZ
1


                                      5.1250            716.42         1
                                     14.5000            632.77         80
    DECATUR, GA     GA    30034      14.1250       05/27/87
    0108338021                         .0000       07/01/87            00
    801038987501                       .0000       06/01/17            0
    0                                 3.0000       06/01/88        06/01/03
    903/S48                           2.6250       07/01/88        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.7500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249265                           7.3750        220,000.00        100
                                      7.3750        171,422.58         ZZ
                                      7.0000          1,576.11         2
                                     14.5000          1,572.18         80
    NORWALK, CO     CT    06855      14.1250       06/24/87
    0108338229                         .0000       08/01/87            00
    801041650402                       .0000       07/01/17            0
    0                                 3.0000       07/01/88        07/01/02
    903/S48                           2.6250       08/01/88        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.7500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249276                           5.5000        109,350.00        100
                                      5.5000         85,399.78         ZZ
                                      5.1250            879.86         1
                                     14.5000            697.79         80
    INCLINE VIL     NV    89450      14.1250       06/01/87
    0108338336                         .0000       07/01/87            00
    801043463016                       .0000       06/01/17            0
    0                                 3.0000       06/01/88        06/01/03
    903/S48                           2.6250       07/01/88        07/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.5000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000
1




    1249285                           7.2500        129,550.00        100
                                      7.2500         99,806.42         ZZ
                                      6.8750            984.68         1
                                     13.8750            905.88         80
    LAS VEGAS,      NV    89102      13.5000       07/20/87
    0108338427                         .0000       09/01/87            00
    801044510701                       .0000       08/01/17            0
    0                                 3.0000       08/01/88        08/01/02
    903/S48                           2.6250       09/01/88        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.5000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249290                           7.2500        148,000.00        100
                                      7.2500        116,482.02         ZZ
                                      6.8750          1,124.91         1
                                     13.8750          1,056.85         80
    SCOTTSDALE,     AZ    85260      13.5000       07/20/87
    0108338476                         .0000       09/01/87            00
    801045477801                       .0000       08/01/17            0
    0                                 3.0000       08/01/88        08/01/02
    903/S48                           2.6250       09/01/88        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.5000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249304                           7.0000        250,000.00        100
                                      7.0000        193,856.72         ZZ
                                      6.6250          1,791.03         1
                                     12.8750          1,728.60         55
    VENTURA, CA     CA    93003      12.5000       09/01/87
    0108338617                         .0000       10/01/87            00
    801048020301                       .0000       09/01/17            0
    0                                 2.8750       09/01/88        09/01/02
    903/S48                           2.5000       10/01/88        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.1250                           S              N              .1250
        .0000                           X              X              .0000
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249307                           7.1250         90,000.00        100
                                      7.1250         33,922.13         ZZ
                                      6.7500            684.07         1
                                     13.8750            346.85         75
    BLOOMINGTON     MN    55437      13.5000       08/11/87
    0108338641                         .0000       10/01/87            00
    801048265416                       .0000       09/01/17            0
    0                                 3.0000       09/01/88        09/01/02
    903/S48                           2.6250       10/01/88        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.5000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1249324                           7.1250         97,500.00        100
                                      7.1250         77,124.96         ZZ
                                      6.7500            855.64         1
                                     13.8750            690.52         75
    INCLINE VIL     NV    89450      13.5000       09/16/87
    0108338815                         .0000       11/01/87            00
    801051418301                       .0000       10/01/17            0
    0                                 3.0000       10/01/88        10/01/02
    903/S48                           2.6250       11/01/88        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       3.8750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249340                           7.1250         72,000.00        100
                                      7.1250         55,944.72         ZZ
                                      6.7500            553.62         1
                                     14.3750            499.11         90
    SAN ANTONIO     TX    78249      14.0000       10/23/87
    0108338955                         .0000       12/01/87            04
    801053905701                       .0000       11/01/17            0
    0                                 2.8750       11/01/88        11/01/02
    903/S48                           2.5000       12/01/88        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
1


      360                               1            2.0000          2.0000
       5.8750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249342                           7.1250         86,700.00        100
                                      7.1250         68,965.42         ZZ
                                      6.7500            793.08         1
                                     14.3750            611.66         79
    OCEAN CITY,     MD    21842      14.0000       12/31/87
    0108338971                         .0000       02/01/88            00
    801054467711                       .0000       01/01/18            0
    0                                 3.0000       01/01/89        01/01/03
    903/S48                           2.6250       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       3.8750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249347                           7.5000        126,000.00        100
                                      7.5000         97,032.37         ZZ
                                      7.1250          1,036.58         1
                                     15.6250            881.33         80
    MERIDEN, CO     CT    06450      15.2500       12/28/87
    0108339029                         .0000       02/01/88            00
    801056340401                       .0000       01/01/18            0
    0                                 3.3750       01/01/89        01/01/03
    903/S48                           3.0000       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.3750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249353                           6.8750        192,000.00        100
                                      6.8750        149,391.21         ZZ
                                      6.5000          1,342.50         1
                                     12.5000          1,319.87         90
    FORTWORTH,T     TX    76110      12.1250       09/01/87
    0108339086                         .0000       10/01/87            01
    801061461101                       .0000       09/01/17            0
    0                                 2.7500       09/01/88        09/01/02
1


    903/S48                           2.3750       10/01/88        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249529                           7.6250        120,000.00        100
                                      7.6250         84,019.41         ZZ
                                      7.2500          1,053.09         2
                                     16.5000            752.77         80
    BROOKLYN, N     NY    11203      16.1250       09/01/88
    0108340746                         .0000       10/01/88            00
    801065801402                       .0000       09/01/18            0
    0                                 3.5000       09/01/89        09/01/02
    903/S48                           3.1250       10/01/89        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.5000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249554                           7.0000        275,000.00        100
                                      7.0000        215,773.74         ZZ
                                      6.6250          1,825.89         1
                                     13.2500          1,909.83         60
    STAMFORD, C     CT    06903      12.8750       11/01/87
    0108340977                         .0000       12/01/87            00
    801066584501                       .0000       11/01/17            0
    0                                 2.7500       11/01/88        11/01/02
    903/S48                           2.3750       12/01/88        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.2700                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249560                           7.0000         73,500.00        100
                                      7.0000         49,296.43         ZZ
                                      6.6250            584.80         1
                                     14.8750            421.93         70
    LAKESIDE, C     CA    92040      14.5000       12/01/88
1


    0108341025                         .0000       01/01/89            00
    801066807001                       .0000       12/01/18            0
    0                                 2.8750       01/01/90        01/01/03
    903/S48                           2.5000       02/01/90        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249632                           7.3750        178,500.00        100
                                      7.3750        140,781.67         ZZ
                                      7.0000          1,616.15         1
                                     14.1250          1,203.04         75
    CALABASAS,      CA    91302      13.7500       01/19/90
    0108341710                         .0000       03/01/90            00
    801071616811                       .0000       02/01/20            0
    0                                 3.6250       02/01/91        02/01/03
    903/S48                           3.2500       03/01/91        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       3.7500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249640                           7.1250        108,750.00        100
                                      7.1250         86,224.47         ZZ
                                      6.7500            836.19         1
                                     15.2500            764.73         75
    LEBANON         PA    17042      14.8750       01/01/88
    0108341793                         .0000       02/01/88            00
    909057742001                       .0000       01/01/18            0
    0                                 3.0000       01/01/89        01/01/03
    903/S48                           2.6250       02/01/89        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.7500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1315487                           7.0000        155,000.00        100
                                      7.0000        137,389.71         ZZ
1


                                      6.7500            941.80         1
                                     12.1250          1,049.48         86
    AMHERST         NY    14226      11.8750       01/15/93
    220618987                          .0000       03/01/93            10
    197304207                          .0000       02/01/23           17
    0                                 2.7500       08/01/94        08/01/02
    560/560                           2.5000       09/01/94        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          08/01/94
        .0000                           05             E           08/01/98
                                        O            1.1250


    1353660                           7.1250        215,100.00        100
                                      7.1250        189,999.73         ZZ
                                      6.7500          1,105.92         1
                                     10.6250          1,448.73         90
    HERCULES        CA    94547      10.2500       08/25/93
    007017502                          .0000       10/01/93            12
    0806208                            .0000       09/01/23           17
    0                                 3.0000       09/01/94        09/01/02
    664/M32                           2.6250       10/01/94        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          09/01/94
        .0000                           05             C           09/01/98
                                        O             .5000


    1356905                           6.6250        600,000.00        100
                                      6.6250        537,353.52         ZZ
                                      6.3750          2,995.71         1
                                     10.3750          3,898.12         80
    DUNWOODY        GA    30350      10.1250       01/19/94
    11441686                           .0000       03/01/94            00
    0110104160                         .0000       02/01/24            0
    8585556                           2.8750       02/01/95        02/01/03
    486/076                           2.6250       03/01/95        03/01/03
      45                              2.8750          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1364317                           7.0000        216,000.00        100
                                      7.0000        192,296.64         ZZ
                                      6.6250          1,209.54         1
                                     11.3750          1,448.76         79
    INDIAN WELLS    CA    92210      11.0000       12/16/93
    6018535                            .0000       02/01/94            00
    6018535                            .0000       01/01/24            0
    607890                            2.8750       01/01/95        01/01/03
    372/447                           2.5000       02/01/95        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          01/01/95
        .0000                           05             E           01/01/99
                                        O            1.1250


    1366841                           5.7500        206,500.00        100
                                      5.7500        185,401.92         ZZ
                                      5.5000          1,092.81         1
                                     10.8750          1,246.31         80
    MARIETTA        GA    30068      10.6250       02/09/94
    10830527                           .0000       04/01/94            00
    10830527                           .0000       03/01/24            0
    8591851                           2.8750       03/01/95        03/01/03
    047/076                           2.6250       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1368812                           5.7500        180,000.00        100
                                      5.7500        161,118.12         ZZ
                                      5.5000            912.03         1
                                     10.5000          1,083.06         75
    TOWNSHIP OF WH  PA    19422      10.2500       02/04/94
    5935194802                         .0000       04/01/94            00
    183189                             .0000       03/01/24            0
    8592214                           2.8750       03/01/95        03/01/03
    032/994                           2.6250       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1369282                           6.8750         60,000.00        100
                                      6.8750         53,729.57         ZZ
                                      6.5000            317.52         1
                                     10.8750            398.91         48
    BROOKHAVEN      PA    19015      10.5000       12/24/93
    0690019773                         .0000       02/01/94            00
    51002786                           .0000       01/01/24            0
    607898                            2.7500       01/01/95        01/01/03
    608/G06                           2.3750       02/01/95        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          01/01/95
        .0000                           05             D           01/01/99
                                        O            1.1250


    1370384                           7.0000         90,000.00        100
                                      7.0000         80,715.67         ZZ
                                      6.6250            462.73         1
                                     10.6250            605.02         55
    DUNWOODY        GA    30338      10.2500       12/22/93
    305567588                          .0000       02/01/94            00
    290072675                          .0000       01/01/24            0
    607900                            2.8750       01/01/95        01/01/03
    201/M32                           2.5000       02/01/95        02/01/03
      45                              2.6250          .0000           .0000
    A                                 6.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          01/01/95
        .0000                           05             C           01/01/99
                                        O            1.1250


    1370700                           6.8750        280,000.00        100
                                      6.8750        250,150.71         ZZ
                                      6.5000          1,418.72         1
                                     10.5000          1,855.76         80
    ARCADIA         CA    91006      10.1250       12/10/93
    1451376                            .0000       02/01/94            00
    1451376                            .0000       01/01/24            0
    8592768                           2.7500       01/01/95        01/01/03
    447/447                           2.3750       02/01/95        02/01/03
      45                              2.7500          .0000           .0000
    A                                  .0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1370827                           7.1250        202,900.00        100
                                      7.1250        182,614.08         ZZ
                                      6.7500          1,089.21         1
                                     11.0000          1,382.70         41
    DANVILLE        CA    94506      10.6250       12/14/93
    001160548                          .0000       02/01/94            00
    16100125                           .0000       01/01/24            0
    8592784                           3.0000       01/01/95        01/01/03
    051/M32                           2.6250       02/01/95        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1370888                           5.7500        311,500.00        100
                                      5.7500        280,371.82         ZZ
                                      5.3750          1,768.66         1
                                     11.5000          1,884.71         70
    BELMONT         CA    94002      11.1250       02/15/94
    007054463                          .0000       04/01/94            00
    71080                              .0000       03/01/24            0
    607903                            2.8750       03/01/95        03/01/03
    744/M32                           2.5000       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1371194                           5.7500        151,100.00        100
                                      5.7500        135,662.03         ZZ
                                      5.3750            799.64         1
                                     10.8750            911.94         59
    SAN DIMAS       CA    91773      10.5000       02/04/94
    0900057947                         .0000       04/01/94            00
    57947                              .0000       03/01/24            0
    607905                            2.8750       03/01/95        03/01/03
1


    477/477                           2.5000       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1371396                           6.7500         94,500.00        100
                                      6.7500         84,782.31         ZZ
                                      6.5000            464.89         1
                                     10.2500            621.46         90
    FORT WASHINGTO  MD    20744      10.0000       01/12/94
    11442256                          3.0000       03/01/94            04
    9361277                           2.7500       02/01/24           17
    607906                            3.0000       02/01/95        02/01/03
    229/076                           2.7500       03/01/95        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       1.2500                           2              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1371524                           7.0000        277,800.00        100
                                      7.0000        249,284.89         ZZ
                                      6.7500          1,470.14         1
                                     10.8750          1,869.52         73
    SAN JOSE        CA    95120      10.6250       12/14/93
    007050578                          .0000       02/01/94            00
    2822682                            .0000       01/01/24            0
    8593055                           2.8750       01/01/95        01/01/03
    180/M32                           2.6250       02/01/95        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1371536                           7.2500        332,000.00        100
                                      7.2500        297,007.80         ZZ
                                      6.8750          1,833.32         1
                                     10.9500          2,287.96         80
    TIBURON         CA    94920      10.5750       09/14/93
1


    220140608000000                    .0000       11/01/93            00
    220140608                          .0000       10/01/23            0
    8593097                           2.9500       10/01/94        10/01/02
    550/550                           2.5750       11/01/94        11/01/02
      15                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       5.7000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1371711                           6.8750        110,000.00        100
                                      6.8750         92,895.96         ZZ
                                      6.3750            624.57         1
                                     11.5000            699.34         65
    CLOVIS          CA    93611      11.0000       01/19/94
    001160894                          .0000       03/01/94            00
    0613950                            .0000       02/01/24            0
    8611550                           3.1250       02/01/95        02/01/03
    559/M32                           2.6250       03/01/95        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1371995                           6.6250        280,000.00        100
                                      6.6250        247,160.06         ZZ
                                      6.3750          1,439.59         1
                                     10.6250          1,792.97         80
    HAGERSTOWN      MD    21740      10.3750       01/31/94
    11442586                           .0000       03/01/94            00
    5140463                            .0000       02/01/24            0
    8612244                           2.8750       02/01/95        02/01/03
    696/076                           2.6250       03/01/95        03/01/03
      45                              2.8750          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1372172                           5.6250        260,000.00        100
                                      5.6250        233,652.93         ZZ
1


                                      5.2500          1,395.74         1
                                     11.0000          1,552.54         70
    BOUNTIFUL       UT    84010      10.6250       03/01/94
    6936942                            .0000       05/01/94            00
    6936942                            .0000       04/01/24            0
    607909                            2.8750       04/01/95        04/01/03
    372/447                           2.5000       05/01/95        05/01/03
      45                              3.0000          .0000           .0000
    A                                 7.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1372305                           5.6250        247,000.00        100
                                      5.6250        221,677.02         ZZ
                                      5.3750          1,363.95         1
                                     11.2500          1,474.05         75
    RESCUE          CA    95672      11.0000       02/14/94
    001165828                          .0000       04/01/94            00
    567826                             .0000       03/01/24            0
    607911                            2.7500       03/01/95        03/01/03
    626/M32                           2.5000       04/01/95        04/01/03
      45                              3.2500          .0000           .0000
    A                                 7.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              01          03/01/95
        .0000                           05             E           03/01/99
                                        O            1.1250


    1372381                           5.6250        300,000.00        100
                                      5.6250          8,021.52         ZZ
                                      5.2500          1,679.91         1
                                     11.3750             54.45         58
    YARDLEY         PA    19067      11.0000       02/25/94
    0690019799                         .0000       04/01/94            00
    51002826                           .0000       03/01/24            0
    607912                            2.7500       03/01/95        03/01/03
    608/G06                           2.3750       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1372398                           6.6250        104,000.00        100
                                      6.6250         92,313.90         ZZ
                                      6.3750            526.96         1
                                     10.5000            671.15         80
    SPRINGFIELD     VA    22153      10.2500       01/21/94
    11443776                           .0000       03/01/94            00
    322649                             .0000       02/01/24            0
    8614083                           2.8750       02/01/95        02/01/03
    028/076                           2.6250       03/01/95        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1372515                           6.7500        315,000.00        100
                                      6.7500        251,638.12         ZZ
                                      6.3750          1,643.19         1
                                     10.7500          1,847.26         90
    FT LAUDERDALE   FL    33301      10.3750       01/18/94
    2851168                            .0000       03/01/94            04
    3053295                            .0000       02/01/24           17
    8614216                           3.0000       02/01/95        02/01/03
    637/447                           2.6250       03/01/95        03/01/03
      45                              3.0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1372569                           5.6250        387,000.00        100
                                      5.6250        347,829.45         ZZ
                                      5.3750          2,107.16         1
                                     11.1250          2,308.38         66
    HONOLULU        HI    96822      10.8750       03/15/94
    9109326299                         .0000       05/01/94            00
    196704                             .0000       04/01/24            0
    0                                 2.8750       04/01/95        04/01/03
    032/686                           2.6250       05/01/95        05/01/03
      45                              3.1250          .0000           .0000
    A                                 7.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1372604                           6.6250        260,000.00        100
                                      6.6250        233,397.47         ZZ
                                      6.3750          1,336.77         1
                                     10.6250          1,693.14         80
    TEMECULA        CA    92592      10.3750       01/31/94
    007049794                          .0000       03/01/94            00
    3088366                            .0000       02/01/24            0
    607914                            2.8750       02/01/95        02/01/03
    559/M32                           2.6250       03/01/95        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1372839                           5.6250        150,000.00        100
                                      5.6250         83,889.23         ZZ
                                      5.3750            782.48         1
                                     10.7500            613.74         63
    YONKERS         NY    10704      10.5000       02/10/94
    294281853000000                    .0000       04/01/94            00
    428185                             .0000       03/01/24            0
    607918                            2.7500       03/01/95        03/01/03
    562/562                           2.5000       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1372924                           7.0000        270,000.00        100
                                      7.0000        242,018.29         ZZ
                                      6.6250          1,368.06         1
                                     10.5000          1,813.91         73
    SEATTLE         WA    98155      10.1250       12/09/93
    0001091867                         .0000       02/01/94            00
    31811858                           .0000       01/01/24            0
    8614448                           2.8750       01/01/95        01/01/03
    531/448                           2.5000       02/01/95        02/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1373111                           5.7500        100,000.00        100
                                      5.7500         80,437.61         ZZ
                                      5.3750            559.98         2
                                     11.3750            581.87         67
    COUNTY OF ESSE  NJ    07003      11.0000       02/03/94
    305567166                          .0000       04/01/94            00
    280070986                          .0000       03/01/24            0
    8614562                           2.8750       03/01/95        03/01/03
    201/M32                           2.5000       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          03/01/95
        .0000                           05             C           03/01/99
                                        O            1.1250


    1373399                           5.6250        176,000.00        100
                                      5.6250        158,303.83         ZZ
                                      5.3750          1,013.16         1
                                     11.6250          1,052.65         74
    SUNNYVALE       CA    94087      11.3750       02/10/94
    007051584                          .0000       04/01/94            00
    15101769                           .0000       03/01/24            0
    8614653                           2.7500       03/01/95        03/01/03
    051/M32                           2.5000       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1373507                           5.5000        218,000.00        100
                                      5.5000        196,190.27         ZZ
                                      5.2500          1,220.74         1
                                     11.3750          1,287.84         68
    BETHESDA        MD    20814      11.1250       03/11/94
    221126                             .0000       05/01/94            00
    0877027                            .0000       04/01/24            0
    607921                            2.7500       04/01/95        04/01/03
1


    480/514                           2.5000       05/01/95        05/01/03
      45                              3.3750          .0000           .0000
    A                                 7.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1373630                           6.3750        124,000.00        100
                                      6.3750        109,270.02         ZZ
                                      6.1250            723.63         1
                                     10.7500            776.26         80
    SOUTHFIELD      MI    48034      10.5000       01/21/94
    221312184                          .0000       03/01/94            00
    184254704                          .0000       02/01/24            0
    0                                 2.6250       02/01/99        02/01/03
    560/560                           2.3750       03/01/99        03/01/03
      45                              2.6250          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1373643                           5.7500        231,000.00        100
                                      5.7500        207,999.14         ZZ
                                      5.3750          1,311.59         1
                                     11.5000          1,398.21         60
    SAN DIEGO       CA    92106      11.1250       02/01/94
    007052871                          .0000       04/01/94            00
    006200673408                       .0000       03/01/24            0
    607922                            2.8750       03/01/95        03/01/03
    472/M32                           2.5000       04/01/95        04/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1373779                           5.6250        133,000.00        100
                                      5.6250         91,433.42         ZZ
                                      5.3750            703.85         1
                                     10.8750            608.08         72
    PLANTATION      FL    33324      10.6250       03/22/94
1


    9109326836                         .0000       05/01/94            00
    326580                             .0000       04/01/24            0
    607925                            2.8750       04/01/95        04/01/03
    028/686                           2.6250       05/01/95        05/01/03
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          04/01/95
        .0000                           03             E           04/01/99
                                        O            1.1250


    1374750                           5.5000        246,000.00        100
                                      5.5000        212,836.67         ZZ
                                      5.2500          1,301.86         1
                                     10.8750          1,399.09         72
    EAST ATLANTIC   NY    11561      10.6250       03/18/94
    9109331638                         .0000       05/01/94            00
    2812345                            .0000       04/01/24            0
    607927                            2.7500       04/01/95        04/01/03
    637/686                           2.5000       05/01/95        05/01/03
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1375264                           5.6250        122,000.00        100
                                      5.6250         57,048.20         ZZ
                                      5.3750            702.30         1
                                     11.6250            387.09         67
    SAN FRANCISCO   CA    94114      11.3750       02/09/94
    0000588742                         .0000       04/01/94            00
    9551085                            .0000       03/01/24            0
    607933                            2.7500       03/01/95        03/01/03
    698/448                           2.5000       04/01/95        04/01/03
      45                              3.6250          .0000           .0000
    A                                 7.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          03/01/95
        .0000                           01             C           03/01/99
                                        O             .5000


    1375628                           5.7500        242,000.00        100
                                      5.7500        217,405.52         ZZ
1


                                      5.3750          1,299.11         1
                                     11.0000          1,461.43         71
    MONTGOMERY      NJ    08558      10.6250       02/28/94
    740772                             .0000       04/01/94            00
    11502340                           .0000       03/01/24            0
    607937                            2.8750       03/01/95        03/01/03
    669/514                           2.5000       04/01/95        04/01/03
      45                              3.0000          .0000           .0000
    A                                 7.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1376059                           5.6250         98,500.00        100
                                      5.6250         59,736.17         ZZ
                                      5.3750            521.27         1
                                     10.8750            400.83         46
    ESTES PARK      CO    80517      10.6250       03/22/94
    10839928                           .0000       05/01/94            00
    0839928                            .0000       04/01/24            0
    607940                            2.8750       04/01/95        04/01/03
    047/076                           2.6250       05/01/95        05/01/03
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1376157                           5.7500         74,500.00        100
                                      5.7500         65,945.47         ZZ
                                      5.5000            388.63         1
                                     10.7500            443.30         50
    SANTEE          CA    92071      10.5000       02/17/94
    9109324716                         .0000       04/01/94            00
    137088                             .0000       03/01/24            0
    607942                            2.8750       03/01/95        03/01/03
    028/686                           2.6250       04/01/95        04/01/03
      45                              2.7500          .0000           .0000
    A                                 6.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1376168                           5.7500        300,000.00        100
                                      5.7500        269,669.79         T
                                      5.5000          1,633.47         1
                                     11.1250          1,812.76         70
    REHOBOTH BEACH  DE    19971      10.8750       02/18/94
    9109324674                         .0000       04/01/94            00
    325617                             .0000       03/01/24            0
    607943                            2.8750       03/01/95        03/01/03
    028/686                           2.6250       04/01/95        04/01/03
      45                              3.1250          .0000           .0000
    A                                 7.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1376508                           5.7500        275,000.00        100
                                      5.7500        235,051.53         ZZ
                                      5.3750          1,455.33         1
                                     10.8750          1,580.05         55
    RICHMOND        VA    23220      10.5000       02/24/94
    0000622084                         .0000       04/01/94            00
    86849                              .0000       03/01/24            0
    607947                            2.8750       03/01/95        03/01/03
    246/448                           2.5000       04/01/95        04/01/03
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1376537                           5.6250        184,000.00        100
                                      5.6250        165,266.36         ZZ
                                      5.2500            946.02         1
                                     10.6250          1,096.80         80
    RAMSEY          NJ    07446      10.2500       03/31/94
    740795                             .0000       05/01/94            00
    GM10020909                         .0000       04/01/24            0
    607948                            2.8750       04/01/95        04/01/03
    669/514                           2.5000       05/01/95        05/01/03
      45                              2.8750          .0000           .0000
    A                                 6.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1376911                           5.6250        136,000.00        100
                                      5.6250        122,590.00         ZZ
                                      5.3750            761.56         1
                                     11.3750            813.57         80
    SANTA ROSA      CA    95403      11.1250       03/04/94
    9109325259                         .0000       05/01/94            00
    406154                             .0000       04/01/24            0
    607949                            2.8750       04/01/95        04/01/03
    736/686                           2.6250       05/01/95        05/01/03
      45                              3.3750          .0000           .0000
    A                                 7.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1379316                           5.5000        375,000.00        100
                                      5.5000        335,641.38         ZZ
                                      5.2500          1,984.54         1
                                     10.8750          2,203.49         55
    COS COB         CT    06807      10.6250       04/01/94
    294389458000000                    .0000       05/01/94            00
    438945                             .0000       04/01/24            0
    607969                            2.7500       04/01/95        04/01/03
    562/562                           2.5000       05/01/95        05/01/03
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1379738                           5.3750        140,000.00        100
                                      5.3750        124,643.30         ZZ
                                      5.1250            751.55         1
                                     11.0000            809.23         55
    BERKELEY        CA    94708      10.7500       03/30/94
    9109327131                         .0000       05/01/94            00
    413788                             .0000       04/01/24            0
    607972                            2.8750       05/01/95        05/01/03
    736/686                           2.6250       06/01/95        06/01/03
      45                              3.0000          .0000           .0000
    A                                 7.0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1380755                           5.3750        367,500.00        100
                                      5.3750        325,327.30         ZZ
                                      5.1250          2,029.35         1
                                     11.2500          2,103.71         75
    MEDFORD         NJ    08055      11.0000       05/10/94
    9109335282                         .0000       07/01/94            00
    865282                             .0000       06/01/24            0
    607977                            2.8750       06/01/95        06/01/03
    047/686                           2.6250       07/01/95        07/01/03
      45                              3.2500          .0000           .0000
    A                                 7.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1381159                           5.3750        359,100.00        100
                                      5.3750        325,957.01         ZZ
                                      5.1250          2,152.99         1
                                     12.0000          2,107.78         90
    WAIPAHU         HI    96797      11.7500       05/17/94
    4162554846                         .0000       07/01/94            10
    73123                              .0000       06/01/24           17
    0                                 2.8750       06/01/95        06/01/03
    353/S48                           2.6250       07/01/95        07/01/03
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1381943                           5.5000        252,000.00        100
                                      5.5000        226,262.42         T
                                      5.2500          1,372.11         1
                                     11.1250          1,485.92         80
    BONITA SPRINGS  FL    33923      10.8750       03/18/94
    9109330077                         .0000       05/01/94            00
    2938413                            .0000       04/01/24            0
    607982                            2.7500       04/01/95        04/01/03
1


    637/686                           2.5000       05/01/95        05/01/03
      45                              3.1250          .0000           .0000
    A                                 7.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1382172                           5.3750        150,000.00        100
                                      5.3750        134,935.93         ZZ
                                      5.1250            793.81         1
                                     10.8750            874.29         55
    SANTA FE        NM    87501      10.6250       04/08/94
    9109330267                         .0000       06/01/94            00
    1296581                            .0000       05/01/24            0
    607986                            2.8750       05/01/95        05/01/03
    028/686                           2.6250       06/01/95        06/01/03
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1382876                           5.3750        135,500.00        100
                                      5.3750        122,653.57         ZZ
                                      5.1250            758.76         2
                                     11.3750            793.13         80
    BOGOTA          NJ    07603      11.1250       05/10/94
    740810                             .0000       07/01/94            00
    GM10021015                         .0000       06/01/24            0
    607989                            2.8750       06/01/95        06/01/03
    669/514                           2.6250       07/01/95        07/01/03
      45                              3.3750          .0000           .0000
    A                                 7.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1383027                           5.3750        171,900.00        100
                                      5.3750        135,766.67         ZZ
                                      5.1250            949.24         1
                                     11.2500            883.28         90
    ASHBURN         VA    22011      11.0000       04/19/94
1


    9109332263                         .0000       06/01/94            10
    322934                             .0000       05/01/24           22
    607991                            2.8750       05/01/95        05/01/03
    028/686                           2.6250       06/01/95        06/01/03
      45                              3.2500          .0000           .0000
    A                                 7.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1384489                           5.3750        180,000.00        100
                                      5.3750        162,344.09         ZZ
                                      5.1250            966.28         1
                                     11.0000          1,051.88         67
    MAMARONECK      NY    10543      10.7500       04/22/94
    9109336116                         .0000       06/01/94            00
    606037691                          .0000       05/01/24            0
    608002                            2.8750       05/01/95        05/01/03
    249/686                           2.6250       06/01/95        06/01/03
      45                              3.0000          .0000           .0000
    A                                 7.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1385790                           7.2500         60,000.00        100
                                      7.2500         54,584.28         ZZ
                                      7.0000            359.73         1
                                     12.0000            413.64         34
    N. EASTON       MA    02356      11.7500       06/24/94
    9109338468                        4.0000       08/01/94            00
    95945                             3.7500       07/01/24            0
    608006                            2.8750       07/01/95        07/01/02
    A01/686                           2.6250       08/01/95        08/01/02
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1386363                           7.2500         98,300.00        100
                                      7.2500         89,491.15         ZZ
1


                                      7.0000            589.36         1
                                     12.0000            678.10         95
    KINGMAN         AZ    86401      11.7500       06/10/94
    9109338526                         .0000       08/01/94            04
    4279600                            .0000       07/01/24           25
    608010                            2.8750       07/01/95        07/01/02
    462/686                           2.6250       08/01/95        08/01/02
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1388023                           7.1250        435,000.00        100
                                      7.1250        383,091.14         ZZ
                                      6.8750          2,435.87         1
                                     11.3750          2,903.78         70
    HONOLULU        HI    96821      11.1250       07/07/94
    9109342767                         .0000       09/01/94            00
    60631                              .0000       08/01/24            0
    608018                            2.8750       08/01/95        08/01/02
    353/686                           2.6250       09/01/95        09/01/02
      45                              3.3750          .0000           .0000
    A                                 7.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           02             0           00/00/00
                                        O             .0000


    1389793                           7.0000         98,700.00        100
                                      7.0000         90,164.89         ZZ
                                      6.7500            615.76         1
                                     12.3750            667.14         70
    AVON            NC    27915      12.1250       08/05/94
    9109343450                         .0000       10/01/94            00
    4304184                            .0000       09/01/24            0
    608022                            2.8750       09/01/95        09/01/02
    462/686                           2.6250       10/01/95        10/01/02
      45                              4.3750          .0000           .0000
    A                                 8.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1390488                           7.1250         37,050.00        100
                                      7.1250         33,643.78         ZZ
                                      6.8750            225.12         1
                                     12.1250            251.93         95
    SPOKANE         WA    99207      11.8750       07/18/94
    9109343765                         .0000       09/01/94            04
    1708231                            .0000       08/01/24           25
    608028                            2.8750       08/01/95        08/01/02
    447/686                           2.6250       09/01/95        09/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1390702                           6.8750        240,000.00        100
                                      6.8750        218,609.42         ZZ
                                      6.6250          1,536.75         1
                                     12.6250          1,601.79         80
    NORTHPORT       NY    11767      12.3750       08/30/94
    9109344045                         .0000       10/01/94            00
    9411078                            .0000       09/01/24            0
    608029                            2.7500       09/01/95        09/01/02
    A47/686                           2.5000       10/01/95        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          09/01/95
        .0000                           05             C           09/01/99
                                        O             .5000


    1392025                           7.0000        109,100.00        100
                                      7.0000         99,509.94         ZZ
                                      6.7500            645.37         1
                                     11.8750            736.29         95
    ALBUQUERQUE     NM    87109      11.6250       08/19/94
    9109344979                         .0000       10/01/94            04
    10892029                           .0000       09/01/24           25
    608031                            2.8750       09/01/95        09/01/02
    047/686                           2.6250       10/01/95        10/01/02
      45                              3.8750          .0000           .0000
    A                                 7.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392155                           6.8750        320,000.00        100
                                      6.8750        291,166.42         ZZ
                                      6.6250          1,918.56         1
                                     12.0000          2,134.17         89
    OWENS CROSS RO  AL    35763      11.7500       08/19/94
    0000781248                         .0000       10/01/94            04
    472197                             .0000       09/01/24           22
    608033                            2.7500       10/01/95        10/01/02
    140/448                           2.5000       11/01/95        11/01/02
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392423                           7.0000         92,800.00        100
                                      7.0000         71,618.54         ZZ
                                      6.7500            491.11         1
                                     10.8750            542.18         80
    SEVEN HILLS     OH    44131      10.6250       08/25/94
    9109345257                         .0000       10/01/94            00
    94065133                           .0000       09/01/24            0
    608040                            2.8750       09/01/95        09/01/02
    429/686                           2.6250       10/01/95        10/01/02
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392889                           7.0000         50,000.00        100
                                      7.0000         44,581.86         ZZ
                                      6.7500            264.60         1
                                     10.8750            329.94         60
    MECHANICSBURG   PA    17055      10.6250       08/05/94
    9109345950                         .0000       10/01/94            00
    94063916                           .0000       09/01/24            0
    608044                            2.8750       09/01/95        09/01/02
    429/686                           2.6250       10/01/95        10/01/02
      45                              2.8750          .0000           .0000
    A                                 6.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1393280                           7.0000        133,000.00        100
                                      7.0000        121,069.26         ZZ
                                      6.7500            829.75         1
                                     12.3750            895.80         95
    MONTCLAIR       CA    91763      12.1250       08/02/94
    9109346560                         .0000       10/01/94            04
    4307757                            .0000       09/01/24           25
    608052                            2.8750       09/01/95        09/01/02
    462/686                           2.6250       10/01/95        10/01/02
      45                              4.3750          .0000           .0000
    A                                 8.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1393428                           7.1250         77,500.00        100
                                      7.1250         43,914.24         ZZ
                                      6.7500            502.66         1
                                     12.7500            357.34         70
    MARLTON         NJ    08053      12.3750       08/25/94
    8012277326                         .0000       10/01/94            00
    4451811                            .0000       09/01/24            0
    608054                            3.0000       09/01/95        09/01/02
    478/X14                           2.6250       10/01/95        10/01/02
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1393675                           7.0000         90,000.00        100
                                      7.0000         77,724.00         ZZ
                                      6.7500            568.86         1
                                     12.5000            574.21         59
    FALLS CHURCH    VA    22042      12.2500       09/29/94
    9109346461                         .0000       11/01/94            00
    2284870                            .0000       10/01/24            0
    0                                 2.8750       10/01/95        10/01/02
1


    696/686                           2.6250       11/01/95        11/01/02
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1394094                           7.1250         41,500.00        100
                                      7.1250         38,126.41         T
                                      6.8750            286.63         1
                                     13.3750            284.19         80
    MIAMI BEACH     FL    33141      13.1250       10/26/94
    9109348921                         .0000       12/01/94            00
    94HA102                            .0000       11/01/24            0
    608062                            2.8750       11/01/95        11/01/02
    766/686                           2.6250       12/01/95        12/01/02
      45                              5.3750          .0000           .0000
    A                                 9.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           08             0           00/00/00
                                        O             .0000


    1394484                           7.2500        328,400.00        100
                                      7.2500        301,682.60         ZZ
                                      7.0000          2,157.35         1
                                     12.8750          2,272.68         90
    SANTA ROSA      CA    95405      12.6250       10/07/94
    9109352402                         .0000       12/01/94            11
    23006737                           .0000       11/01/24           17
    608067                            3.0000       11/01/95        11/01/02
    013/686                           2.7500       12/01/95        12/01/02
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1394605                           7.0000        191,500.00        100
                                      7.0000        174,974.28         T
                                      6.7500          1,258.02         1
                                     12.8750          1,292.05         52
    ANNAPOLIS       MD    21403      12.6250       10/07/94
1


    9109348202                         .0000       12/01/94            00
    1122266                            .0000       11/01/24            0
    608069                            2.7500       11/01/95        11/01/02
    480/686                           2.5000       12/01/95        12/01/02
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1396947                           7.0000        116,450.00        100
                                      7.0000        106,460.20         ZZ
                                      6.7500            745.65         1
                                     12.6250            788.09         94
    SAN BERNARDINO  CA    92411      12.3750       09/14/94
    9109349713                         .0000       11/01/94            04
    4311080                            .0000       10/01/24           25
    96924                             2.8750       10/01/95        10/01/02
    462/686                           2.6250       11/01/95        11/01/02
      45                              4.6250          .0000           .0000
    A                                 8.6250           12             12
      360                               1            2.0000          2.0000
       6.2500                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1396965                           7.0000        265,300.00        100
                                      7.0000        242,807.47         ZZ
                                      6.7500          1,655.13         1
                                     12.3750          1,793.77         70
    CHICAGO         IL    60614      12.1250       09/28/94
    9109348657                         .0000       11/01/94            00
    1858976                            .0000       10/01/24            0
    608074                            2.8750       10/01/95        10/01/02
    447/686                           2.6250       11/01/95        11/01/02
      45                              4.3750          .0000           .0000
    A                                 8.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1397436                           6.8750         40,500.00        100
                                      6.8750         37,193.69         T
1


                                      6.6250            290.15         1
                                     13.7500            271.05         75
    MIAMI BEACH     FL    33134      13.5000       11/22/94
    9109353152                         .0000       01/01/95            00
    94HA105                            .0000       12/01/24            0
    608079                            2.8750       12/01/95        12/01/02
    766/686                           2.6250       01/01/96        01/01/03
      45                              5.7500          .0000           .0000
    A                                 9.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           08             0           00/00/00
                                        O             .0000


    1397557                           7.1250         84,000.00        100
                                      7.1250         77,097.02         T
                                      6.8750            551.82         1
                                     12.8750            574.66         80
    TAHOE CITY      CA    96145      12.6250       10/20/94
    9109351842                         .0000       12/01/94            00
    427631                             .0000       11/01/24            0
    608081                            2.8750       11/01/95        11/01/02
    736/686                           2.6250       12/01/95        12/01/02
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1398007                           6.8750        135,000.00        100
                                      6.8750        123,836.41         ZZ
                                      6.6250            909.52         1
                                     13.1250            902.48         45
    FLEMINGTON      NJ    08822      12.8750       11/08/94
    9109350158                         .0000       01/01/95            00
    4023180                            .0000       12/01/24            0
    608090                            2.8750       12/01/95        12/01/02
    637/686                           2.6250       01/01/96        01/01/03
      45                              5.1250          .0000           .0000
    A                                 9.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1398093                           7.0000        110,650.00        100
                                      7.0000        100,060.24         ZZ
                                      6.7500            663.40         1
                                     12.0000            739.21         95
    BEND            OR    97701      11.7500       09/27/94
    9109350299                         .0000       11/01/94            04
    362799                             .0000       10/01/24           25
    608093                            2.8750       10/01/95        10/01/02
    375/686                           2.6250       11/01/95        11/01/02
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1398095                           6.8750        102,350.00        100
                                      6.8750         92,318.81         ZZ
                                      6.6250            605.44         1
                                     11.8750            676.44         89
    LONGVIEW        WA    98632      11.6250       11/01/94
    9109350927                         .0000       01/01/95            04
    364744                             .0000       12/01/24           17
    608094                            2.8750       12/01/95        12/01/02
    375/686                           2.6250       01/01/96        01/01/03
      45                              3.8750          .0000           .0000
    A                                 7.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          12/01/95
        .0000                           05             E           12/01/99
                                        O             .6250


    1398109                           7.1250         73,150.00        100
                                      7.1250         67,078.30         ZZ
                                      6.8750            468.39         1
                                     12.6250            499.99         95
    JACKSONVILLE    IL    62650      12.3750       10/14/94
    1859993                            .0000       12/01/94            04
    1859993                            .0000       11/01/24           25
    608095                            2.8750       11/01/95        11/01/02
    447/447                           2.6250       12/01/95        12/01/02
      45                              4.6250          .0000           .0000
    A                                 8.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1398124                           7.1250         96,000.00        100
                                      7.1250         86,764.31         ZZ
                                      6.8750            567.88         1
                                     11.8750            646.72         80
    PHILLIPSBURG    NJ    08865      11.6250       10/28/94
    9109351412                         .0000       12/01/94            00
    4024279                            .0000       11/01/24            0
    608096                            2.8750       11/01/95        11/01/02
    637/686                           2.6250       12/01/95        12/01/02
      45                              3.8750          .0000           .0000
    A                                 7.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1398156                           7.1250        153,600.00        100
                                      7.1250        140,325.37         ZZ
                                      6.8750          1,021.91         1
                                     13.0000          1,046.21         80
    RANCHO CUCAMON  CA    91701      12.7500       10/27/94
    9109350778                         .0000       12/01/94            00
    3458254                            .0000       11/01/24            0
    608099                            2.8750       11/01/95        11/01/02
    637/686                           2.6250       12/01/95        12/01/02
      45                              5.0000          .0000           .0000
    A                                 9.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1398696                           6.8750         51,750.00        100
                                      6.8750         47,209.53         ZZ
                                      6.6250            339.97         1
                                     12.8750            344.05         90
    SUN CITY        AZ    85351      12.6250       11/18/94
    1907840                            .0000       01/01/95            04
    1907840                            .0000       12/01/24           17
    608104                            2.8750       12/01/95        12/01/02
    447/447                           2.6250       01/01/96        01/01/03
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1398698                           6.8750        214,200.00        100
                                      6.8750        164,308.12         ZZ
                                      6.6250          1,371.55         1
                                     12.6250          1,234.18         90
    RANCHO CUCAMON  CA    91737      12.3750       11/01/94
    1875620                            .0000       01/01/95            21
    1875620                            .0000       12/01/24           17
    608105                            2.8750       12/01/95        12/01/02
    447/447                           2.6250       01/01/96        01/01/03
      45                              4.6250          .0000           .0000
    A                                 8.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399083                           6.8750         52,500.00        100
                                      6.8750         47,853.39         ZZ
                                      6.6250            319.00         1
                                     12.1250            348.87         75
    BREMERTON       WA    98312      11.8750       11/02/94
    9109352428                         .0000       01/01/95            00
    365875                             .0000       12/01/24            0
    608112                            2.8750       12/01/95        12/01/02
    375/686                           2.6250       01/01/96        01/01/03
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399883                           6.8750         38,250.00        100
                                      6.8750         35,069.06         ZZ
                                      6.6250            251.28         1
                                     12.8750            255.57         66
    ST PETERSBURG   FL    33713      12.6250       11/23/94
    9109352592                         .0000       01/01/95            00
    3832193                            .0000       12/01/24            0
    608116                            2.8750       12/01/95        12/01/02
1


    637/686                           2.6250       01/01/96        01/01/03
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400025                           7.1250        143,500.00        100
                                      7.1250        131,445.90         ZZ
                                      6.7500            883.56         1
                                     12.2500            979.77         70
    BELLMORE        NY    11710      11.8750       10/06/94
    0010702140                         .0000       12/01/94            00
    3161374                            .0000       11/01/24            0
    608124                            2.8750       11/01/95        11/01/02
    072/S48                           2.5000       12/01/95        12/01/02
      45                              4.2500          .0000           .0000
    A                                 8.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400057                           7.1250        300,000.00        100
                                      7.1250        118,512.32         ZZ
                                      6.7500          1,871.61         1
                                     12.3750          1,235.22         53
    T/O MOUNT PLEA  NY    10570      12.0000       10/24/94
    0010702157                         .0000       12/01/94            00
    3403637                            .0000       11/01/24            0
    608125                            2.8750       11/01/95        11/01/02
    072/S48                           2.5000       12/01/95        12/01/02
      45                              4.3750          .0000           .0000
    A                                 8.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400061                           6.8750         47,600.00        100
                                      6.8750         42,766.08         ZZ
                                      6.6250            300.87         1
                                     12.5000            311.66         80
    BRADENTON       FL    34210      12.2500       12/05/94
1


    9109352709                         .0000       01/01/95            00
    2956373                            .0000       12/01/24            0
    608126                            2.8750       12/01/95        12/01/02
    637/686                           2.6250       01/01/96        01/01/03
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1400069                           6.8750         86,850.00        100
                                      6.8750         79,540.60         ZZ
                                      6.6250            563.31         1
                                     12.7500            579.66         90
    GRANDVILLE      MI    49418      12.5000       11/30/94
    9109354648                         .0000       01/01/95            01
    3615077                            .0000       12/01/24           17
    608127                            2.8750       12/01/95        12/01/02
    637/686                           2.6250       01/01/96        01/01/03
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400076                           6.8750         92,000.00        100
                                      6.8750         84,250.00         ZZ
                                      6.6250            596.71         1
                                     12.7500            614.03         86
    CAPE CORAL      FL    33990      12.5000       11/29/94
    9109354077                         .0000       01/01/95            04
    2954089                            .0000       12/01/24           17
    608128                            2.8750       12/01/95        12/01/02
    637/686                           2.6250       01/01/96        01/01/03
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400106                           6.8750        116,900.00        100
                                      6.8750        107,258.92         ZZ
1


                                      6.6250            797.47         1
                                     13.2500            781.67         90
    JACKSONVILLE    FL    32257      13.0000       12/01/94
    9109352576                         .0000       01/01/95            11
    3920865                            .0000       12/01/24           17
    608130                            2.8750       12/01/95        12/01/02
    637/686                           2.6250       01/01/96        01/01/03
      45                              5.2500          .0000           .0000
    A                                 9.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1400209                           6.8750        171,500.00        100
                                      6.8750        157,063.27         ZZ
                                      6.6250          1,098.13         1
                                     12.6250          1,144.62         70
    WAKE FOREST     NC    27587      12.3750       12/05/94
    9109353285                         .0000       01/01/95            00
    157515273                          .0000       12/01/24            0
    608133                            2.8750       12/01/95        12/01/02
    249/686                           2.6250       01/01/96        01/01/03
      45                              4.6250          .0000           .0000
    A                                 8.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400343                           7.0000         94,900.00        100
                                      7.0000         87,257.60         ZZ
                                      6.6250            631.38         1
                                     13.0000            641.67         90
    CLEARWATER      FL    34621      12.6250       12/14/94
    2856999                            .0000       02/01/95            14
    3832417                            .0000       01/01/25           25
    608135                            2.8750       01/01/96        01/01/03
    637/447                           2.5000       02/01/96        02/01/03
      45                              5.0000          .0000           .0000
    A                                 9.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1400639                           6.8750         94,900.00        100
                                      6.8750         77,431.42         ZZ
                                      6.6250            592.06         1
                                     12.3750            564.29         95
    DOVER           PA    17315      12.1250       11/30/94
    1902578                            .0000       01/01/95            21
    1902578                            .0000       12/01/24           25
    608140                            2.8750       12/01/95        12/01/02
    447/447                           2.6250       01/01/96        01/01/03
      45                              4.3750          .0000           .0000
    A                                 8.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400847                           6.8750        119,900.00        100
                                      6.8750        109,942.39         T
                                      6.5000            838.36         1
                                     13.5000            799.98         80
    BERLIN          MD    21811      13.1250       12/09/94
    0000622485                         .0000       02/01/95            00
    88347                              .0000       01/01/25            0
    97825                             2.7500       01/01/96        01/01/03
    246/448                           2.3750       02/01/96        02/01/03
      45                              5.5000          .0000           .0000
    A                                 9.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1401088                           7.0000        133,000.00        100
                                      7.0000        121,240.63         ZZ
                                      6.7500            941.37         1
                                     13.6250            893.93         74
    ESCONDIDO       CA    92025      13.3750       12/23/94
    9109354861                         .0000       02/01/95            00
    430306                             .0000       01/01/25            0
    96942                             2.8750       01/01/96        01/01/03
    736/686                           2.6250       02/01/96        02/01/03
      45                              5.6250          .0000           .0000
    A                                 9.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1403375                           7.1250        125,900.00        100
                                      7.1250        115,349.05         ZZ
                                      6.7500            795.77         1
                                     12.5000            859.79         90
    NATIONAL CITY   CA    91950      12.1250       10/24/94
    5779766536                         .0000       12/01/94            04
    420224338                          .0000       11/01/24           20
    96965                             2.8750       11/01/95        11/01/02
    417/405                           2.5000       12/01/95        12/01/02
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1403570                           6.6250         97,000.00        100
                                      6.6250         88,421.22         ZZ
                                      6.3750            678.24         1
                                     13.5000            628.81         83
    MORENO VALLEY   CA    92553      13.2500       01/13/95
    9109356171                         .0000       03/01/95            04
    2053421972                         .0000       02/01/25           12
    97004                             2.8750       02/01/96        02/01/03
    324/686                           2.6250       03/01/96        03/01/03
      45                              5.5000          .0000           .0000
    A                                 9.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1425389                           7.1250         84,000.00        100
                                      7.1250         66,719.17         ZZ
                                      6.8750            490.20         1
                                     11.7500            506.82         66
    SAN ANTONIO     TX    78232      11.5000       07/12/95
    0657575                            .0000       09/01/95            00
    10832416                           .0000       08/01/25            0
    608147                            2.8750       08/01/96        08/01/02
    047/G48                           2.6250       09/01/96        09/01/02
      45                              3.7500          .0000           .0000
    A                                 7.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1436467                           7.0000        499,750.00        100
                                      7.0000        453,320.18         ZZ
                                      6.7500          3,036.53         1
                                     12.1250          3,301.45         65
    ISLAMORADA      FL    33036      11.8750       09/13/95
    0657591                            .0000       11/01/95            00
    0501015520                         .0000       10/01/25            0
    608154                            2.8750       10/01/96        10/01/02
    590/G48                           2.6250       11/01/96        11/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1438309                           7.0000        238,500.00        100
                                      7.0000        220,842.71         ZZ
                                      6.7500          1,586.75         1
                                     13.0000          1,607.85         90
    MONSEY          NY    10952      12.7500       07/31/95
    9109363755                         .0000       09/01/95            14
    4606356                            .0000       08/01/25           25
    608160                            2.7500       08/01/96        08/01/02
    637/686                           2.5000       09/01/96        09/01/02
      45                              5.0000          .0000           .0000
    A                                 9.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1438315                           5.5000        224,000.00        100
                                      5.5000        180,073.08         ZZ
                                      5.2500          1,965.76         2
                                     16.0000          1,416.94         80
    BRONX           NY    10469      15.7500       04/28/88
    0657696                            .0000       06/01/88            00
    4471769                            .0000       05/01/18            0
    608162                            3.0000       05/01/89        05/01/03
1


    073/G48                           2.7500       06/01/89        06/01/03
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1440725                           7.0000        234,000.00        100
                                      7.0000        217,212.24         ZZ
                                      6.7500          1,517.72         1
                                     12.7500          1,578.61         75
    PHOENIX         AZ    85021      12.5000       08/07/95
    9109364068                         .0000       10/01/95            00
    7000581                            .0000       09/01/25            0
    608177                            2.8750       09/01/96        09/01/02
    372/686                           2.6250       10/01/96        10/01/02
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1440765                           7.1250        180,000.00        100
                                      7.1250        166,886.36         ZZ
                                      6.8750          1,137.72         1
                                     12.5000          1,227.67         65
    FAYETTEVILLE    NC    28306      12.2500       08/01/95
    0657571                            .0000       09/01/95            00
    3239747                            .0000       08/01/25            0
    608179                            2.8750       08/01/96        08/01/02
    447/G48                           2.6250       09/01/96        09/01/02
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1443037                           7.0000        198,750.00        100
                                      7.0000        183,694.06         ZZ
                                      6.7500          1,191.61         1
                                     12.0000          1,336.93         75
    BOZEMAN         MT    59715      11.7500       07/12/95
1


    0657612                            .0000       09/01/95            00
    798355                             .0000       08/01/25            0
    608189                            2.7500       08/01/96        08/01/02
    626/G48                           2.5000       09/01/96        09/01/02
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1446110                           6.8750        211,450.00        100
                                      6.8750        195,221.69         ZZ
                                      6.6250          1,442.46         1
                                     13.2500          1,404.68         90
    WALNUT          CA    91789      13.0000       09/27/95
    9109364639                         .0000       11/01/95            10
    88000740                           .0000       10/01/25           25
    608193                            2.7500       10/01/96        10/01/02
    B23/686                           2.5000       11/01/96        11/01/02
      45                              5.2500          .0000           .0000
    A                                 9.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1448150                           7.0000        104,500.00        100
                                      7.0000         96,204.57         ZZ
                                      6.7500            626.53         1
                                     12.0000            699.18         95
    BOISE           ID    83704      11.7500       08/10/95
    0657918                            .0000       10/01/95            10
    376115                             .0000       09/01/25           30
    97850                             2.8750       09/01/96        09/01/02
    375/G48                           2.6250       10/01/96        10/01/02
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1452598                           7.0000        152,750.00        100
                                      7.0000        116,739.38         ZZ
1


                                      6.7500            928.13         1
                                     12.1250            871.35         65
    NEWARK          CA    94560      11.8750       08/22/95
    0658033                            .0000       10/01/95            00
    443799                             .0000       09/01/25            0
    97866                             2.8750       09/01/96        09/01/02
    736/G48                           2.6250       10/01/96        10/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1454152                           7.1250        169,600.00        100
                                      7.1250        157,865.93         ZZ
                                      6.8750          1,100.02         1
                                     12.7500          1,156.44         80
    LOS ANGELES     CA    91344      12.5000       10/26/95
    0658069                            .0000       12/01/95            00
    2124697                            .0000       11/01/25            0
    97871                             2.8750       11/01/96        11/01/02
    776/G48                           2.6250       12/01/96        12/01/02
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1456481                           7.0000        159,250.00        100
                                      7.0000        147,724.71         ZZ
                                      6.7500            967.62         1
                                     12.1250          1,072.08         65
    MIAMI           FL    33176      11.8750       09/08/95
    0660155                            .0000       11/01/95            00
    450220132                          .0000       10/01/25            0
    97877                             2.8750       10/01/96        10/01/02
    560/G48                           2.6250       11/01/96        11/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1456630                           7.0000        251,000.00        100
                                      7.0000        234,172.28         T
                                      6.7500          1,691.03         1
                                     13.1250          1,692.30         70
    DESTIN          FL    32541      12.8750       12/21/95
    0459913588                         .0000       02/01/96            00
    0131713                            .0000       01/01/26            0
    608560                            2.8750       01/01/97        01/01/03
    A18/G02                           2.6250       02/01/97        02/01/03
      45                              5.1250          .0000           .0000
    A                                 9.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1462299                           6.8750        318,750.00        100
                                      6.8750        292,951.67         ZZ
                                      6.6250          1,911.07         1
                                     12.0000          2,104.64         75
    ORLAND PARK     IL    60462      11.7500       11/15/95
    0660038                            .0000       01/01/96            00
    0410019574                         .0000       12/01/25            0
    608326                            2.8750       12/01/96        12/01/02
    E22/G48                           2.6250       01/01/97        01/01/03
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466104                          10.0000        127,100.00        100
                                     10.0000        119,115.95         ZZ
                                      9.5000          1,115.39         1
                                     16.0000          1,113.35         90
    SALIDA          CA    95368      15.5000       10/16/95
    0800023269                       10.0000       12/01/95            23
    7911829                           9.5000       11/01/25            0
    0                                 4.9000       11/01/98        11/01/02
    862/K61                           4.4000       12/01/98        12/01/02
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1467665                           6.8750        219,000.00        100
                                      6.8750        202,817.48         ZZ
                                      6.6250          1,313.02         1
                                     12.0000          1,451.90         75
    BELLINGHAM      WA    98225      11.7500       11/16/95
    0660058                            .0000       01/01/96            00
    0410031744                         .0000       12/01/25            0
    608337                            2.8750       12/01/96        12/01/02
    E22/G48                           2.6250       01/01/97        01/01/03
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1468054                           6.6250        243,750.00        100
                                      6.6250        227,076.06         ZZ
                                      6.3750          1,580.96         1
                                     12.7500          1,585.65         75
    LOS ANGELES     CA    90077      12.5000       01/24/96
    0658747                            .0000       03/01/96            00
    890065                             .0000       02/01/26            0
    608363                            2.8750       02/01/97        02/01/03
    764/G48                           2.6250       03/01/97        03/01/03
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1468574                           7.0000        269,900.00        100
                                      7.0000        251,415.85         ZZ
                                      6.7500          1,683.83         1
                                     12.3750          1,816.92         73
    GERMANTOWN      TN    38138      12.1250       12/14/95
    2063397                            .0000       02/01/96            00
    2063397                            .0000       01/01/26            0
    608342                            2.8750       01/01/97        01/01/03
    447/447                           2.6250       02/01/97        02/01/03
      45                              4.3750          .0000           .0000
    A                                 8.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1471902                           5.7500        300,000.00        100
                                      5.7500        279,525.91         ZZ
                                      5.5000          1,920.94         1
                                     12.6250          1,800.39         75
    BULVERDE        TX    78163      12.3750       02/13/96
    0658795                            .0000       04/01/96            00
    2143642                            .0000       03/01/26            0
    608370                            2.8750       03/01/97        03/01/03
    664/G48                           2.6250       04/01/97        04/01/03
      45                              4.6250          .0000           .0000
    A                                 8.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1474337                           6.6250         74,000.00        100
                                      6.6250         10,753.69         ZZ
                                      6.3750            455.64         1
                                     12.2500             81.49         56
    NEWTON          KS    67114      12.0000       01/17/96
    0658717                            .0000       03/01/96            00
    3362668                            .0000       02/01/26            0
    608375                            2.8750       02/01/97        02/01/03
    447/G48                           2.6250       03/01/97        03/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1474530                           7.1250         42,000.00        100
                                      7.1250         35,656.97         ZZ
                                      6.8750            255.20         2
                                     12.1250            283.20         70
    AMSTERDAM       NY    12010      11.8750       10/13/95
    0658723                            .0000       12/01/95            00
    3280699                            .0000       11/01/25            0
    608376                            2.8750       11/01/96        11/01/02
1


    447/G48                           2.6250       12/01/96        12/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1481118                           5.7500        166,500.00        100
                                      5.7500        150,658.18         ZZ
                                      5.5000            958.47         1
                                     11.6250            970.37         75
    WEST BLOOMFIEL  MI    48322      11.3750       02/29/96
    0658791                            .0000       04/01/96            00
    951839                             .0000       03/01/26            0
    608454                            2.8750       03/01/97        03/01/03
    A06/G48                           2.6250       04/01/97        04/01/03
      45                              3.6250          .0000           .0000
    A                                 7.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1481845                           5.7500        365,000.00        100
                                      5.7500        338,412.00         ZZ
                                      5.5000          2,072.43         1
                                     11.5000          2,179.67         76
    WATERFORD       MI    48329      11.2500       02/29/96
    0658799                            .0000       04/01/96            00
    954146                             .0000       03/01/26            0
    608455                            2.8750       03/01/97        03/01/03
    A06/G48                           2.6250       04/01/97        04/01/03
      45                              3.5000          .0000           .0000
    A                                 7.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484934                          10.6250        142,500.00        100
                                     10.6250        135,842.17         ZZ
                                     10.1250          1,290.20         1
                                     16.3750          1,316.47         75
    OCEANPORT       NJ    07757      15.8750       09/14/95
1


    0800027658                       10.3750       11/01/95            00
    1813591                           9.8750       10/01/25            0
    0                                 6.5000       10/01/98        10/01/02
    F14/K61                           6.0000       11/01/98        11/01/02
      45                             10.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484966                           9.5000         52,300.00        100
                                      9.5000         49,296.67         ZZ
                                      9.0000            439.77         1
                                     15.5000            438.72         63
    OREM            UT    84058      15.0000       10/23/95
    0800027757                        9.5000       12/01/95            00
    1830140                           9.0000       11/01/25            0
    0                                 4.7500       11/01/98        11/01/02
    F14/K61                           4.2500       12/01/98        12/01/02
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484968                           9.6250        142,500.00        100
                                      9.6250        135,400.16         ZZ
                                      9.1250          1,211.23         1
                                     15.6250          1,213.57         75
    LAWAI           HI    96765      15.1250       11/07/95
    0800027765                        9.6250       01/01/96            00
    1830165                           9.1250       12/01/25            0
    0                                 4.7500       12/01/98        12/01/02
    F14/K61                           4.2500       01/01/99        01/01/03
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484969                          10.2500        104,000.00        100
                                     10.2500         99,246.81         ZZ
1


                                      9.7500            931.95         1
                                     16.2500            933.32         80
    ROCHESTER       WA    98579      15.7500       10/23/95
    0800027773                       10.2500       12/01/95            00
    1830322                           9.7500       11/01/25            0
    0                                 5.5000       11/01/98        11/01/02
    F14/K61                           5.0000       12/01/98        12/01/02
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485000                           9.8750         66,000.00        100
                                      9.8750         62,730.18         ZZ
                                      9.3750            573.11         1
                                     15.8750            574.34         60
    RED BANK        NJ    07701      15.3750       11/03/95
    0800027898                        9.8750       01/01/96            00
    1833201                           9.3750       12/01/25            0
    0                                 5.8750       12/01/98        12/01/02
    F14/K61                           5.3750       01/01/99        01/01/03
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1485007                           9.0000         86,100.00        100
                                      9.0000         81,268.37         ZZ
                                      8.5000            692.78         1
                                     15.0000            694.60         60
    PARK CITY       UT    84060      14.5000       10/30/95
    0800027922                        9.0000       12/01/95            00
    1833292                           8.5000       11/01/25            0
    0                                 4.1250       11/01/98        11/01/02
    F14/K61                           3.6250       12/01/98        12/01/02
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000
1




    1485023                           9.8750        164,000.00        100
                                      9.8750        156,271.26         ZZ
                                      9.3750          1,424.09         1
                                     15.8750          1,427.52         33
    HONOLULU        HI    96822      15.3750       11/16/95
    0800027997                        9.8750       01/01/96            00
    1834571                           9.3750       12/01/25            0
    0                                 5.0000       12/01/98        12/01/02
    F14/K61                           4.5000       01/01/99        01/01/03
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485067                           8.7500         87,500.00        100
                                      8.7500         82,222.09         ZZ
                                      8.2500            688.37         1
                                     14.7500            690.04         68
    DURANGO         CO    81301      14.2500       09/14/95
    0800028193                        8.7500       11/01/95            00
    1870260                           8.2500       10/01/25            0
    0                                 3.8750       10/01/98        10/01/02
    F14/K61                           3.3750       11/01/98        11/01/02
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485074                          10.1250         78,000.00        100
                                     10.1250         74,177.43         ZZ
                                      9.6250            691.73         1
                                     16.1250            691.67         65
    CHICAGO         IL    60644      15.6250       09/26/95
    0800028219                       10.1250       11/01/95            00
    1870377                           9.6250       10/01/25            0
    0                                 5.3750       10/01/98        10/01/02
    F14/K61                           4.8750       11/01/98        11/01/02
      45                             10.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485099                          11.7500         45,000.00        100
                                     11.7500         38,441.35         ZZ
                                     11.2500            374.29         1
                                     21.0000            410.04         45
    VIRGINIA BEACH  VA    23452      20.5000       11/22/95
    0800028292                        9.3750       01/01/96            00
    1871789                           8.8750       12/01/25            0
    0                                 7.7500       12/01/98        12/01/02
    F14/K61                           7.2500       01/01/99        01/01/03
      45                              9.3750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
      11.6250                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485121                          11.3750         49,500.00        100
                                     11.3750         47,401.75         ZZ
                                     10.8750            398.29         1
                                     15.0000            483.10         75
    INDIO           CA    92201      14.5000       11/15/95
    0800028417                        9.0000       01/01/96            00
    1872910                           8.5000       12/01/25            0
    0                                 7.3750       12/01/98        12/01/02
    F14/K61                           6.8750       01/01/99        01/01/03
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488028                           8.3750         79,850.00        100
                                      8.3750         74,993.31         ZZ
                                      7.8750            606.92         1
                                     14.3750            608.38         75
    PAYSON          UT    84651      13.8750       12/07/95
    0800029233                        8.3750       02/01/96            00
    1882042                           7.8750       01/01/26            0
    0                                 3.2500       01/01/99        01/01/03
    F14/K61                           2.7500       02/01/99        02/01/03
      45                              8.3750          .0000           .0000
    A                                11.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488058                          11.8750         60,000.00        100
                                     11.8750         56,923.86         ZZ
                                     11.3750            482.77         1
                                     15.0000            599.91         41
    HAMILTON        MT    59840      14.5000       01/23/96
    0800029332                        9.0000       03/01/96            00
    1887447                           8.5000       02/01/26            0
    0                                 8.1250       02/01/99        02/01/03
    F14/K61                           7.6250       03/01/99        03/01/03
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488780                           5.7500        292,000.00        100
                                      5.7500        262,425.44         ZZ
                                      5.5000          1,612.43         1
                                     11.2500          1,703.11         67
    POTOMAC         MD    20854      11.0000       02/21/96
    0660076                            .0000       04/01/96            00
    410068613                          .0000       03/01/26            0
    608462                            2.8750       03/01/97        03/01/03
    E22/G48                           2.6250       04/01/97        04/01/03
      45                              3.2500          .0000           .0000
    A                                 7.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1490411                           5.7500        332,000.00        100
                                      5.7500        287,461.56         ZZ
                                      5.5000          2,153.35         1
                                     12.7500          2,031.87         80
    CAMBRIA         CA    93428      12.5000       02/03/92
    0730382                           6.0000       04/01/92            00
    884042                             .0000       03/01/22            0
    608469                            2.8750       03/01/93        03/01/03
1


    B75/737                           2.6250       04/01/93        04/01/03
      45                              6.0000          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .7500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1494477                           5.3750         65,000.00        100
                                      5.3750         60,785.07         T
                                      5.0000            421.59         1
                                     12.7500            376.74         70
    FORT LAUDERDAL  FL    33308      12.3750       04/02/96
    0660102                            .0000       06/01/96            00
    410114300                          .0000       05/01/26            0
    608479                            2.8750       05/01/97        05/01/03
    E22/G48                           2.5000       06/01/97        06/01/03
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1494527                           5.6250        200,716.00        100
                                      5.6250        185,120.83         ZZ
                                      5.3750          1,235.85         1
                                     12.2500          1,177.07         95
    MIDLOTHIAN      VA    23112      12.0000       03/29/96
    2088545                            .0000       05/01/96            21
    2088545                            .0000       04/01/26           25
    608480                            2.8750       04/01/97        04/01/03
    447/447                           2.6250       05/01/97        05/01/03
      45                              4.2500          .0000           .0000
    A                                 8.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1495128                           5.3750        187,000.00        100
                                      5.3750        174,227.11         ZZ
                                      5.1250          1,259.85         1
                                     13.1250          1,079.83         44
    UPPERVILLE      VA    22176      12.8750       04/12/96
1


    0459925871                         .0000       06/01/96            00
    5010767                            .0000       05/01/26            0
    608485                            2.8750       05/01/97        05/01/03
    696/G02                           2.6250       06/01/97        06/01/03
      45                              5.1250          .0000           .0000
    A                                 9.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1495243                           5.6250        300,000.00        100
                                      5.6250        279,577.78         ZZ
                                      5.3750          1,798.65         1
                                     12.0000          1,776.98         80
    CHICAGO         IL    60610      11.7500       03/01/96
    0660165                            .0000       05/01/96            00
    450355888                          .0000       04/01/26            0
    608487                            2.8750       04/01/97        04/01/03
    560/G48                           2.6250       05/01/97        05/01/03
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1496453                           5.3750        415,200.00        100
                                      5.3750        387,928.17         ZZ
                                      5.1250          2,727.57         1
                                     12.8750          2,404.31         80
    LAGUNA BEACH    CA    92651      12.6250       04/15/96
    0459929063                         .0000       06/01/96            00
    23000529                           .0000       05/01/26            0
    608493                            2.8750       05/01/97        05/01/03
    470/G02                           2.6250       06/01/97        06/01/03
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1496922                           5.6250         35,000.00        100
                                      5.6250         32,663.52         ZZ
1


                                      5.3750            221.23         1
                                     12.5000            207.61         25
    SEEATTLE        WA    98125      12.2500       04/01/96
    2092201                            .0000       05/01/96            00
    2092201                            .0000       04/01/26            0
    608495                            2.8750       04/01/97        04/01/03
    447/447                           2.6250       05/01/97        05/01/03
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1497284                           5.3750        317,100.00        100
                                      5.3750        175,114.59         ZZ
                                      5.1250          2,056.71         1
                                     12.7500          1,085.33         61
    GROSSE POINTE   MI    48236      12.5000       04/22/96
    0659098                            .0000       06/01/96            00
    103961708                          .0000       05/01/26            0
    608497                            2.8750       05/01/97        05/01/03
    A11/G48                           2.6250       06/01/97        06/01/03
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1497464                           5.6250        251,900.00        100
                                      5.6250        234,631.35         ZZ
                                      5.3750          1,490.09         1
                                     11.8750          1,491.31         90
    SANDY           UT    84092      11.6250       03/14/96
    0659109                            .0000       05/01/96            21
    2091127                            .0000       04/01/26           25
    608498                            2.8750       04/01/97        04/01/03
    447/G48                           2.6250       05/01/97        05/01/03
      45                              3.8750          .0000           .0000
    A                                 7.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1498457                           6.6250        110,250.00        100
                                      6.6250        104,657.81         ZZ
                                      6.1250            867.34         1
                                     14.7500            727.66         90
    MIAMI           FL    33178      14.2500       04/30/96
    0800031494                         .0000       06/01/96            11
    960Z0188                           .0000       05/01/26           25
    0                                 4.1250       05/01/97        05/01/03
    766/K61                           3.6250       06/01/97        06/01/03
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1500070                           7.8750         91,800.00        100
                                      7.8750         87,975.17         ZZ
                                      7.3750            738.64         1
                                     15.0000            680.83         90
    COLONIAL BEACH  VA    22443      14.5000       05/24/96
    0800032260                         .0000       07/01/96            23
    9020010                            .0000       06/01/26            0
    0                                 5.3750       06/01/97        06/01/03
    696/K61                           4.8750       07/01/97        07/01/03
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503163                           9.3750         41,200.00        100
                                      9.3750         39,334.79         ZZ
                                      8.8750            357.76         1
                                     15.8750            343.55         80
    SCHAUMBURG      IL    60193      15.3750       06/10/96
    0800033144                         .0000       08/01/96            00
    0410170765                         .0000       07/01/26            0
    0                                 5.0000       07/01/97        07/01/02
    E22/K61                           4.5000       08/01/97        08/01/02
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1504161                           8.7500        138,400.00        100
                                      8.7500        132,378.50         ZZ
                                      8.2500          1,163.74         1
                                     15.5000          1,098.91         80
    VALLEY STREAM   NY    11580      15.0000       07/17/96
    0800033524                         .0000       09/01/96            00
    12345                              .0000       08/01/26            0
    0                                 4.5000       08/01/97        08/01/02
    705/K61                           4.0000       09/01/97        09/01/02
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504738                           6.3750         63,900.00        100
                                      6.3750         59,885.30         ZZ
                                      5.8750            584.52         1
                                     16.5000            405.93         90
    WATKINSVILLE    GA    30677      16.0000       06/19/96
    0800033797                         .0000       08/01/96            23
    30677                              .0000       07/01/26            0
    0                                 2.0000       07/01/97        07/01/02
    896/K61                           1.5000       08/01/97        08/01/02
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504892                           8.7500         48,750.00        100
                                      8.7500         46,586.14         T
                                      8.2500            455.08         1
                                     16.7500            387.11         75
    UNIONVILLE      IN    47468      16.2500       06/14/96
    0800033854                         .0000       08/01/96            00
    0410179329                         .0000       07/01/26            0
    0                                 4.3750       07/01/97        07/01/02
    E22/K61                           3.8750       08/01/97        08/01/02
      45                              8.7500          .0000           .0000
    A                                12.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1507103                           6.1250        128,155.00        100
                                      6.1250        120,710.21         ZZ
                                      5.2500            841.89         1
                                     12.8750            800.98         95
    OAKLAND         CA    94609      12.0100       05/13/96
    5773931649                         .0000       07/01/96            22
    3931649                            .0000       06/01/26           30
    608601                            3.6250       06/01/97        06/01/03
    405/405                           2.7600       07/01/97        07/01/03
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508647                           7.2500         42,250.00        100
                                      7.2500         39,649.16         ZZ
                                      6.8750            274.03         1
                                     12.7500            290.49         77
    LARGO           FL    34643      12.3750       06/06/96
    0660141                            .0000       08/01/96            00
    410189203                          .0000       07/01/26            0
    608607                            2.8750       07/01/97        07/01/02
    E22/G48                           2.5000       08/01/97        08/01/02
      45                              4.7500          .0000           .0000
    A                                 8.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1508873                          10.6250         84,000.00        100
                                     10.6250         80,972.38         ZZ
                                     10.1250            776.24         1
                                     16.6250            777.82         80
    WOODSTOCK       GA    30189      16.1250       07/03/96
    0800034738                       10.6250       08/01/96            00
    960584                           10.1250       07/01/26            0
    0                                 5.5000       07/01/97        07/01/02
1


    922/K61                           5.0000       08/01/97        08/01/02
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512107                           8.5000         55,500.00        100
                                      8.5000         53,008.58         ZZ
                                      8.0000            476.83         1
                                     15.7500            431.15         75
    FARGO           ND    58103      15.2500       07/18/96
    0800035420                         .0000       09/01/96            00
    1234                               .0000       08/01/26            0
    0                                 4.2500       08/01/97        08/01/02
    962/K61                           3.7500       09/01/97        09/01/02
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1512304                          10.1250         58,800.00        100
                                     10.1250         53,925.07         ZZ
                                      9.6250            548.89         1
                                     16.7500            504.32         69
    MIAMI           FL    33193      16.2500       07/19/96
    0800035586                         .0000       09/01/96            00
    0410192363                         .0000       08/01/26            0
    0                                 5.8750       08/01/97        08/01/02
    E22/K61                           5.3750       09/01/97        09/01/02
      45                              8.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513941                           9.1250        360,000.00        100
                                      9.1250        345,317.88         ZZ
                                      8.6250          3,092.96         1
                                     15.7500          2,954.22         77
    MIAMI           FL    33143      15.2500       08/02/96
1


    0800036642                         .0000       09/01/96            00
    0410193452                         .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/02
    E22/K61                           4.3750       09/01/97        09/01/02
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514981                          10.2500         68,000.00        100
                                     10.2500         65,675.24         ZZ
                                      9.7500            590.48         1
                                     15.8750            613.01         85
    LAUDERHILL      FL    33313      15.3750       07/12/96
    0800036907                         .0000       09/01/96            23
    96DA0239                           .0000       08/01/26            0
    0                                 5.9800       08/01/97        08/01/02
    766/K61                           5.4800       09/01/97        09/01/02
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516012                           8.6250        346,500.00        100
                                      8.6250        327,884.99         ZZ
                                      8.1250          2,695.05         1
                                     14.6250          2,708.46         75
    LOS ANGELES AR  CA    91301      14.1250       02/22/96
    0800037228                        8.6250       04/01/96            00
    227498                            8.1250       03/01/26            0
    0                                 4.8750       03/01/99        03/01/03
    E47/K61                           4.3750       04/01/99        04/01/03
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516023                           9.5000         48,000.00        100
                                      9.5000         45,941.26         ZZ
1


                                      9.0000            403.61         1
                                     15.5000            406.30         60
    BALTIMORE       MD    21222      15.0000       03/01/96
    0800037277                        9.5000       05/01/96            00
    232461                            9.0000       04/01/26            0
    0                                 5.8750       04/01/99        04/01/03
    E47/K61                           5.3750       05/01/99        05/01/03
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1516028                           8.8750         48,800.00        100
                                      8.8750         46,503.88         ZZ
                                      8.3750            388.28         1
                                     14.8750            391.53         80
    WINDSOR         VA    23487      14.3750       03/07/96
    0800037293                        8.8750       05/01/96            00
    232904                            8.3750       04/01/26            0
    0                                 5.5000       04/01/99        04/01/03
    E47/K61                           5.0000       05/01/99        05/01/03
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516035                           8.6250         55,250.00        100
                                      8.6250         50,897.59         ZZ
                                      8.1250            429.73         1
                                     14.6250            420.16         65
    ROMEOVILLE      IL    60441      14.1250       03/11/96
    0800037335                        8.6250       05/01/96            00
    234087                            8.1250       04/01/26            0
    0                                 4.1250       04/01/99        04/01/03
    E47/K61                           3.6250       05/01/99        05/01/03
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000
1




    1517075                           8.6250         58,500.00        100
                                      8.6250         54,392.59         ZZ
                                      8.1250            455.01         1
                                     14.6250            448.99         65
    ROMEOVILLE      IL    60441      14.1250       03/11/96
    0800037772                        8.6250       05/01/96            00
    234088                            8.1250       04/01/26            0
    0                                 4.1250       04/01/99        04/01/03
    E47/K61                           3.6250       05/01/99        05/01/03
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519087                           9.7250        127,200.00        100
                                      9.7250        122,291.48         ZZ
                                      9.2250          1,090.51         1
                                     15.7250          1,099.07         90
    WOODLANDS       TX    77382      15.2250       04/26/96
    301564                            9.7250       06/01/96            23
    1608704                           9.2250       05/01/26            0
    0                                 5.7500       05/01/97        05/01/03
    820/162                           5.2500       06/01/97        06/01/03
      45                              9.7250          .0000           .0000
    A                                11.7250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1521917                           9.6250         99,000.00        100
                                      9.6250         93,985.77         ZZ
                                      9.1250            823.43         1
                                     15.3750            845.49         90
    ANNA            TX    75409      14.8750       08/09/96
    0800015919                        9.3750       10/01/96            23
    2488831                           8.8750       09/01/26            0
    0                                 5.5000       09/01/97        09/01/02
    B75/K61                           5.0000       10/01/97        10/01/02
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522093                           8.1250        100,000.00        100
                                      8.1250         94,188.79         ZZ
                                      7.6250            742.50         1
                                     14.1250            747.75         58
    HOLLISTER       MO    65672      13.6250       01/30/96
    0800039455                        8.1250       03/01/96            00
    TC6040618                         7.6250       02/01/26            0
    0                                 3.5000       02/01/97        02/01/03
    F77/K61                           3.0000       03/01/97        03/01/03
      45                              8.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522110                           9.8750         42,900.00        100
                                      9.8750         40,621.12         ZZ
                                      9.3750            372.53         1
                                     15.8750            371.07         65
    WATERFORD       MI    48329      15.3750       12/01/95
    0800039497                        9.8750       01/01/96            00
    TC6040643                         9.3750       12/01/25            0
    0                                 3.5000       12/01/96        12/01/02
    F77/K61                           3.0000       01/01/97        01/01/03
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522112                           6.3750        182,350.00        100
                                      6.3750        171,410.05         ZZ
                                      5.8750          1,322.16         1
                                     13.8750          1,168.80         73
    HOUSTON         TX    77005      13.3750       02/02/96
    0800039505                         .0000       04/01/96            00
    TC6040646                          .0000       03/01/26            0
    0                                 3.5000       03/01/97        03/01/03
    F77/K61                           3.0000       04/01/97        04/01/03
      45                              7.8750          .0000           .0000
    A                                 9.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522122                           8.6250        232,500.00        100
                                      8.6250        166,095.15         ZZ
                                      8.1250          1,808.37         1
                                     14.6250          1,372.01         65
    NEW BALTIMORE   MI    48047      14.1250       02/22/96
    0800039547                        8.6250       04/01/96            00
    TC6040658                         8.1250       03/01/26            0
    0                                 3.5000       03/01/97        03/01/03
    F77/K61                           3.0000       04/01/97        04/01/03
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522152                           8.6250         34,800.00        100
                                      8.6250         32,873.34         ZZ
                                      8.1250            270.68         1
                                     14.6250            271.55         60
    BLOOMFIELD      MI    48304      14.1250       02/28/96
    0800039604                        8.6250       04/01/96            00
    TC6050343                         8.1250       03/01/26            0
    0                                 3.5000       03/01/97        03/01/03
    F77/K61                           3.0000       04/01/97        04/01/03
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000


    1522158                          11.1250         52,500.00        100
                                     11.1250         50,727.66         ZZ
                                     10.6250            504.94         1
                                     17.1250            506.10         37
    SOUTH BERWICK   ME    03908      16.6250       04/24/96
    0800039620                       11.1250       06/01/96            00
    TC6050351                        10.6250       05/01/26            0
    0                                 6.2500       05/01/97        05/01/03
1


    F77/K61                           5.7500       06/01/97        06/01/03
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522184                           9.7500        130,000.00        100
                                      9.7500        123,935.93         ZZ
                                      9.2500          1,116.91         1
                                     15.7500          1,117.41         56
    METUCHEN        NJ    08840      15.2500       03/21/96
    0800039711                        9.7500       05/01/96            00
    TC6060597                         9.2500       04/01/26            0
    0                                 4.0000       04/01/97        04/01/03
    F77/K61                           3.5000       05/01/97        05/01/03
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522216                          10.6250         36,000.00        100
                                     10.6250         30,156.84         ZZ
                                     10.1250            332.68         1
                                     16.6250            291.55         75
    ROSEVILLE       MI    48066      16.1250       06/13/96
    0800039778                       10.6250       08/01/96            00
    TC6070607                        10.1250       07/01/26            0
    0                                 3.2500       06/01/97        06/01/03
    F77/K61                           2.7500       07/01/97        07/01/03
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522250                           7.3750         94,500.00        100
                                      7.3750         88,979.28         ZZ
                                      6.8750            873.27         1
                                     16.6250            661.50         90
    MAGNOLIA        TX    77355      16.1250       07/30/96
1


    0800039828                         .0000       09/01/96            23
    0410135800                         .0000       08/01/26            0
    0                                 3.1250       08/01/97        08/01/02
    E22/K61                           2.6250       09/01/97        09/01/02
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522847                           7.0000        600,000.00        100
                                      7.0000        565,214.93         ZZ
                                      6.7500          4,042.31         1
                                     13.1250          4,035.50         75
    SACRAMENTO      CA    95864      12.8750       09/06/96
    0430029900                         .0000       11/01/96            00
    1522847                            .0000       10/01/26            0
    609264                            2.8750       10/01/97        10/01/02
    893/G02                           2.6250       11/01/97        11/01/02
      45                              5.1250          .0000           .0000
    A                                 9.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1525037                           6.5000        310,000.00        100
                                      6.5000        282,637.05         ZZ
                                      6.2500          2,194.16         1
                                     12.6250          1,939.13         73
    SAN FRANCISCO   CA    94115      12.3750       08/28/96
    0430036475                         .0000       10/01/96            00
    165155                             .0000       09/01/26            0
    609322                            2.8750       09/01/01        09/01/02
    893/G02                           2.6250       10/01/01        10/01/02
      45                              2.8750          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1526994                           6.8750        252,000.00        100
                                      6.8750        236,126.67         ZZ
1


                                      6.6250          1,592.81         1
                                     12.5000          1,671.40         90
    MAITLAND        FL    32751      12.2500       08/08/96
    0430045740                         .0000       10/01/96            10
    3720794                            .0000       09/01/26           25
    609283                            2.7500       09/01/97        09/01/02
    003/G02                           2.5000       10/01/97        10/01/02
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1527229                           6.8750        650,000.00        100
                                      6.8750        609,714.65         ZZ
                                      6.6250          4,489.39         1
                                     13.3750          4,318.12         80
    NASHVILLE       TN    37205      13.1250       08/30/96
    0430034264                         .0000       10/01/96            00
    40559                              .0000       09/01/26            0
    609285                            2.7500       09/01/97        09/01/02
    688/G02                           2.5000       10/01/97        10/01/02
      45                              5.3750          .0000           .0000
    A                                 9.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             E           00/00/00
                                        O             .0000


    1527586                           7.1250        273,000.00        100
                                      7.1250        227,486.71         T
                                      6.8750          1,793.42         1
                                     12.8750          1,678.96         69
    CANNON BEACH    OR    97145      12.6250       07/22/96
    0430038901                         .0000       09/01/96            00
    0007141542                         .0000       08/01/26            0
    609287                            2.8750       08/01/97        08/01/02
    229/G02                           2.6250       09/01/97        09/01/02
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1530411                           7.1250         41,850.00        100
                                      7.1250         33,588.14         ZZ
                                      6.8750            254.29         1
                                     12.1250            248.66         90
    JACKSONVILLE B  FL    32250      11.8750       07/24/96
    0430048512                         .0000       09/01/96            01
    686000                             .0000       08/01/26           25
    609302                            2.8750       08/01/97        08/01/02
    514/G02                           2.6250       09/01/97        09/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1530602                           7.0000        124,000.00        100
                                      7.0000        116,002.92         ZZ
                                      6.7500            753.44         1
                                     12.1250            829.32         75
    WOBURN          MA    01801      11.8750       08/28/96
    0430048397                         .0000       10/01/96            00
    358319                             .0000       09/01/26            0
    609308                            2.8750       09/01/97        09/01/02
    514/G02                           2.6250       10/01/97        10/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530821                           7.0000         91,000.00        100
                                      7.0000         84,028.22         ZZ
                                      6.7500            552.93         1
                                     12.1250            602.00         84
    MYRTLE BEACH    SC    29577      11.8750       08/26/96
    0430048801                         .0000       10/01/96            14
    486000501                          .0000       09/01/26           12
    609312                            2.8750       09/01/97        09/01/02
    575/G02                           2.6250       10/01/97        10/01/02
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              01          09/01/97
        .0000                           03             E           09/01/01
                                        O            1.1250


    1531024                           6.8750        263,400.00        100
                                      6.8750        248,013.88         ZZ
                                      6.6250          1,796.86         1
                                     13.2500          1,751.18         75
    LARCHMONT       NY    10538      13.0000       09/17/96
    0430050492                         .0000       11/01/96            00
    9379280                            .0000       10/01/26            0
    609316                            2.7500       10/01/97        10/01/02
    637/G02                           2.5000       11/01/97        11/01/02
      45                              5.2500          .0000           .0000
    A                                 9.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1531269                           7.0000         73,000.00        100
                                      7.0000         68,813.61         ZZ
                                      6.7500            497.99         1
                                     13.2500            491.31         52
    LAS VEGAS       NV    89121      13.0000       09/20/96
    0430047555                         .0000       11/01/96            00
    483764                             .0000       10/01/26            0
    609318                            2.8750       10/01/97        10/01/02
    736/G02                           2.6250       11/01/97        11/01/02
      45                              5.2500          .0000           .0000
    A                                 9.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1562248                           5.7500        263,000.00        100
                                      5.7500        247,491.68         ZZ
                                      5.5000          1,576.82         1
                                     12.0000          1,565.71         80
    SILVER SPRING   MD    20906      11.7500       02/27/97
    0430168658                         .0000       04/01/97            00
    3224914                            .0000       03/01/27            0
    610363                            2.8750       03/01/98        03/01/03
    696/G02                           2.6250       04/01/98        04/01/03
      45                              4.0000          .0000           .0000
    A                                 8.0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1563920                           5.5000        407,200.00        100
                                      5.5000        384,320.92         ZZ
                                      5.2500          2,474.19         1
                                     12.1250          2,367.46         80
    ANAHEIM         CA    92808      11.8750       03/07/97
    0430172783                         .0000       05/01/97            00
    106587                             .0000       04/01/27            0
    610364                            2.7500       04/01/98        04/01/03
    685/G02                           2.5000       05/01/98        05/01/03
      45                              4.1250          .0000           .0000
    A                                 8.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1565437                           5.6250        400,000.00        100
                                      5.6250        378,112.26         ZZ
                                      5.3750          2,495.48         1
                                     12.3750          2,357.47         59
    OAKLAND         CA    94618      12.1250       03/03/97
    0430182204                         .0000       05/01/97            00
    511290                             .0000       04/01/27            0
    610371                            2.8750       04/01/98        04/01/03
    736/G02                           2.6250       05/01/98        05/01/03
      45                              4.3750          .0000           .0000
    A                                 8.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1570848                           5.3750        975,000.00        100
                                      5.3750        923,302.36         ZZ
                                      5.1250          6,405.06         1
                                     12.8750          5,610.07         65
    PARK CITY       UT    84060      12.6250       04/24/97
    0430225938                         .0000       06/01/97            00
    DEN10826                           .0000       05/01/27            0
    610829                            2.8750       05/01/98        05/01/03
1


    F03/G02                           2.6250       06/01/98        06/01/03
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1577314                           5.2500        308,000.00        100
                                      5.2500        291,732.07         ZZ
                                      5.0000          2,101.11         1
                                     13.2500          1,751.03         77
    FAIRFIELD       NJ    07004      13.0000       04/30/97
    295375225000000                    .0000       06/01/97            00
    537522                             .0000       05/01/27            0
    610838                            2.7500       05/01/98        05/01/03
    562/562                           2.5000       06/01/98        06/01/03
      45                              5.2500          .0000           .0000
    A                                 9.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1577615                           5.3750        250,000.00        100
                                      5.3750        236,172.11         ZZ
                                      5.1250          1,478.84         1
                                     11.8750          1,435.00         74
    VIRGINIA BEACH  VA    23454      11.6250       04/28/97
    6297438                            .0000       06/01/97            00
    6297438                            .0000       05/01/27            0
    610839                            2.8750       05/01/98        05/01/03
    447/447                           2.6250       06/01/98        06/01/03
      45                              3.8750          .0000           .0000
    A                                 7.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1577643                           5.3750        225,000.00        100
                                      5.3750        213,219.82         ZZ
                                      5.1250          1,496.93         1
                                     13.0000          1,295.54         75
    LAKE FOREST     CA    92630      12.7500       04/25/97
1


    0430222216                         .0000       06/01/97            00
    100022575                          .0000       05/01/27            0
    610840                            2.8750       05/01/98        05/01/03
    E19/G02                           2.6250       06/01/98        06/01/03
      45                              5.0000          .0000           .0000
    A                                 9.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1580899                           5.3750        248,000.00        100
                                      5.3750        234,894.62         ZZ
                                      5.1250          1,649.95         1
                                     13.0000          1,424.98         80
    WASHINGTON      DC    20007      12.7500       05/09/97
    0430227371                         .0000       07/01/97            00
    3265145                            .0000       06/01/27            0
    610860                            2.8750       06/01/98        06/01/03
    696/G02                           2.6250       07/01/98        07/01/03
      45                              5.0000          .0000           .0000
    A                                 9.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1582648                           5.3750        101,465.00        100
                                      5.3750         96,081.53         ZZ
                                      5.1250            641.33         1
                                     12.5000            582.87         70
    MAPLE VALLEY    WA    98038      12.2500       05/02/97
    6285336                            .0000       07/01/97            00
    6285336                            .0000       06/01/27            0
    610868                            2.8750       06/01/98        06/01/03
    447/447                           2.6250       07/01/98        07/01/03
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1586137                           5.3750         70,300.00        100
                                      5.3750         66,521.94         ZZ
1


                                      5.1250            444.34         1
                                     12.5000            404.19         80
    BIRMINGHAM      AL    35209      12.2500       05/01/97
    0410384903                         .0000       06/01/97            00
    410384903                          .0000       05/01/27            0
    610922                            2.8750       05/01/98        05/01/03
    E22/G02                           2.6250       06/01/98        06/01/03
      45                              4.5000          .0000           .0000
    A                                 8.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          05/01/98
        .0000                           05             E           05/01/02
                                        O            1.1250


    1587015                           7.0000        290,000.00        100
                                      7.0000        272,554.74         ZZ
                                      6.7500          2,002.96         1
                                     13.3750          1,945.98         70
    JENKS           OK    74037      13.1250       09/20/96
    0430252700                         .0000       11/01/96            00
    358540                             .0000       10/01/26            0
    611001                            2.8750       10/01/99        10/01/02
    514/G02                           2.6250       11/01/99        11/01/02
      45                              5.3750          .0000           .0000
    A                                 9.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1590117                           5.2500        102,400.00        100
                                      5.2500         96,780.48         T
                                      5.0000            698.55         1
                                     13.2500            579.95         80
    ANNAPOLIS       MD    21403      13.0000       05/23/97
    0430254888                         .0000       07/01/97            00
    972296820                          .0000       06/01/27            0
    611022                            2.7500       06/01/00        06/01/03
    575/G02                           2.5000       07/01/00        07/01/03
      45                              5.2500          .0000           .0000
    A                                 9.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000
1




    1590848                           5.2500        179,550.00        100
                                      5.2500        169,786.32         ZZ
                                      5.0000          1,270.84         1
                                     13.6250          1,019.09         95
    HAYWARD         CA    94544      13.3750       04/23/97
    0430255901                         .0000       06/01/97            10
    22192                              .0000       05/01/27           30
    611042                            2.7500       05/01/00        05/01/03
    744/G02                           2.5000       06/01/00        06/01/03
      45                              5.6250          .0000           .0000
    A                                 9.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1591721                           5.3750        100,000.00        100
                                      5.3750         94,556.96         T
                                      5.1250            656.93         1
                                     12.8750            573.83         69
    BOKEELIA        FL    33922      12.6250       05/31/97
    0410413272                         .0000       07/01/97            00
    410413272                          .0000       06/01/27            0
    610955                            2.8750       06/01/98        06/01/03
    E22/G02                           2.6250       07/01/98        07/01/03
      45                              4.8750          .0000           .0000
    A                                 8.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          06/01/98
        .0000                           05             E           06/01/02
                                        O            1.1250


    1593714                           6.6250        143,000.00        100
                                      6.6250        135,622.80         ZZ
                                      6.3750            970.57         1
                                     13.1250            931.28         79
    ZIONSVILLE      IN    46077      12.8750       06/06/97
    0430279273                         .0000       08/01/97            00
    972000875                          .0000       02/01/27            0
    610965                            2.8750       02/01/98        02/01/03
    575/G02                           2.6250       03/01/98        03/01/03
      45                              5.1250          .0000           .0000
    A                                 9.1250           12             12
      355                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           4              01          02/01/98
        .0000                           05             E           02/01/02
                                        O             .6250


    1610801                           7.2500        165,600.00        100
                                      7.2500         48,289.93         ZZ
                                      6.8750          1,115.68         1
                                     13.1250            359.75         79
    MADISON         OH    44057      12.7500       05/03/96
    0000145268                         .0000       12/01/96            00
    170148270                          .0000       11/01/26            0
    1667459250                        3.0000       11/01/97        11/01/02
    J84/G61                           2.6250       12/01/97        12/01/02
      45                              5.1250          .0000           .0000
    A                                 9.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1636698                           7.6250        300,000.00        100
                                      7.6250        282,580.18         ZZ
                                      7.3750          2,123.38         1
                                     12.6250          2,123.38         80
    SACRAMENTO      CA    95864      12.3750       10/09/97
    0430436782                         .0000       12/01/97            00
    28203                              .0000       11/01/27            0
    0                                 2.7500       11/01/02        11/01/02
    964/G02                           2.5000       12/01/02        12/01/02
      45                              2.7500          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1664451                           7.3750        359,000.00        100
                                      7.3750        358,732.80         ZZ
                                      7.1250          2,206.35         1
                                     13.3750          2,204.71         79
    PASSADENA       CA    91105      13.1250       10/20/97
    7073079167                         .0000       12/01/97            00
    3079167                            .0000       11/01/27            0
    0                                 2.7500       11/01/02        11/01/02
    661/661                           2.5000       12/01/02        12/01/02
      45                              1.3750          .0000           .0000
    A                                13.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                                          N              .1250
       6.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1673547                           5.6250        297,000.00        100
                                      5.6250        283,469.39         ZZ
                                      5.3750          2,051.31         1
                                     13.3750          1,736.11         90
    ROCKVILLE CENT  NY    11570      13.1250       03/30/98
    0430723312                         .0000       05/01/98            04
    3541C                              .0000       04/01/28           25
    0                                 2.8750       04/01/01        04/01/03
    G26/G02                           2.6250       05/01/01        05/01/03
      45                              7.3750          .0000           .0000
    A                                 9.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1675564                           7.0000        135,000.00        100
                                      7.0000        128,933.46         ZZ
                                      6.7500            932.41         1
                                     13.3750            903.65         90
    MIDLOTHIAN      VA    23113      13.1250       12/19/97
    0410662563                        2.8750       02/01/98            04
    410662563                         2.6250       01/01/28           25
    612696                            2.8750       01/01/01        01/01/03
    E22/G02                           2.6250       02/01/01        02/01/03
      45                              2.8750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       4.5000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1679380                           6.8750        506,250.00        100
                                      6.8750        479,998.43         ZZ
                                      6.5000          3,325.71         1
                                     11.8750          3,325.71         75
    KENTFIELD       CA    94904      11.5000       12/08/97
    0006231666                         .0000       02/01/98            00
    6231666                            .0000       01/01/28            0
    0                                 2.7500       01/01/03        01/01/03
1


    581/581                           2.3750       02/01/03        02/01/03
      45                               .0000          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1679573                           6.3750        426,400.00        100
                                      6.3750        390,811.84         ZZ
                                      6.0000          2,660.19         1
                                     11.3750          2,660.19         80
    CUPERTINO       CA    95014      11.0000       12/05/97
    0006500003                         .0000       02/01/98            00
    6500003                            .0000       01/01/28            0
    0                                 2.7500       01/01/03        01/01/03
    581/581                           2.3750       02/01/03        02/01/03
      45                               .0000          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1679930                           7.1250        387,000.00        100
                                      7.1250        367,789.21         ZZ
                                      6.7500          2,607.30         1
                                     12.1250          2,607.30         90
    SAN MATEO       CA    94406      11.7500       12/02/97
    0006371017                         .0000       02/01/98            14
    6371017                            .0000       01/01/28           30
    0                                 2.7500       01/01/03        01/01/03
    581/581                           2.3750       02/01/03        02/01/03
      45                               .0000          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1682869                           7.1250        294,400.00        100
                                      7.1250        280,106.60         ZZ
                                      6.8750          1,983.43         1
                                     12.1250          1,983.43         80
    THOUSAND OAKS   CA    91362      11.8750       01/16/98
1


    0430585554                         .0000       03/01/98            00
    9740335                            .0000       02/01/28            0
    0                                 2.7500       02/01/03        02/01/03
    B57/G02                           2.5000       03/01/03        03/01/03
      45                              2.7500          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1686325                           7.0000        263,200.00        100
                                      7.0000        249,888.77         ZZ
                                      6.7500          1,751.08         1
                                     12.0000          1,751.08         80
    SAN JOSE        CA    95127      11.7500       01/22/98
    0410691752                         .0000       03/01/98            00
    410691752                          .0000       02/01/28            0
    0                                 2.7500       02/01/03        02/01/03
    E22/G02                           2.5000       03/01/03        03/01/03
      45                              2.7500          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1688199                           7.0000        222,400.00        100
                                      7.0000        211,279.27         ZZ
                                      6.7500          1,479.63         1
                                     12.0000          1,479.63         80
    SAN JOSE        CA    95138      11.7500       01/27/98
    0410694152                         .0000       03/01/98            00
    410694152                          .0000       02/01/28            0
    0                                 2.7500       02/01/03        02/01/03
    E22/G02                           2.5000       03/01/03        03/01/03
      45                              2.7500          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1695617                           6.6250        200,000.00        100
                                      6.6250        188,901.84         ZZ
1


                                      6.3750          1,364.35         1
                                     13.2500          1,290.85         70
    AUSTIN          TX    78746      13.0000       01/27/98
    0410673057                         .0000       03/01/98            00
    410673057                          .0000       02/01/28            0
    612715                            2.8750       02/01/01        02/01/03
    E22/G02                           2.6250       03/01/01        03/01/03
      45                              2.8750          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1701396                           5.7500        150,000.00        100
                                      5.7500        142,668.54         ZZ
                                      5.5000          1,010.58         1
                                     13.1250            886.01         78
    SEATTLE         WA    98106      12.8750       02/19/98
    0410714059                         .0000       04/01/98            00
    410714059                          .0000       03/01/28            0
    612726                            2.8750       03/01/01        03/01/03
    E22/G02                           2.6250       04/01/01        04/01/03
      45                              2.8750          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1709729                           5.6250        300,000.00        100
                                      5.6250        286,836.90         ZZ
                                      5.3750          2,097.64         1
                                     13.5000          1,756.74         78
    FREMONT         CA    94539      13.2500       03/12/98
    0430713180                         .0000       05/01/98            00
    RFCW1980284                        .0000       04/01/28            0
    612744                            2.8750       04/01/01        04/01/03
    893/G02                           2.6250       05/01/01        05/01/03
      45                              5.5000          .0000           .0000
    A                                 9.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1715300                           7.4500        360,000.00        100
                                      7.4500        343,124.97         ZZ
                                      7.2000          2,504.86         2
                                     13.6500          2,504.86         80
    LOS ANGELES     CA    90211      13.4000       12/10/97
    7019225585                         .0000       02/01/98            00
    1922558                            .0000       01/01/28            0
    0                                 2.7500       01/01/03        01/01/03
    439/686                           2.5000       02/01/03        02/01/03
      45                              5.4500          .0000           .0000
    A                                 9.4500           12             12
      360                               1            2.0000          2.0000
       6.2000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1715308                           7.1000        310,000.00        100
                                      7.1000        295,205.95         ZZ
                                      6.8500          2,083.30         1
                                     13.1000          2,083.30         78
    CAMPBELL        CA    95128      12.8500       02/19/98
    7019429575                         .0000       04/01/98            00
    1942957                            .0000       03/01/28            0
    0                                 2.7500       03/01/03        03/01/03
    439/686                           2.5000       04/01/03        04/01/03
      45                              5.1000          .0000           .0000
    A                                 9.1000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1717030                           5.6250        220,700.00        100
                                      5.6250        206,721.99         ZZ
                                      5.3750          1,431.46         1
                                      6.7500          1,266.07         80
    FAIRFIELD       CA    94533       6.5000       03/18/98
    0410769129                         .0000       05/01/98            00
    410769129                          .0000       04/01/28            0
    612751                            2.8750       04/01/01        04/01/03
    E22/G02                           2.6250       05/01/01        05/01/03
      45                              2.8750          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    3299829                           8.2500         52,500.00        100
                                      8.2500         51,522.30         ZZ
                                      8.0000            394.41         1
                                     13.2500            394.41         95
    IRONDEQUOIT     NY    14609      13.0000       03/09/00
    0002129439                         .0000       05/01/00            11
    0002129439                         .0000       04/01/30           30
    0                                 2.7500       04/01/05        04/01/05
    511/511                           2.5000       05/01/05        05/01/05
      45                              6.2500          .0000           .0000
    A                                10.2500           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    3328793                           8.7500        282,050.00        100
                                      8.7500        281,838.23         ZZ
                                      8.5000          2,056.61         1
                                     13.7500          2,056.61         80
    WOODBINE        MD    21797      13.5000       03/30/00
    0431942903                         .0000       05/01/00            00
    30500016                           .0000       04/01/30            0
    0                                 2.7500       04/01/05        04/01/05
    696/G01                           2.5000       05/01/05        05/01/05
      45                              3.7500          .0000           .0000
    A                                13.7500           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    3345852                           7.8750        280,000.00        100
                                      7.8750        274,556.41         ZZ
                                      7.6250          2,030.20         1
                                     12.8750          2,030.20         47
    LOS ALTOS       CA    94024      12.6250       03/20/00
    9022684757                         .0000       05/01/00            00
    9022684757                         .0000       04/01/30            0
    0                                 2.7500       04/01/05        04/01/05
    461/461                           2.5000       05/01/05        05/01/05
      45                              5.8750          .0000           .0000
    A                                12.8750           12             12
1


      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000

   TOTAL NUMBER OF LOANS   :        305

   TOTAL ORIGINAL BALANCE  :    54,331,886.00

   TOTAL PRINCIPAL BALANCE :    45,727,657.91

   TOTAL ORIGINAL P+I      :       366,251.70

   TOTAL CURRENT P+I       :       341,925.18


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSDARM-01
  AT         : 14.12.20            ARM PASSTHRU REPORT        AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

  RFC LOAN NUMBER             SUB SERV FEE       RFC NET CEILING(MX RFC NET RT)
  PRINCIPAL BALANCE           MSTR SERV FEE      MAX NET MTG RT(MAX INV RT)
  CURR NOTE RATE              ALL EXP            MAX POST STRIP RATE
  RFC NET RATE                MISC EXP           INV RATE MARGIN
  NET MTG RATE(INVSTR RATE)   SPREAD             POST STRIP MARGIN
  POST STRIP RATE             STRIP
  ---------------------------------------------------------------------

       1359191                  .3750              10.2500
        86,215.49               .0500              10.2000
             6.5000             .0000              10.2000
             6.1250             .0000                2.3250
             6.0750             .0000                2.3250
             6.0750             .0000

       1371886                  .3750              10.6250
       164,248.31               .0500              10.5750
             7.5530             .0000              10.5750
             7.1780             .0000                2.4500
             7.1280             .0000                2.4500
             7.1280             .0000

       1372632                  .3750              10.0000
       253,602.42               .0500               9.9500
             7.6780             .0000               9.9500
             7.3030             .0000                2.5750
             7.2530             .0000                2.5750
             7.2530             .0000

       1379964                  .2500              10.2500
       128,052.00               .0500              10.2000
             6.6250             .0000              10.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1382605                  .2500              11.7500
       243,002.68               .0500              11.7000
             6.5000             .0000              11.7000
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000

       1382931                  .2500              11.7500
       109,219.12               .0500              11.7000
             6.5000             .0000              11.7000
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000
1



       1383092                  .2500              12.2500
        20,225.34               .0500              12.2000
             6.6250             .0000              12.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1383245                  .2500              12.2500
       164,429.82               .0500              12.2000
             6.5000             .0000              12.2000
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000

       1383313                  .2500              12.2500
       224,292.42               .0500              12.2000
             6.6250             .0000              12.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1383971                  .2500              11.2500
       157,048.46               .0500              11.2000
             6.6250             .0000              11.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1384000                  .2500              11.2500
        67,147.62               .0500              11.2000
             7.5000             .0000              11.2000
             7.2500             .0000                2.5750
             7.2000             .0000                2.5750
             7.2000             .0000

       1384017                  .2500              11.1250
       223,038.62               .0500              11.0750
             6.6250             .0000              11.0750
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1384018                  .2500              11.1250
        55,535.93               .0500              11.0750
             6.6250             .0000              11.0750
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1384120                  .3750              11.6250
        73,919.16               .0500              11.5750
             6.6250             .0000              11.5750
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000
1



       1384388                  .3750              12.1250
        49,379.83               .0500              12.0750
             6.6250             .0000              12.0750
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000

       1385111                  .3750              11.7500
       117,033.24               .0500              11.7000
             7.3750             .0000              11.7000
             7.0000             .0000                2.3250
             6.9500             .0000                2.3250
             6.9500             .0000

       1385236                  .2500              12.0000
       502,557.90               .0500              11.9500
             7.2500             .0000              11.9500
             7.0000             .0000                2.5750
             6.9500             .0000                2.5750
             6.9500             .0000

       1385342                  .3750              11.7500
       242,939.30               .0500              11.7000
             7.3750             .0000              11.7000
             7.0000             .0000                2.3250
             6.9500             .0000                2.3250
             6.9500             .0000

       1387232                  .2500              12.6250
        74,641.14               .0500              12.5750
             7.8030             .0000              12.5750
             7.5530             .0000                2.8250
             7.5030             .0000                2.8250
             7.5030             .0000

       1387242                  .2500              12.1250
       134,809.87               .0500              12.0750
             7.2500             .0000              12.0750
             7.0000             .0000                2.5750
             6.9500             .0000                2.5750
             6.9500             .0000

       1387243                  .2500              12.1250
       137,538.27               .0500              12.0750
             7.2500             .0000              12.0750
             7.0000             .0000                2.5750
             6.9500             .0000                2.5750
             6.9500             .0000

       1387518                  .2500              12.1250
       175,965.98               .0500              12.0750
             6.6250             .0000              12.0750
             6.3750             .0000                2.4500
             6.3250             .0000                2.4500
             6.3250             .0000
1



       1389802                  .2500              11.6250
       110,298.80               .0500              11.5750
             6.6250             .0000              11.5750
             6.3750             .0000                2.4500
             6.3250             .0000                2.4500
             6.3250             .0000

       1390490                  .2500              11.8750
       119,257.86               .0500              11.8250
             6.6250             .0000              11.8250
             6.3750             .0000                2.4500
             6.3250             .0000                2.4500
             6.3250             .0000

       1391419                  .3750              11.8750
        70,679.62               .0500              11.8250
             6.5000             .0000              11.8250
             6.1250             .0000                2.2000
             6.0750             .0000                2.2000
             6.0750             .0000

       1391424                  .3750              11.5750
       158,508.53               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391428                  .3750              11.5750
        95,948.18               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391436                  .3750              11.5750
        83,787.00               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391455                  .3750              11.5750
       172,442.58               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391456                  .3750              11.8750
        94,228.12               .0500              11.8250
             6.5000             .0000              11.8250
             6.1250             .0000                2.2000
             6.0750             .0000                2.2000
             6.0750             .0000
1



       1391466                  .3750              11.6250
        91,405.38               .0500              11.5750
             6.5000             .0000              11.5750
             6.1250             .0000                2.2000
             6.0750             .0000                2.2000
             6.0750             .0000

       1391485                  .3750              11.5750
        97,486.49               .0500              11.5250
             6.5000             .0000              11.5250
             6.1250             .0000                2.2000
             6.0750             .0000                2.2000
             6.0750             .0000

       1391495                  .3750              11.5750
       147,535.34               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391503                  .3750              12.1250
       129,656.37               .0500              12.0750
             6.8750             .0000              12.0750
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1391507                  .3750              11.5750
       129,460.81               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391515                  .3750              11.5750
        43,638.25               .0500              11.5250
             6.5000             .0000              11.5250
             6.1250             .0000                2.2000
             6.0750             .0000                2.2000
             6.0750             .0000

       1391521                  .3750              12.5000
        89,896.61               .0500              12.4500
             7.3750             .0000              12.4500
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000

       1391553                  .3750              11.5750
       103,950.69               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000
1



       1391564                  .3750              11.5750
       135,045.01               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391592                  .3750              11.5750
       345,914.32               .0500              11.5250
             6.3750             .0000              11.5250
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391607                  .3750              12.0000
        85,591.27               .0500              11.9500
             6.3750             .0000              11.9500
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391612                  .3750              12.1250
        84,678.14               .0500              12.0750
             6.3750             .0000              12.0750
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391620                  .3750              12.2500
       124,949.19               .0500              12.2000
             6.3750             .0000              12.2000
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391635                  .3750              12.5000
       127,698.14               .0500              12.4500
             7.2500             .0000              12.4500
             6.8750             .0000                2.2000
             6.8250             .0000                2.2000
             6.8250             .0000

       1391637                  .3750              12.1250
        55,897.79               .0500              12.0750
             6.3750             .0000              12.0750
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391641                  .3750              11.7500
        75,137.45               .0500              11.7000
             7.3750             .0000              11.7000
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000
1



       1391648                  .3750              12.3750
        91,621.62               .0500              12.3250
             7.3750             .0000              12.3250
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000

       1391649                  .3750              12.2500
       256,596.19               .0500              12.2000
             6.3750             .0000              12.2000
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391662                  .3750              12.2500
       216,218.69               .0500              12.2000
             6.3750             .0000              12.2000
             6.0000             .0000                2.2000
             5.9500             .0000                2.2000
             5.9500             .0000

       1391667                  .3750              12.5000
        44,920.84               .0500              12.4500
             7.2500             .0000              12.4500
             6.8750             .0000                2.2000
             6.8250             .0000                2.2000
             6.8250             .0000

       1391676                  .3750              12.0000
       118,998.07               .0500              11.9500
             7.3750             .0000              11.9500
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000

       1391716                  .3750              11.8750
       223,623.33               .0500              11.8250
             7.3750             .0000              11.8250
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000

       1391724                  .3750              11.5750
        59,208.07               .0500              11.5250
             7.3750             .0000              11.5250
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000

       1391748                  .3750              12.3750
       205,161.33               .0500              12.3250
             7.3750             .0000              12.3250
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000
1



       1391751                  .3750              12.5000
       247,069.63               .0500              12.4500
             7.3750             .0000              12.4500
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000

       1391789                  .3750              12.2500
        29,668.19               .0500              12.2000
             7.2500             .0000              12.2000
             6.8750             .0000                2.2000
             6.8250             .0000                2.2000
             6.8250             .0000

       1391795                  .3750              12.3750
        95,352.77               .0500              12.3250
             7.2500             .0000              12.3250
             6.8750             .0000                2.2000
             6.8250             .0000                2.2000
             6.8250             .0000

       1391839                  .3750              12.1250
       120,112.02               .0500              12.0750
             7.2500             .0000              12.0750
             6.8750             .0000                2.2000
             6.8250             .0000                2.2000
             6.8250             .0000

       1391842                  .3750              12.2500
       217,785.93               .0500              12.2000
             6.8750             .0000              12.2000
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1391868                  .3750              12.3750
       168,034.62               .0500              12.3250
             7.2500             .0000              12.3250
             6.8750             .0000                2.2000
             6.8250             .0000                2.2000
             6.8250             .0000

       1391879                  .3750              12.3750
        55,276.58               .0500              12.3250
             7.3750             .0000              12.3250
             7.0000             .0000                2.3250
             6.9500             .0000                2.3250
             6.9500             .0000

       1391890                  .3750              12.1250
        58,409.64               .0500              12.0750
             7.2500             .0000              12.0750
             6.8750             .0000                2.2000
             6.8250             .0000                2.2000
             6.8250             .0000
1



       1391908                  .3750              12.1250
        88,766.69               .0500              12.0750
             6.8750             .0000              12.0750
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1391915                  .3750              12.3750
       170,239.09               .0500              12.3250
             6.8750             .0000              12.3250
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1391924                  .3750              11.8750
       125,215.50               .0500              11.8250
             6.8750             .0000              11.8250
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1391928                  .3750              12.5000
        29,088.05               .0500              12.4500
             7.1250             .0000              12.4500
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000

       1391929                  .3750              12.3750
       113,249.27               .0500              12.3250
             6.8750             .0000              12.3250
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1391956                  .3750              12.5000
       128,385.17               .0500              12.4500
             6.8750             .0000              12.4500
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1391970                  .3750              12.1250
       173,202.12               .0500              12.0750
             6.8750             .0000              12.0750
             6.5000             .0000                2.2000
             6.4500             .0000                2.2000
             6.4500             .0000

       1392055                  .2500              12.3750
       349,008.26               .0500              12.3250
             6.7500             .0000              12.3250
             6.5000             .0000                2.5750
             6.4500             .0000                2.5750
             6.4500             .0000
1



       1392337                  .2500              12.7500
       144,320.06               .0500              12.7000
             6.5000             .0000              12.7000
             6.2500             .0000                2.3250
             6.2000             .0000                2.3250
             6.2000             .0000

       1392472                  .2500              12.2500
        90,797.87               .0500              12.2000
             6.7610             .0000              12.2000
             6.5110             .0000                2.7000
             6.4610             .0000                2.7000
             6.4610             .0000

       1392473                  .2500              11.1250
       555,584.89               .0500              11.0750
             6.6360             .0000              11.0750
             6.3860             .0000                2.5750
             6.3360             .0000                2.5750
             6.3360             .0000

       1392509                  .2500              11.6250
       137,546.74               .0500              11.5750
             7.7500             .0000              11.5750
             7.5000             .0000                2.7000
             7.4500             .0000                2.7000
             7.4500             .0000

       1392545                  .2500              11.2500
       209,513.74               .0500              11.2000
             6.8750             .0000              11.2000
             6.6250             .0000                2.7000
             6.5750             .0000                2.7000
             6.5750             .0000

       1392550                  .2500               9.8750
       200,202.58               .0500               9.8250
             6.7500             .0000               9.8250
             6.5000             .0000                2.7000
             6.4500             .0000                2.7000
             6.4500             .0000

       1392562                  .2500              10.5000
       101,883.29               .0500              10.4500
             6.8750             .0000              10.4500
             6.6250             .0000                2.7000
             6.5750             .0000                2.7000
             6.5750             .0000

       1392563                  .2500              11.2500
       241,009.01               .0500              11.2000
             6.8750             .0000              11.2000
             6.6250             .0000                2.7000
             6.5750             .0000                2.7000
             6.5750             .0000
1



       1392586                  .2500              10.6250
        72,457.70               .0500              10.5750
             6.8750             .0000              10.5750
             6.6250             .0000                2.7000
             6.5750             .0000                2.7000
             6.5750             .0000

       1392655                  .2500              12.1250
       261,297.43               .0500              12.0750
             6.7500             .0000              12.0750
             6.5000             .0000                2.7000
             6.4500             .0000                2.7000
             6.4500             .0000

       1392672                  .2500              11.5000
       224,898.24               .0500              11.4500
             6.7500             .0000              11.4500
             6.5000             .0000                2.7000
             6.4500             .0000                2.7000
             6.4500             .0000

       1392693                  .2500              11.5000
        70,363.47               .0500              11.4500
             6.7500             .0000              11.4500
             6.5000             .0000                2.7000
             6.4500             .0000                2.7000
             6.4500             .0000

       1392709                  .2500              11.7500
        76,714.66               .0500              11.7000
             7.7500             .0000              11.7000
             7.5000             .0000                2.7000
             7.4500             .0000                2.7000
             7.4500             .0000

       1392720                  .2500              10.6250
       141,250.94               .0500              10.5750
             7.2080             .0000              10.5750
             6.9580             .0000                2.7000
             6.9080             .0000                2.7000
             6.9080             .0000

       1392746                  .2500              10.2500
        52,686.04               .0500              10.2000
             6.6370             .0000              10.2000
             6.3870             .0000                2.4500
             6.3370             .0000                2.4500
             6.3370             .0000

       1392776                  .2500              10.6250
       172,807.45               .0500              10.5750
             7.3460             .0000              10.5750
             7.0960             .0000                2.3250
             7.0460             .0000                2.3250
             7.0460             .0000
1



       1392793                  .2500              12.2500
        51,254.87               .0500              12.2000
             7.7210             .0000              12.2000
             7.4710             .0000                2.7000
             7.4210             .0000                2.7000
             7.4210             .0000

       1392802                  .2500              11.3750
        47,304.74               .0500              11.3250
             7.4710             .0000              11.3250
             7.2210             .0000                2.4500
             7.1710             .0000                2.4500
             7.1710             .0000

       1392804                  .2500              11.5000
       224,140.65               .0500              11.4500
             7.7210             .0000              11.4500
             7.4710             .0000                2.7000
             7.4210             .0000                2.7000
             7.4210             .0000

       1392995                  .2500              11.5000
        63,665.39               .0500              11.4500
             6.7500             .0000              11.4500
             6.5000             .0000                2.7000
             6.4500             .0000                2.7000
             6.4500             .0000

       1393132                  .2500              10.6250
       229,261.10               .0500              10.5750
             7.3750             .0000              10.5750
             7.1250             .0000                2.4500
             7.0750             .0000                2.4500
             7.0750             .0000

       1393137                  .2500              10.7500
       176,139.86               .0500              10.7000
             7.5960             .0000              10.7000
             7.3460             .0000                2.5750
             7.2960             .0000                2.5750
             7.2960             .0000

       1393149                  .2500              11.7500
       124,637.37               .0500              11.7000
             7.3460             .0000              11.7000
             7.0960             .0000                2.3250
             7.0460             .0000                2.3250
             7.0460             .0000

       1393233                  .2500              11.1250
        91,905.31               .0500              11.0750
             7.0000             .0000              11.0750
             6.7500             .0000                2.4500
             6.7000             .0000                2.4500
             6.7000             .0000
1



       1393257                  .2500              10.1250
       140,608.70               .0500              10.0750
             6.9580             .0000              10.0750
             6.7080             .0000                2.4500
             6.6580             .0000                2.4500
             6.6580             .0000

       1393401                  .2500              12.3750
        60,602.58               .0500              12.3250
             6.5000             .0000              12.3250
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000

       1397296                  .2500              12.0000
       229,644.49               .0500              11.9500
             6.5000             .0000              11.9500
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000

       1398268                  .2500              12.3750
       402,539.34               .0500              12.3250
             6.6250             .0000              12.3250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1398298                  .2500              11.6250
        67,134.58               .0500              11.5750
             6.6250             .0000              11.5750
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1398899                  .2500              11.6250
        67,371.95               .0500              11.5750
             6.5000             .0000              11.5750
             6.2500             .0000                2.4500
             6.2000             .0000                2.4500
             6.2000             .0000

       1399191                  .3750              12.0000
       134,621.32               .0500              11.9500
             7.0000             .0000              11.9500
             6.6250             .0000                2.7000
             6.5750             .0000                2.7000
             6.5750             .0000

       1399195                  .3750              11.5000
       195,013.52               .0500              11.4500
             6.8750             .0000              11.4500
             6.5000             .0000                2.7000
             6.4500             .0000                2.7000
             6.4500             .0000
1



       1399306                  .3750              12.3750
       219,591.92               .0500              12.3250
             6.7500             .0000              12.3250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1399361                  .3750              12.0000
       196,996.25               .0500              11.9500
             7.7500             .0000              11.9500
             7.3750             .0000                2.5750
             7.3250             .0000                2.5750
             7.3250             .0000

       1399364                  .3750              11.3750
       196,993.48               .0500              11.3250
             6.8750             .0000              11.3250
             6.5000             .0000                2.5750
             6.4500             .0000                2.5750
             6.4500             .0000

       1399444                  .3750              12.6250
       590,401.07               .0500              12.5750
             7.1250             .0000              12.5750
             6.7500             .0000                2.9500
             6.7000             .0000                2.9500
             6.7000             .0000

       1399463                  .3750              12.5000
        33,201.04               .0500              12.4500
             6.7500             .0000              12.4500
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1399481                  .3750              10.8750
        88,909.72               .0500              10.8250
             6.7500             .0000              10.8250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1399507                  .3750              12.3750
       148,909.30               .0500              12.3250
             6.7500             .0000              12.3250
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1399517                  .3750              12.2500
       310,534.69               .0500              12.2000
             6.7500             .0000              12.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000
1



       1400224                  .2500              13.3750
        49,878.78               .0500              13.3250
             7.4710             .0000              13.3250
             7.2210             .0000                2.4500
             7.1710             .0000                2.4500
             7.1710             .0000

       1400290                  .2500              12.2500
       187,350.28               .0500              12.2000
             6.6250             .0000              12.2000
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000

       1404485                  .3750              14.1250
       172,774.37               .0500              14.0750
             7.6250             .0000              14.0750
             7.2500             .0000                2.5750
             7.2000             .0000                2.5750
             7.2000             .0000

       1404577                  .2500              13.5000
       224,140.72               .0500              13.4500
             6.6250             .0000              13.4500
             6.3750             .0000                2.4500
             6.3250             .0000                2.4500
             6.3250             .0000

       1484528                  .5000              16.1300
        34,766.61               .0500              16.0800
             9.6300             .0000              16.0800
             9.1300             .0000                6.4500
             9.0800             .0000                6.4500
             9.0800             .0000

       1484678                  .5000              16.0000
       101,103.40               .0500              15.9500
             9.5000             .0000              15.9500
             9.0000             .0000                4.2000
             8.9500             .0000                4.2000
             8.9500             .0000

       1487867                  .5000              18.7500
        19,505.15               .0500              18.7000
            12.2500             .0000              18.7000
            11.7500             .0000                7.4500
            11.7000             .0000                7.4500
            11.7000             .0000

       1489917                  .5000              14.5000
       160,961.38               .0500              14.4500
             6.8750             .0000              14.4500
             6.3750             .0000                2.5750
             6.3250             .0000                2.5750
             6.3250             .0000
1



       1490225                  .5000              15.7500
        74,733.24               .0500              15.7000
             9.2500             .0000              15.7000
             8.7500             .0000                4.5750
             8.7000             .0000                4.5750
             8.7000             .0000

       1499621                  .5000              14.1250
       110,838.19               .0500              14.0750
             8.3860             .0000              14.0750
             7.8860             .0000                4.0750
             7.8360             .0000                4.0750
             7.8360             .0000

       1500186                  .5000              15.7500
         1,584.26               .0500              15.7000
             8.7500             .0000              15.7000
             8.2500             .0000                4.4500
             8.2000             .0000                4.4500
             8.2000             .0000

       1500615                  .5000              15.2500
       122,791.96               .0500              15.2000
             9.7500             .0000              15.2000
             9.2500             .0000                5.4500
             9.2000             .0000                5.4500
             9.2000             .0000

       1501591                  .5000              10.3750
       224,067.28               .0500              10.3250
             7.5000             .0000              10.3250
             7.0000             .0000                2.2000
             6.9500             .0000                2.2000
             6.9500             .0000

       1502782                  .5000              14.3750
       164,965.73               .0500              14.3250
            10.3750             .0000              14.3250
             9.8750             .0000                5.2000
             9.8250             .0000                5.2000
             9.8250             .0000

       1502960                  .5000              15.8750
       231,296.32               .0500              15.8250
            10.3750             .0000              15.8250
             9.8750             .0000                4.7000
             9.8250             .0000                4.7000
             9.8250             .0000

       1503858                  .5000              14.6250
        61,771.04               .0500              14.5750
             8.3750             .0000              14.5750
             7.8750             .0000                4.0750
             7.8250             .0000                4.0750
             7.8250             .0000
1



       1504126                  .5000              14.7500
       103,998.50               .0500              14.7000
             9.2500             .0000              14.7000
             8.7500             .0000                4.2000
             8.7000             .0000                4.2000
             8.7000             .0000

       1505422                  .5000              16.0000
        52,859.96               .0500              15.9500
             9.5000             .0000              15.9500
             9.0000             .0000                4.9500
             8.9500             .0000                4.9500
             8.9500             .0000

       1506869                  .5000              14.0000
       261,074.78               .0500              13.9500
             9.1250             .0000              13.9500
             8.6250             .0000                4.3250
             8.5750             .0000                4.3250
             8.5750             .0000

       1506925                  .5000              16.2500
       215,962.98               .0500              16.2000
            10.7500             .0000              16.2000
            10.2500             .0000                4.7000
            10.2000             .0000                4.7000
            10.2000             .0000

       1508164                  .5000              15.3750
       147,170.56               .0500              15.3250
             9.7500             .0000              15.3250
             9.2500             .0000                5.4500
             9.2000             .0000                5.4500
             9.2000             .0000

       1508180                  .5000              15.1250
        64,309.02               .0500              15.0750
            10.1250             .0000              15.0750
             9.6250             .0000                4.9500
             9.5750             .0000                4.9500
             9.5750             .0000

       1508799                  .5000              15.1250
       144,932.90               .0500              15.0750
             8.6250             .0000              15.0750
             8.1250             .0000                3.8250
             8.0750             .0000                3.8250
             8.0750             .0000

       1509374                  .5000              14.5000
       146,160.10               .0500              14.4500
             9.1250             .0000              14.4500
             8.6250             .0000                3.9500
             8.5750             .0000                3.9500
             8.5750             .0000
1



       1509945                  .5000              16.3000
        59,042.77               .0500              16.2500
            10.8000             .0000              16.2500
            10.3000             .0000                4.9500
            10.2500             .0000                4.9500
            10.2500             .0000

       1511419                  .5000              15.5500
        90,162.81               .0500              15.5000
            10.0500             .0000              15.5000
             9.5500             .0000                3.9500
             9.5000             .0000                3.9500
             9.5000             .0000

       1511466                  .5000              17.7500
       144,028.25               .0500              17.7000
            11.2500             .0000              17.7000
            10.7500             .0000                6.9500
            10.7000             .0000                6.9500
            10.7000             .0000

       1512407                  .5000              16.6250
        84,579.21               .0500              16.5750
            10.5000             .0000              16.5750
            10.0000             .0000                5.7000
             9.9500             .0000                5.7000
             9.9500             .0000

       1512686                  .5000              15.2500
       141,512.85               .0500              15.2000
            10.1250             .0000              15.2000
             9.6250             .0000                4.9500
             9.5750             .0000                4.9500
             9.5750             .0000

       1512813                  .5000              17.0000
        26,109.21               .0500              16.9500
            11.5000             .0000              16.9500
            11.0000             .0000                4.9500
            10.9500             .0000                4.9500
            10.9500             .0000

       1513165                  .5000              15.0000
       137,299.96               .0500              14.9500
            10.2500             .0000              14.9500
             9.7500             .0000                5.0750
             9.7000             .0000                5.0750
             9.7000             .0000

       1513338                  .5000              13.1000
        86,386.45               .0500              13.0500
             7.8750             .0000              13.0500
             7.3750             .0000                4.9500
             7.3250             .0000                4.9500
             7.3250             .0000
1



       1513376                  .5000              16.1250
       120,921.61               .0500              16.0750
            11.1250             .0000              16.0750
            10.6250             .0000                5.9500
            10.5750             .0000                5.9500
            10.5750             .0000

       1513401                  .5000              17.6250
        61,091.74               .0500              17.5750
            11.6250             .0000              17.5750
            11.1250             .0000                5.7000
            11.0750             .0000                5.7000
            11.0750             .0000

       1513494                  .5000              16.2500
       104,673.87               .0500              16.2000
             8.2500             .0000              16.2000
             7.7500             .0000                3.9500
             7.7000             .0000                3.9500
             7.7000             .0000

       1513662                  .5000              16.5000
       114,994.63               .0500              16.4500
            10.0000             .0000              16.4500
             9.5000             .0000                4.4500
             9.4500             .0000                4.4500
             9.4500             .0000

       1514271                  .5000              16.7500
        49,051.48               .0500              16.7000
            10.2500             .0000              16.7000
             9.7500             .0000                4.4500
             9.7000             .0000                4.4500
             9.7000             .0000

       1514296                  .5000              16.1250
       132,563.35               .0500              16.0750
            10.3750             .0000              16.0750
             9.8750             .0000                5.5750
             9.8250             .0000                5.5750
             9.8250             .0000

       1514717                  .5000              15.5500
        47,588.58               .0500              15.5000
            10.0500             .0000              15.5000
             9.5500             .0000                3.9500
             9.5000             .0000                3.9500
             9.5000             .0000

       1514905                  .5000              16.3750
        98,252.00               .0500              16.3250
             9.8750             .0000              16.3250
             9.3750             .0000                5.2000
             9.3250             .0000                5.2000
             9.3250             .0000
1



       1514972                  .5000              16.4900
        98,858.96               .0500              16.4400
             9.9900             .0000              16.4400
             9.4900             .0000                5.5750
             9.4400             .0000                5.5750
             9.4400             .0000

       1518065                  .5000              15.0000
        64,782.67               .0500              14.9500
             9.7500             .0000              14.9500
             9.2500             .0000                4.9750
             9.2000             .0000                4.9750
             9.2000             .0000

       1518605                  .5000              16.0000
        43,565.55               .0500              15.9500
             9.5000             .0000              15.9500
             9.0000             .0000                5.4500
             8.9500             .0000                5.4500
             8.9500             .0000

       1518625                  .5000              17.2500
        42,118.28               .0500              17.2000
            10.7500             .0000              17.2000
            10.2500             .0000                6.3250
            10.2000             .0000                6.3250
            10.2000             .0000

       1518627                  .5000              17.0000
        95,850.88               .0500              16.9500
            10.5000             .0000              16.9500
            10.0000             .0000                5.7000
             9.9500             .0000                5.7000
             9.9500             .0000

       1518951                  .5000              15.8080
        72,689.29               .0500              15.7580
            11.1250             .0000              15.7580
            10.6250             .0000                5.9000
            10.5750             .0000                5.9000
            10.5750             .0000

       1519283                  .5000              16.8750
       140,167.15               .0500              16.8250
            10.3750             .0000              16.8250
             9.8750             .0000                4.9000
             9.8250             .0000                4.9000
             9.8250             .0000

       1519323                  .5000              18.4750
        45,520.92               .0500              18.4250
            11.9750             .0000              18.4250
            11.4750             .0000                6.6500
            11.4250             .0000                6.6500
            11.4250             .0000
1



       1519956                  .5000              18.1000
        74,377.21               .0500              18.0500
            12.6000             .0000              18.0500
            12.1000             .0000                6.4500
            12.0500             .0000                6.4500
            12.0500             .0000

       1520863                  .5000              16.5000
        52,526.51               .0500              16.4500
            10.0000             .0000              16.4500
             9.5000             .0000                5.2000
             9.4500             .0000                5.2000
             9.4500             .0000

       1520953                  .5000              15.8750
        43,344.28               .0500              15.8250
             9.7500             .0000              15.8250
             9.2500             .0000                4.9500
             9.2000             .0000                4.9500
             9.2000             .0000

       1521280                  .5000              16.0000
        83,827.92               .0500              15.9500
            10.5000             .0000              15.9500
            10.0000             .0000                4.9500
             9.9500             .0000                4.9500
             9.9500             .0000

       1521450                  .5000              13.6250
        66,057.47               .0500              13.5750
             8.1250             .0000              13.5750
             7.6250             .0000                3.7000
             7.5750             .0000                3.7000
             7.5750             .0000

       1521503                  .5000              15.4000
       191,998.12               .0500              15.3500
            10.3750             .0000              15.3500
             9.8750             .0000                6.4000
             9.8250             .0000                6.4000
             9.8250             .0000

       1521950                  .5000              16.0000
        42,317.65               .0500              15.9500
             9.0000             .0000              15.9500
             8.5000             .0000                4.2000
             8.4500             .0000                4.2000
             8.4500             .0000

       1522254                  .5000              16.0000
        36,078.71               .0500              15.9500
             9.5000             .0000              15.9500
             9.0000             .0000                5.2000
             8.9500             .0000                5.2000
             8.9500             .0000
1



       1522271                  .5000              17.0000
        54,771.84               .0500              16.9500
            10.5000             .0000              16.9500
            10.0000             .0000                5.8250
             9.9500             .0000                5.8250
             9.9500             .0000

       1522516                  .5000              17.0000
       102,467.68               .0500              16.9500
            10.5000             .0000              16.9500
            10.0000             .0000                5.5750
             9.9500             .0000                5.5750
             9.9500             .0000

       1522773                  .5000              15.1250
        76,570.18               .0500              15.0750
            10.0000             .0000              15.0750
             9.5000             .0000                5.2000
             9.4500             .0000                5.2000
             9.4500             .0000

       1526172                  .5000              14.3750
       202,283.36               .0500              14.3250
             9.2500             .0000              14.3250
             8.7500             .0000                4.9500
             8.7000             .0000                4.9500
             8.7000             .0000

       1526366                  .5000              14.3750
       103,994.47               .0500              14.3250
            10.1250             .0000              14.3250
             9.6250             .0000                4.8250
             9.5750             .0000                4.8250
             9.5750             .0000

       1526383                  .5000              15.8000
        81,030.72               .0500              15.7500
            10.3000             .0000              15.7500
             9.8000             .0000                5.2000
             9.7500             .0000                5.2000
             9.7500             .0000

       1526426                  .5000              15.4500
        98,340.48               .0500              15.4000
            10.7500             .0000              15.4000
            10.2500             .0000                5.4500
            10.2000             .0000                5.4500
            10.2000             .0000

       1526511                  .5000              16.0000
        38,985.59               .0500              15.9500
            10.5000             .0000              15.9500
            10.0000             .0000                5.4500
             9.9500             .0000                5.4500
             9.9500             .0000
1



       1526542                  .5000              15.8000
       137,464.93               .0500              15.7500
            10.3000             .0000              15.7500
             9.8000             .0000                5.2000
             9.7500             .0000                5.2000
             9.7500             .0000

       1530129                  .5000              15.7500
        91,238.34               .0500              15.7000
             9.7500             .0000              15.7000
             9.2500             .0000                5.2000
             9.2000             .0000                5.2000
             9.2000             .0000

       1532644                  .5000              16.2500
        98,887.01               .0500              16.2000
            10.3750             .0000              16.2000
             9.8750             .0000                5.9500
             9.8250             .0000                5.9500
             9.8250             .0000

  TOTAL NUMBER OF LOANS:      177
  TOTAL BALANCE........:         23,265,236.33


  RUN ON     : 06/18/02            RFC DISCLOSURE SYSTEM      RFFSDARM-01
  AT         : 14.12.20            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS        ARM SUMMARY REPORT       CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES    FROM        TO
  ------------------------------------------------------------------------
  CURR NOTE RATE                       7.6874            6.3750     12.6000
  RFC NET RATE                         7.3230            6.0000     12.1000
  NET MTG RATE(INVSTR RATE)            7.2730            5.9500     12.0500
  POST STRIP RATE                      7.2730            5.9500     12.0500
  SUB SERV FEE                          .3644             .2500       .5000
  MSTR SERV FEE                         .0500              .0500      .0500
  ALL EXP                               .0000             .0000       .0000
  MISC EXP                              .0000             .0000       .0000
  SPREAD                                .0000             .0000       .0000
  STRIP                                 .0000             .0000       .0000
  RFC NET CEILING(MX RFC NET RT)      12.7869            9.8750     18.7500
  MAX NET MTG RT(MAX INV RT)          12.7369            9.8250     18.7000
  MAX POST STRIP RATE                 12.7369            9.8250     18.7000
  INV RATE MARGIN                      3.1091            2.2000      7.4500
  POST STRIP MARGIN                    3.1091            2.2000      7.4500







  TOTAL NUMBER OF LOANS:   177
  TOTAL BALANCE........:    23,265,236.33


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSD175-01
  AT         : 14.12.20        NONFIXED RATE LOAN LISTING     AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

  RFC LOAN #                      ORIG RATE       ORIGINAL BAL    MAX NEG AM
  MORTGAGOR NAME                  CURR RATE       PRINCIPAL BAL   LN FEATURE
  CURR NET                                        ORIGINAL P+I    # OF UNITS
  NOTE CEILING                                    CURRENT P+I     LTV
  CITY           STATE  ZIP       NET CEILING     NOTE DATE
  SERVICER LOAN #                 NOTE FLOOR      1ST PMT DT      MI CO CODE
  SELLER LOAN #                   NET FLOOR       MATURITY DT     MI CVG
  INVSTR LOAN #                   GROSS MARGIN    1ST INTCHGDT    NXT INTCHGDT
  S/S CODE                        NET MARGIN      1ST PMTCHGDT    NXT PMTCHGDT
  INT CHG PRIOR DAYS              1ST YR FLR      PMT CAP INCR    PMT CAP DECR
  PMT TYPE                        1ST YR CEIL     INT FREQ MOS    PMT FREQ MOS
  ORIG TERM                       ADJ INDEX       PERIOD INCR     PERIOD DECR
  NOTE LF INCR                    RND NOTE TYPE   RND NOTE METH   RND NOTE FCTR
  NET LF INCR                     RND NET TYPE    RND NET METH    RND NET FCTR
  NOTE LF DECR                    LOAN PURP       CNVRT CODE      FROM WINDOW
  NET LF DECR                     PROP TYPE       CNVT INDEX      TO WINDOW
                                  OCCP CODE       CNVT MARGIN
  ______________________________________________________________________________


    1359191                           6.5000         96,800.00        100
                                      6.5000         86,215.49         ZZ
                                      6.1250            497.69         1
                                     10.6250            621.14         80
    RICHMOND        CA    94801      10.2500       11/04/93
    001150978                          .0000       01/01/94            00
    16100084                           .0000       12/01/23            0
    0                                 2.7500       06/01/94        12/01/02
    051/M32                           2.3750       07/01/94        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1371886                           7.5530        181,000.00        100
                                      7.5530        164,248.31         ZZ
                                      7.1780            971.65         1
                                     11.0000          1,285.30         84
    ALEXANDRIA      VA    22311      10.6250       01/14/94
    11442466                          3.0000       03/01/94            04
    9363773                           2.6250       02/01/24           12
    0                                 2.8750       08/01/94        08/01/02
1


    229/076                           2.5000       09/01/94        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       2.0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1372632                           7.6780        280,000.00        100
                                      7.6780        253,602.42         ZZ
                                      7.3030          1,398.00         1
                                     10.3750          2,004.41         85
    BURLINGTON      KY    41005      10.0000       01/20/94
    775270                            3.0000       03/01/94            04
    277497                            2.6250       02/01/24           12
    0                                 3.0000       08/01/94        08/01/02
    767/514                           2.6250       09/01/94        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       1.3750                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1379964                           6.6250        300,000.00        100
                                      6.6250        128,052.00         ZZ
                                      6.3750          1,520.06         1
                                     10.5000            924.17         58
    CENTURY CITY    CA    90067      10.2500       04/04/94
    9109327438                         .0000       06/01/94            00
    28704                              .0000       05/01/24            0
    0                                 2.8750       11/01/94        11/01/02
    741/686                           2.6250       12/01/94        12/01/02
      25                              3.5000          .0000           .0000
    A                                 5.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1382605                           6.5000        270,900.00        100
                                      6.5000        243,002.68         ZZ
                                      6.2500          1,624.18         1
                                     12.0000          1,732.46         90
    SAN DIEGO       CA    92103      11.7500       05/03/94
1


    9109331182                         .0000       07/01/94            14
    5070431                            .0000       06/01/24           17
    0                                 2.7500       12/01/94        12/01/02
    685/686                           2.5000       01/01/95        01/01/03
      25                              5.0000          .0000           .0000
    A                                 7.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1382931                           6.5000        120,000.00        100
                                      6.5000        109,219.12         T
                                      6.2500            719.46         1
                                     12.0000            778.67         69
    CHINO           CA    91710      11.7500       05/11/94
    9109331760                         .0000       07/01/94            00
    10104214                           .0000       06/01/24            0
    0                                 2.7500       12/01/94        12/01/02
    051/686                           2.5000       01/01/95        01/01/03
      45                              5.0000          .0000           .0000
    A                                 7.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1383092                           6.6250        162,000.00        100
                                      6.6250         20,225.34         ZZ
                                      6.3750          1,023.95         1
                                     12.5000            145.72         55
    WINDSOR         CA    95492      12.2500       05/17/94
    9109332172                         .0000       07/01/94            00
    4277821                            .0000       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    685/686                           2.6250       01/01/95        01/01/03
      25                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1383245                           6.5000        180,000.00        100
                                      6.5000        164,429.82         ZZ
1


                                      6.2500          1,137.72         1
                                     12.5000          1,172.45         75
    REDONDO BEACH   CA    90278      12.2500       05/20/94
    9109334186                         .0000       07/01/94            00
    10104200                           .0000       06/01/24            0
    0                                 2.7500       12/01/94        12/01/02
    051/686                           2.5000       01/01/95        01/01/03
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1383313                           6.6250        245,000.00        100
                                      6.6250        224,292.42         ZZ
                                      6.3750          1,548.57         1
                                     12.5000          1,616.03         70
    FOUNTAIN VALLE  CA    92708      12.2500       05/19/94
    9109332404                        4.5000       07/01/94            00
    33009798                          4.2500       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    606/686                           2.6250       01/01/95        01/01/03
      25                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1383971                           6.6250        172,000.00        100
                                      6.6250        157,048.46         ZZ
                                      6.3750            976.60         3
                                     11.5000          1,131.58         80
    LOS ANGELES     CA    90003      11.2500       05/16/94
    9109334673                         .0000       07/01/94            00
    05702094                           .0000       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    642/686                           2.6250       01/01/95        01/01/03
      45                              4.5000          .0000           .0000
    A                                 6.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1384000                           7.5000         86,300.00        100
                                      7.5000         67,147.62         ZZ
                                      7.2500            490.00         1
                                     11.5000            529.75         90
    KIRKWOOD        CA    95646      11.2500       05/31/94
    9109334277                         .0000       08/01/94            11
    4281621                            .0000       07/01/24           17
    0                                 2.8750       01/01/95        07/01/02
    685/686                           2.6250       02/01/95        08/01/02
      25                              4.5000          .0000           .0000
    A                                 6.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1384017                           6.6250        255,000.00        100
                                      6.6250        223,038.62         ZZ
                                      6.3750          1,427.93         1
                                     11.3750          1,618.66         80
    LA HABRA HEIGH  CA    90631      11.1250       05/13/94
    9109334137                         .0000       07/01/94            00
    05703094                           .0000       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    642/686                           2.6250       01/01/95        01/01/03
      45                              4.3750          .0000           .0000
    A                                 6.3750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1384018                           6.6250         62,000.00        100
                                      6.6250         55,535.93         ZZ
                                      6.3750            347.18         1
                                     11.3750            400.14         60
    LOS ANGELES     CA    91331      11.1250       05/24/94
    9109334111                         .0000       07/01/94            00
    05804794                           .0000       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    642/686                           2.6250       01/01/95        01/01/03
      25                              4.3750          .0000           .0000
    A                                 6.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1384120                           6.6250         82,000.00        100
                                      6.6250         73,919.16         ZZ
                                      6.2500            491.63         1
                                     12.0000            532.62         79
    NORTHRIDGE      CA    91325      11.6250       05/11/94
    0657050                            .0000       07/01/94            00
    49601051                           .0000       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    013/G48                           2.5000       01/01/95        01/01/03
      25                              5.0000          .0000           .0000
    A                                 7.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1384388                           6.6250         54,000.00        100
                                      6.6250         49,379.83         ZZ
                                      6.2500            341.32         1
                                     12.5000            355.78         75
    SACRAMENTO      CA    95820      12.1250       05/27/94
    0657057                            .0000       07/01/94            00
    29101457                           .0000       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    013/G48                           2.5000       01/01/95        01/01/03
      25                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1385111                           7.3750        128,000.00        100
                                      7.3750        117,033.24         ZZ
                                      7.0000            777.74         1
                                     12.1250            895.92         79
    CATHEDRAL CITY  CA    92234      11.7500       06/16/94
    0459902615                         .0000       08/01/94            00
    67300277                           .0000       07/01/24            0
    0                                 2.7500       01/01/95        07/01/02
    541/G02                           2.3750       02/01/95        08/01/02
      25                              5.1250          .0000           .0000
    A                                 7.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1385236                           7.2500        550,000.00        100
                                      7.2500        502,557.90         ZZ
                                      7.0000          3,386.45         1
                                     12.2500          3,802.22         80
    CALABASAS       CA    91302      12.0000       07/07/94
    9109338328                         .0000       09/01/94            00
    1940602954                         .0000       08/01/24            0
    0                                 2.8750       02/01/95        08/01/02
    274/686                           2.6250       03/01/95        09/01/02
      45                              5.2500          .0000           .0000
    A                                 7.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1385342                           7.3750        265,500.00        100
                                      7.3750        242,939.30         ZZ
                                      7.0000          1,613.21         1
                                     12.1250          1,859.78         90
    CHULA VISTA     CA    91915      11.7500       06/21/94
    118073664                          .0000       08/01/94            04
    4953279                            .0000       07/01/24           17
    0                                 2.7500       01/01/95        07/01/02
    324/183                           2.3750       02/01/95        08/01/02
      25                              5.1250          .0000           .0000
    A                                 7.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          07/01/95
        .0000                           05             D           07/01/99
                                        O            1.1250


    1387232                           7.8030         80,900.00        100
                                      7.8030         74,641.14         T
                                      7.5530            531.46         1
                                     12.8750            590.70         90
    BULLHEAD CITY   AZ    86442      12.6250       07/06/94
    9109341819                        4.8750       09/01/94            14
    6951446                           4.6250       08/01/24           17
    0                                 3.1250       02/01/95        08/01/02
1


    372/686                           2.8750       03/01/95        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       2.0000                           1              01          08/01/96
        .0000                           05             J           08/01/99
                                        O             .3750


    1387242                           7.2500        147,000.00        100
                                      7.2500        134,809.87         ZZ
                                      7.0000            917.09         1
                                     12.3750          1,020.60         74
    SIMI VALLEY     CA    93063      12.1250       07/20/94
    9109341033                         .0000       09/01/94            00
    10103869                           .0000       08/01/24            0
    0                                 2.8750       02/01/95        08/01/02
    051/686                           2.6250       03/01/95        09/01/02
      45                              5.3750          .0000           .0000
    A                                 7.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1387243                           7.2500        150,300.00        100
                                      7.2500        137,538.27         ZZ
                                      7.0000            937.68         1
                                     12.3750          1,043.05         90
    LOS ANGELES     CA    90045      12.1250       07/19/94
    9109340993                         .0000       09/01/94            12
    10104148                           .0000       08/01/24           17
    0                                 2.8750       02/01/95        08/01/02
    051/686                           2.6250       03/01/95        09/01/02
      45                              5.3750          .0000           .0000
    A                                 7.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1387518                           6.6250        192,000.00        100
                                      6.6250        175,965.98         ZZ
                                      6.3750          1,197.83         1
                                     12.3750          1,261.54         80
    LOS ANGELES     CA    91316      12.1250       08/11/94
1


    0657100                           4.3750       10/01/94            00
    W01123                            4.1250       09/01/24            0
    0                                 2.7500       03/01/95        09/01/02
    A15/G48                           2.5000       04/01/95        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1389802                           6.6250        120,300.00        100
                                      6.6250        110,298.80         ZZ
                                      6.3750            711.62         1
                                     11.8750            789.46         79
    GALT            CA    95632      11.6250       08/31/94
    9109348079                         .0000       11/01/94            00
    1290766                            .0000       10/01/24            0
    0                                 2.7500       04/01/95        10/01/02
    440/686                           2.5000       05/01/95        11/01/02
      25                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1390490                           6.6250        132,000.00        100
                                      6.6250        119,257.86         ZZ
                                      6.3750            802.05         1
                                     12.1250            857.15         80
    NORTH LAS VEGA  NV    89031      11.8750       08/02/94
    9109361064                         .0000       10/01/94            00
    60201038093A                       .0000       09/01/24            0
    0                                 2.7500       03/01/95        09/01/02
    624/686                           2.5000       04/01/95        10/01/02
      25                              5.1250          .0000           .0000
    A                                 7.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391419                           6.5000         78,000.00        100
                                      6.5000         70,679.62         ZZ
1


                                      6.1250            480.26         1
                                     12.2500            504.77         65
    SACRAMENTO      CA    95828      11.8750       04/08/94
    8012272640                         .0000       06/01/94            00
    4257416                            .0000       05/01/24            0
    0                                 2.6250       11/01/94        11/01/02
    478/X14                           2.2500       12/01/94        12/01/02
      45                              5.2500          .0000           .0000
    A                                 7.2500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391424                           6.3750        174,000.00        100
                                      6.3750        158,508.53         ZZ
                                      6.0000          1,029.28         1
                                     11.9500          1,118.14         77
    CHICAGO         IL    60622      11.5750       05/06/94
    8012272699                         .0000       07/01/94            00
    4263257                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               R            1.0000          1.0000
       6.0750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1391428                           6.3750        112,000.00        100
                                      6.3750         95,948.18         T
                                      6.0000            662.52         1
                                     11.9500            676.83         75
    BIG BEAR CITY   CA    92315      11.5750       05/12/94
    8012272715                         .0000       07/01/94            00
    4264875                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               R            1.0000          1.0000
       6.0750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1391436                           6.3750         92,000.00        100
                                      6.3750         83,787.00         T
                                      6.0000            536.89         1
                                     11.9500            591.05         62
    SOUTH LAKE TAH  CA    96150      11.5750       04/26/94
    8012272798                         .0000       07/01/94            00
    4270682                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
      360                               R            1.0000          1.0000
       6.2000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391455                           6.3750        190,000.00        100
                                      6.3750        172,442.58         ZZ
                                      6.0000          1,093.75         1
                                     11.9500          1,216.43         78
    SUNLAND         CA    91040      11.5750       04/28/94
    8012272921                         .0000       07/01/94            00
    4279816                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.6250          .0000           .0000
    A                                 6.6250            6              6
      360                               R            1.0000          1.0000
       6.3250                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391456                           6.5000        103,950.00        100
                                      6.5000         94,228.12         T
                                      6.1250            640.04         1
                                     12.2500            673.04         62
    WEED            CA    96094      11.8750       04/08/94
    8012272947                         .0000       06/01/94            00
    4280103                            .0000       05/01/24            0
    0                                 2.6250       11/01/94        11/01/02
    478/X14                           2.2500       12/01/94        12/01/02
      45                              5.2500          .0000           .0000
    A                                 7.2500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391466                           6.5000        104,000.00        100
                                      6.5000         91,405.38         ZZ
                                      6.1250            623.53         1
                                     12.0000            657.10         80
    CORONA          CA    91719      11.6250       04/21/94
    8012273002                         .0000       06/01/94            00
    4283446                            .0000       05/01/24            0
    0                                 2.6250       11/01/94        11/01/02
    478/X14                           2.2500       12/01/94        12/01/02
      45                              5.0000          .0000           .0000
    A                                 7.0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1391485                           6.5000        107,200.00        100
                                      6.5000         97,486.49         ZZ
                                      6.1250            625.59         1
                                     11.9500            696.22         80
    SALIDA          CA    95368      11.5750       04/22/94
    8012273093                         .0000       06/01/94            00
    4292579                            .0000       05/01/24            0
    0                                 2.6250       11/01/94        11/01/02
    478/X14                           2.2500       12/01/94        12/01/02
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
      360                               R            1.0000          1.0000
       6.2000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391495                           6.3750        163,000.00        100
                                      6.3750        147,535.34         ZZ
                                      6.0000            951.22         1
                                     11.9500          1,040.73         80
    LOMITA          CA    90717      11.5750       05/02/94
    8012273192                         .0000       07/01/94            00
    4297206                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
1


      360                               R            1.0000          1.0000
       6.2000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391503                           6.8750        141,900.00        100
                                      6.8750        129,656.37         ZZ
                                      6.5000            896.90         1
                                     12.5000            949.36         79
    CARSON          CA    90810      12.1250       08/02/94
    8012273234                         .0000       10/01/94            00
    4298642                            .0000       09/01/24            0
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391507                           6.3750        142,000.00        100
                                      6.3750        129,460.81         ZZ
                                      6.0000            839.98         1
                                     11.9500            913.23         79
    RENTON          WA    98055      11.5750       05/20/94
    8012273259                         .0000       07/01/94            00
    4299087                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               R            1.0000          1.0000
       6.0750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391515                           6.5000         50,000.00        100
                                      6.5000         43,638.25         ZZ
                                      6.1250            291.79         1
                                     11.9500            311.65         47
    BIG BEAR LAKE   CA    92315      11.5750       04/22/94
    8012273275                         .0000       06/01/94            00
    4300273                            .0000       05/01/24            0
    0                                 2.6250       11/01/94        11/01/02
1


    478/X14                           2.2500       12/01/94        12/01/02
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
      360                               R            1.0000          1.0000
       6.2000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391521                           7.3750        100,000.00        100
                                      7.3750         89,896.61         ZZ
                                      7.0000            656.93         1
                                     12.8750            688.19         32
    HUNTINGTON BEA  CA    92649      12.5000       06/06/94
    8012273333                         .0000       08/01/94            00
    4302196                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    478/X14                           2.2500       02/01/95        08/01/02
      45                              5.8750          .0000           .0000
    A                                 7.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1391553                           6.3750        114,500.00        100
                                      6.3750        103,950.69         ZZ
                                      6.0000            623.44         1
                                     11.9500            733.28         79
    SAN DIEGO       CA    92104      11.5750       05/05/94
    8012273499                         .0000       07/01/94            00
    4311015                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.1250          .0000           .0000
    A                                 6.1250            6              6
      360                               R            1.0000          1.0000
       6.8250                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391564                           6.3750        148,125.00        100
                                      6.3750        135,045.01         ZZ
                                      6.0000            876.22         1
                                     11.9500            952.63         75
    WINDSOR         CA    95492      11.5750       05/11/94
1


    8012273564                         .0000       07/01/94            00
    4315479                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               R            1.0000          1.0000
       6.0750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391592                           6.3750        380,000.00        100
                                      6.3750        345,914.32         ZZ
                                      6.0000          2,247.84         1
                                     11.9500          2,440.13         80
    RANCHO SANTA F  CA    92067      11.5750       05/18/94
    8012273713                         .0000       07/01/94            00
    4320701                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               R            1.0000          1.0000
       6.0750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391607                           6.3750         93,750.00        100
                                      6.3750         85,591.27         ZZ
                                      6.0000            584.88         1
                                     12.3750            603.77         75
    OCEANSIDE       CA    92056      12.0000       05/16/94
    8012273788                         .0000       07/01/94            00
    4324430                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              5.3750          .0000           .0000
    A                                 7.3750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1391612                           6.3750         93,750.00        100
                                      6.3750         84,678.14         ZZ
1


                                      6.0000            592.56         1
                                     12.5000            597.39         75
    LAS VEGAS       NV    89110      12.1250       05/24/94
    8012273820                         .0000       07/01/94            00
    4326799                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391620                           6.3750        140,000.00        100
                                      6.3750        124,949.19         ZZ
                                      6.0000            896.44         1
                                     12.6250            881.41         78
    LAS VEGAS       NV    89139      12.2500       05/23/94
    8012273879                         .0000       07/01/94            00
    4328852                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391635                           7.2500        140,000.00        100
                                      7.2500        127,698.14         ZZ
                                      6.8750            919.70         1
                                     12.8750            966.13         66
    MADERA          CA    93638      12.5000       06/30/94
    8012273960                         .0000       09/01/94            00
    4332417                            .0000       08/01/24            0
    0                                 2.6250       02/01/95        08/01/02
    478/X14                           2.2500       03/01/95        09/01/02
      45                              5.8750          .0000           .0000
    A                                 7.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1391637                           6.3750         61,200.00        100
                                      6.3750         55,897.79         ZZ
                                      6.0000            386.83         1
                                     12.5000            394.31         80
    SUNLAND         CA    91040      12.1250       05/19/94
    8012274000                         .0000       07/01/94            00
    4333118                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391641                           7.3750         86,600.00        100
                                      7.3750         75,137.45         ZZ
                                      7.0000            526.19         1
                                     12.1250            583.07         75
    HOUSTON         TX    77077      11.7500       06/10/94
    8012274059                         .0000       08/01/94            00
    4335170                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    478/X14                           2.2500       02/01/95        08/01/02
      45                              5.1250          .0000           .0000
    A                                 7.1250            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1391648                           7.3750        102,500.00        100
                                      7.3750         91,621.62         ZZ
                                      7.0000            664.81         1
                                     12.7500            701.39         71
    CHAMPAIGN       IL    61821      12.3750       06/23/94
    8012274091                         .0000       08/01/94            00
    4338380                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    478/X14                           2.2500       02/01/95        08/01/02
      45                              5.7500          .0000           .0000
    A                                 7.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391649                           6.3750        281,000.00        100
                                      6.3750        256,596.19         ZZ
                                      6.0000          1,799.27         1
                                     12.6250          1,810.07         75
    SCOTTSDALE      AZ    85255      12.2500       05/31/94
    8012274109                         .0000       07/01/94            00
    4338612                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/X14                           2.2500       01/01/95        01/01/03
      45                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1391662                           6.3750        237,600.00        100
                                      6.3750        216,218.69         ZZ
                                      6.0000          1,521.38         1
                                     12.6250          1,525.24         80
    HOLLISTER       CA    95023      12.2500       05/20/94
    0800092785                         .0000       07/01/94            00
    4342499                            .0000       06/01/24            0
    0                                 2.6250       12/01/94        12/01/02
    478/K61                           2.2500       01/01/95        01/01/03
      45                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1391667                           7.2500         55,200.00        100
                                      7.2500         44,920.84         ZZ
                                      6.8750            362.62         1
                                     12.8750            342.58         80
    MIAMI           FL    33161      12.5000       07/12/94
    8012274273                         .0000       09/01/94            00
    4344974                            .0000       08/01/24            0
    0                                 2.6250       02/01/95        08/01/02
    478/X14                           2.2500       03/01/95        09/01/02
      45                              5.8750          .0000           .0000
    A                                 7.8750            6              6
1


      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391676                           7.3750        130,300.00        100
                                      7.3750        118,998.07         ZZ
                                      7.0000            812.90         1
                                     12.3750            910.97         65
    CLAREMONT       CA    91711      12.0000       05/25/94
    8012274380                         .0000       08/01/94            00
    4350666                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    478/X14                           2.2500       02/01/95        08/01/02
      45                              5.3750          .0000           .0000
    A                                 7.3750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1391716                           7.3750        244,800.00        100
                                      7.3750        223,623.33         ZZ
                                      7.0000          1,507.28         1
                                     12.2500          1,711.90         75
    LAS VEGAS       NV    89134      11.8750       06/23/94
    8012274687                         .0000       08/01/94            00
    4358248                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    478/X14                           2.2500       02/01/95        08/01/02
      45                              5.2500          .0000           .0000
    A                                 7.2500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1391724                           7.3750         65,000.00        100
                                      7.3750         59,208.07         ZZ
                                      7.0000            384.50         1
                                     11.9500            453.26         67
    MODESTO         CA    95350      11.5750       06/10/94
    8012274760                         .0000       08/01/94            00
    4359691                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
1


    478/X14                           2.2500       02/01/95        08/01/02
      45                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               R            1.0000          1.0000
       6.0750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391748                           7.3750        224,250.00        100
                                      7.3750        205,161.33         ZZ
                                      7.0000          1,454.48         1
                                     12.7500          1,570.57         65
    NEWPORT BEACH   CA    92663      12.3750       06/13/94
    8012274976                         .0000       08/01/94            00
    4366506                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    478/X14                           2.2500       02/01/95        08/01/02
      45                              5.7500          .0000           .0000
    A                                 7.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391751                           7.3750        270,000.00        100
                                      7.3750        247,069.63         ZZ
                                      7.0000          1,773.71         1
                                     12.8750          1,891.40         75
    CAMERON PARK    CA    95682      12.5000       06/20/94
    8012275031                         .0000       08/01/94            00
    4368023                            .0000       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    478/X14                           2.2500       02/01/95        08/01/02
      45                              5.8750          .0000           .0000
    A                                 7.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391789                           7.2500         40,000.00        100
                                      7.2500         29,668.19         ZZ
                                      6.8750            256.12         1
                                     12.6250            226.47         33
    LOS ANGELES     CA    90042      12.2500       07/05/94
1


    8012275379                         .0000       09/01/94            00
    4378600                            .0000       08/01/24            0
    0                                 2.6250       02/01/95        08/01/02
    478/X14                           2.2500       03/01/95        09/01/02
      45                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391795                           7.2500        104,000.00        100
                                      7.2500         95,352.77         ZZ
                                      6.8750            674.54         1
                                     12.7500            721.42         80
    OROSI           CA    93647      12.3750       07/11/94
    8012275437                         .0000       09/01/94            00
    4379863                            .0000       08/01/24            0
    0                                 2.6250       02/01/95        08/01/02
    478/X14                           2.2500       03/01/95        09/01/02
      45                              5.7500          .0000           .0000
    A                                 7.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391839                           7.2500        135,000.00        100
                                      7.2500        120,112.02         ZZ
                                      6.8750            853.29         1
                                     12.5000            912.70         90
    PARAMOUNT       CA    90723      12.1250       07/07/94
    8012275726                         .0000       09/01/94            21
    4390621                            .0000       08/01/24           20
    0                                 2.6250       02/01/95        08/01/02
    478/X14                           2.2500       03/01/95        09/01/02
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1391842                           6.8750        237,500.00        100
                                      6.8750        217,785.93         ZZ
1


                                      6.5000          1,520.74         1
                                     12.6250          1,594.65         87
    ESCONDIDO       CA    92026      12.2500       08/02/94
    8012275783                         .0000       10/01/94            11
    4392296                            .0000       09/01/24           25
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1391868                           7.2500        183,350.00        100
                                      7.2500        168,034.62         ZZ
                                      6.8750          1,189.20         1
                                     12.7500          1,271.31         95
    NORWALK         CA    90650      12.3750       07/19/94
    8012276211                         .0000       09/01/94            21
    4408035                            .0000       08/01/24           27
    0                                 2.6250       02/01/95        08/01/02
    478/X14                           2.2500       03/01/95        09/01/02
      45                              5.7500          .0000           .0000
    A                                 7.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391879                           7.3750         63,000.00        100
                                      7.3750         55,276.58         ZZ
                                      7.0000            408.62         1
                                     12.7500            428.47         90
    MORAGA          CA    94556      12.3750       07/19/94
    8012276278                         .0000       09/01/94            21
    4412839                            .0000       08/01/24           20
    0                                 2.7500       02/01/95        08/01/02
    478/X14                           2.3750       03/01/95        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000
1




    1391890                           7.2500         63,750.00        100
                                      7.2500         58,409.64         ZZ
                                      6.8750            402.94         1
                                     12.5000            441.92         75
    LANCASTER       TX    75134      12.1250       07/27/94
    8012276393                         .0000       09/01/94            00
    4416368                            .0000       08/01/24            0
    0                                 2.6250       02/01/95        08/01/02
    478/X14                           2.2500       03/01/95        09/01/02
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391908                           6.8750         97,500.00        100
                                      6.8750         88,766.69         ZZ
                                      6.5000            616.27         1
                                     12.5000            649.96         66
    YUCAIPA         CA    92399      12.1250       08/16/94
    8012276682                         .0000       10/01/94            00
    4425237                            .0000       09/01/24            0
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391915                           6.8750        186,000.00        100
                                      6.8750        170,239.09         ZZ
                                      6.5000          1,206.39         1
                                     12.7500          1,246.51         59
    UPLAND          CA    91784      12.3750       08/01/94
    8012276740                         .0000       10/01/94            00
    4426615                            .0000       09/01/24            0
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.7500          .0000           .0000
    A                                 7.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391924                           6.8750        136,800.00        100
                                      6.8750        125,215.50         ZZ
                                      6.5000            842.30         1
                                     12.2500            916.84         95
    FEDERAL WAY     WA    98023      11.8750       07/29/94
    8012276799                         .0000       10/01/94            21
    4428579                            .0000       09/01/24           31
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.2500          .0000           .0000
    A                                 7.2500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391928                           7.1250         31,850.00        100
                                      7.1250         29,088.05         T
                                      6.7500            209.23         1
                                     12.8750            217.48         65
    ORLANDO         FL    32811      12.5000       08/05/94
    8012276831                         .0000       10/01/94            00
    4429650                            .0000       09/01/24            0
    0                                 2.8750       03/01/95        09/01/02
    478/X14                           2.5000       04/01/95        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391929                           6.8750        123,500.00        100
                                      6.8750        113,249.27         ZZ
                                      6.5000            801.02         1
                                     12.7500            829.23         95
    LAS VEGAS       NV    89121      12.3750       08/09/94
    8012276849                         .0000       10/01/94            21
    4429841                            .0000       09/01/24           31
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.7500          .0000           .0000
    A                                 7.7500            6              6
1


      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391956                           6.8750        140,000.00        100
                                      6.8750        128,385.17         T
                                      6.5000            919.70         1
                                     12.8750            940.05         66
    LAS VEGAS       NV    89117      12.5000       08/08/94
    8012277078                         .0000       10/01/94            00
    4439709                            .0000       09/01/24            0
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.8750          .0000           .0000
    A                                 7.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1391970                           6.8750        220,400.00        100
                                      6.8750        173,202.12         ZZ
                                      6.5000          1,393.08         1
                                     12.5000          1,277.10         95
    LA HABRA        CA    90631      12.1250       08/17/94
    8012277334                         .0000       10/01/94            21
    4451928                            .0000       09/01/24           31
    0                                 2.6250       03/01/95        09/01/02
    478/X14                           2.2500       04/01/95        10/01/02
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392055                           6.7500        379,700.00        100
                                      6.7500        349,008.26         ZZ
                                      6.5000          2,431.26         1
                                     12.6250          2,524.66         89
    MOORPARK        CA    93021      12.3750       09/01/94
    9109344896                         .0000       11/01/94            11
    10104610                           .0000       10/01/24           17
    0                                 2.8750       04/01/95        10/01/02
1


    051/686                           2.6250       05/01/95        11/01/02
      45                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          10/01/95
        .0000                           03             E           10/01/99
                                        O            1.1250


    1392337                           6.5000        157,500.00        100
                                      6.5000        144,320.06         ZZ
                                      6.2500          1,047.85         1
                                     13.0000          1,023.71         90
    SAN DIEGO       CA    92126      12.7500       08/23/94
    0001151527                         .0000       10/01/94            10
    3031304                            .0000       09/01/24           17
    0                                 2.6250       03/01/95        09/01/02
    443/448                           2.3750       04/01/95        10/01/02
      25                              6.0000          .0000           .0000
    A                                 8.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1392472                           6.7610         99,000.00        100
                                      6.7610         90,797.87         T
                                      6.5110            625.75         1
                                     12.5000            661.71         90
    MT. HOLLY       VT    05758      12.2500       05/27/94
    0006855381                         .0000       07/01/94            14
    530014518                          .0000       06/01/24           17
    0                                 3.0000       12/01/94        12/01/02
    595/581                           2.7500       01/01/95        01/01/03
      45                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392473                           6.6360        609,000.00        100
                                      6.6360        555,584.89         ZZ
                                      6.3860          3,410.23         1
                                     11.3750          4,006.71         79
    LOS ANGELES     CA    90020      11.1250       05/17/94
1


    0006855431                         .0000       07/01/94            00
    530014524                          .0000       06/01/24            0
    0                                 2.8750       12/01/94        12/01/02
    595/581                           2.6250       01/01/95        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392509                           7.7500        150,000.00        100
                                      7.7500        137,546.74         T
                                      7.5000            887.31         1
                                     11.8750          1,085.44         75
    CATHEDRAL CITY  CA    92234      11.6250       06/16/94
    0006857882                         .0000       08/01/94            00
    530015163                          .0000       07/01/24            0
    0                                 3.0000       01/01/95        07/01/02
    595/581                           2.7500       02/01/95        08/01/02
      45                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1392545                           6.8750        229,500.00        100
                                      6.8750        209,513.74         ZZ
                                      6.6250          1,303.08         1
                                     11.5000          1,544.00         90
    SAUGUS          CA    91350      11.2500       04/18/94
    0006858930                         .0000       06/01/94            14
    530015489                          .0000       05/01/24           17
    0                                 3.0000       11/01/94        11/01/02
    595/581                           2.7500       12/01/94        12/01/02
      45                              4.5000          .0000           .0000
    A                                 6.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392550                           6.7500        220,000.00        100
                                      6.7500        200,202.58         ZZ
1


                                      6.5000          1,114.71         1
                                     10.1250          1,457.69         72
    VANCOUVER       WA    98661       9.8750       05/11/94
    0006858989                         .0000       07/01/94            00
    530015494                          .0000       06/01/24            0
    0                                 3.0000       12/01/94        12/01/02
    595/581                           2.7500       01/01/95        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       5.6250                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1392562                           6.8750        112,000.00        100
                                      6.8750        101,883.29         ZZ
                                      6.6250            584.24         1
                                     10.7500            750.82         80
    CITRUS HEIGHTS  CA    95610      10.5000       04/13/94
    0006859102                         .0000       06/01/94            00
    530015509                          .0000       05/01/24            0
    0                                 3.0000       11/01/94        11/01/02
    595/581                           2.7500       12/01/94        12/01/02
      45                              3.7500          .0000           .0000
    A                                 5.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1392563                           6.8750        264,000.00        100
                                      6.8750        241,009.01         ZZ
                                      6.6250          1,498.96         1
                                     11.5000          1,776.11         80
    SAN DIMAS       CA    91773      11.2500       04/01/94
    0006859110                         .0000       06/01/94            00
    530015510                          .0000       05/01/24            0
    0                                 3.0000       11/01/94        11/01/02
    595/581                           2.7500       12/01/94        12/01/02
      45                              4.5000          .0000           .0000
    A                                 6.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1392586                           6.8750         80,000.00        100
                                      6.8750         72,457.70         ZZ
                                      6.6250            423.37         2
                                     10.8750            534.90         64
    PORT ORCHARD    WA    98366      10.6250       04/26/94
    0006859318                         .0000       06/01/94            00
    530015536                          .0000       05/01/24            0
    0                                 3.0000       11/01/94        11/01/02
    595/581                           2.7500       12/01/94        12/01/02
      45                              3.8750          .0000           .0000
    A                                 5.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392655                           6.7500        285,000.00        100
                                      6.7500        261,297.43         ZZ
                                      6.5000          1,778.03         1
                                     12.3750          1,902.52         75
    LAFAYETTE       CA    94549      12.1250       05/23/94
    0006859854                         .0000       07/01/94            00
    530015618                          .0000       06/01/24            0
    0                                 3.0000       12/01/94        12/01/02
    595/581                           2.7500       01/01/95        01/01/03
      45                              5.3750          .0000           .0000
    A                                 7.3750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392672                           6.7500        245,700.00        100
                                      6.7500        224,898.24         ZZ
                                      6.5000          1,433.84         1
                                     11.7500          1,637.50         90
    DOWNEY          CA    90242      11.5000       05/18/94
    0006860027                         .0000       07/01/94            14
    530015637                          .0000       06/01/24           17
    0                                 3.0000       12/01/94        12/01/02
    595/581                           2.7500       01/01/95        01/01/03
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392693                           6.7500         76,900.00        100
                                      6.7500         70,363.47         T
                                      6.5000            448.77         1
                                     11.7500            512.32         89
    LAS VEGAS       NV    89128      11.5000       05/25/94
    0006860209                         .0000       07/01/94            04
    530015661                          .0000       06/01/24           22
    0                                 3.0000       12/01/94        12/01/02
    595/581                           2.7500       01/01/95        01/01/03
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1392709                           7.7500         83,650.00        100
                                      7.7500         76,714.66         ZZ
                                      7.5000            501.52         1
                                     12.0000            605.39         59
    ROCKLIN         CA    95677      11.7500       06/16/94
    0006860340                         .0000       08/01/94            00
    530015677                          .0000       07/01/24            0
    0                                 3.0000       01/01/95        07/01/02
    595/581                           2.7500       02/01/95        08/01/02
      45                              5.0000          .0000           .0000
    A                                 7.0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1392720                           7.2080        156,000.00        100
                                      7.2080        141,250.94         ZZ
                                      6.9580            825.57         1
                                     10.8750          1,074.92         80
    BENICIA         CA    94510      10.6250       01/26/94
    0006861108                        3.0000       04/01/94            00
    530015841                         2.7500       03/01/24            0
    0                                 3.0000       09/01/94        09/01/02
    595/581                           2.7500       10/01/94        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
1


      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       1.8750                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392746                           6.6370         58,400.00        100
                                      6.6370         52,686.04         ZZ
                                      6.3870            295.91         1
                                     10.5000            381.27         80
    PORTLAND        OR    97266      10.2500       03/18/94
    0006861470                        2.7500       05/01/94            00
    530015894                         2.5000       04/01/24            0
    0                                 2.7500       10/01/94        10/01/02
    595/581                           2.5000       11/01/94        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       1.7500                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392776                           7.3460        193,600.00        100
                                      7.3460        172,807.45         ZZ
                                      7.0960          1,024.55         1
                                     10.8750          1,319.75         80
    MIDDLETOWN      NJ    07748      10.6250       06/03/94
    0006861843                        2.6250       08/01/94            00
    530015948                         2.3750       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    595/581                           2.3750       02/01/95        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       2.2500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392793                           7.7210         55,800.00        100
                                      7.7210         51,254.87         ZZ
                                      7.4710            352.70         1
                                     12.5000            403.53         90
    CHESTER         VT    05143      12.2500       06/16/94
    0006862114                        3.0000       08/01/94            10
    530015983                         2.7500       07/01/24           17
    0                                 3.0000       01/01/95        07/01/02
1


    595/581                           2.7500       02/01/95        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       3.5000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1392802                           7.4710         53,600.00        100
                                      7.4710         47,304.74         ZZ
                                      7.2210            308.56         1
                                     11.6250            364.97         80
    ISELIN          NJ    08830      11.3750       06/28/94
    0006862254                        2.7500       08/01/94            00
    530016000                         2.5000       07/01/24            0
    0                                 2.7500       01/01/95        07/01/02
    595/581                           2.5000       02/01/95        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       2.8750                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1392804                           7.7210        244,600.00        100
                                      7.7210        224,140.65         ZZ
                                      7.4710          1,427.42         1
                                     11.7500          1,764.66         90
    MOORPARK        CA    93021      11.5000       06/28/94
    0006862288                        3.0000       08/01/94            01
    530016004                         2.7500       07/01/24           25
    0                                 3.0000       01/01/95        07/01/02
    595/581                           2.7500       02/01/95        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       2.7500                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1392995                           6.7500         70,000.00        100
                                      6.7500         63,665.39         ZZ
                                      6.5000            408.50         1
                                     11.7500            463.55         47
    NORCO           CA    91760      11.5000       05/12/94
1


    0006859805                         .0000       07/01/94            00
    530015612                          .0000       06/01/24            0
    0                                 3.0000       12/01/94        12/01/02
    595/581                           2.7500       01/01/95        01/01/03
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1393132                           7.3750        252,000.00        100
                                      7.3750        229,261.10         ZZ
                                      7.1250          1,333.60         1
                                     10.8750          1,755.83         70
    GLENDALE        CA    91207      10.6250       06/08/94
    0006862023                         .0000       08/01/94            00
    530015972                          .0000       07/01/24            0
    0                                 2.7500       01/01/95        07/01/02
    595/581                           2.5000       02/01/95        08/01/02
      25                              3.8750          .0000           .0000
    A                                 5.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1393137                           7.5960        475,000.00        100
                                      7.5960        176,139.86         ZZ
                                      7.3460          2,549.91         1
                                     11.0000          1,372.84         27
    GREENWICH       CT    06830      10.7500       06/22/94
    0006862064                         .0000       08/01/94            00
    530015976                          .0000       07/01/24            0
    0                                 2.8750       01/01/95        07/01/02
    595/581                           2.6250       02/01/95        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1393149                           7.3460        136,500.00        100
                                      7.3460        124,637.37         ZZ
1


                                      7.0960            818.39         1
                                     12.0000            951.87         70
    LAS VEGAS       NV    89129      11.7500       06/23/94
    0006862361                        2.6250       08/01/94            00
    530016014                         2.3750       07/01/24            0
    0                                 2.6250       01/01/95        07/01/02
    595/581                           2.3750       02/01/95        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       3.3750                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1393233                           7.0000        100,800.00        100
                                      7.0000         91,905.31         ZZ
                                      6.7500            564.46         1
                                     11.3750            680.02         70
    CLEARWATER      FL    34621      11.1250       08/19/94
    0006860621                         .0000       10/01/94            00
    530016168                          .0000       09/01/24            0
    0                                 2.7500       03/01/95        09/01/02
    595/581                           2.5000       04/01/95        10/01/02
      45                              4.3750          .0000           .0000
    A                                 6.3750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1393257                           6.9580        156,750.00        100
                                      6.9580        140,608.70         ZZ
                                      6.7080            782.63         1
                                     10.3750          1,048.79         95
    CULVER CITY     CA    90230      10.1250       02/18/94
    0006861082                        2.7500       04/01/94            04
    530015839                         2.5000       03/01/24           22
    0                                 2.7500       09/01/94        09/01/02
    595/581                           2.5000       10/01/94        10/01/02
      45                              3.3750          .0000           .0000
    A                                 5.3750            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       1.6250                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000
1




    1393401                           6.5000         66,000.00        100
                                      6.5000         60,602.58         ZZ
                                      6.2500            422.61         1
                                     12.6250            428.45         75
    RIVERSIDE       CA    92507      12.3750       10/21/94
    0657147                            .0000       12/01/94            00
    46000027                           .0000       11/01/24            0
    0                                 2.7500       05/01/95        11/01/02
    541/G48                           2.5000       06/01/95        12/01/02
      25                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1397296                           6.5000        255,000.00        100
                                      6.5000        229,644.49         ZZ
                                      6.2500          1,570.08         1
                                     12.2500          1,623.54         74
    RENO            NV    89509      12.0000       10/19/94
    9109349416                         .0000       12/01/94            00
    371513716                          .0000       11/01/24            0
    0                                 2.7500       05/01/95        11/01/02
    163/686                           2.5000       06/01/95        12/01/02
      25                              5.2500          .0000           .0000
    A                                 7.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1398268                           6.6250        440,000.00        100
                                      6.6250        402,539.34         ZZ
                                      6.3750          2,817.37         1
                                     12.6250          2,872.20         80
    LOS ANGELES     CA    90056      12.3750       11/14/94
    9109351149                         .0000       01/01/95            00
    72582                              .0000       12/01/24            0
    0                                 2.8750       06/01/95        12/01/02
    744/686                           2.6250       07/01/95        01/01/03
      25                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1398298                           6.6250         73,000.00        100
                                      6.6250         67,134.58         ZZ
                                      6.3750            431.83         1
                                     11.8750            478.96         55
    LYNWOOD         CA    90262      11.6250       11/11/94
    9109352931                         .0000       01/01/95            00
    24119672                           .0000       12/01/24            0
    0                                 2.8750       06/01/95        12/01/02
    470/686                           2.6250       07/01/95        01/01/03
      25                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              01          12/01/95
        .0000                           05             D           12/01/99
                                        O             .5000


    1398899                           6.5000         82,000.00        100
                                      6.5000         67,371.95         ZZ
                                      6.2500            485.06         1
                                     11.8750            475.53         80
    PORTLAND        OR    97213      11.6250       11/04/94
    9109360975                         .0000       01/01/95            00
    84237033846A                       .0000       12/01/24            0
    0                                 2.7500       06/01/95        12/01/02
    624/686                           2.5000       07/01/95        01/01/03
      25                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399191                           7.0000        336,000.00        100
                                      7.0000        134,621.32         ZZ
                                      6.6250          2,096.20         1
                                     12.3750            994.93         70
    BEVERLY HILLS   CA    90212      12.0000       09/21/94
    001648758                          .0000       11/01/94            00
    1648758                            .0000       10/01/24            0
    0                                 3.1250       04/01/95        10/01/02
    070/070                           2.7500       05/01/95        11/01/02
      25                              5.3750          .0000           .0000
    A                                 7.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1399195                           6.8750        225,000.00        100
                                      6.8750        195,013.52         ZZ
                                      6.5000          1,330.96         1
                                     11.8750          1,427.11         84
    PASADENA        CA    91107      11.5000       10/10/94
    001649755                          .0000       12/01/94            14
    1649755                            .0000       11/01/24           12
    0                                 3.1250       05/01/95        11/01/02
    070/070                           2.7500       06/01/95        12/01/02
      25                              4.8750          .0000           .0000
    A                                 6.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399306                           6.7500        238,000.00        100
                                      6.7500        219,591.92         ZZ
                                      6.3750          1,543.66         1
                                     12.7500          1,585.95         70
    SAN MATEO       CA    94403      12.3750       10/07/94
    002037271                          .0000       12/01/94            00
    2037271                            .0000       11/01/24            0
    0                                 3.0000       05/01/95        11/01/02
    070/070                           2.6250       06/01/95        12/01/02
      25                              5.7500          .0000           .0000
    A                                 7.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399361                           7.7500        215,500.00        100
                                      7.7500        196,996.25         ZZ
                                      7.3750          1,344.44         1
                                     12.3750          1,554.58         90
    SUNLAND         CA    91040      12.0000       06/28/94
    002181577                          .0000       08/01/94            04
    2181577                            .0000       07/01/24           17
    0                                 3.0000       01/01/95        07/01/02
1


    070/070                           2.6250       02/01/95        08/01/02
      45                              5.3750          .0000           .0000
    A                                 7.3750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399364                           6.8750        220,500.00        100
                                      6.8750        196,993.48         ZZ
                                      6.5000          1,286.78         1
                                     11.7500          1,440.12         90
    BONITA          CA    91902      11.3750       09/13/94
    002182679                          .0000       11/01/94            04
    2182679                            .0000       10/01/24           17
    0                                 3.0000       04/01/95        10/01/02
    070/070                           2.6250       05/01/95        11/01/02
      45                              4.7500          .0000           .0000
    A                                 6.7500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399444                           7.1250        637,000.00        100
                                      7.1250        590,401.07         ZZ
                                      6.7500          4,237.98         1
                                     13.0000          4,400.72         75
    TWP. OF MEDFOR  NJ    08055      12.6250       10/28/94
    002463651                          .0000       12/01/94            00
    2463651                            .0000       11/01/24            0
    0                                 3.3750       05/01/95        11/01/02
    070/070                           3.0000       06/01/95        12/01/02
      25                              6.0000          .0000           .0000
    A                                 8.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399463                           6.7500        300,000.00        100
                                      6.7500         33,201.04         ZZ
                                      6.3750          1,970.79         1
                                     12.8750            239.79         65
    SANTA ANA AREA  CA    92705      12.5000       10/18/94
1


    002563282                         3.0000       12/01/94            00
    2563282                           2.6250       11/01/24            0
    0                                 3.0000       05/01/95        11/01/02
    070/070                           2.6250       06/01/95        12/01/02
      25                              5.8750          .0000           .0000
    A                                 7.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       3.8750                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399481                           6.7500         96,800.00        100
                                      6.7500         88,909.72         ZZ
                                      6.3750            534.53         1
                                     11.2500            641.11         80
    MIDDLEFIELD     CT    06455      10.8750       11/04/94
    002742871                          .0000       01/01/95            00
    2742871                            .0000       12/01/24            0
    0                                 3.0000       06/01/95        12/01/02
    070/070                           2.6250       07/01/95        01/01/03
      45                              4.2500          .0000           .0000
    A                                 6.2500            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399507                           6.7500        175,000.00        100
                                      6.7500        148,909.30         ZZ
                                      6.3750          1,135.05         1
                                     12.7500          1,074.84         59
    PHOENIX         AZ    85022      12.3750       11/07/94
    009457506                          .0000       01/01/95            00
    9457506                            .0000       12/01/24            0
    0                                 3.0000       06/01/95        12/01/02
    070/070                           2.6250       07/01/95        01/01/03
      25                              5.7500          .0000           .0000
    A                                 7.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1399517                           6.7500        336,500.00        100
                                      6.7500        310,534.69         ZZ
1


                                      6.3750          2,154.65         1
                                     12.6250          2,239.20         75
    LOS ANGELES     CA    90036      12.2500       11/04/94
    009556540                          .0000       01/01/95            00
    9556540                            .0000       12/01/24            0
    0                                 3.0000       06/01/95        12/01/02
    070/070                           2.6250       07/01/95        01/01/03
      25                              5.6250          .0000           .0000
    A                                 7.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1400224                           7.4710         55,900.00        100
                                      7.4710         49,878.78         T
                                      7.2210            395.66         1
                                     13.6250            383.52         80
    LAS VEGAS       NV    89108      13.3750       12/01/94
    9109353236                        5.6250       02/01/95            00
    411616                            5.3750       01/01/25            0
    0                                 2.7500       07/01/95        07/01/02
    736/686                           2.5000       08/01/95        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       2.0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1400290                           6.6250        211,500.00        100
                                      6.6250        187,350.28         ZZ
                                      6.3750          1,336.83         1
                                     12.5000          1,337.81         90
    VALLEJO         CA    94591      12.2500       11/29/94
    9109354481                         .0000       01/01/95            01
    0000661389                         .0000       12/01/24           25
    0                                 2.8750       06/01/95        12/01/02
    626/686                           2.6250       07/01/95        01/01/03
      25                              5.5000          .0000           .0000
    A                                 7.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1404485                           7.6250        186,300.00        100
                                      7.6250        172,774.37         T
                                      7.2500          1,432.49         1
                                     14.5000          1,337.00         90
    PHOENIX         AZ    85254      14.1250       01/03/95
    8012279199                         .0000       03/01/95            04
    1814588455                         .0000       02/01/25           25
    0                                 3.0000       08/01/95        08/01/02
    478/X14                           2.6250       09/01/95        09/01/02
      45                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1404577                           6.6250        242,400.00        100
                                      6.6250        224,140.72         ZZ
                                      6.3750          1,736.59         1
                                     13.7500          1,591.47         80
    FAIRPORT        NY    14450      13.5000       02/02/95
    9109356940                         .0000       04/01/95            00
    940062289                          .0000       03/01/25            0
    0                                 2.7500       09/01/95        09/01/02
    A13/686                           2.5000       10/01/95        10/01/02
      25                              6.7500          .0000           .0000
    A                                 8.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484528                           9.6300         36,000.00        100
                                      9.6300         34,766.61         ZZ
                                      9.1300            306.13         1
                                     16.6300            310.86         80
    SEAGROVE        NC    27341      16.1300       02/09/96
    0800026742                        9.6300       04/01/96            00
    1913391                           9.1300       03/01/26            0
    0                                 7.0000       09/01/96        09/01/02
    F14/K61                           6.5000       10/01/96        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484678                           9.5000        106,400.00        100
                                      9.5000        101,103.40         ZZ
                                      9.0000            894.67         1
                                     16.5000            897.52         85
    POMONA          CA    91768      16.0000       11/15/95
    0800027070                        9.5000       01/01/96            23
    1850866                           9.0000       12/01/25            0
    0                                 4.7500       12/01/97        12/01/02
    F14/K61                           4.2500       01/01/98        01/01/03
      45                              9.5000          .0000           .0000
    A                                16.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1487867                          12.2500         20,000.00        100
                                     12.2500         19,505.15         ZZ
                                     11.7500            209.58         1
                                     19.2500            210.90         58
    CERRO GORDO     IL    61818      18.7500       01/12/96
    0800029001                       12.2500       03/01/96            00
    1869122                          11.7500       02/01/26            0
    0                                 8.0000       08/01/96        08/01/02
    F14/K61                           7.5000       09/01/96        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489917                           6.8750        170,000.00        100
                                      6.8750        160,961.38         ZZ
                                      6.3750          1,491.88         1
                                     15.0000          1,144.23         90
    HOOVER          AL    35244      14.5000       04/25/96
    0800029985                         .0000       06/01/96            23
    0006687362                         .0000       05/01/26            0
    0                                 3.1250       11/01/96        11/01/02
    668/K61                           2.6250       12/01/96        12/01/02
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
1


      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1490225                           9.2500         78,300.00        100
                                      9.2500         74,733.24         ZZ
                                      8.7500            644.15         1
                                     16.2500            647.88         90
    HAMPTON         GA    30228      15.7500       04/23/96
    0800030074                        9.2500       06/01/96            23
    2424711                           8.7500       05/01/26            0
    0                                 5.1250       11/01/96        11/01/02
    B75/K61                           4.6250       12/01/96        12/01/02
      25                              9.2500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499621                           8.3860        115,700.00        100
                                      8.3860        110,838.19         ZZ
                                      7.8860            899.90         1
                                     14.6250            895.02         75
    LARGO           FL    34641      14.1250       05/29/96
    0800031940                        7.6250       07/01/96            00
    9660119                           7.1250       06/01/26            0
    0                                 4.6250       12/01/96        12/01/02
    971/K61                           4.1250       01/01/97        01/01/03
      45                              7.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               R            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       1.0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1500186                           8.7500         35,000.00        100
                                      8.7500          1,584.26         ZZ
                                      8.2500            313.64         1
                                     16.2500             13.19         70
    WEST FRANKFORT  IL    62896      15.7500       04/30/96
    0800032310                         .0000       06/01/96            00
    0410101547                         .0000       05/01/26            0
    0                                 5.0000       05/01/99        11/01/02
1


    E22/K61                           4.5000       06/01/99        12/01/02
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500615                           9.7500        129,000.00        100
                                      9.7500        122,791.96         ZZ
                                      9.2500          1,108.31         1
                                     15.7500          1,105.15         80
    LAKE WORTH      FL    33463      15.2500       05/31/96
    0800032385                         .0000       07/01/96            00
    0410120307                         .0000       06/01/26            0
    0                                 6.0000       06/01/99        12/01/02
    E22/K61                           5.5000       07/01/99        01/01/03
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501591                           7.5000        248,000.00        100
                                      7.5000        224,067.28         ZZ
                                      7.0000          1,312.44         1
                                     10.8750          1,748.66         80
    MOORPARK        CA    93021      10.3750       12/09/93
    0800032609                         .0000       02/01/94            00
    19167915                           .0000       01/01/24            0
    0                                 2.7500       07/01/94        07/01/02
    E10/K61                           2.2500       08/01/94        08/01/02
      45                              3.8750          .0000           .0000
    A                                 5.8750            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502782                          10.3750        170,900.00        100
                                     10.3750        164,965.73         ZZ
                                      9.8750          1,359.76         1
                                     14.8750          1,555.50         90
    INDIANAPOLIS    IN    46205      14.3750       06/06/96
1


    0800033086                         .0000       08/01/96            23
    0410141634                         .0000       07/01/26            0
    0                                 5.7500       01/01/97        07/01/02
    E22/K61                           5.2500       02/01/97        08/01/02
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502960                          10.3750        241,300.00        100
                                     10.3750        231,296.32         ZZ
                                      9.8750          2,184.75         1
                                     16.3750          2,182.66         85
    FAIRBURN        GA    30213      15.8750       05/22/96
    0655438927                       10.3750       07/01/96            23
    296590                            9.8750       06/01/26            0
    0                                 5.2500       06/01/98        12/01/02
    921/G06                           4.7500       07/01/98        01/01/03
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1503858                           8.3750         65,000.00        100
                                      8.3750         61,771.04         ZZ
                                      7.8750            528.87         1
                                     15.1250            498.95         61
    GRESHAM         OR    97030      14.6250       05/03/96
    0800033425                         .0000       07/01/96            00
    4182234                            .0000       06/01/26            0
    0                                 4.6250       06/01/98        12/01/02
    862/K61                           4.1250       07/01/98        01/01/03
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504126                           9.2500        108,750.00        100
                                      9.2500        103,998.50         ZZ
1


                                      8.7500            894.66         1
                                     15.2500            902.86         75
    ALMA            CO    80420      14.7500       03/01/96
    0800033508                        9.2500       04/01/96            00
    262170                            8.7500       03/01/26            0
    0                                 4.7500       09/01/96        09/01/02
    921/K61                           4.2500       10/01/96        10/01/02
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505422                           9.5000         54,900.00        100
                                      9.5000         52,859.96         ZZ
                                      9.0000            461.63         1
                                     16.5000            466.63         90
    NORMAN          OK    73072      16.0000       05/29/96
    0800034027                        9.5000       07/01/96            23
    2584969                           9.0000       06/01/26            0
    0                                 5.5000       12/01/96        12/01/02
    B75/K61                           5.0000       01/01/97        01/01/03
      25                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506869                           9.1250        272,000.00        100
                                      9.1250        261,074.78         ZZ
                                      8.6250          2,091.44         1
                                     14.5000          2,233.51         80
    TEMPLE CITY     CA    91775      14.0000       07/17/96
    0800013914                         .0000       09/01/96            00
    0410154165                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        08/01/02
    E22/K61                           4.3750       03/01/97        09/01/02
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1506925                          10.7500        224,000.00        100
                                     10.7500        215,962.98         ZZ
                                     10.2500          2,091.00         1
                                     16.7500          2,095.44         80
    SHINGLE SPRING  CA    95682      16.2500       06/03/96
    0655437606                       10.7500       08/01/96            00
    265975                           10.2500       07/01/26            0
    0                                 5.2500       07/01/98        07/01/02
    921/G06                           4.7500       08/01/98        08/01/02
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508164                           9.7500        152,600.00        100
                                      9.7500        147,170.56         ZZ
                                      9.2500          1,325.11         1
                                     15.8750          1,324.57         75
    REDMOND         WA    98053      15.3750       05/30/96
    0800034555                         .0000       07/01/96            00
    4079356                            .0000       06/01/26            0
    0                                 6.0000       06/01/98        12/01/02
    862/K61                           5.5000       07/01/98        01/01/03
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508180                          10.1250         66,800.00        100
                                     10.1250         64,309.02         ZZ
                                      9.6250            567.80         1
                                     15.6250            595.09         80
    PORTLAND        OR    97220      15.1250       06/05/96
    0800034589                         .0000       08/01/96            00
    DA4182598                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/02
    862/K61                           5.0000       08/01/98        08/01/02
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508799                           8.6250        151,200.00        100
                                      8.6250        144,932.90         ZZ
                                      8.1250          1,285.18         1
                                     15.6250          1,190.95         80
    MOUNT VERNON    WA    98273      15.1250       06/27/96
    0800034712                         .0000       09/01/96            00
    0410112296                         .0000       08/01/26            0
    0                                 4.3750       02/01/97        08/01/02
    E22/K61                           3.8750       03/01/97        09/01/02
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509374                           9.1250        152,500.00        100
                                      9.1250        146,160.10         ZZ
                                      8.6250          1,227.05         1
                                     15.0000          1,251.87         90
    LAS VEGAS       NV    89129      14.5000       06/11/96
    0800034829                         .0000       08/01/96            23
    0302001000077                      .0000       07/01/26            0
    0                                 4.5000       01/01/97        07/01/02
    A35/K61                           4.0000       02/01/97        08/01/02
      25                              8.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509945                          10.8000         61,110.00        100
                                     10.8000         59,042.77         ZZ
                                     10.3000            572.75         1
                                     16.8000            574.51         90
    SAVANNAH        GA    31419      16.3000       06/25/96
    0655438992                       10.8000       08/01/96            23
    297440                           10.3000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/02
    921/G06                           5.0000       08/01/98        08/01/02
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511419                          10.0500         93,900.00        100
                                     10.0500         90,162.81         ZZ
                                      9.5500            827.52         1
                                     16.0500            829.60         85
    SUNRISE         FL    33313      15.5500       06/20/96
    0655439008                       10.0500       08/01/96            23
    297705                            9.5500       07/01/26            0
    0                                 4.5000       07/01/98        07/01/02
    921/G06                           4.0000       08/01/98        08/01/02
      25                             10.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511466                          11.2500        148,000.00        100
                                     11.2500        144,028.25         ZZ
                                     10.7500          1,437.47         1
                                     18.2500          1,447.89         80
    OREGON CITY     OR    97045      17.7500       06/20/96
    0800035123                       11.2500       08/01/96            00
    96201840                         10.7500       07/01/26            0
    0                                 7.5000       07/01/98        07/01/02
    E63/K61                           7.0000       08/01/98        08/01/02
      45                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512407                          10.5000         87,300.00        100
                                     10.5000         84,579.21         ZZ
                                     10.0000            839.63         1
                                     17.1250            804.37         90
    DECATUR         GA    30035      16.6250       07/18/96
    0800035669                         .0000       09/01/96            23
    1234                               .0000       08/01/26            0
    0                                 6.2500       08/01/99        08/01/02
1


    A52/K61                           5.7500       09/01/99        09/01/02
      25                              8.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512686                          10.1250        147,050.00        100
                                     10.1250        141,512.85         ZZ
                                      9.6250          1,263.39         1
                                     15.7500          1,309.51         85
    FULLERTON       CA    92631      15.2500       06/19/96
    0800035750                         .0000       08/01/96            23
    DA4225942                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/02
    862/K61                           5.0000       08/01/98        08/01/02
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512813                          11.5000         27,000.00        100
                                     11.5000         26,109.21         ZZ
                                     11.0000            267.38         1
                                     17.5000            267.19         60
    BULLHEAD CITY   AZ    86429      17.0000       06/15/96
    0800035834                       11.5000       08/01/96            00
    19320                            11.0000       07/01/26            0
    0                                 5.5000       07/01/99        07/01/02
    948/K61                           5.0000       08/01/99        08/01/02
      45                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513165                          10.2500        142,800.00        100
                                     10.2500        137,299.96         ZZ
                                      9.7500          1,200.74         1
                                     15.5000          1,283.52         85
    ROSEMEAD        CA    91770      15.0000       06/12/96
1


    0800036022                         .0000       08/01/96            23
    4226155                            .0000       07/01/26            0
    0                                 5.6250       07/01/98        07/01/02
    862/K61                           5.1250       08/01/98        08/01/02
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513338                           7.8750         90,000.00        100
                                      7.8750         86,386.45         ZZ
                                      7.3750            635.47         1
                                     13.6000            668.53         66
    WILMINGTON      CA    90744      13.1000       04/29/96
    0800036097                        7.6000       07/01/96            00
    881025                            7.1000       06/01/26            0
    0                                 5.5000       12/01/96        12/01/02
    147/K61                           5.0000       01/01/97        01/01/03
      45                              7.6000          .0000           .0000
    A                                 9.1000            6              6
      360                               R            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513376                          11.1250        124,950.00        100
                                     11.1250        120,921.61         ZZ
                                     10.6250          1,108.09         1
                                     16.6250          1,204.73         85
    FORT WASHINGTO  MD    20744      16.1250       06/17/96
    0800016354                       10.1250       08/01/96            23
    482779                            9.6250       07/01/26            0
    0                                 6.5000       07/01/98        07/01/02
    147/K61                           6.0000       08/01/98        08/01/02
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               U            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513401                          11.6250         63,000.00        100
                                     11.6250         61,091.74         ZZ
1


                                     11.1250            629.90         1
                                     18.1250            631.11         70
    FRESNO          CA    93704      17.6250       05/28/96
    0800036378                       11.6250       07/01/96            00
    881381                           11.1250       06/01/26            0
    0                                 6.2500       06/01/98        12/01/02
    147/K61                           5.7500       07/01/98        01/01/03
      45                             11.6250          .0000           .0000
    A                                14.6250            6              6
      360                               E            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513494                           8.2500        109,550.00        100
                                      8.2500        104,673.87         ZZ
                                      7.7500          1,022.63         1
                                     16.7500            836.44         85
    ISSAQUAH        WA    98027      16.2500       05/29/96
    0800036501                         .0000       07/01/96            23
    465304                             .0000       06/01/26            0
    0                                 4.5000       06/01/98        12/01/02
    736/K61                           4.0000       07/01/98        01/01/03
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1513662                          10.0000        119,800.00        100
                                     10.0000        114,994.63         T
                                      9.5000          1,051.33         1
                                     17.0000          1,054.07         70
    NORTH LAS VEGA  NV    89031      16.5000       06/21/96
    0800036527                       10.0000       08/01/96            00
    2538007                           9.5000       07/01/26            0
    0                                 5.0000       07/01/99        07/01/02
    B75/K61                           4.5000       08/01/99        08/01/02
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1514271                          10.2500         51,000.00        100
                                     10.2500         49,051.48         ZZ
                                      9.7500            457.01         1
                                     17.2500            458.20         75
    SARASOTA        FL    34235      16.7500       06/21/96
    0800036741                       10.2500       08/01/96            00
    2529584                           9.7500       07/01/26            0
    0                                 5.0000       07/01/99        07/01/02
    B75/K61                           4.5000       08/01/99        08/01/02
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514296                          10.3750        146,250.00        100
                                     10.3750        132,563.35         ZZ
                                      9.8750          1,351.50         1
                                     16.6250          1,252.18         65
    DOBBS FERRY     NY    10522      16.1250       07/03/96
    295169636000000                    .0000       09/01/96            00
    516963                             .0000       08/01/26            0
    0                                 6.1250       02/01/97        08/01/02
    562/562                           5.6250       03/01/97        09/01/02
      25                              9.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514717                          10.0500         49,600.00        100
                                     10.0500         47,588.58         ZZ
                                      9.5500            437.11         1
                                     16.0500            437.87         80
    DENVER          CO    80234      15.5500       06/25/96
    0655441533                       10.0500       08/01/96            00
    504555                            9.5500       07/01/26            0
    0                                 4.5000       07/01/98        07/01/02
    921/G06                           4.0000       08/01/98        08/01/02
      25                             10.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1514905                           9.8750        102,000.00        100
                                      9.8750         98,252.00         ZZ
                                      9.3750            885.72         1
                                     16.8750            892.05         85
    ALOHA           OR    97007      16.3750       06/25/96
    0800036865                        9.8750       08/01/96            23
    96201859                          9.3750       07/01/26            0
    0                                 5.7500       07/01/98        07/01/02
    E63/K61                           5.2500       08/01/98        08/01/02
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514972                           9.9900        102,400.00        100
                                      9.9900         98,858.96         ZZ
                                      9.4900            897.88         1
                                     16.9900            905.55         80
    GRESHAM         OR    97030      16.4900       06/27/96
    0800036881                        9.9900       08/01/96            00
    96201955                          9.4900       07/01/26            0
    0                                 6.1250       07/01/98        07/01/02
    E63/K61                           5.6250       08/01/98        08/01/02
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518065                           9.7500         67,500.00        100
                                      9.7500         64,782.67         ZZ
                                      9.2500            567.58         1
                                     15.5000            582.05         90
    LITHONIA        GA    30038      15.0000       07/31/96
    0655439115                        9.5000       09/01/96            23
    298968                            9.0000       08/01/26            0
    0                                 5.5250       08/01/98        08/01/02
    921/G06                           5.0250       09/01/98        09/01/02
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518605                           9.5000         45,200.00        100
                                      9.5000         43,565.55         ZZ
                                      9.0000            380.07         1
                                     16.5000            383.89         80
    ROBERTS         MT    59070      16.0000       07/26/96
    0800038200                        9.5000       09/01/96            00
    96202210                          9.0000       08/01/26            0
    0                                 6.0000       02/01/97        08/01/02
    E63/K61                           5.5000       03/01/97        09/01/02
      45                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518625                          10.7500         43,400.00        100
                                     10.7500         42,118.28         ZZ
                                     10.2500            405.14         1
                                     17.7500            408.03         70
    KLAMATH FALLS   OR    97603      17.2500       07/22/96
    0800038242                       10.7500       09/01/96            00
    96202196                         10.2500       08/01/26            0
    0                                 6.8750       08/01/98        08/01/02
    E63/K61                           6.3750       09/01/98        09/01/02
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518627                          10.5000        102,000.00        100
                                     10.5000         95,850.88         ZZ
                                     10.0000            933.03         1
                                     17.5000            912.82         85
    RIDGEFIELD      WA    98642      17.0000       07/23/96
    0800038259                       10.5000       09/01/96            23
    96202245                         10.0000       08/01/26            0
    0                                 6.2500       08/01/98        08/01/02
1


    E63/K61                           5.7500       09/01/98        09/01/02
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518951                          11.1250         75,000.00        100
                                     11.1250         72,689.29         ZZ
                                     10.6250            675.32         1
                                     16.3080            724.20         53
    WASHINGTON      DC    20001      15.8080       06/13/96
    301586                           10.3080       08/01/96            00
    1609194                           9.8080       07/01/26            0
    0                                 6.4500       01/01/97        07/01/02
    820/162                           5.9500       02/01/97        08/01/02
      45                             10.3080          .0000           .0000
    A                                11.3080            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519283                          10.3750        145,200.00        100
                                     10.3750        140,167.15         ZZ
                                      9.8750          1,314.65         2
                                     17.3750          1,321.67         60
    WEST HOLLYWOOD  CA    90046      16.8750       06/19/96
    301595                           10.3750       08/01/96            00
    1609341                           9.8750       07/01/26            0
    0                                 5.4500       01/01/97        07/01/02
    820/162                           4.9500       02/01/97        08/01/02
      45                             10.3750          .0000           .0000
    A                                11.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519323                          11.9750         46,800.00        100
                                     11.9750         45,520.92         ZZ
                                     11.4750            480.49         1
                                     18.9750            481.41         65
    CHICAGO         IL    60629      18.4750       07/29/96
1


    301597                           11.9750       09/01/96            00
    1609369                          11.4750       08/01/26            0
    0                                 7.2000       02/01/97        08/01/02
    820/162                           6.7000       03/01/97        09/01/02
      45                             11.9750          .0000           .0000
    A                                13.4750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519956                          12.6000         76,200.00        100
                                     12.6000         74,377.21         ZZ
                                     12.1000            819.17         2
                                     18.6000            820.21         60
    CRANSTON        RI    02905      18.1000       08/02/96
    0655440485                       12.6000       10/01/96            00
    412536                           12.1000       09/01/26            0
    0                                 7.0000       09/01/98        09/01/02
    921/G06                           6.5000       10/01/98        10/01/02
      25                             12.6000          .0000           .0000
    A                                15.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520863                          10.0000         54,400.00        100
                                     10.0000         52,526.51         T
                                      9.5000            518.07         1
                                     17.0000            481.75         80
    FAIRVIEW        NC    28806      16.5000       07/22/96
    0800038853                         .0000       09/01/96            00
    ANTHONY                            .0000       08/01/26            0
    0                                 5.7500       08/01/99        08/01/02
    E20/K61                           5.2500       09/01/99        09/01/02
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520953                           9.7500         45,000.00        100
                                      9.7500         43,344.28         ZZ
1


                                      9.2500            407.44         3
                                     16.3750            389.77         75
    EAST POINT      GA    30344      15.8750       06/21/96
    0800038895                         .0000       08/01/96            00
    SMITH                              .0000       07/01/26            0
    0                                 5.5000       08/01/99        08/01/02
    E20/K61                           5.0000       09/01/99        09/01/02
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1521280                          10.5000         86,850.00        100
                                     10.5000         83,827.92         ZZ
                                     10.0000            794.46         1
                                     16.5000            796.63         90
    COLLEGE PARK    GA    30349      16.0000       08/15/96
    0655439149                       10.5000       10/01/96            23
    299404                           10.0000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/02
    921/G06                           5.0000       10/01/98        10/01/02
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521450                           8.1250         69,350.00        100
                                      8.1250         66,057.47         ZZ
                                      7.6250            514.93         1
                                     14.1250            520.28         75
    ALBANY          OR    97321      13.6250       08/12/96
    0800039141                         .0000       10/01/96            00
    4244992                            .0000       09/01/26            0
    0                                 4.2500       09/01/98        09/01/02
    862/K61                           3.7500       10/01/98        10/01/02
      25                              8.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1521503                          10.3750        198,000.00        100
                                     10.3750        191,998.12         ZZ
                                      9.8750          1,578.93         1
                                     15.9000          1,808.99         80
    SAN GABRIEL AR  CA    91770      15.4000       07/25/96
    301598                            8.9000       09/01/96            00
    1609397                           8.4000       08/01/26            0
    0                                 6.9500       02/01/97        08/01/02
    820/162                           6.4500       03/01/97        09/01/02
      45                              8.9000          .0000           .0000
    A                                10.4000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521950                           9.0000         46,200.00        100
                                      9.0000         42,317.65         ZZ
                                      8.5000            422.61         1
                                     16.5000            365.18         68
    CHICAGO         IL    60636      16.0000       08/05/96
    0800039307                         .0000       09/01/96            00
    0410177638                         .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/02
    E22/K61                           4.2500       09/01/99        09/01/02
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522254                           9.5000         54,000.00        100
                                      9.5000         36,078.71         ZZ
                                      9.0000            454.06         1
                                     16.5000            318.60         75
    LAUREL          MT    59044      16.0000       08/05/96
    0800039836                        9.5000       10/01/96            00
    96202043                          9.0000       09/01/26            0
    0                                 5.7500       09/01/98        09/01/02
    E63/K61                           5.2500       10/01/98        10/01/02
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522271                          10.5000         56,700.00        100
                                     10.5000         54,771.84         ZZ
                                     10.0000            518.66         1
                                     17.5000            520.89         69
    PORTLAND        OR    97217      17.0000       07/11/96
    0800039869                       10.5000       09/01/96            00
    96201743                         10.0000       08/01/26            0
    0                                 6.3750       08/01/98        08/01/02
    E63/K61                           5.8750       09/01/98        09/01/02
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522516                          10.5000        106,000.00        100
                                     10.5000        102,467.68         ZZ
                                     10.0000            969.63         1
                                     17.5000            974.49         80
    SHERWOOD        OR    97140      17.0000       07/26/96
    0800039885                       10.5000       09/01/96            00
    96202082                         10.0000       08/01/26            0
    0                                 6.1250       08/01/98        08/01/02
    E63/K61                           5.6250       09/01/98        09/01/02
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522773                          10.0000         79,200.00        100
                                     10.0000         76,570.18         ZZ
                                      9.5000            673.19         1
                                     15.6250            701.28         90
    HOUSTON         TX    77059      15.1250       07/31/96
    0800039901                         .0000       09/01/96            23
    0410135313                         .0000       08/01/26            0
    0                                 5.7500       02/01/97        08/01/02
    E22/K61                           5.2500       03/01/97        09/01/02
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526172                           9.2500        210,000.00        100
                                      9.2500        202,283.36         ZZ
                                      8.7500          1,670.86         1
                                     14.8750          1,751.08         42
    NEDERLAND       CO    80466      14.3750       05/10/96
    0800040628                        8.8750       07/01/96            00
    263731                            8.3750       06/01/26            0
    0                                 5.5000       12/01/96        12/01/02
    921/K61                           5.0000       01/01/97        01/01/03
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526366                          10.1250        107,900.00        100
                                     10.1250        103,994.47         ZZ
                                      9.6250            858.51         1
                                     14.8750            962.33         90
    POWDER SPRINGS  GA    30073      14.3750       06/28/96
    0800040891                        8.8750       08/01/96            23
    297978                            8.3750       07/01/26            0
    0                                 5.3750       01/01/97        07/01/02
    921/K61                           4.8750       02/01/97        08/01/02
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526383                          10.3000         83,700.00        100
                                     10.3000         81,030.72         ZZ
                                      9.8000            753.15         1
                                     16.3000            758.59         90
    CUMMINGS        GA    30130      15.8000       08/16/96
    0800040941                       10.3000       10/01/96            23
    299461                            9.8000       09/01/26            0
    0                                 5.7500       03/01/97        09/01/02
1


    921/K61                           5.2500       04/01/97        10/01/02
      25                             10.3000          .0000           .0000
    A                                11.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526426                          10.7500        101,600.00        100
                                     10.7500         98,340.48         ZZ
                                     10.2500            887.87         1
                                     15.9500            953.39         80
    WORCESTER       MA    01602      15.4500       06/19/96
    0800041030                        9.9500       08/01/96            00
    410902                            9.4500       07/01/26            0
    0                                 6.0000       01/01/97        07/01/02
    921/K61                           5.5000       02/01/97        08/01/02
      25                              9.9500          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526511                          10.5000         40,500.00        100
                                     10.5000         38,985.59         ZZ
                                     10.0000            370.47         1
                                     16.5000            371.33         90
    AUTAUGAVILLE    AL    36003      16.0000       05/29/96
    0800041220                       10.5000       07/01/96            23
    503987                           10.0000       06/01/26            0
    0                                 6.0000       12/01/96        12/01/02
    921/K61                           5.5000       01/01/97        01/01/03
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526542                          10.3000        142,200.00        100
                                     10.3000        137,464.93         ZZ
                                      9.8000          1,279.55         1
                                     16.3000          1,287.92         90
    OAK LAWN        IL    60453      15.8000       07/30/96
1


    0800041261                       10.3000       09/01/96            23
    505438                            9.8000       08/01/26            0
    0                                 5.7500       02/01/97        08/01/02
    921/K61                           5.2500       03/01/97        09/01/02
      25                             10.3000          .0000           .0000
    A                                11.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1530129                           9.7500         94,800.00        100
                                      9.7500         91,238.34         ZZ
                                      9.2500            814.48         1
                                     16.2500            819.74         80
    KETCHUM         ID    83340      15.7500       08/16/96
    0800043044                        9.7500       10/01/96            00
    884019                            9.2500       09/01/26            0
    0                                 5.7500       09/01/98        09/01/02
    147/K61                           5.2500       10/01/98        10/01/02
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1532644                          10.3750        102,000.00        100
                                     10.3750         98,887.01         ZZ
                                      9.8750            952.16         1
                                     16.7500            930.28         85
    ATLANTA         GA    30311      16.2500       09/10/96
    0800078842                         .0000       11/01/96            23
    52598                              .0000       10/01/26            0
    0                                 6.5000       10/01/99        10/01/02
    455/K61                           6.0000       11/01/99        11/01/02
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1

   TOTAL NUMBER OF LOANS   :        177

   TOTAL ORIGINAL BALANCE  :    26,383,435.00

   TOTAL PRINCIPAL BALANCE :    23,265,236.33

   TOTAL ORIGINAL P+I      :       176,490.87

   TOTAL CURRENT P+I       :       181,957.52


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                         EXHIBIT F-2

                                    GROUP II LOAN SCHEDULE

  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSDARM-01
  AT         : 14.21.46            ARM PASSTHRU REPORT        AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

  RFC LOAN NUMBER             SUB SERV FEE       RFC NET CEILING(MX RFC NET RT)
  PRINCIPAL BALANCE           MSTR SERV FEE      MAX NET MTG RT(MAX INV RT)
  CURR NOTE RATE              ALL EXP            MAX POST STRIP RATE
  RFC NET RATE                MISC EXP           INV RATE MARGIN
  NET MTG RATE(INVSTR RATE)   SPREAD             POST STRIP MARGIN
  POST STRIP RATE             STRIP
  ---------------------------------------------------------------------------

       1182898                  .3750              12.7500
        31,100.18               .0500              12.7000
             6.0000             .0000              12.7000
             5.6250             .0000                2.0750
             5.5750             .0000                2.0750
             5.5750             .0000

       1188533                  .3750              12.8750
       115,544.70               .0500              12.8250
             6.2500             .0000              12.8250
             5.8750             .0000                2.0750
             5.8250             .0000                2.0750
             5.8250             .0000

       1231089                  .8750              12.2800
       197,869.61               .0500              12.2300
             6.6250             .0000              12.2300
             5.7500             .0000                1.6050
             5.7000             .0000                1.6050
             5.7000             .0000

       1232722                  .3750              13.2500
        86,928.33               .0500              13.2000
             6.1250             .0000              13.2000
             5.7500             .0000                2.0750
             5.7000             .0000                2.0750
             5.7000             .0000

       1249373                  .3750              12.5250
        52,024.78               .0500              12.4750
             6.0000             .0000              12.4750
             5.6250             .0000                2.1250
             5.5750             .0000                2.1250
             5.5750             .0000

       1249380                  .3750              12.5250
       172,030.50               .0500              12.4750
             6.0000             .0000              12.4750
             5.6250             .0000                2.1750
             5.5750             .0000                2.1750
             5.5750             .0000
1



       1249388                  .3750              12.5250
       195,428.55               .0500              12.4750
             5.8750             .0000              12.4750
             5.5000             .0000                2.0750
             5.4500             .0000                2.0750
             5.4500             .0000

       1249390                  .3750              12.5250
       105,416.44               .0500              12.4750
             6.7500             .0000              12.4750
             6.3750             .0000                2.1750
             6.3250             .0000                2.1750
             6.3250             .0000

       1249399                  .3750              12.5250
       119,563.34               .0500              12.4750
             6.7500             .0000              12.4750
             6.3750             .0000                2.0750
             6.3250             .0000                2.0750
             6.3250             .0000

       1249401                  .3750              12.5250
       203,867.74               .0500              12.4750
             6.6250             .0000              12.4750
             6.2500             .0000                1.9750
             6.2000             .0000                1.9750
             6.2000             .0000

       1249405                  .3750              12.5250
       219,600.14               .0500              12.4750
             6.8750             .0000              12.4750
             6.5000             .0000                2.2250
             6.4500             .0000                2.2250
             6.4500             .0000

       1249408                  .3750              12.5250
       220,886.32               .0500              12.4750
             6.0000             .0000              12.4750
             5.6250             .0000                2.1750
             5.5750             .0000                2.1750
             5.5750             .0000

       1249418                  .3750              12.5250
        89,852.39               .0500              12.4750
             6.1250             .0000              12.4750
             5.7500             .0000                2.3250
             5.7000             .0000                2.3250
             5.7000             .0000

       1249423                  .3750              13.3750
        73,417.74               .0500              13.3250
             6.1250             .0000              13.3250
             5.7500             .0000                2.3250
             5.7000             .0000                2.3250
             5.7000             .0000
1



       1249438                  .3750              12.5250
       168,301.90               .0500              12.4750
             6.7500             .0000              12.4750
             6.3750             .0000                2.3250
             6.3250             .0000                2.3250
             6.3250             .0000

       1249457                  .3750              12.5250
       201,838.17               .0500              12.4750
             6.8750             .0000              12.4750
             6.5000             .0000                2.2250
             6.4500             .0000                2.2250
             6.4500             .0000

       1249500                  .3750              12.5000
       139,863.30               .0500              12.4500
             6.7500             .0000              12.4500
             6.3750             .0000                2.0750
             6.3250             .0000                2.0750
             6.3250             .0000

       1249503                  .3750              12.1250
       219,600.60               .0500              12.0750
             6.2500             .0000              12.0750
             5.8750             .0000                2.0750
             5.8250             .0000                2.0750
             5.8250             .0000

       1249542                  .3750              12.6150
       228,447.53               .0500              12.5650
             6.0000             .0000              12.5650
             5.6250             .0000                1.8250
             5.5750             .0000                1.8250
             5.5750             .0000

       1249624                  .3750              12.8750
       133,090.36               .0500              12.8250
             6.7500             .0000              12.8250
             6.3750             .0000                2.3250
             6.3250             .0000                2.3250
             6.3250             .0000

       1260477                  .3750              13.1250
       207,706.92               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260488                  .3750              13.1250
       416,440.11               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000
1



       1260489                  .3750              13.1250
       173,044.47               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260491                  .3750              13.1250
       165,243.65               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260500                  .3750              13.1250
       180,329.14               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260509                  .3750              13.1250
       163,201.86               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260532                  .3750              13.1250
       383,813.26               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260534                  .3750              13.1250
       245,490.49               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260536                  .3750              13.1250
       463,562.34               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260540                  .3750              13.3250
       470,792.33               .0500              13.2750
             5.2940             .0000              13.2750
             4.9190             .0000                2.1250
             4.8690             .0000                2.1250
             4.8690             .0000
1



       1260544                  .3750              13.6250
       241,929.22               .0500              13.5750
             5.4940             .0000              13.5750
             5.1190             .0000                2.3250
             5.0690             .0000                2.3250
             5.0690             .0000

       1260560                  .3750              13.1250
       167,970.82               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260568                  .3750              13.1250
       248,043.94               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260593                  .3750              13.1250
       137,615.49               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000

       1260594                  .3750              13.1250
       170,721.96               .0500              13.0750
             5.0940             .0000              13.0750
             4.7190             .0000                1.9250
             4.6690             .0000                1.9250
             4.6690             .0000

       1260602                  .3750              13.1250
       215,034.61               .0500              13.0750
             5.0440             .0000              13.0750
             4.6690             .0000                1.8750
             4.6190             .0000                1.8750
             4.6190             .0000

       1260618                  .3750              13.3750
       167,482.92               .0500              13.3250
             5.0940             .0000              13.3250
             4.7190             .0000                1.9250
             4.6690             .0000                1.9250
             4.6690             .0000

       1260627                  .3750              13.1250
       155,618.80               .0500              13.0750
             5.0440             .0000              13.0750
             4.6690             .0000                1.8750
             4.6190             .0000                1.8750
             4.6190             .0000
1



       1260644                  .3750              13.6250
       187,664.40               .0500              13.5750
             5.5440             .0000              13.5750
             5.1690             .0000                2.3750
             5.1190             .0000                2.3750
             5.1190             .0000

       1260651                  .3750              13.1250
       165,789.63               .0500              13.0750
             5.0440             .0000              13.0750
             4.6690             .0000                1.8750
             4.6190             .0000                1.8750
             4.6190             .0000

       1260659                  .3750              13.1250
       149,678.74               .0500              13.0750
             5.0440             .0000              13.0750
             4.6690             .0000                1.8750
             4.6190             .0000                1.8750
             4.6190             .0000

       1260668                  .3750              13.8750
       172,718.97               .0500              13.8250
             5.5940             .0000              13.8250
             5.2190             .0000                2.4250
             5.1690             .0000                2.4250
             5.1690             .0000

       1260681                  .3750              13.1250
       183,624.37               .0500              13.0750
             5.0940             .0000              13.0750
             4.7190             .0000                1.9250
             4.6690             .0000                1.9250
             4.6690             .0000

       1260728                  .3750              13.6250
       222,496.23               .0500              13.5750
             5.5940             .0000              13.5750
             5.2190             .0000                2.4250
             5.1690             .0000                2.4250
             5.1690             .0000

       1260729                  .3750              12.6250
       209,602.88               .0500              12.5750
             6.0000             .0000              12.5750
             5.6250             .0000                1.9250
             5.5750             .0000                1.9250
             5.5750             .0000

       1260734                  .3750              13.1250
       225,981.04               .0500              13.0750
             4.9940             .0000              13.0750
             4.6190             .0000                1.8250
             4.5690             .0000                1.8250
             4.5690             .0000
1



       1260751                  .3750              13.1750
       212,151.75               .0500              13.1250
             5.6070             .0000              13.1250
             5.2320             .0000                2.0750
             5.1820             .0000                2.0750
             5.1820             .0000

       1260752                  .3750              13.1750
        25,458.17               .0500              13.1250
             5.4760             .0000              13.1250
             5.1010             .0000                2.1250
             5.0510             .0000                2.1250
             5.0510             .0000

       1263620                  .3750              12.3750
       169,043.22               .0500              12.3250
             5.9950             .0000              12.3250
             5.6200             .0000                1.8250
             5.5700             .0000                1.8250
             5.5700             .0000

       1283665                  .3750              12.5000
        73,748.47               .0500              12.4500
             6.7500             .0000              12.4500
             6.3750             .0000                2.0750
             6.3250             .0000                2.0750
             6.3250             .0000

  TOTAL NUMBER OF LOANS:       50
  TOTAL BALANCE........:          9,346,672.82


  RUN ON     : 06/18/02            RFC DISCLOSURE SYSTEM      RFFSDARM-01
  AT         : 14.21.46            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS        ARM SUMMARY REPORT       CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES    FROM        TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                       5.5871            4.9940      6.8750
  RFC NET RATE                         5.2015            4.6190      6.5000
  NET MTG RATE(INVSTR RATE)            5.1515            4.5690      6.4500
  POST STRIP RATE                      5.1515            4.5690      6.4500
  SUB SERV FEE                          .3856             .3750       .8750
  MSTR SERV FEE                         .0500              .0500      .0500
  ALL EXP                               .0000             .0000       .0000
  MISC EXP                              .0000             .0000       .0000
  SPREAD                                .0000             .0000       .0000
  STRIP                                 .0000             .0000       .0000
  RFC NET CEILING(MX RFC NET RT)      12.9796           12.1250     13.8750
  MAX NET MTG RT(MAX INV RT)          12.9296           12.0750     13.8250
  MAX POST STRIP RATE                 12.9296           12.0750     13.8250
  INV RATE MARGIN                      1.9956            1.6050      2.4250
  POST STRIP MARGIN                    1.9956            1.6050      2.4250







  TOTAL NUMBER OF LOANS:    50
  TOTAL BALANCE........:     9,346,672.82


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSD175-01
  AT         : 14.21.46        NONFIXED RATE LOAN LISTING     AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

  RFC LOAN #                      ORIG RATE       ORIGINAL BAL    MAX NEG AM
  MORTGAGOR NAME                  CURR RATE       PRINCIPAL BAL   LN FEATURE
  CURR NET                                        ORIGINAL P+I    # OF UNITS
  NOTE CEILING                                    CURRENT P+I     LTV
  CITY           STATE  ZIP       NET CEILING     NOTE DATE
  SERVICER LOAN #                 NOTE FLOOR      1ST PMT DT      MI CO CODE
  SELLER LOAN #                   NET FLOOR       MATURITY DT     MI CVG
  INVSTR LOAN #                   GROSS MARGIN    1ST INTCHGDT    NXT INTCHGDT
  S/S CODE                        NET MARGIN      1ST PMTCHGDT    NXT PMTCHGDT
  INT CHG PRIOR DAYS              1ST YR FLR      PMT CAP INCR    PMT CAP DECR
  PMT TYPE                        1ST YR CEIL     INT FREQ MOS    PMT FREQ MOS
  ORIG TERM                       ADJ INDEX       PERIOD INCR     PERIOD DECR
  NOTE LF INCR                    RND NOTE TYPE   RND NOTE METH   RND NOTE FCTR
  NET LF INCR                     RND NET TYPE    RND NET METH    RND NET FCTR
  NOTE LF DECR                    LOAN PURP       CNVRT CODE      FROM WINDOW
  NET LF DECR                     PROP TYPE       CNVT INDEX      TO WINDOW
                                  OCCP CODE       CNVT MARGIN
  ______________________________________________________________________________


    1182898                           6.0000         50,000.00        100
                                      6.0000         31,100.18         ZZ
                                      5.6250            353.90         1
                                     13.1250            248.55         75
    SARONA          WI    54870      12.7500       10/21/88
    312203953                          .0000       12/01/88            00
    364319                             .0000       11/01/18            0
    0                                 2.5000       05/01/89        11/01/02
    447/M32                           2.1250       06/01/89        12/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.5000                           S              N              .1250
       5.5000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1188533                           6.2500        144,000.00        100
                                      6.2500        115,544.70         ZZ
                                      5.8750          1,031.64         1
                                     13.2500            928.68         80
    NOLENSVILLE     TN    37135      12.8750       02/17/89
    8004848                            .0000       04/01/89            00
    0003820805                         .0000       03/01/19            0
    0                                 2.5000       09/01/89        09/01/02
1


    217/976                           2.1250       10/01/89        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.5000                           S              N              .1250
       5.5000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1231089                           6.6250        254,700.00        100
                                      6.6250        197,869.61         ZZ
                                      5.7500          1,891.15         1
                                     13.1250          1,704.59         90
    SEATTLE         WA    98144      12.2800       11/02/87
    002713410                          .0000       01/01/88            10
    2713410                            .0000       12/01/17           17
    0                                 2.5000       12/01/88        12/01/02
    546/M32                           1.6550       01/01/89        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000           12             12
      360                               7            1.7500          1.7500
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1232722                           6.1250        104,000.00        100
                                      6.1250         86,928.33         ZZ
                                      5.7500            790.48         1
                                     13.6250            650.19         80
    LONG BEACH      CA    90814      13.2500       03/08/91
    320060700                          .0000       05/01/91            00
    212703424                          .0000       04/01/21            0
    0                                 2.5000       10/01/91        10/01/02
    331/M32                           2.1250       11/01/91        11/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.2500                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249373                           6.0000         66,000.00        100
                                      6.0000         52,024.78         ZZ
                                      5.6250            472.83         1
                                     12.9000            422.15         34
    GOLETA, CA      CA    93117      12.5250       06/01/88
1


    0108339276                         .0000       07/01/88            00
    801062502111                       .0000       06/01/18            0
    0                                 2.5500       12/01/88        12/01/02
    903/S48                           2.1750       01/01/89        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.1500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249380                           6.0000        225,000.00        100
                                      6.0000        172,030.50         ZZ
                                      5.6250          1,573.23         1
                                     12.9000          1,397.04         69
    EL SEGUNDO,     CA    90245      12.5250       06/01/88
    0108339334                         .0000       07/01/88            00
    801062536901                       .0000       06/01/18            0
    0                                 2.6000       12/01/88        12/01/02
    903/S48                           2.2250       01/01/89        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.4000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249388                           5.8750        250,000.00        100
                                      5.8750        195,428.55         ZZ
                                      5.5000          1,726.69         1
                                     12.9000          1,572.43         74
    SANTA MONIC     CA    90403      12.5250       06/01/88
    0108339417                         .0000       07/01/88            00
    801062600311                       .0000       06/01/18            0
    0                                 2.5000       12/01/88        12/01/02
    903/S48                           2.1250       01/01/89        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.5250                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249390                           6.7500        133,400.00        100
                                      6.7500        105,416.44         ZZ
1


                                      6.3750            932.75         1
                                     12.9000            896.70         75
    SAN DIEGO,      CA    92129      12.5250       07/01/88
    0108339433                         .0000       08/01/88            00
    801062640901                       .0000       07/01/18            0
    0                                 2.6000       01/01/89        07/01/02
    903/S48                           2.2250       02/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.4000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249399                           6.7500        152,000.00        100
                                      6.7500        119,563.34         ZZ
                                      6.3750          1,006.16         1
                                     12.9000          1,017.03         80
    BUELLTON        CA    93427      12.5250       07/01/88
    0108339524                        2.5000       08/01/88            00
    801062690401                       .0000       07/01/18            0
    0                                 2.5000       01/01/89        07/01/02
    903/S48                           2.1250       02/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.9500                           S              N              .1250
        .0000                           X              X              .0000
       4.4500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249401                           6.6250        262,500.00        100
                                      6.6250        203,867.74         ZZ
                                      6.2500          1,737.61         1
                                     12.9000          1,719.82         75
    HARBOR CITY     CA    90710      12.5250       07/01/88
    0108339540                         .0000       08/01/88            00
    801062699501                       .0000       07/01/18            0
    0                                 2.4000       01/01/89        07/01/02
    903/S48                           2.0250       02/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.9500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1249405                           6.8750        280,500.00        100
                                      6.8750        219,600.14         ZZ
                                      6.5000          1,985.36         1
                                     12.9000          1,892.21         75
    WOODLAND HILLS  CA    91367      12.5250       07/01/88
    0108339581                         .0000       08/01/88            00
    801062710001                       .0000       07/01/18            0
    0                                 2.6500       01/01/89        07/01/02
    903/S48                           2.2750       02/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.2750                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249408                           6.0000        280,000.00        100
                                      6.0000        220,886.32         ZZ
                                      5.6250          1,957.80         1
                                     12.9000          1,792.36         36
    WOODLAND HILLS  CA    91364      12.5250       06/01/88
    0108339615                         .0000       07/01/88            00
    801062716701                       .0000       06/01/18            0
    0                                 2.6000       12/01/88        12/01/02
    903/S48                           2.2250       01/01/89        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.4000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249418                           6.1250        118,500.00        100
                                      6.1250         89,852.39         ZZ
                                      5.7500            828.57         1
                                     12.9000            737.73         75
    CANOGA PARK     CA    91306      12.5250       06/01/88
    0108339698                         .0000       07/01/88            00
    801062783701                       .0000       06/01/18            0
    0                                 2.7500       12/01/88        12/01/02
    903/S48                           2.3750       01/01/89        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.4000                           S              N              .1250
        .0000                           X              X              .0000
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249423                           6.1250         93,750.00        100
                                      6.1250         73,417.74         ZZ
                                      5.7500            704.31         4
                                     13.7500            612.23         75
    BIG BEAR CI     CA    92315      13.3750       12/01/87
    0108339748                         .0000       01/01/88            00
    801062953604                       .0000       12/01/17            0
    0                                 2.7500       06/01/88        12/01/02
    903/S48                           2.3750       07/01/88        01/01/03
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.5000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249438                           6.7500        212,000.00        100
                                      6.7500        168,301.90         ZZ
                                      6.3750          1,518.79         1
                                     12.9000          1,427.52         80
    SANTA BARBA     CA    93111      12.5250       08/01/88
    0108339888                         .0000       09/01/88            00
    801063100301                       .0000       08/01/18            0
    0                                 2.7500       02/01/89        08/01/02
    903/S48                           2.3750       03/01/89        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.1500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249457                           6.8750        254,900.00        100
                                      6.8750        201,838.17         ZZ
                                      6.5000          1,826.13         1
                                     12.9000          1,731.12         75
    NORTHRIDGE,     CA    91326      12.5250       07/01/88
    0108340076                         .0000       08/01/88            00
    801063205001                       .0000       07/01/18            0
    0                                 2.6500       01/01/89        07/01/02
    903/S48                           2.2750       02/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
1


      360                               7            1.0000          1.0000
       5.1500                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249500                           6.7500        180,000.00        100
                                      6.7500        139,863.30         ZZ
                                      6.3750          1,305.12         1
                                     12.8750          1,189.71         80
    VICTORVILLE     CA    92392      12.5000       07/01/88
    0108340472                         .0000       08/01/88            00
    801063951901                       .0000       07/01/18            0
    0                                 2.5000       01/01/89        07/01/02
    903/S48                           2.1250       02/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249503                           6.2500        400,000.00        100
                                      6.2500        219,600.60         ZZ
                                      5.8750          2,796.86         1
                                     12.5000          1,795.90         59
    LONG BEACH,     CA    90803      12.1250       09/01/88
    0108340506                         .0000       10/01/88            00
    801063961801                       .0000       09/01/18            0
    0                                 2.5000       03/01/89        09/01/02
    903/S48                           2.1250       04/01/89        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249542                           6.0000        300,000.00        100
                                      6.0000        228,447.53         ZZ
                                      5.6250          2,306.74         1
                                     12.9900          1,836.72         37
    LAGUNA BEAC     CA    92651      12.6150       09/01/88
    0108340878                         .0000       10/01/88            00
    801066419401                       .0000       09/01/18            0
    0                                 2.2500       03/01/89        09/01/02
1


    903/S48                           1.8750       04/01/89        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       4.4900                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249624                           6.7500        165,000.00        100
                                      6.7500        133,090.36         ZZ
                                      6.3750          1,239.59         1
                                     13.2500          1,076.36         38
    WOODLAND HI     CA    91364      12.8750       01/16/90
    0108341637                         .0000       03/01/90            00
    801071123501                       .0000       02/01/20            0
    0                                 2.7500       08/01/90        08/01/02
    903/S48                           2.3750       09/01/90        09/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               7            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260477                           4.9940        264,000.00        110
                                      4.9940        207,706.92         ZZ
                                      4.6190          1,845.93         1
                                     13.5000          1,656.99         80
    SANTA CLARA     CA    95051      13.1250       09/19/90
    5414568898                        3.5000       11/01/90            00
    4568898                           3.1250       10/01/20            0
    0                                 2.2500       01/01/91        07/01/02
    982/405                           1.8750       11/01/91        11/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260488                           4.9940        500,000.00        110
                                      4.9940        416,440.11         ZZ
                                      4.6190          3,496.08         1
                                     13.5000          3,322.87         63
    MANHATTAN BEAC  CA    90266      13.1250       09/06/90
1


    5414571574                        3.5000       11/01/90            00
    4571574                           3.1250       10/01/20            0
    0                                 2.2500       01/01/91        07/01/02
    982/405                           1.8750       11/01/91        11/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260489                           4.9940        207,000.00        110
                                      4.9940        173,044.47         ZZ
                                      4.6190          1,447.38         1
                                     13.5000          1,370.56         90
    GARDENA         CA    90249      13.1250       10/02/90
    5414572017                        3.5000       12/01/90            10
    4572017                           3.1250       11/01/20           17
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260491                           4.9940        199,000.00        110
                                      4.9940        165,243.65         ZZ
                                      4.6190          1,391.44         1
                                     13.5000          1,307.48         90
    SAN PEDRO       CA    90731      13.1250       09/13/90
    5414572465                        3.5000       12/01/90            10
    4572465                           3.1250       11/01/20           17
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1260500                           4.9940        215,550.00        110
                                      4.9940        180,329.14         ZZ
1


                                      4.6190          1,507.16         1
                                     13.5000          1,411.03         90
    REDONDO BEACH   CA    90278      13.1250       10/17/90
    5414573940                        3.5000       12/01/90            10
    4573940                           3.1250       11/01/20           17
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1260509                           4.9940        195,500.00        110
                                      4.9940        163,201.86         ZZ
                                      4.6190          1,366.97         1
                                     13.5000          1,292.09         85
    SAN FRANCISCO   CA    94110      13.1250       10/02/90
    5414576304                        3.5000       12/01/90            10
    4576304                           3.1250       11/01/20           17
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1260532                           4.9940        420,000.00        110
                                      4.9940        383,813.26         ZZ
                                      4.6190          2,763.90         1
                                     13.5000          2,598.08         80
    GLENDALE        CA    91202      13.1250       09/18/90
    5414583238                        3.5000       11/01/90            00
    4583238                           3.1250       10/01/30            0
    0                                 2.2500       01/01/91        07/01/02
    982/405                           1.8750       11/01/91        11/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      480                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1260534                           4.9940        272,000.00        110
                                      4.9940        245,490.49         ZZ
                                      4.6190          1,789.96         1
                                     13.5000          1,590.79         80
    BURBANK         CA    91504      13.1250       09/26/90
    5414583678                        3.5000       12/01/90            00
    4583678                           3.1250       11/01/30            0
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      480                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260536                           4.9940        500,000.00        110
                                      4.9940        463,562.34         ZZ
                                      4.6190          3,290.36         1
                                     13.5000          3,147.96         69
    NORTHRIDGE      CA    91325      13.1250       11/05/90
    5414584030                        3.5000       01/01/91            00
    4584030                           3.1250       12/01/30            0
    0                                 2.2500       03/01/91        07/01/02
    982/405                           1.8750       01/01/92        01/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      480                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260540                           5.2940        582,500.00        110
                                      5.2940        470,792.33         ZZ
                                      4.9190          4,665.99         1
                                     13.7000          3,819.30         80
    NORTHRIDGE      CA    91326      13.3250       11/01/90
    5414585662                        4.2000       01/01/91            00
    4585662                           3.8250       12/01/20            0
    0                                 2.5500       03/01/91        07/01/02
    982/405                           2.1750       01/01/92        01/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7            2.5000          2.5000
       4.7500                           X              X              .0000
        .0000                           X              X              .0000
1


       4.7500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260544                           5.4940        314,910.00        110
                                      5.4940        241,929.22         ZZ
                                      5.1190          2,310.70         1
                                     14.0000          2,069.77         90
    VAN NUYS        CA    91406      13.6250       10/09/90
    5414587151                        4.0000       12/01/90            10
    4587151                           3.6250       11/01/20           17
    0                                 2.7500       02/01/91        07/01/02
    982/405                           2.3750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260560                           4.9940        215,000.00        110
                                      4.9940        167,970.82         ZZ
                                      4.6190          1,503.32         1
                                     13.5000          1,337.13         90
    SEPULVEDA       CA    91343      13.1250       10/18/90
    5414590497                        3.5000       12/01/90            10
    4590497                           3.1250       11/01/20           17
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260568                           4.9940        280,000.00        110
                                      4.9940        248,043.94         ZZ
                                      4.6190          1,842.60         1
                                     13.5000          1,676.21         80
    SAN JOSE        CA    95125      13.1250       09/27/90
    5414592392                        3.5000       12/01/90            00
    4592392                           3.1250       11/01/30            0
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
1


      480                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260593                           4.9940        207,000.00        110
                                      4.9940        137,615.49         ZZ
                                      4.6190          1,447.38         1
                                     13.5000          1,158.64         90
    SAN JOSE        CA    95128      13.1250       11/07/90
    5414594996                        3.5000       01/01/91            10
    4594996                           3.1250       12/01/20           17
    0                                 2.2500       03/01/91        07/01/02
    982/405                           1.8750       01/01/92        01/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260594                           5.0940        212,400.00        110
                                      5.0940        170,721.96         ZZ
                                      4.7190          1,485.14         1
                                     13.5000          1,370.02         90
    DANVILLE        CA    94526      13.1250       03/13/91
    5414595798                        3.5000       05/01/91            10
    4595798                           3.1250       04/01/21           17
    0                                 2.3500       07/01/91        07/01/02
    982/405                           1.9750       05/01/92        05/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1260602                           5.0440        256,500.00        110
                                      5.0440        215,034.61         ZZ
                                      4.6690          1,793.49         1
                                     13.5000          1,712.61         90
    SAN RAFAEL      CA    94901      13.1250       11/14/90
    5414597601                        3.5000       01/01/91            10
    4597601                           3.1250       12/01/20           17
    0                                 2.3000       03/01/91        07/01/02
1


    982/405                           1.9250       01/01/92        01/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260618                           5.0940        211,500.00        110
                                      5.0940        167,482.92         ZZ
                                      4.7190          1,515.22         1
                                     13.7500          1,372.92         90
    CULVER CITY     CA    90230      13.3750       01/09/91
    5414601921                        3.7500       03/01/91            10
    4601921                           3.3750       02/01/21           17
    0                                 2.3500       05/01/91        07/01/02
    982/405                           1.9750       03/01/92        03/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260627                           5.0440        191,700.00        110
                                      5.0440        155,618.80         ZZ
                                      4.6690          1,340.40         1
                                     13.5000          1,251.22         90
    WALNUT CREEK    CA    94596      13.1250       12/26/90
    5414605802                        3.5000       03/01/91            10
    4605802                           3.1250       02/01/21           17
    0                                 2.3000       05/01/91        07/01/02
    982/405                           1.9250       03/01/92        03/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260644                           5.5440        225,000.00        110
                                      5.5440        187,664.40         ZZ
                                      5.1690          1,650.98         1
                                     14.0000          1,551.18         90
    DALY CITY       CA    94014      13.6250       12/14/90
1


    5414609424                        4.0000       02/01/91            10
    4609424                           3.6250       01/01/21           17
    0                                 2.8000       04/01/91        07/01/02
    982/405                           2.4250       02/01/92        02/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260651                           5.0440        205,600.00        110
                                      5.0440        165,789.63         ZZ
                                      4.6690          1,437.59         1
                                     13.5000          1,331.15         80
    APPLE VALLEY    CA    92307      13.1250       11/07/90
    5414611366                        3.5000       01/01/91            00
    4611366                           3.1250       12/01/20            0
    0                                 2.3000       03/01/91        07/01/02
    982/405                           1.9250       01/01/92        01/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260659                           5.0440        201,150.00        110
                                      5.0440        149,678.74         ZZ
                                      4.6690          1,406.47         1
                                     13.5000          1,194.51         90
    PASADENA        CA    91107      13.1250       12/03/90
    5414615051                        3.5000       02/01/91            10
    4615051                           3.1250       01/01/21           17
    0                                 2.3000       04/01/91        07/01/02
    982/405                           1.9250       02/01/92        02/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260668                           5.5940        207,000.00        110
                                      5.5940        172,718.97         ZZ
1


                                      5.2190          1,555.13         1
                                     14.2500          1,438.33         90
    CARLSBAD        CA    92009      13.8750       02/12/91
    5414620771                        4.2500       04/01/91            10
    4620771                           3.8750       03/01/21           17
    0                                 2.8500       06/01/91        07/01/02
    982/405                           2.4750       04/01/92        04/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260681                           5.0940        224,000.00        110
                                      5.0940        183,624.37         ZZ
                                      4.7190          1,566.25         1
                                     13.5000          1,468.81         80
    MONTEBELLO      CA    90640      13.1250       03/28/91
    5414627901                        3.5000       06/01/91            00
    4627901                           3.1250       05/01/21            0
    0                                 2.3500       08/01/91        07/01/02
    982/405                           1.9750       06/01/92        06/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260728                           5.5940        262,800.00        110
                                      5.5940        222,496.23         ZZ
                                      5.2190          1,928.34         1
                                     14.0000          1,924.84         90
    CHINO HILLS     CA    91709      13.6250       06/04/91
    5414673627                        4.0000       08/01/91            10
    4673627                           3.6250       07/01/21           17
    0                                 2.8500       10/01/91        07/01/02
    982/405                           2.4750       08/01/92        08/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1260729                           6.0000        263,920.00        110
                                      6.0000        209,602.88         ZZ
                                      5.6250          1,890.76         1
                                     13.0000          1,717.71         80
    SAN PEDRO       CA    90732      12.6250       07/12/91
    5414675857                        6.0000       09/01/91            00
    4675857                           5.6250       08/01/21            0
    0                                 2.3500       11/01/91        07/01/02
    982/405                           1.9750       09/01/92        09/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7            2.5000          2.5000
       5.2500                           X              X              .0000
        .0000                           X              X              .0000
       1.7500                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260734                           4.9940        270,000.00        110
                                      4.9940        225,981.04         ZZ
                                      4.6190          1,887.88         1
                                     13.5000          1,787.66         80
    MONTREREY       CA    93940      13.1250       10/02/90
    5415502447                        3.5000       12/01/90            00
    5502447                           3.1250       11/01/20            0
    0                                 2.2500       02/01/91        07/01/02
    982/405                           1.8750       12/01/91        12/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7             .0000           .0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       4.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1260751                           5.6070        262,100.00        110
                                      5.6070        212,151.75         ZZ
                                      5.2320          2,071.31         1
                                     13.5500          1,721.24         80
    LAKE MARY       FL    32746      13.1750       03/26/91
    5417351054                        4.0500       05/01/91            00
    7351054                           3.6750       04/01/21            0
    0                                 2.5000       07/01/91        07/01/02
    982/405                           2.1250       05/01/92        05/01/03
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7            2.5000          2.5000
       4.7500                           X              X              .0000
        .0000                           X              X              .0000
1


       4.7500                           4              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1260752                           5.4760         60,000.00        110
                                      5.4760         25,458.17         ZZ
                                      5.1010            474.17         1
                                     13.5500            242.10         24
    PARKLAND        FL    33067      13.1750       06/04/91
    5417353886                        4.0500       08/01/91            00
    7353886                           3.6750       07/01/21            0
    0                                 2.5500       10/01/91        07/01/02
    982/405                           2.1750       08/01/92        08/01/02
      45                               .0000         7.5000          7.5000
    A                                  .0000            1             12
      360                               7            2.5000          2.5000
       4.7500                           X              X              .0000
        .0000                           X              X              .0000
       4.7500                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1263620                           5.9950        200,000.00        100
                                      5.9950        169,043.22         ZZ
                                      5.6200          1,353.24         1
                                     12.7500          1,069.09         80
    SAN FRANCISCO   CA    94116      12.3750       08/03/88
    5416253229                        2.7500       10/01/88            00
    6253229                           2.3750       09/01/28            0
    0                                 2.2500       03/01/89        09/01/02
    982/405                           1.8750       04/01/89        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      480                               7            1.0000          1.0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
       5.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1283665                           6.7500         87,000.00        100
                                      6.7500         73,748.47         T
                                      6.3750            600.89         1
                                     12.8750            560.02         57
    SKY FOREST      CA    92385      12.5000       06/05/92
    006412988                          .0000       08/01/92            00
    873227                             .0000       07/01/22            0
    0                                 2.5000       01/01/93        07/01/02
    196/070                           2.1250       02/01/93        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
1


      360                               7            1.0000          1.0000
       5.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000

   TOTAL NUMBER OF LOANS   :         50

   TOTAL ORIGINAL BALANCE  :    11,639,380.00

   TOTAL PRINCIPAL BALANCE :     9,346,672.82

   TOTAL ORIGINAL P+I      :        82,612.14

   TOTAL CURRENT P+I       :        74,121.35


                             ***************************
                             *      END OF REPORT      *
                             ***************************

1

  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSDARM-01
  AT         : 14.30.19            ARM PASSTHRU REPORT        AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

  RFC LOAN NUMBER             SUB SERV FEE       RFC NET CEILING(MX RFC NET RT)
  PRINCIPAL BALANCE           MSTR SERV FEE      MAX NET MTG RT(MAX INV RT)
  CURR NOTE RATE              ALL EXP            MAX POST STRIP RATE
  RFC NET RATE                MISC EXP           INV RATE MARGIN
  NET MTG RATE(INVSTR RATE)   SPREAD             POST STRIP MARGIN
  POST STRIP RATE             STRIP
  --------------------------------------------------------------------------

       1192318                  .3750              13.5000
       140,485.83               .0500              13.4500
             6.8750             .0000              13.4500
             6.5000             .0000                2.3250
             6.4500             .0000                2.3250
             6.4500             .0000

       1194916                  .6250              13.2500
       328,314.79               .0500              13.2000
             7.3750             .0000              13.2000
             6.7500             .0000                2.3250
             6.7000             .0000                2.3250
             6.7000             .0000

       1195037                  .6250              13.8750
       198,461.25               .0500              13.8250
             7.3750             .0000              13.8250
             6.7500             .0000                2.3250
             6.7000             .0000                2.3250
             6.7000             .0000

       1248667                  .3750              14.6250
        28,073.14               .0500              14.5750
             4.4050             .0000              14.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248678                  .3750              14.6250
        48,430.02               .0500              14.5750
             4.4050             .0000              14.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248689                  .3750              15.0000
        43,333.67               .0500              14.9500
             4.6550             .0000              14.9500
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000
1



       1248692                  .3750              13.2500
       109,072.79               .0500              13.2000
             4.6550             .0000              13.2000
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248696                  .3750              14.6250
        59,425.06               .0500              14.5750
             4.4050             .0000              14.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248700                  .3750              14.6250
        46,935.47               .0500              14.5750
             4.6550             .0000              14.5750
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248710                  .3750              15.0000
        38,988.66               .0500              14.9500
             4.6550             .0000              14.9500
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248717                  .3750              14.6250
         3,826.85               .0500              14.5750
             4.6550             .0000              14.5750
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248720                  .3750              14.6250
        57,082.49               .0500              14.5750
             4.6550             .0000              14.5750
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248723                  .3750              14.6250
        30,091.94               .0500              14.5750
             4.6550             .0000              14.5750
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248725                  .3750              14.6250
        71,087.54               .0500              14.5750
             4.6550             .0000              14.5750
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000
1



       1248765                  .3750              14.8750
       160,581.71               .0500              14.8250
             4.6550             .0000              14.8250
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248768                  .3750              14.8750
        50,653.33               .0500              14.8250
             4.6550             .0000              14.8250
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248771                  .3750              14.8750
        32,443.61               .0500              14.8250
             4.6550             .0000              14.8250
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248774                  .3750              14.8750
        87,812.74               .0500              14.8250
             4.6550             .0000              14.8250
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248779                  .3750              15.8750
        87,484.45               .0500              15.8250
             4.9050             .0000              15.8250
             4.5300             .0000                2.5750
             4.4800             .0000                2.5750
             4.4800             .0000

       1248781                  .3750              15.3750
        53,081.09               .0500              15.3250
             4.6550             .0000              15.3250
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248787                  .3750              15.3750
        37,803.23               .0500              15.3250
             4.6550             .0000              15.3250
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1248788                  .3750              15.3750
        38,639.97               .0500              15.3250
             4.6550             .0000              15.3250
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000
1



       1248797                  .3750              16.1250
        50,356.11               .0500              16.0750
             4.9050             .0000              16.0750
             4.5300             .0000                2.5750
             4.4800             .0000                2.5750
             4.4800             .0000

       1248808                  .3750              14.8750
        25,292.41               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248816                  .3750              14.8750
        57,712.76               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248821                  .3750              14.8750
        55,918.93               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248826                  .3750              14.8750
        32,912.67               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248835                  .3750              14.8750
        75,187.78               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248842                  .3750              17.1250
        66,900.84               .0500              17.0750
             4.9050             .0000              17.0750
             4.5300             .0000                2.5750
             4.4800             .0000                2.5750
             4.4800             .0000

       1248847                  .3750              15.1250
        36,284.71               .0500              15.0750
             4.9050             .0000              15.0750
             4.5300             .0000                2.5750
             4.4800             .0000                2.5750
             4.4800             .0000
1



       1248853                  .3750              14.8750
        46,982.10               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248854                  .3750              14.8750
        98,842.82               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248863                  .3750              14.8750
        62,004.72               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248869                  .3750              16.3750
        26,798.52               .0500              16.3250
             4.9050             .0000              16.3250
             4.5300             .0000                2.5750
             4.4800             .0000                2.5750
             4.4800             .0000

       1248881                  .3750              15.3750
        41,769.18               .0500              15.3250
             4.4050             .0000              15.3250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248887                  .3750              15.6250
       162,366.37               .0500              15.5750
             4.4050             .0000              15.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248891                  .3750              15.8750
        30,916.97               .0500              15.8250
             4.4050             .0000              15.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248898                  .3750              15.3750
        28,420.58               .0500              15.3250
             4.4050             .0000              15.3250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000
1



       1248918                  .3750              15.8750
        56,129.54               .0500              15.8250
             4.4050             .0000              15.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1248925                  .3750              15.3750
       185,769.46               .0500              15.3250
             4.4050             .0000              15.3250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1249012                  .3750              14.3750
        53,329.94               .0500              14.3250
             4.4050             .0000              14.3250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1249013                  .3750              14.3750
        63,743.96               .0500              14.3250
             4.4050             .0000              14.3250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1249062                  .3750              14.6250
        67,573.26               .0500              14.5750
             4.6550             .0000              14.5750
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1249063                  .3750              14.6250
       119,684.42               .0500              14.5750
             4.4050             .0000              14.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1249064                  .3750              14.3750
        27,758.76               .0500              14.3250
             4.4050             .0000              14.3250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1249068                  .3750              14.6250
        34,165.46               .0500              14.5750
             4.4050             .0000              14.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000
1



       1249076                  .3750              14.6250
        18,417.25               .0500              14.5750
             4.4050             .0000              14.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1249088                  .3750              14.6250
        28,915.32               .0500              14.5750
             4.6550             .0000              14.5750
             4.2800             .0000                2.3250
             4.2300             .0000                2.3250
             4.2300             .0000

       1249090                  .3750              14.6250
        55,112.10               .0500              14.5750
             4.4050             .0000              14.5750
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1249119                  .3750              14.8750
        62,197.35               .0500              14.8250
             4.4050             .0000              14.8250
             4.0300             .0000                2.0750
             3.9800             .0000                2.0750
             3.9800             .0000

       1263468                  .3750              13.5000
       155,695.08               .0500              13.4500
             6.3750             .0000              13.4500
             6.0000             .0000                2.3250
             5.9500             .0000                2.3250
             5.9500             .0000

       1263485                  .3750              12.6250
       318,427.06               .0500              12.5750
             7.1050             .0000              12.5750
             6.7300             .0000                2.3250
             6.6800             .0000                2.3250
             6.6800             .0000

  TOTAL NUMBER OF LOANS:       52
  TOTAL BALANCE........:          3,897,696.06


1

  RUN ON     : 06/18/02            RFC DISCLOSURE SYSTEM      RFFSDARM-01
  AT         : 14.30.19            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS        ARM SUMMARY REPORT       CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES    FROM        TO
  --------------------------------------------------------------------------
  CURR NOTE RATE                       5.2905            4.4050      7.3750
  RFC NET RATE                         4.8817            4.0300      6.7500
  NET MTG RATE(INVSTR RATE)            4.8317            3.9800      6.7000
  POST STRIP RATE                      4.8317            3.9800      6.7000
  SUB SERV FEE                          .4088             .3750       .6250
  MSTR SERV FEE                         .0500              .0500      .0500
  ALL EXP                               .0000             .0000       .0000
  MISC EXP                              .0000             .0000       .0000
  SPREAD                                .0000             .0000       .0000
  STRIP                                 .0000             .0000       .0000
  RFC NET CEILING(MX RFC NET RT)      14.4875           12.6250     17.1250
  MAX NET MTG RT(MAX INV RT)          14.4375           12.5750     17.0750
  MAX POST STRIP RATE                 14.4375           12.5750     17.0750
  INV RATE MARGIN                      2.2440            2.0750      2.5750
  POST STRIP MARGIN                    2.2440            2.0750      2.5750







  TOTAL NUMBER OF LOANS:    52
  TOTAL BALANCE........:     3,897,696.06


                             ***************************
                             *      END OF REPORT      *
                             ***************************
1

  RUN ON     : 06/18/02           RFC DISCLOSURE SYSTEM       RFFSD175-01
  AT         : 14.30.19        NONFIXED RATE LOAN LISTING     AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 06/01/02
  POOL       : 0004594  0004595  0004596  0004597
             :
             :
  POOL STATUS:

  RFC LOAN #                      ORIG RATE       ORIGINAL BAL    MAX NEG AM
  MORTGAGOR NAME                  CURR RATE       PRINCIPAL BAL   LN FEATURE
  CURR NET                                        ORIGINAL P+I    # OF UNITS
  NOTE CEILING                                    CURRENT P+I     LTV
  CITY           STATE  ZIP       NET CEILING     NOTE DATE
  SERVICER LOAN #                 NOTE FLOOR      1ST PMT DT      MI CO CODE
  SELLER LOAN #                   NET FLOOR       MATURITY DT     MI CVG
  INVSTR LOAN #                   GROSS MARGIN    1ST INTCHGDT    NXT INTCHGDT
  S/S CODE                        NET MARGIN      1ST PMTCHGDT    NXT PMTCHGDT
  INT CHG PRIOR DAYS              1ST YR FLR      PMT CAP INCR    PMT CAP DECR
  PMT TYPE                        1ST YR CEIL     INT FREQ MOS    PMT FREQ MOS
  ORIG TERM                       ADJ INDEX       PERIOD INCR     PERIOD DECR
  NOTE LF INCR                    RND NOTE TYPE   RND NOTE METH   RND NOTE FCTR
  NET LF INCR                     RND NET TYPE    RND NET METH    RND NET FCTR
  NOTE LF DECR                    LOAN PURP       CNVRT CODE      FROM WINDOW
  NET LF DECR                     PROP TYPE       CNVT INDEX      TO WINDOW
                                  OCCP CODE       CNVT MARGIN
  ______________________________________________________________________________


    1192318                           6.8750        204,000.00        100
                                      6.8750        140,485.83         ZZ
                                      6.5000          1,771.44         1
                                     13.8750          1,166.50         80
    SAN JOSE        CA    95123      13.5000       06/05/89
    0656939                            .0000       08/01/89            00
    1692755                            .0000       07/01/19            0
    0                                 2.7500       01/01/90        07/01/02
    372/G48                           2.3750       02/01/90        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               T            1.0000          1.0000
       4.0000                           S              N              .1250
       4.7500                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1194916                           7.3750        404,000.00        100
                                      7.3750        328,314.79         ZZ
                                      6.7500          2,859.49         1
                                     14.1250          2,863.88         75
    ROSEMONT        PA    19010      13.2500       12/30/88
    0002918555                         .0000       02/01/89            00
    2918555                            .0000       01/01/19            0
    0                                 3.0000       07/01/89        07/01/02
1


    388/388                           2.3750       08/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               6            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          01/01/90
        .0000                           05             E           01/01/94
                                        O            1.0000


    1195037                           7.3750        245,000.00        100
                                      7.3750        198,461.25         ZZ
                                      6.7500          1,840.61         1
                                     14.7500          1,738.27         90
    TOWNSHIP OF LI  NJ    07838      13.8750       12/01/88
    0002871606                         .0000       02/01/89            11
    2871606                            .0000       01/01/19           17
    0                                 3.0000       07/01/89        07/01/02
    388/388                           2.3750       08/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               6            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              01          01/01/90
        .0000                           05             E           01/01/94
                                        O            1.0000


    1248667                           4.4050         55,000.00        125
                                      4.4050         28,073.14         ZZ
                                      4.0300            503.11         1
                                     15.0000            255.92         46
    SAN DIEGO,      CA    92115      14.6250       03/28/84
    0108332453                         .0000       05/01/84            00
    006000026901                       .0000       04/01/14            0
    0                                 2.5000       10/01/84        07/01/02
    903/S48                           2.1250       05/01/85        05/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248678                           4.4050        110,400.00        125
                                      4.4050         48,430.02         ZZ
                                      4.0300          1,009.88         1
                                     15.0000            432.69         80
    REDONDO BEA     CA    90277      14.6250       02/28/84
1


    0108332552                         .0000       04/01/84            00
    006000270301                       .0000       03/01/14            0
    0                                 2.5000       09/01/84        07/01/02
    903/S48                           2.1250       04/01/85        04/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248689                           4.6550         65,200.00        125
                                      4.6550         43,333.67         ZZ
                                      4.2800            614.76         1
                                     15.3750            393.33         90
    PASADENA        CA    91104      15.0000       06/20/84
    0108332669                         .0000       07/01/84            10
    006000978101                       .0000       06/01/14            0
    0                                 2.7500       11/01/84        07/01/02
    903/S48                           2.3750       07/01/85        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248692                           4.6550        164,200.00        125
                                      4.6550        109,072.79         ZZ
                                      4.2800          1,548.23         1
                                     13.6250          1,001.43         90
    LOS ANGELES     CA    90068      13.2500       04/03/84
    0108332693                         .0000       06/01/84            10
    006001113401                       .0000       05/01/14            0
    0                                 2.7500       11/01/84        07/01/02
    903/S48                           2.3750       06/01/85        06/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       2.7500                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248696                           4.4050         90,000.00        125
                                      4.4050         59,425.06         ZZ
1


                                      4.0300            823.27         1
                                     15.0000            532.05         58
    VALLEY CENT     CA    92082      14.6250       05/21/84
    0108332735                         .0000       07/01/84            00
    006001149801                       .0000       06/01/14            0
    0                                 2.5000       12/01/84        07/01/02
    903/S48                           2.1250       07/01/85        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248700                           4.6550         70,400.00        125
                                      4.6550         46,935.47         ZZ
                                      4.2800            643.98         1
                                     15.0000            426.02         80
    LA MESA, CA     CA    92041      14.6250       05/07/84
    0108332776                         .0000       07/01/84            00
    006001432801                       .0000       06/01/14            0
    0                                 2.7500       12/01/84        07/01/02
    903/S48                           2.3750       07/01/85        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248710                           4.6550         58,500.00        125
                                      4.6550         38,988.66         ZZ
                                      4.2800            551.59         1
                                     15.3750            390.74         90
    SAN FERNAND     CA    91340      15.0000       06/12/84
    0108332867                         .0000       08/01/84            10
    006001856801                       .0000       07/01/14            0
    0                                 2.7500       01/01/85        07/01/02
    903/S48                           2.3750       08/01/85        08/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1248717                           4.6550         21,600.00        125
                                      4.6550          3,826.85         ZZ
                                      4.2800            215.65         1
                                     15.0000            167.30         80
    BAKERSFIELD     CA    93305      14.6250       05/14/84
    0108332933                         .0000       07/01/84            00
    006002569601                       .0000       06/01/04            0
    0                                 2.7500       12/01/84        07/01/02
    903/S48                           2.3750       07/01/85        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      240                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248720                           4.6550        120,000.00        125
                                      4.6550         57,082.49         ZZ
                                      4.2800          1,097.69         1
                                     15.0000            518.13         67
    LOS ANGELES     CA    90004      14.6250       06/05/84
    0108332966                         .0000       07/01/84            00
    006002701501                       .0000       06/01/14            0
    0                                 2.7500       12/01/84        07/01/02
    903/S48                           2.3750       07/01/85        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248723                           4.6550         48,000.00        125
                                      4.6550         30,091.94         ZZ
                                      4.2800            439.07         1
                                     15.0000            273.14         80
    LOS ANGELES     CA    90037      14.6250       06/05/84
    0108332990                         .0000       07/01/84            00
    006002747801                       .0000       06/01/14            0
    0                                 2.7500       12/01/84        07/01/02
    903/S48                           2.3750       07/01/85        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248725                           4.6550        107,600.00        125
                                      4.6550         71,087.54         ZZ
                                      4.2800            984.26         1
                                     15.0000            645.25         80
    BALLARD         CA    93460      14.6250       05/17/84
    0108333014                         .0000       07/01/84            00
    006002890601                       .0000       06/01/14            0
    0                                 2.7500       12/01/84        07/01/02
    903/S48                           2.3750       07/01/85        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248765                           4.6550        240,000.00        125
                                      4.6550        160,581.71         ZZ
                                      4.2800          2,240.36         1
                                     15.2500          1,589.16         80
    GLENDORA, C     CA    91740      14.8750       08/03/84
    0108333394                         .0000       09/01/84            00
    006006213701                       .0000       08/01/14            0
    0                                 2.7500       02/01/85        07/01/02
    903/S48                           2.3750       09/01/85        09/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248768                           4.6550         76,000.00        125
                                      4.6550         50,653.33         ZZ
                                      4.2800            709.45         1
                                     15.2500            503.29         80
    WEST COVINA     CA    91790      14.8750       07/24/84
    0108333428                         .0000       09/01/84            00
    006006457001                       .0000       08/01/14            0
    0                                 2.7500       02/01/85        07/01/02
    903/S48                           2.3750       09/01/85        09/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
1


      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248771                           4.6550         48,000.00        125
                                      4.6550         32,443.61         ZZ
                                      4.2800            448.08         1
                                     15.2500            319.22         80
    BAKERSFIELD     CA    93304      14.8750       08/07/84
    0108333451                         .0000       10/01/84            00
    006006666601                       .0000       09/01/14            0
    0                                 2.7500       03/01/85        07/01/02
    903/S48                           2.3750       10/01/85        10/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248774                           4.6550        161,000.00        125
                                      4.6550         87,812.74         ZZ
                                      4.2800          1,502.91         1
                                     15.2500            891.33         69
    TORRANCE        CA    90503      14.8750       07/13/84
    0108333485                         .0000       09/01/84            00
    006007352201                       .0000       08/01/14            0
    0                                 2.7500       02/01/85        07/01/02
    903/S48                           2.3750       09/01/85        09/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248779                           4.9050        127,800.00        125
                                      4.9050         87,484.45         ZZ
                                      4.5300          1,241.27         1
                                     16.2500            872.38         90
    SEPULVEDA,      CA    91343      15.8750       08/25/84
    0108333535                         .0000       10/01/84            10
    006008140001                       .0000       09/01/14            0
    0                                 3.0000       03/01/85        07/01/02
1


    903/S48                           2.6250       10/01/85        10/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248781                           4.6550         80,000.00        125
                                      4.6550         53,081.09         ZZ
                                      4.2800            746.79         1
                                     15.7500            518.28         77
    DOWNEY, CA      CA    90242      15.3750       09/28/84
    0108333550                         .0000       11/01/84            00
    006008355401                       .0000       10/01/14            0
    0                                 2.7500       04/01/85        07/01/02
    903/S48                           2.3750       11/01/85        11/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248787                           4.6550         56,000.00        125
                                      4.6550         37,803.23         ZZ
                                      4.2800            522.75         1
                                     15.7500            365.11         80
    LOS ANGELES     CA    90063      15.3750       10/04/84
    0108333618                         .0000       11/01/84            00
    006009069001                       .0000       10/01/14            0
    0                                 2.7500       04/01/85        07/01/02
    903/S48                           2.3750       11/01/85        11/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248788                           4.6550         60,000.00        125
                                      4.6550         38,639.97         ZZ
                                      4.2800            560.09         1
                                     15.7500            380.19         30
    HOLLYWOOD,      CA    90068      15.3750       09/07/84
1


    0108333626                         .0000       10/01/84            00
    006009293601                       .0000       09/01/14            0
    0                                 2.7500       03/01/85        07/01/02
    903/S48                           2.3750       10/01/85        10/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248797                           4.9050         80,250.00        125
                                      4.9050         50,356.11         T
                                      4.5300            856.47         1
                                     16.5000            500.98         75
    OXNARD          CA    93930      16.1250       09/14/84
    0108333717                         .0000       11/01/84            00
    006009848711                       .0000       10/01/14            0
    0                                 3.0000       04/01/85        07/01/02
    903/S48                           2.6250       11/01/85        11/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248808                           4.4050         52,000.00        125
                                      4.4050         25,292.41         ZZ
                                      4.0300            505.06         1
                                     15.2500            232.21         80
    LOS ANGELES     CA    90006      14.8750       10/31/84
    0108333824                         .0000       12/01/84            00
    006010392311                       .0000       11/01/14            0
    0                                 2.5000       05/01/85        07/01/02
    903/S48                           2.1250       12/01/85        12/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248816                           4.4050         85,600.00        125
                                      4.4050         57,712.76         ZZ
1


                                      4.0300            831.40         1
                                     15.2500            524.63         80
    BELL            CA    90201      14.8750       10/01/84
    0108333881                         .0000       12/01/84            00
    006010574601                       .0000       11/01/14            0
    0                                 2.5000       05/01/85        07/01/02
    903/S48                           2.1250       12/01/85        12/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248821                           4.4050         87,200.00        125
                                      4.4050         55,918.93         ZZ
                                      4.0300            846.94         1
                                     15.2500            508.32         80
    ENCINO, CA      CA    91316      14.8750       10/25/84
    0108333923                         .0000       12/01/84            00
    006010779111                       .0000       11/01/14            0
    0                                 2.5000       05/01/85        07/01/02
    903/S48                           2.1250       12/01/85        12/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248826                           4.4050         57,200.00        125
                                      4.4050         32,912.67         ZZ
                                      4.0300            555.56         1
                                     15.2500            295.42         80
    LOS ANGELES     CA    90042      14.8750       12/13/84
    0108333964                         .0000       01/01/85            00
    006010981311                       .0000       12/01/14            0
    0                                 2.5000       06/01/85        07/01/02
    903/S48                           2.1250       01/01/86        01/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000
1




    1248835                           4.4050        150,800.00        125
                                      4.4050         75,187.78         ZZ
                                      4.0300          1,464.67         1
                                     15.2500            681.12         80
    CARLSBAD        CA    92008      14.8750       11/08/84
    0108334046                         .0000       01/01/85            00
    006011473011                       .0000       12/01/14            0
    0                                 2.5000       06/01/85        07/01/02
    903/S48                           2.1250       01/01/86        01/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248842                           4.9050         96,300.00        125
                                      4.9050         66,900.84         ZZ
                                      4.5300          1,027.77         1
                                     17.5000            607.02         75
    SAN LUIS OB     CA    93401      17.1250       11/29/84
    0108334111                         .0000       01/01/85            00
    006011897001                       .0000       12/01/14            0
    0                                 3.0000       06/01/85        07/01/02
    903/S48                           2.6250       01/01/86        01/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248847                           4.9050         51,000.00        125
                                      4.9050         36,284.71         ZZ
                                      4.5300            505.05         1
                                     15.5000            318.61         87
    TEHACHAPI,      CA    93561      15.1250       04/12/85
    0108334152                         .0000       06/01/85            10
    006012005901                       .0000       05/01/15            0
    0                                 3.0000       11/01/85        07/01/02
    903/S48                           2.6250       06/01/86        06/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248853                           4.4050        103,200.00        125
                                      4.4050         46,982.10         ZZ
                                      4.0300          1,002.35         1
                                     15.2500            466.05         80
    SAN DIEGO,      CA    92122      14.8750       10/30/84
    0108334210                         .0000       12/01/84            00
    006012389701                       .0000       11/01/14            0
    0                                 2.5000       05/01/85        07/01/02
    903/S48                           2.1250       12/01/85        12/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248854                           4.4050        150,000.00        125
                                      4.4050         98,842.82         ZZ
                                      4.0300          1,456.90         1
                                     15.2500            857.79         77
    ANAHEIM         CA    92807      14.8750       12/05/84
    0108334228                         .0000       02/01/85            00
    006012443201                       .0000       01/01/15            0
    0                                 2.5000       07/01/85        07/01/02
    903/S48                           2.1250       02/01/86        02/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248863                           4.4050         91,900.00        125
                                      4.4050         62,004.72         ZZ
                                      4.0300            892.59         1
                                     15.2500            533.22         80
    NEWBURY PARK    CA    91320      14.8750       12/10/84
    0108334319                         .0000       02/01/85            00
    006012758301                       .0000       01/01/15            0
    0                                 2.5000       07/01/85        07/01/02
    903/S48                           2.1250       02/01/86        02/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
1


      360                               T             .0000           .0000
       4.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248869                           4.9050         42,750.00        125
                                      4.9050         26,798.52         ZZ
                                      4.5300            439.74         2
                                     16.7500            250.01         90
    BAKERSFIELD     CA    93304      16.3750       12/06/84
    0108334376                         .0000       02/01/85            10
    006012997702                       .0000       01/01/15            0
    0                                 3.0000       07/01/85        07/01/02
    903/S48                           2.6250       02/01/86        02/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.7500                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248881                           4.4050         62,500.00        125
                                      4.4050         41,769.18         ZZ
                                      4.0300            583.43         1
                                     15.7500            350.43         75
    SAN DIEGO,      CA    92117      15.3750       03/01/85
    0108334483                         .0000       04/01/85            00
    006014176611                       .0000       03/01/15            0
    0                                 2.5000       09/01/85        07/01/02
    903/S48                           2.1250       04/01/86        04/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248887                           4.4050        240,000.00        125
                                      4.4050        162,366.37         ZZ
                                      4.0300          2,331.03         1
                                     16.0000          1,390.60         71
    LOS ANGELES     CA    90004      15.6250       01/08/85
    0108334541                         .0000       03/01/85            00
    006014628601                       .0000       02/01/15            0
    0                                 2.5000       08/01/85        07/01/02
1


    903/S48                           2.1250       03/01/86        03/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.7500                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248891                           4.4050         52,800.00        125
                                      4.4050         30,916.97         ZZ
                                      4.0300            492.88         3
                                     16.2500            263.68         80
    LOS ANGELES     CA    90026      15.8750       06/12/85
    0108334582                         .0000       07/01/85            00
    006015475103                       .0000       06/01/15            0
    0                                 2.5000       12/01/85        07/01/02
    903/S48                           2.1250       07/01/86        07/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248898                           4.4050         52,000.00        125
                                      4.4050         28,420.58         ZZ
                                      4.0300            485.42         1
                                     15.7500            244.25         80
    SPRING VALL     CA    92077      15.3750       04/24/85
    0108334657                         .0000       06/01/85            00
    006016698711                       .0000       05/01/15            0
    0                                 2.5000       11/01/85        07/01/02
    903/S48                           2.1250       06/01/86        06/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1248918                           4.4050         86,400.00        125
                                      4.4050         56,129.54         ZZ
                                      4.0300            806.53         2
                                     16.2500            542.52         80
    LOS ANGELES     CA    90029      15.8750       07/01/85
1


    0108334848                         .0000       08/01/85            00
    006020686602                       .0000       07/01/15            0
    0                                 2.5000       01/01/86        07/01/02
    903/S48                           2.1250       08/01/86        08/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1248925                           4.4050        292,400.00        125
                                      4.4050        185,769.46         ZZ
                                      4.0300          2,729.50         1
                                     15.7500          1,746.00         80
    IRVINE          CA    92715      15.3750       07/18/85
    0108334913                         .0000       09/01/85            00
    006021547901                       .0000       08/01/15            0
    0                                 2.5000       02/01/86        07/01/02
    903/S48                           2.1250       09/01/86        09/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       5.0000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249012                           4.4050        105,000.00        125
                                      4.4050         53,329.94         ZZ
                                      4.0300            940.91         1
                                     14.7500            520.67         48
    LA JOLLA        CA    92037      14.3750       11/21/83
    0108335761                         .0000       01/01/84            00
    007015312501                       .0000       12/01/13            0
    0                                 2.5000       06/01/84        07/01/02
    903/S48                           2.1250       01/01/85        01/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249013                           4.4050        116,400.00        125
                                      4.4050         63,743.96         ZZ
1


                                      4.0300          1,043.07         1
                                     14.7500            624.11         80
    SANTA BARBARA   CA    93109      14.3750       11/29/83
    0108335779                         .0000       01/01/84            00
    007015414901                       .0000       12/01/13            0
    0                                 2.5000       06/01/84        07/01/02
    903/S48                           2.1250       01/01/85        01/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249062                           4.6550        125,500.00        125
                                      4.6550         67,573.26         ZZ
                                      4.2800          1,148.00         1
                                     15.0000            624.34         90
    LOS ANGELES     CA    90067      14.6250       01/31/84
    0108336249                         .0000       03/01/84            10
    007018245411                       .0000       02/01/14            0
    0                                 2.7500       08/01/84        07/01/02
    903/S48                           2.3750       03/01/85        03/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249063                           4.4050        190,000.00        125
                                      4.4050        119,684.42         ZZ
                                      4.0300          1,738.01         1
                                     15.0000          1,091.12         79
    MORRO BAY,      CA    93442      14.6250       01/30/84
    0108336256                         .0000       03/01/84            00
    007018280101                       .0000       02/01/14            0
    0                                 2.5000       08/01/84        07/01/02
    903/S48                           2.1250       03/01/85        03/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1249064                           4.4050         44,250.00        125
                                      4.4050         27,758.76         ZZ
                                      4.0300            396.53         1
                                     14.7500            253.07         66
    SOUTH GATE,     CA    90280      14.3750       01/16/84
    0108336264                         .0000       03/01/84            00
    007018318901                       .0000       02/01/14            0
    0                                 2.5000       08/01/84        07/01/02
    903/S48                           2.1250       03/01/85        03/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249068                           4.4050         51,100.00        125
                                      4.4050         34,165.46         ZZ
                                      4.0300            467.44         1
                                     15.0000            305.24         80
    PASO ROBLES     CA    93446      14.6250       02/14/84
    0108336306                         .0000       04/01/84            00
    007018812101                       .0000       03/01/14            0
    0                                 2.5000       09/01/84        07/01/02
    903/S48                           2.1250       04/01/85        04/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249076                           4.4050         28,000.00        125
                                      4.4050         18,417.25         ZZ
                                      4.0300            256.13         1
                                     15.0000            164.55         72
    LAKESIDE        CA    92040      14.6250       02/03/84
    0108336389                         .0000       04/01/84            00
    007019140611                       .0000       03/01/14            0
    0                                 2.5000       09/01/84        07/01/02
    903/S48                           2.1250       04/01/85        04/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
1


        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249088                           4.6550         50,400.00        125
                                      4.6550         28,915.32         ZZ
                                      4.2800            461.03         1
                                     15.0000            263.57         90
    YUCAIPA, CA     CA    92399      14.6250       02/21/84
    0108336504                         .0000       04/01/84            10
    007019431901                       .0000       03/01/14            0
    0                                 2.7500       09/01/84        07/01/02
    903/S48                           2.3750       04/01/85        04/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1249090                           4.4050        116,000.00        125
                                      4.4050         55,112.10         ZZ
                                      4.0300          1,061.10         1
                                     15.0000            503.45         80
    IRVINE          CA    92715      14.6250       03/07/84
    0108336520                         .0000       04/01/84            00
    007019521711                       .0000       03/01/14            0
    0                                 2.5000       09/01/84        07/01/02
    903/S48                           2.1250       04/01/85        04/01/03
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1249119                           4.4050         94,600.00        125
                                      4.4050         62,197.35         ZZ
                                      4.0300            883.08         1
                                     15.2500            615.13         70
    MINNEAPOLIS     MN    55406      14.8750       06/28/84
    0108336819                         .0000       08/01/84            00
    800004856301                       .0000       07/01/14            0
    0                                 2.5000       01/01/85        07/01/02
    903/S48                           2.1250       08/01/85        08/01/02
      45                               .0000         7.5000           .0000
    A                                  .0000            1             12
1


      360                               T             .0000           .0000
       4.5000                           X              X              .0000
        .0000                           X              X              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1263468                           6.3750        191,610.00        100
                                      6.3750        155,695.08         ZZ
                                      6.0000          1,699.25         1
                                     13.8750          1,262.28         90
    SAN RAMON       CA    94583      13.5000       02/09/89
    5416330835                        6.3750       04/01/89            10
    6330835                           6.0000       03/01/19           17
    0                                 2.7500       09/01/89        09/01/02
    982/405                           2.3750       10/01/89        10/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               G            1.0000          1.0000
       3.7500                           X              X              .0000
        .0000                           X              X              .0000
       3.7500                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1263485                           7.1050        352,000.00        100
                                      7.1050        318,427.06         ZZ
                                      6.7300          2,254.88         1
                                     13.0000          2,225.31         80
    CORAL SPRINGS   FL    33071      12.6250       04/27/89
    5416954029                        1.5000       06/01/89            00
    6954029                           1.1250       01/01/29            0
    0                                 2.7500       07/01/89        07/01/02
    982/405                           2.3750       08/01/89        08/01/02
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      476                               G            1.0000          1.0000
       5.7500                           X              X              .0000
        .0000                           X              X              .0000
       5.7500                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1



   TOTAL NUMBER OF LOANS   :         52

   TOTAL ORIGINAL BALANCE  :     5,911,860.00

   TOTAL PRINCIPAL BALANCE :     3,897,696.06

   TOTAL ORIGINAL P+I      :        53,037.45

   TOTAL CURRENT P+I       :        35,009.31


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                          EXHIBIT G

                                 FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                                   Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature
****************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

               Enclosed Documents:[ ] Promissory Note
                                  [ ] Primary Insurance Policy
                                  [ ] Mortgage or Deed of Trust
                                  [ ] Assignment(s) of Mortgage or Deed of Trust
                                  [ ] Title Insurance Policy
                                  [ ] Other:
                                          -------------------------------

Name

Title

Date

                                         EXHIBIT H-1

                           FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF              )
                      ) ss.:
COUNTY OF             )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

               1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage-Backed Pass-Through Certificates, Series 2002-SL1, Class R-_ (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

               2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R-_ Certificates, and (iii) is acquiring the Class R-_ Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

               3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R-_ Certificates to disqualified organizations under the Code, that applies to all transfers of Class R-_ Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R-_ Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R-_ Certificates if at any time during the taxable year of the pass-through entity a disqualified


                                            H-1-1
organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

               5. That the Owner is aware that the Trustee will not register the transfer of any Class R-_ Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

               6. That the Owner has reviewed the restrictions set forth on the face of the Class R-_ Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R-_ Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

               7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R-_ Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

               8.  The Owner's Taxpayer Identification Number is ______________.

               9. This affidavit and agreement relates only to the Class R-_ Certificates held by the Owner and not to any other holder of the Class R-_ Certificates. The Owner understands that the liabilities described herein relate only to the Class R-_ Certificates.

               10. That no purpose of the Owner relating to the transfer of any of the Class R-_ Certificates by the Owner is or will be to impede the assessment or collection of any tax.

               11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R-_ Certificate that the Owner intends to pay taxes associated with holding such Class R-_ Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R-_ Certificate.

               12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R-_ Certificates remain outstanding.

               13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United


                                            H-1-2

States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

               14. The Owner hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are accurate: (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

               (b) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds ("Source") being used by the Purchaser to acquire the Certificates, each of the following statements are accurate: (a) the Purchaser is an insurance company; (b) the Source is assets of the Purchaser's "general account;" (c) the conditions set forth in Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

               (c) The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.



                                            H-1-3

        Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.


                                            H-1-4

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 200__.

                                            [NAME OF OWNER]


                                            By:
                                               -------------------------------
                                            [Name of Officer]
                                            [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ____ day of ________________, 200__.




                                  NOTARY PUBLIC

                                            COUNTY  OF  STATE  OF My  Commission
                                            expires     the    ____    day    of
                                            _______________, 20__.


                                            H-1-5

                                         EXHIBIT H-2

                                FORM OF TRANSFEROR CERTIFICATE


                                                   __________________, 200__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001

Attention:  Residential Asset Mortgage Products, Inc., Series 2002-SL1

               Re:    Mortgage-Backed Pass-Through Certificates,
                      Series 2002-SL1, Class R-__

Ladies and Gentlemen:

               This letter is delivered to you in  connection  with the transfer
by        _______________________________        (the        "Seller")        to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage-Backed Pass- Through Certificates, Series 2002-SL1, Class R-__ (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

     1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

               2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Seller does not know or believe that any representation contained therein is false.

               3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has


                                            H-2-1
historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

     4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                                   Very truly yours,




                                                   (Seller)


                                                   By:
                                                      -------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------



                                            H-2-2

                                          EXHIBIT I

                            FORM OF INVESTOR REPRESENTATION LETTER

                                  ______________, 20__

Residential Asset Mortgage Products, Inc
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Asset Mortgage Products, Inc., Series 2002-SL1

               Re:    Mortgage-Backed Pass-Through Certificates,
                      Series 2002-SL1, Class [R-__][B-__]

Ladies and Gentlemen:

               _________________________ (the "Purchaser") intends to purchase from ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage-Backed Pass-Through Certificates, Series 2002-SL1, Class [R-__][B-__] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                      1. The  Purchaser  understands  that (a) the  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                      2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                      3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                      4. The Purchaser has been  furnished  with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 20__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                      5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

               [6. [For Class B Certificate only:] The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a), (b) or (c) are correct:

                      (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
               Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                      (b) The Purchaser is an insurance  company;  the source of the funds being used by the Purchaser to acquire the Certificates is assets of the Purchaser's "general account"; the conditions set forth in Sections 1 and 3 of the Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                      (c) has provided  the Trustee,  the Company and the Master
               Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the
               Code) in addition to those undertaken in the Pooling and Servicing Agreement.

                      In addition,  the Purchaser hereby  certifies,  represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.]

                                                   Very truly yours,


                                                   (Purchaser)

                                                   By:
                                                      -------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------

                                          EXHIBIT J

                           FORM OF TRANSFEROR REPRESENTATION LETTER




                                           , 20
                                  ---------    --


Residential Asset Mortgage Products, Inc
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001

Attention: Residential Asset Mortgage Products, Inc., Series 2002-SL1

               Re:    Mortgage-Backed Pass-Through Certificates,
                      Series 2002-SL1, Class [R-__][B-__]

Ladies and Gentlemen:

               In   connection   with  the  sale  by  (the   "Seller")  to  (the
"Purchaser")  of $ Initial  Certificate  Principal  Balance  of  Mortgage-Backed
Pass-Through Certificates, Series 2002-SL1, Class [R-__][B-__] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                  Very truly yours,


                                  (Seller)



                                  By:
                                     -------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:
                                        ----------------------------------

                                          EXHIBIT K

                          TEXT OF AMENDMENT TO POOLING AND SERVICING
                         AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                       LIMITED GUARANTY


                                   ARTICLE XII

                    Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount

Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L

                            FORM OF LIMITED GUARANTY

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                    Mortgage-Backed Pass-Through Certificates
                                 Series 2002-SL1


                                               __________ , 200__


JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001

Attention:  Residential Asset Mortgage Products, Inc., Series 2002-SL1

Ladies and Gentlemen:

               WHEREAS,  Residential Funding Corporation, a Delaware corporation
("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of June 1, 2002 (the "Servicing Agreement"), among Residential Asset Mortgage Products, Inc. (the "Company"), Residential Funding and JPMorgan Chase Bank (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage-Backed Pass-Through Certificates, Series 2002-SL1 (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

               1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

               2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

               3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

     4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

     5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

     6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

     7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

     8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                            GENERAL MOTORS ACCEPTANCE
                                   CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                   ----------------------------


Acknowledged by:

JPMORGAN CHASE BANK,
  as Trustee


By:
   -----------------------------------------
Name:
     -----------------------------
Title:
      --------------------------------------


RESIDENTIAL FUNDING CORPORATION


By:
   -----------------------------------------
Name:
     -----------------------------
Title:
      --------------------------------------

                                    EXHIBIT M

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                   __________________, 20____

Residential Asset Mortgage
 Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001

Attention:  Residential Asset Mortgage Products, Inc., Series 2002-SL1

               Re: Mortgage-Backed Pass-Through Certificates, Series 2002-SL1 Assignment of Mortgage Loan


Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender")
of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

          (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

         (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

     (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                Very truly yours,



                                    (Lender)

                                            By:
                                               --------------------------------
                                            Name:
                                                 -----------------------
                                            Title:
                                                  -----------------------------

                                          EXHIBIT N

                   FORM OF RULE 144A INVESTMENT REPRESENTATION


                    Description of Rule 144A Securities, including numbers:
                        ===============================================
                        ===============================================


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of June 1, 2002 among Residential Funding Corporation as Master Servicer, Residential Asset Mortgage Products, Inc. as depositor pursuant to Section 5.02 of the Agreement and JPMorgan Chase Bank, as trustee, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

        [      3.     [For Class B Certificates only:] The Buyer

                      a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                      b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

                      c. has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under

        ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                        Print Name of Buyer

By:                                                By:
   -----------------------------------                -------------------------
    Name:                                          Name:
    Title:                                         Title:

Taxpayer Identification:                    Taxpayer Identification:

No.                                                No.
   -----------------------------------                -------------------------

Date:                                              Date:
     ---------------------------------                  -----------------------

                              ANNEX 1 TO EXHIBIT N


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

       The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

           1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

           2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

    ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

    ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
           (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

    ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

    ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

    ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

    ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

    ___    Trust  Fund.  The Buyer is a trust  fund  whose  trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

           3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

           4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

           5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___       ___              Will the Buyer be purchasing the Rule 144A
  Yes       No        Securities only for the Buyer's own account?

           6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

           7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                    Print Name of Buyer

                                    By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                    Date:
                                         ------------------------------------

                              ANNEX 2 TO EXHIBIT N


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

     ____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                            Print Name of Buyer


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                            IF AN ADVISER:


                                            Print Name of Buyer


                                            Date:
                                                 -----------------------------

                                          EXHIBIT O

                                       HIGH COST LOANS

                                    EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS
                            (Available Upon Request)



2002-SL1 DISCOUNT FRACTIONS

Loan Number   Current Balance    Net Mortgage Discount FraPOiBalance


1522291              $332,309.95     6.3450%      0.09357    $31,094.72
1513618              $192,912.16     6.5950%      0.05786    $11,161.35
1508199              $220,422.09     6.7200%      0.04000     $8,816.88
1513620              $305,733.10     6.7200%      0.04000    $12,229.32
1508173              $320,284.54     6.7700%      0.03286    $10,523.63
1508172              $576,583.61     6.7700%      0.03286    $18,944.89
1517135              $292,974.86     6.9700%      0.00429     $1,255.61
1514149              $313,516.36     6.9700%      0.00429     $1,343.64
1513814              $235,012.37     6.9700%      0.00429     $1,007.20

                                          EXHIBIT Q

                                 FORM OF REQUEST FOR EXCHANGE

                                                   [Date]

JPMorgan Chase Bank
450 West 33rd Street - 14th Floor
New York, New York 10001

               Re:    Residential Asset Mortgage Products, Inc.
                      Mortgage-Backed Pass-Through Certificates, Series 2002-SL1

        [________________________], as the Holder of a ____% Percentage Interest of the [Class/Subclass] of Class A-I-IO Certificates, hereby requests the Trustee to exchange the above- referenced Certificates for the Subclasses referred to below:

        1. Class A-I-IO Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The Initial Subclass Notional Amount and the initial Pass-Through Rate on the Class A-I-IO Certificates will be $___________ and _____%, respectively.

        [2.    Repeat as appropriate.]

        The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-I-IO Certificates surrendered for exchange.

        The capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of June 1, 2002, among Residential Asset Mortgage Products, Inc., Residential Funding Corporation and JPMorgan Chase Bank, as trustee.

                                     [---------------------------------]


                                     By:
                                        --------------------------------
                                     Name:
                                     Title: